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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934 (Amendment No.          )

Check the appropriate box:
☐	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☒	Definitive Information Statement

Neff Corporation

(Name of Registrant As Specified In Its Charter)

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	(1)	Title of each class of securities to which transaction applies:
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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NEFF CORPORATION
3750 N.W. 87th Avenue, Suite 400
Miami, Florida 33178

NOTICE OF ACTIONS TAKEN BY WRITTEN CONSENT AND APPRAISAL RIGHTS AND INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

August 7, 2017

To our Stockholders:

        This notice of actions taken by written consent and appraisal rights and information statement is being furnished to the stockholders of Neff Corporation, a Delaware corporation (the "Company"), in connection with the Agreement and Plan of Merger, dated as of July 14, 2017 (the "Merger Agreement") (a copy of which is attached as Annex A to the accompanying information statement), by and among the Company, H&E Equipment Services, Inc., a Delaware corporation ("Parent"), and Yellow Iron Merger Co., a Delaware corporation and a direct and wholly owned subsidiary of Parent ("Merger Sub"). Pursuant to the Merger Agreement and subject to the terms and conditions set forth therein, Merger Sub will merge with and into the Company (the "Merger"), with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. Upon consummation of the Merger, each share of Class A common stock, par value $0.01 per share, of the Company ("Class A Common Stock") issued and outstanding immediately prior to the effective time of the Merger (the "Effective Time"), after giving effect to the Exchanges (as defined below), shall be cancelled and automatically converted into the right to receive $21.07 in cash, without interest, less any deduction for withholding taxes required by applicable law, and less the Adjustment Amount (as defined and subject to the exceptions below), if any, which shall not be more than $0.44 (the "Merger Consideration"). The Merger Consideration will not be paid in respect of (i) those shares of Class A Common Stock held by the Company in treasury, (ii) those shares of Class A Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Class A Common Stock with respect to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the General Corporation Law of the State of Delaware (the "DGCL").

        Immediately prior to the Effective Time and for no additional consideration in the Merger or otherwise, or other payments to them, Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P. (collectively, the "Key Holders") (two entities controlled by Wayzata Investment Partners LLC which together beneficially own 14,951,625 shares of Class B Common Stock, representing approximately 62.7% of the Common Stock, and 14,951,625 LLC Units (as defined below) of Neff Holdings (as defined below)) and the holders (the "LLC Optionholders") of options ("LLC Options") to purchase LLC Units granted by Neff Holdings, have separately and independently agreed with Neff Holdings, the Company and Parent, pursuant to that certain Exchange and Termination Agreement, dated as of July 14, 2017, by and among Parent, the Key Holders, the Company and Neff Holdings LLC, a Delaware limited liability company and a direct and wholly owned subsidiary of the Company ("Neff Holdings"), (the "Key Holder Exchange and Termination Agreement") and that certain Exchange and Termination Agreement, dated as of July 14, 2017, by and among Parent, the Company, Neff Holdings, the LLC Optionholders and Mark Irion (the "Management Representative") (the "LLC Optionholder Exchange and Termination Agreement, and together with the Key Holder Exchange and Termination Agreement, the "Exchange and Termination Agreements"), (i) in the case of the LLC Optionholders, to exercise the LLC Options on a cashless basis for LLC Units (after accounting for withholding taxes and the applicable exercise price) (the "LLC Option Exercise"), (ii) to exchange (collectively, the "Exchanges") 100% of their common units (the "LLC Units") of Neff Holdings (including those LLC Units resulting from the LLC Option Exercise) for shares of Class A Common Stock, (iii) to terminate the Tax Receivable Agreement (as defined herein) and (iv) to terminate the Registration Rights Agreement (as defined herein). Simultaneous with the Exchanges, all of the shares of Class B common stock, par value $0.01 per share, of the Company ("Class B Common Stock" and, together with Class A Common Stock, the "Common Stock") held by the Key Holders, representing all of the outstanding shares of Class B Common Stock, will be cancelled by the Company pursuant to the amended and restated certificate of incorporation of the Company.

        After careful consideration, the board of directors of the Company (the "Board"), acting upon a unanimous recommendation of a special committee comprised solely of disinterested directors, by a unanimous vote (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Merger, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company.

        The adoption of the Merger Agreement by the stockholders of the Company required the affirmative vote or written consent of stockholders holding in the aggregate a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class. On July 14, 2017 concurrently with the execution of the Merger Agreement, the Key Holders delivered a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the "Stockholder Consent"). As a result of the delivery of the Stockholder Consent, no further action by any stockholder of the Company is required under applicable law or the Merger Agreement (or otherwise) to adopt the Merger Agreement or approve the Merger, and the Company will not be soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders meeting for purposes of voting on the adoption of the Merger Agreement.

        This notice and the accompanying information statement shall constitute notice from the Company to the holders of record as of July 14, 2017 of the action taken by the Stockholder Consent required by Section 228(e) of the DGCL.

        Under Section 262 of the DGCL, if the Merger is completed, subject to compliance by with the requirements of Section 262 of the DGCL, holders of shares of Common Stock, other than the Key Holders who have consented to the adoption of the Merger Agreement and waived their rights to appraisal under that certain support agreement, dated as of July 14, 2017, by and among the Key Holders and Parent (the "Support Agreement"), will have the right to seek an appraisal for, and be paid the "fair value" (together with interest, if any) of, their shares of Common Stock (as determined by the Court of Chancery of the State of Delaware) instead of receiving the Merger Consideration. To exercise your appraisal rights, you must submit a written demand for an appraisal no later than twenty days after the mailing of the accompanying information statement, which deadline is August 27, 2017, and comply precisely with other procedures set forth in Section 262 of the DGCL, which are summarized in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex F. This notice and the accompanying information statement shall constitute notice from the Company to the holders of record as of August 4, 2017, the record date for determining the stockholders entitled to such notice, of the approval of the Merger and the availability of appraisal rights under Section 262(d)(2) of the DGCL.

        We urge you to read the entire information statement carefully. Please do not send in your shares of Common Stock at this time. If the Merger is completed, you will receive instructions regarding the surrender of your shares of Common Stock and payment for your shares of Common Stock

BY ORDER OF THE BOARD OF DIRECTORS,
Graham Hood Chief Executive Officer

        Neither the U.S. Securities and Exchange Commission ("SEC") nor any state securities regulatory agency has approved or disapproved the Merger, passed upon the fairness of the Merger or passed upon the adequacy or accuracy of the disclosures in this notice or the accompanying information statement. Any representation to the contrary is a criminal offense.

        The accompanying information statement is dated August 7, 2017 and is first being mailed to stockholders on or about August 7, 2017.

SUMMARY

        This summary highlights selected information from this information statement and may not contain all of the information that is important to you. To understand fully the merger (the "Merger") contemplated by the Agreement and Plan of Merger, dated as of July 14, 2017 (the "Merger Agreement"), by and among H&E Equipment Services, Inc., a Delaware corporation ("Parent"), Yellow Iron Merger Co., a direct and wholly owned subsidiary of Parent ("Merger Sub"), and Neff Corporation, a Delaware corporation (the "Company", "we," "us," and "our"), and for a more complete description of the legal terms of the Merger, you should carefully read this entire information statement, the annexes attached to this information statement and the documents referred to or incorporated by reference in this information statement. We have included page references in parentheses to direct you to the appropriate place in this information statement for a more complete description of the topics presented in this summary. All references in this information statement to terms defined in the notice to which this information statement is attached have the meanings provided in that notice. All references to defined terms not defined herein or in the notice to which this information statement is attached shall have the meanings ascribed to them in the Merger Agreement attached as Annex A to this information statement. The Company, following the consummation of the Merger, is sometimes referred to in this information statement as the "surviving corporation."

The Parties to the Merger Agreement (see page 22)

        Neff Corporation.    We are a leading regional equipment rental company in the United States, focused on the fast-growing Sunbelt states. We offer a broad array of equipment rental solutions for our diverse customer base, including infrastructure, non-residential construction, oil and gas and residential construction customers. Our broad fleet of equipment includes earthmoving, material handling, aerial and other rental equipment, which we package together to meet the specific needs of our customers. As of March 31, 2017, we operated 69 branches organized into operating clusters in five regions in the United States: Florida, Atlantic, Central, Southeastern and Western. We are strategically located in areas that we believe feature high levels of population growth as well as high levels of construction activity over the near term. We believe that our clustering approach enables us to establish a strong local presence in targeted areas and meet the needs of our customers that have multiple projects within a specific region. As of March 31, 2017, our rental fleet consisted of approximately 15,209 major units of equipment with an aggregate original equipment cost ("OEC") of approximately $857.0 million and an average age of approximately 48 months. Our earthmoving fleet represented approximately 54% of OEC and had an average age of approximately 43 months as of March 31, 2017. We believe that our focus on earthmoving equipment positions us to take advantage of future growth opportunities in our key end-segments.

        The Company's shares of Class A Common Stock are listed with, and trade on, the New York Stock Exchange (the "NYSE") under the symbol "NEFF."

        The Company's principal executive offices are located at 3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33178; its telephone number is (305) 513-3350; and its Internet website address is www.neffrental.com. The information provided on or accessible through the Company's website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

        Additional information about the Company is included in documents incorporated by reference into this information statement. See "Where You Can Find More Information" on page 98.

        H&E Equipment Services, Inc.    Parent is a leading integrated equipment services company in the United States. As of April 20, 2017, Parent had 78 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions of the United States. Parent is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, on-site parts, repair and maintenance functions under one roof, Parent is a one-stop provider for its customers' varied equipment needs. This full service approach provides Parent with multiple points of customer contact, enabling it to maintain a high-quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

        Parent's shares of common stock, par value $0.01 per share ("Parent Common Stock"), are listed with, and trade on, the Nasdaq Global Select Market ("Nasdaq") under the symbol "HEES."

        Parent's principal executive offices are located at 7500 Pecue Lane, Baton Rouge, Louisiana 70809; its telephone number is (225) 298-5200; and its Internet website address is www.he-equipment.com. The information provided on or accessible through Parent's website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

        Yellow Iron Merger Co.    Merger Sub, a direct and wholly owned subsidiary of Parent, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

        The principal executive offices of Merger Sub are located at 7500 Pecue Lane, Baton Rouge, Louisiana 70809; its telephone number is (225) 298-5200.

The Merger (see page 24)

        On July 14, 2017, the Company entered into the Merger Agreement with Parent and Merger Sub. Upon the terms and subject to the conditions provided in the Merger Agreement, and in accordance with Delaware law, at the Effective Time, Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation. As a result, the Company will become a wholly owned subsidiary of Parent following the Effective Time. A copy of the Merger Agreement is attached as Annex A to this information statement. We encourage you to read the entire Merger Agreement carefully because it is the principal document governing the Merger.

Structure of the Merger (see page 24)

        If the Merger is completed, at the Effective Time, Merger Sub will be merged with and into the Company. The Company, as the surviving corporation, will survive the Merger as a wholly owned subsidiary of Parent.

Exchange and Termination Agreements (see page 84)

        Immediately prior to the Effective Time and for no additional consideration in the Merger or otherwise, or other payments, the Key Holders (two entities controlled by Wayzata Investment Partners LLC ("Wayzata") that together beneficially own 14,951,625 shares of Class B Common Stock, representing approximately 62.7% of the Common Stock, and 14,951,625 LLC Units of Neff Holdings) and LLC Optionholders have separately and independently agreed with Neff Holdings, the Company and Parent, pursuant to the applicable Exchange and Termination Agreement, to (i) in the case of the LLC Optionholders, exercise the LLC Options on a cashless basis for LLC Units (after accounting for withholding taxes and the applicable exercise price) (the "LLC Option Exercise"), (ii) participate in the applicable Exchange, pursuant to which all of their LLC Units of Neff Holdings (including those LLC Units resulting from the LLC Option Exercise) will be exchanged for shares of Class A Common Stock (on a one-for-one basis), with the associated shares of Class B Common Stock to be cancelled in connection therewith, (iii) terminate that certain tax receivable agreement, dated as of

November 26, 2014 (and as amended), by and among the Company, the Key Holders, the LLC Optionholders, the Management Representative and other members of Neff Holdings from time to time party thereto (the "Tax Receivable Agreement"), pursuant to which the Company is obligated to make payments to certain parties thereto based on the reduction of the Company's liability for U.S. federal, state and local income and franchise taxes arising from adjustments to Neff Holdings' basis in its assets and imputed interest, and irrevocably cancel, extinguish and waive all liabilities of the Company and its subsidiaries thereunder and (iv) terminate that certain Registration Rights Agreement, dated as of November 26, 2014 (and as amended), pursuant to which the parties thereto are entitled to certain rights with respect to the registration of shares of Class A Common Stock issuable in an exchange or redemption of LLC Units held by such parties (the "Registration Rights Agreement"). Accordingly, the Key Holders and the current holders of LLC Options will, at the Effective Time of the Merger, hold Class A Common Stock and will receive the same per share consideration in the Merger as all other holders of Class A Common Stock. Simultaneous with the Exchanges, all of the outstanding shares of Class B Common Stock will be cancelled by the Company pursuant to the amended and restated certificate of incorporation of the Company.

        A copy of the Exchange and Termination Agreements are attached as Annex C and Annex D, respectively, to this information statement.

Merger Consideration (see page 60)

        Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive $21.07 in cash, without interest, less any deduction for withholding taxes required by applicable law, minus the Adjustment Amount described below, if any (the "Merger Consideration"), for each share of Class A Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Class A Common Stock held by the Company in treasury, (ii) those shares of Class A Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Class A Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

        The "Adjustment Amount" means an amount equal to the quotient of (i) certain specified increased financing costs (described below) to the extent actually incurred by Parent, if the closing of the Merger does not occur prior to January 15, 2018, and (ii) the fully diluted number of shares of Class A Common Stock issued and outstanding on the closing date of the Merger (including vested and unvested Company Equity Awards (as defined below) and after giving effect to the Exchanges). The Merger Agreement provides that in no event will the Adjustment Amount exceed $0.44. As a result, in no event will the Merger Consideration be less than $20.63.

        The aggregate Adjustment Amount comprises the following items:

  •
  an amount calculated at a rate per annum of 0.25% times $1.25 billion for each day of the period beginning on January 15, 2018 through the closing date (such amount not to exceed $800,000 in the aggregate), which represents additional interest charges on Parent's ABL Facility (as defined below);

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  with respect to any notes issued pursuant to Parent's Proposed Notes Offering (as defined below) into escrow by Parent prior to the closing date, all accrued interest payable by Parent with respect to the notes for the period beginning on January 15, 2018 through the closing date (such amount not to exceed $9.0 million in the aggregate); and

  •
  if Parent's Bridge Facility (as defined below) is drawn under circumstances where some or all of the additional flex of up to 0.5% per annum is charged solely by reason of the Bridge Facility being drawn on or after January 15, 2018, an amount equal to one year of interest on up to

    $250 million of the amount actually drawn under the Bridge Facility, at a rate equal to the amount of additional flex actually charged (such amount not to exceed $1,250,000 in the aggregate).

        The Adjustment Amount will only apply if the Merger closes after January 14, 2018 and only if and to the extent such costs are actually incurred by Parent.

        For more information regarding the Merger Consideration and the effect of the Adjustment Amount see "Merger Consideration" beginning on page 60 of this information statement.

Treatment of Company Equity Awards (see page 61)

Company Stock Options

        At the Effective Time of the Merger:

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  each option to purchase shares of Class A Common Stock granted by the Company (each, a "Company Stock Option"), whether vested or unvested, that is outstanding and unexercised as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Stock Options becoming entitled to receive:

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  in the case of each unvested Company Stock Option, an option (each, a "Substitute Stock Option") (a) to purchase a number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the quotient of (A) the Merger Consideration, divided by (B) the volume-weighted average closing price of one share of Parent Common Stock for the five (5) trading day period immediately preceding the closing date (the "Exchange Ratio") and (b) with each such Substitute Stock Option having a per share exercise price for the Parent Common Stock issuable upon exercise of such Substitute Stock Option equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio (with each Substitute Stock Option otherwise generally having, and being subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time; and

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  in the case of each vested Company Stock Option, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Class A Common Stock for purposes of the Merger Agreement.

Company Restricted Stock Unit Awards

        At the Effective Time of the Merger:

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  each restricted stock unit award in respect of shares of Class A Common Stock granted by the Company (each, a "Company Restricted Stock Unit Award" and, together with the Company Stock Options, the "Company Equity Awards"), whether vested or unvested, that is outstanding as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent, with the holder of such Restricted Stock Unit Award becoming entitled to receive:

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  in the case of each unvested Company Restricted Stock Unit Award, time-vesting restricted stock units (each, a "Substitute RSU Award") relating to the number of Parent Common Stock equal to the product of (a) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Awards that were unvested as of immediately prior to the Effective Time and (b) the Exchange Ratio (with each Substitute RSU Award generally being subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted immediately prior to the Effective Time, provided that any performance vesting condition will be waived); and

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  in the case of each vested Company Restricted Stock Unit Award, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

Amendment of Neff Corporation 2014 Incentive Award Plan

        On July 14, 2017, the Board approved and adopted an amendment to the Neff Corporation 2014 Incentive Award Plan (the "2014 Plan Amendment") providing additional protections in the event of termination "without cause" or resignation for "good reason" as defined in the 2014 Plan Amendment after the consummation of the Merger. The 2014 Plan Amendment will become effective immediately prior to the consummation of the Merger. More information regarding the 2014 Plan Amendment can be found in "The Merger—Interests of Certain of the Company's Directors and Named Executive Officers in the Merger—Treatment of Equity Awards" beginning on page 53.

Tax Deductions and Withholdings of Company Equity Awards

        Parent and the surviving corporation and their respective subsidiaries will be entitled to deduct and withhold from the amounts otherwise payable to the holders of the Company Equity Awards such amounts that Parent, the surviving corporation or their respective subsidiaries are required to withhold from such holders pursuant to applicable tax laws and remit such withheld and deducted amounts to the applicable government entity on behalf of the applicable holders of the Company Equity Awards. For all purposes of the Merger Agreement, such withheld and deducted amounts remitted to any applicable government entity as required by applicable tax laws will be treated as having been paid to the applicable holders of the Company Equity Awards.

Reasons for the Merger; Recommendation of the Company Board of Directors (see page 38)

        After careful consideration, the Board, acting upon a unanimous recommendation of a special committee comprised solely of disinterested directors, by a unanimous vote (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger

Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Merger, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company. Certain factors considered by the Board in reaching its decision to approve the Merger Agreement can be found in "The Merger—The Company's Reasons for the Merger" beginning on page 38.

Required Stockholder Approval for the Merger

        The adoption of the Merger Agreement by our stockholders required the affirmative vote or written consent of stockholders of the Company holding in the aggregate at least a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class. On July 14, 2017, concurrently with the execution of the Merger Agreement, the Key Holders delivered a written consent adopting and approving in all respects the Merger Agreement and the transactions contemplated thereby, including the Merger (the "Stockholder Consent"). No further action by any other Company stockholder is required under applicable law or the Merger Agreement (or otherwise) in connection with the adoption of the Merger Agreement or approval of the Merger. As a result of the delivery of the Stockholder Consent, the Company is not soliciting your vote for the adoption of the Merger Agreement and will not call a stockholders' meeting for purposes of voting on the adoption of the Merger Agreement. No action by the stockholders of Parent is required to complete the Merger.

        When actions are taken by written consent of less than all of the stockholders entitled to vote on a matter, Delaware law requires notice of the action to those stockholders of record who did not consent in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for notice of such meeting had been the date that sufficient written consents were delivered to the corporation. This information statement constitutes notice to you of action by written consent as required by Delaware law.

Opinion of the Special Committee's Financial Advisor (see page 41)

        In connection with the Merger Agreement and the Merger, Deutsche Bank Securities Inc. ("Deutsche Bank") on July 13, 2017 rendered its oral opinion to the Special Committee, subsequently confirmed in a written opinion dated July 13, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Deutsche Bank in preparing its opinion, the merger consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 in cash per share to be received by the holders of shares of Class A Common Stock, other than Parent, Wayzata and their affiliates and executive officers of the Company, was fair, from a financial point of view, to such holders.

        The full text of Deutsche Bank's written opinion, dated July 13, 2017, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations on the scope of the review undertaken by Deutsche Bank in connection with the opinion, is included in this information statement as Annex E and is incorporated herein by reference. The summary of Deutsche Bank's opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was addressed to, and for the use and benefit of, the Special Committee in connection with the approval of the Merger Agreement and after receiving the recommendation of such approval from the Special Committee, the full Board. For more information regarding the opinion of the Special Committee's financial advisor, see "Opinion of the Special Committee's Financial Advisor" beginning on page 41 of this information statement. Deutsche Bank's opinion is not a recommendation as to how any holders of Class A Common Stock should have voted with respect to the Merger.

Interests of Certain of the Company's Directors and Named Executive Officers in the Merger (see page 52)

        You should be aware that certain of our directors and named executive officers may have interests in the Merger that are different from, or in addition to, those of our stockholders generally. These interests may create potential conflicts of interest. The Special Committee and Board were aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and to recommend that the Company's stockholders approve and adopt the Merger Agreement and the transactions contemplated thereby, including the Merger.

        For a full disclosure of the interests of the Company's directors and named executive officers, including a description of their employment agreements or letter and the amount of severance payment and benefits that such executive officers may be entitled to receive, see "The Merger—Interests of Certain of the Company's Directors and Named Executive Officers in the Merger" beginning on page 52.

Material U.S. Federal Income Tax Consequences of the Merger (see page 85)

        The exchange of shares of Class A Common Stock for cash in the Merger generally will be a taxable transaction to U.S. holders (as defined herein) for United States federal income tax purposes. In general, a U.S. holder whose shares of Class A Common Stock are converted to cash in the Merger will recognize gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares, and a non-U.S. holder (as defined herein) whose shares of Class A Common Stock are so converted generally will not be subject to U.S. federal income tax on any such gain or loss (except in certain circumstances, as described more fully herein).

        You should read "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed discussion of the United States federal income tax consequences of the Merger. Tax matters can be complicated and the tax consequences of the Merger to you will depend on your particular tax situation.

        You should consult your tax advisor about the U.S. federal, state, local and foreign tax consequences of the Merger to you.

Regulatory Waiting Periods and Approvals Required for the Merger (see page 58)

        Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. The Company and Parent each intend to file a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and request early termination of the waiting period.

Expected Timing of the Merger

        We expect to complete the Merger by the late third quarter or early fourth quarter of 2017. However, the Merger is subject to customary conditions and it is possible that factors outside the control of the parties could result in the Merger being completed at a later time, or not at all.

Conditions to Consummation of the Merger (page 72)

        The following conditions must be satisfied or, where permitted by applicable law, waived by Parent and the Company before the Merger may be consummated:

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  the Company stockholder adoption of the Merger Agreement having been obtained (which occurred when the Key Holders delivered the Stockholder Consent on July 14, 2017 (as described in the section entitled "The Merger Agreement—Support Agreement and Stockholder Action by Written Consent")) and this information statement having been mailed to the Company's stockholders at least 20 days prior to the closing date;

  •
  no law, injunction, order, judgment, decree, assessment, decision, ruling or regulatory restriction, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement shall have been enacted, issued, promulgated, enforced or entered by any governmental entity having jurisdiction over any parties to the Merger Agreement; and

  •
  any waiting period (or extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        The obligation of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, where permitted by applicable law, waiver by Parent and Merger Sub of the following conditions:

  •
  the accuracy of the representations and warranties of the Company, in each case, subject to certain materiality qualifiers and 'bring-down' standards (as described under "The Merger Agreement—Conditions to the Merger" beginning on page 72 of this information statement);

  •
  the Company having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by us under the Merger Agreement;

  •
  since July 14, 2017, there not having occurred an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Company Material Adverse Effect (see "The Merger Agreement—Company Material Adverse Effect Definition" beginning on page 66 for a description of the definition of Company Material Adverse Effect);

  •
  Parent having received a certificate signed by our chief executive officer or chief financial officer, certifying satisfaction of certain of the above conditions; and

  •
  the Exchanges must have been consummated pursuant to the terms and conditions of the Exchange and Termination Agreements.

        The Company's obligation to effect the Merger is further subject to the satisfaction or, where permitted by applicable law, waiver by the Company of the following conditions:

  •
  the accuracy of the representations and warranties of Parent and Merger Sub under the Merger Agreement, in each case, subject to certain materiality qualifiers and 'bring-down' standards (as described under "The Merger Agreement—Conditions to the Merger" beginning on page 72 of this information statement);

  •
  Parent and Merger Sub having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the Merger Agreement; and

  •
  the Company having received a certificate signed by the chief executive officer or chief financial officer of Parent certifying satisfaction of each of the above conditions.

Solicitation of Acquisition Proposals (see page 74)

Go-Shop Period

        During the period beginning on July 14, 2017, the day the Merger Agreement was executed, until 11:59 p.m. (New York City time) on August 20, 2017 (the "Go-Shop Period"), the Company (acting under the direction of the Special Committee), its subsidiaries, their affiliates and their respective representatives have the right to, directly or indirectly:

  •
  initiate, solicit, facilitate and encourage Acquisition Proposals (see page 76 of this information statement for the definition of "Acquisition Proposals") (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), including by providing access to non-public information pursuant to acceptable confidentiality agreements with each recipient of such non-public information (provided that, to the extent that any such non-public information had not previously been made available to Parent, the Company must promptly, and in any event within one business day, make available such non-public information to Parent);

  •
  enter into, engage in, and maintain discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and

  •
  amend or grant a waiver or release under a standstill or similar agreement with respect to any equity interests of the Company or any of its subsidiaries solely to the extent necessary to permit the counterparty to such standstill or similar agreement to make a non-public Acquisition Proposal to the Board or the Special Committee during the Go-Shop Period.

No-Shop Period

        Beginning at 12:00 a.m. (New York City time) on August 21, 2017 (the "No-Shop Period Start Date") (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date (each as defined on page 75 of this information statement)), the Company, its subsidiaries and their respective representatives must:

  •
  immediately cease and terminate any solicitation, cease and terminate any solicitation, encouragement, discussions or negotiations with any persons with respect to an Acquisition Proposal or a potential Acquisition Proposal (including any of the activities permitted during the Go-Shop Period described above);

  •
  terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Parent, its affiliates and their respective representatives and not any third person); and

  •
  request that any such person and its representatives promptly return or destroy all confidential information concerning Company and its subsidiaries furnished by or on behalf of Company or any of its subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such person that contain, reflect or analyze such information, in each case, in accordance with the applicable confidentiality agreement between Company or any of its affiliates, on one hand, and such person, on the other hand.

        Furthermore, from the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date until the Effective Time or, if earlier, the termination of the

Merger Agreement, the Company, its subsidiaries and their respective representatives must not, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

  •
  conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal;

  •
  approve, endorse or recommend any Acquisition Proposal; or

  •
  enter into any agreement with respect to an Acquisition Proposal (including an acceptable confidentiality agreement).

Superior Proposals

        Prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date), so long as the Company has complied with the Merger Agreement in all material respects, the Board or the Special Committee may terminate the Merger Agreement in order to enter into an acquisition agreement with respect to a Superior Proposal, in each case, if, prior to taking such action or actions:

  •
  the Board or a duly authorized committee thereof (including the Special Committee) concludes in good faith, after consultation with its financial advisor and outside legal counsel that failure to take such action would be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable law;

  •
  the Board or a duly authorized committee thereof (including the Special Committee) concludes in good faith, after consultation with its financial advisor and outside legal counsel, that, if applicable, such Acquisition Proposal constitutes a Superior Proposal; and

  •
  the Board and the Special Committee complies with certain notice procedures that are more fully described in "The Merger Agreement—Solicitation of Acquisition Proposals—Superior Proposals" on page 75 and negotiates with Parent in good faith to make such adjustments in the terms and conditions in the Merger Agreement and the Proposed Financing as would permit the Board or the Special Committee not to determine that the alternative proposal is a Superior Proposal.

Termination of the Merger Agreement (see page 77)

        The Merger Agreement may be terminated at any time prior to the Effective Time:

  •
  by mutual written consent of Parent and the Company;

  •
  by either Parent or the Company if:

  •
  a law, injunction, order, judgment, decree, assessment, decision, ruling or regulatory restriction has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction shall have become final, binding and non-appealable; provided that this termination right shall not be available to a party if the issuance of such final, binding and non-appealable law, injunction, order, judgment, decree, assessment, decision, ruling or regulatory restriction was primarily due to the failure of such party to perform any of its agreements, covenants or obligations under the Merger

      Agreement or the breach of any representation or warranty of such party set forth in the Merger Agreement;

    •
    if the Merger is not consummated on or before January 14, 2018 (the "Outside Date") (subject to Parent's and Company's respective rights to extend the Outside Date to April 10, 2018 if all of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature can only be satisfied at the Closing, but are capable of being satisfied at such time, and the condition regarding the mailing of this information statement being deemed satisfied upon mailing and not the elapsing of the subsequent twenty (20) day period) other than the expiration or termination of the waiting period under the HSR Act, are satisfied on, or have been waived prior to, January 13, 2018); provided that such right to terminate the Merger Agreement will not be available to any party who has breached its obligations under the Merger Agreement in any manner that will have proximately caused the failure to consummate the Merger on or before the Outside Date; or

    •
    if the other party shall have breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition regarding the accuracy of either party's representations and warranties or performance of either party's obligations under the Merger Agreement if occurring or continuing on the closing date and (ii) cannot be cured by the earlier of the Outside Date or thirty (30) days following written notice by the party seeking to terminate the Merger Agreement to the breaching party so long as the terminating party (or Merger Sub, in the case of a termination by Parent) is not then in material breach of any representation, warranty, agreement, covenant or other obligation contained in the Merger Agreement that would give rise to or constitute, if occurring or continuing on the closing date, the failure of any closing condition described in clause (i) above;

  •
  by Parent in the event that any of the following occurs:

  •
  the Board has effected a Company Adverse Recommendation Change;

  •
  the Company enters into any agreement relating to an Acquisition Proposal (other than an acceptable confidentiality agreement); or

  •
  the Company, the Board or the Special Committee publicly announces its intention to do any of the foregoing;

  •
  by the Company:

  •
  prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date) to concurrently enter into a definitive agreement with respect to a Superior Proposal in compliance with the terms of the Merger Agreement and provided that the Company pays Parent the Termination Fee described below prior to or concurrently with such termination (see "The Merger Agreement—Solicitation of Acquisition Proposals" beginning on page 74 of this information statement); or

  •
  if all of the conditions to closing, other than those satisfied at closing, have been satisfied, Parent and Merger Sub have failed to consummate the closing on the date the closing should have occurred, the Company has delivered written notice of such failure to Parent, and Parent fails to consummate the closing within three (3) business days of receipt of such notice.

Termination Fees (see page 78)

        Upon termination of the Merger Agreement by the Company to enter into a definitive agreement with respect to a Superior Proposal prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date), the Company will be required to pay to Parent a termination fee in the amount of $13,165,000, and upon termination of the Merger Agreement under certain other specified circumstances, the Company will be required to pay to Parent a termination fee in the amount of $18,430,000. See "The Merger Agreement—Termination Fees" beginning on page 78 for a discussion of the circumstances under which such a termination fee will be required to be paid by the Company to Parent.

Financing (see page 48)

        In connection with its entry into the Merger Agreement, on July 14, 2017, Parent entered into a Commitment Letter (the "Commitment Letter") with Wells Fargo Bank, National Association ("Wells Fargo Bank"), WF Investment Holdings, LLC ("WFIH") and Wells Fargo Securities, LLC ("Wells Fargo Securities" and, together with Wells Fargo Bank and WFIH, "Wells Fargo"), pursuant to which Wells Fargo has committed to provide 100% of the ABL Facility and 100% of the principal amount of a senior unsecured bridge facility (the "Bridge Facility," and together with the ABL Facility, the "Committed Financing") in an amount up to $825 million. The Commitment Letter contemplates that Parent will undertake the Proposed Notes Offering (as defined below) and the Proposed Equity Offering (as defined below), and the commitment under the Bridge Facility will be reduced, on a dollar-for-dollar basis, by the amount of aggregate proceeds, if any, from the Proposed Notes Offering and Proposed Equity Offering. Funding of the financing under the Commitment Letter is contingent on the satisfaction or waiver of certain conditions set forth therein, and the Proposed Equity Offering and Proposed Notes Offering are each subject to market and other conditions but consummation of all or any portion of the Proposed Notes Offering or the Proposed Equity Offering is not a condition to availability of the financing contemplated by the Commitment Letter.

        Parent also intends to use a portion of the proceeds of the Proposed Financing to refinance certain existing indebtedness of the Company and Parent, including existing senior secured credit facilities. Subject to market conditions, Parent may also seek to refinance its existing 7% senior unsecured notes due 2022 in the aggregate principal amount of $630 million.

        For purposes of the discussion of the Commitment Letter:

  •
  "ABL Facility" refers to a new $1.25 billion secured asset-based revolving credit facility;

  •
  "Proposed Notes Offering" refers to the issuance and sale of up to $575 million (which may be increased to up to $825 million, if the Proposed Equity Offering is not consummated in full or at all) of senior unsecured notes of Parent in a private placement;

  •
  "Proposed Equity Offering" refers to the issuance and sale of up to $250 million of Parent Common Stock; and

  •
  "Proposed Financing" refers, collectively, to the ABL Facility, the Proposed Equity offering and the Proposed Notes Offering.

        The obligation of Wells Fargo to provide the Committed Financing on the terms outlined in the Debt Commitment Letter is subject to the satisfaction (or waiver) of the following conditions, among others:

  •
  The negotiation, execution and delivery of definitive documentation with respect to the Committed Financing;

  •
  Wells Fargo's completion and receipt of standard closing deliverables;

  •
  The refinancing of the Company's existing indebtedness (subject to certain exceptions) shall have been consummated substantially simultaneously with the receipt of the proceeds of the Committed Financing;

  •
  since July 14, 2017, there not having occurred an Acquired Company Material Adverse Effect (as defined therein) with respect to the Company or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have an Acquired Company Material Adverse Effect; and

  •
  Wells Fargo shall have had the opportunity to attempt to place the Proposed Notes Offering for twenty (20) consecutive business days (subject to customary blackout dates) after receipt of a customary offering memorandum for the Proposed Notes Offering.

        As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made for the purpose of consummating the Merger in the event the Proposed Financing or the Bridge Facility described herein is not available as anticipated. The definitive documentation governing the Proposed Financing and the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from those described in this information statement. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made for purposes of consummating the Merger in the event the Committed Financing described herein is not available as anticipated.

        The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition.

        A more detailed description of the financing is provided in "The Merger—Financing" beginning on page 48.

Specific Performance (see page 80)

        The Merger Agreement provides that, in addition to any other remedy to which they are entitled at law or in equity, the parties are entitled to specific performance of the terms of the Merger Agreement, including an injunction or injunctions to prevent breaches of the Merger Agreement or to enforce specifically the performance of the terms and provisions of the Merger Agreement (including the parties' obligation to consummate the Merger). The Merger Agreement also provides that Parent is responsible for the performance by Merger Sub of its obligations under the Merger Agreement.

Procedures for Receiving the Merger Consideration (see page 63)

        Prior to the Effective Time, Parent will enter into an agreement with a paying agent reasonably acceptable to the Company. As promptly as reasonably practicable after the Effective Time (and in any event not later than ten (10) calendar days thereafter), the paying agent will mail to each holder of record of Class A Common Stock (i) a letter of transmittal and (ii) instructions for use in effecting the surrender of Class A Common Stock in exchange for the Merger Consideration. No interest will be paid or accrued on any amount payable upon due surrender of Class A Common Stock.

Appraisal Rights (see page 88)

        Under the DGCL, if the Merger is consummated, Company stockholders who do not vote in favor of or consent to the adoption of the Merger Agreement have the right to seek appraisal of the fair value of their shares in cash as determined by the Delaware Court of Chancery, but only if they comply fully with all of the applicable requirements of the DGCL and do not otherwise lose their appraisal rights. Any appraisal amount determined by the court could be more than, the same as, or less than the value of the Merger Consideration. Any Company stockholder intending to exercise appraisal rights must, among other things, submit a written demand for appraisal to the Company within 20 days after the date of mailing of this information statement. A copy of Section 262 of the DGCL is included as Annex F to this information statement. Failure to follow exactly the procedures specified under the DGCL will result in the loss of appraisal rights. Because of the complexity of the DGCL relating to appraisal rights, if you are considering exercising your appraisal rights we encourage you to seek the advice of your own legal counsel.

Market Price of Our Class A Common Stock (see page 93)

        The Company's Class A Common Stock is listed on the NYSE under the trading symbol "NEFF." The closing sale price of the Company's Class A Common Stock on the NYSE on July 13, 2017, which was the last trading day before we announced the Merger, was $19.70. On August 4, 2017, the last practicable trading day before the date of this information statement, the closing price of the Company's Class A Common Stock on the NYSE was $21.10.

Delisting and Deregistration of Our Class A Common Stock

        If the Merger is completed, the Company's Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act. As such, the Company would no longer file periodic reports with the SEC on account of the Class A Common Stock or otherwise.

QUESTIONS AND ANSWERS ABOUT THE MERGER

        The following questions and answers are intended to briefly address commonly asked questions as they pertain to the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the "Summary" beginning on page 1 and the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement, each of which you should read carefully. You may obtain information incorporated by reference in this information statement without charge by following the instructions in "Where You Can Find More Information" beginning on page 98.

Q:
What is the proposed transaction?

A:
The proposed transaction is the acquisition of the Company by Parent pursuant to the Merger Agreement. Once the closing conditions under the Merger Agreement have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement, Merger Sub will merge with and into the Company. The Company will be the surviving corporation in the Merger and will become a wholly owned subsidiary of Parent.

Q:
What will I receive in the Merger?

A:
Merger Consideration

  Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $21.07 in cash, without interest, less any deduction for withholding taxes required by applicable law, minus the Adjustment Amount described below, if any, for each share of Class A Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Class A Common Stock held by the Company in treasury, (ii) those shares of Class A Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Class A Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

  The "Adjustment Amount" means an amount equal to the quotient of (i) certain specified increased financing costs (described below) to the extent actually incurred by Parent if the closing of the Merger does not occur prior to January 15, 2018, and (ii) the fully diluted number of shares of Class A Common Stock issued and outstanding on the closing of the Merger (including vested and unvested Company Equity Awards and after giving effect to the Exchanges). The Merger Agreement provides that in no event will the Adjustment Amount exceed $0.44. As a result, in no event will the Merger Consideration be less than $20.63.

  The aggregate Adjustment Amount comprises the following items:

  •
  an amount calculated at a rate per annum of 0.25% times $1.25 billion for each day of the period beginning on January 15, 2018 through the closing date (such amount not to exceed $800,000 in the aggregate), which represents additional interest charges on Parent's ABL Facility;

  •
  with respect to any notes issued pursuant to Parent's Proposed Notes Offering into escrow by Parent prior to the closing date, all accrued interest payable by Parent with respect to the notes for the period beginning on January 15, 2018 through the closing date (such amount not to exceed $9.0 million in the aggregate); and

  •
  if Parent's Bridge Facility is drawn under circumstances where some or all of the additional flex of up to 0.5% per annum is charged solely by reason of the Bridge Facility being drawn on or after January 15, 2018, an amount equal to one year of interest on up to $250 million of the amount actually drawn under the Bridge Facility, at a rate equal to the amount of additional flex actually charged (such amount not to exceed $1,250,000 in the aggregate).

  The Adjustment Amount will only apply if the Merger closes after January 14, 2018 and only if and to the extent such costs are actually incurred by Parent.

  For example, if a stockholder owns 100 shares of Class A Common Stock and the Merger is consummated after January 14, 2018 (and assuming the maximum Adjustment Amount), such shares will be converted into the right to receive $2,063.00 in cash in exchange for its shares of Class A Common Stock, less any deduction for withholding taxes required by applicable law, and such stockholder will not own shares in the surviving corporation. We intend to announce the final per share Merger Consideration in a press release announcing the consummation of the Merger.

  Company Stock Options—Vested

  Upon consummation of the Merger, each holder of vested Company Stock Options will receive an amount, in cash, without interest and less applicable tax withholdings, equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time, less any deduction for withholding taxes required by applicable law. For example, if an option holder owns a Company Stock Option to purchase 100 shares of Class A Common Stock with an exercise price of $15.00 per share, it will, assuming the full per share Merger Consideration of $21.07 per share, receive $607.00 in cash, less any deduction for withholding taxes required by applicable law.

  Company Stock Options—Unvested

  Each holder of unvested Company Stock Options will receive a Substitute Stock Option to purchase a number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio. Each Substitute Stock Option will have a per share exercise price for the Parent Common Stock issuable upon exercise of such Substitute Stock Option equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio. Each Substitute Stock Option otherwise generally will have, and be subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time (including as modified by the 2014 Plan Amendment).

  Company Restricted Stock Unit Awards—Vested

  Each holder of vested Company Restricted Stock Unit Awards will receive an amount, in cash, without interest and less applicable tax withholdings, equal to the product of (i) the Merger Consideration and (ii) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time, less any deduction for withholding taxes required by applicable law. For example, a holder of Company Restricted Stock Unit Awards relating to 100 shares of Class A Common Stock that are vested immediately prior to the Effective Time will, assuming the full per share Merger

  Consideration of $21.07 per share, receive $2,107.00 in cash, less any deduction for withholding taxes required by applicable law.

  Company Restricted Stock Unit Awards—Unvested

  Each holder of unvested Company Restricted Stock Unit Awards will receive time-vesting restricted stock units relating to the number of Parent Common Stock equal to the product of (i) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (ii) the Exchange Ratio, less any deduction for withholding taxes required by applicable law. Each Substitute RSU Award generally will be subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted immediately prior to the Effective Time (including as modified by the 2014 Plan Amendment), provided that any performance vesting condition will be waived.

Q:
When do you expect the Merger to be completed?

A:
We currently expect to complete the Merger promptly after all of the conditions to the Merger have been satisfied or waived and subject to the other terms and conditions in the Merger Agreement. Consummation of the Merger is currently expected to occur by the late third quarter or early fourth quarter of 2017, although the Company cannot assure consummation of the Merger by any particular date, if at all.

Q:
What happens if the Merger is not completed?

A:
If the Merger is not completed for any reason, stockholders will not receive any payment for their shares in connection with the Merger. Instead, the Company will remain a publicly traded company, and shares of Class A Common Stock will continue to be listed on the NYSE.

Q:
Why am I not being asked to vote on the Merger?

A:
Applicable Delaware law and the Merger Agreement require the adoption of the Merger Agreement by the holders in the aggregate of at least a majority of the voting power of the outstanding shares of Common Stock, voting together as a single class in order to effect the Merger.

  The requisite Company stockholder approval was obtained concurrently with the execution of the Merger Agreement on July 14, 2017, when the Stockholder Consent was delivered by the Key Holders, which owned approximately 62.7% of the Company's issued and outstanding shares of Common Stock on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:
Why did I receive this information statement?

A:
Applicable laws and securities regulations require us to provide you with notice of the Stockholder Consent delivered by the Key Holders, as well as other information regarding the Merger, even though your vote or consent is neither required nor requested to adopt or authorize the Merger Agreement or complete the Merger. This information statement also constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex F.

Q:
Did the Board approve and recommend the Merger Agreement?

A:
Yes. The Board, acting upon a unanimous recommendation of a special committee of the Board comprised solely of disinterested directors, unanimously:

(a)
determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents and to consummate the transactions contemplated thereby, including the Merger,

(b)
approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and

(c)
resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company.

Q:
What happens if I sell my shares before consummation of the Merger?

A:
If you transfer your shares of Class A Common Stock, you will have transferred the right to receive the Merger Consideration to be received by the stockholders of the Company in the Merger. To receive the Merger Consideration, you must hold your shares through consummation of the Merger.

Q:
Should I send in my Class A Common Stock certificates now?

A:
No. You will be sent instructions after consummation of the Merger, describing in detail how you may exchange your shares of Class A Common Stock for the Merger Consideration. Please do NOT return your Class A Common Stock certificate(s) to the Company at this time.

Q:
Do I need to take any actions now if my Class A Common Stock is held in book entry?

A:
No, you do NOT need to take any action with respect to your book entry Class A Common Stock at this time.

Q:
Is the Merger subject to the fulfillment of certain conditions?

A:
Yes. Before the Merger can be completed, the Company, Parent and Merger Sub must fulfill various closing conditions set forth in the Merger Agreement (unless such conditions are waived to the extent permitted by applicable law). If these conditions are not satisfied or waived, the Merger will not be completed. See "The Merger Agreement—Conditions to the Merger" beginning on page 72.

Q:
Am I entitled to exercise appraisal rights instead of receiving the Merger Consideration for my shares?

A:
Yes. As a holder of Common Stock, you are entitled to appraisal rights under the DGCL in connection with the Merger if you meet certain conditions, which conditions are summarized in this information statement in "Appraisal Rights" beginning on page 88.

Q:
What happens if a third party makes an offer to acquire the Company before the Merger is completed?

A:
Prior to the end of the 37 day "go-shop" period, our Board could, subject to certain requirements and rights of Parent, including certain payments to be made to Parent in the event of termination of the Merger Agreement, directly or indirectly solicit, initiate, or knowingly encourage or knowingly facilitate a competing offer to acquire the Company (including offers to acquire more than 50% of the consolidated assets or equity interests of the Company and its subsidiaries) and could terminate the Merger Agreement in order to enter into an acquisition agreement providing for a superior proposal with a third party upon complying with certain other conditions (as further described in this information statement). See "The Merger Agreement—Solicitation of Acquisition Proposals—Go-Shop Period" on page 74 of this information statement. This right to solicit competing offers to acquire the Company will expire at 11:59 p.m. on August 20, 2017 (subject to extension with respect to a Holdover Proposal), after which time the Company will not be permitted to enter into an acquisition agreement with a third party, will be required to terminate any ongoing negotiations with the third parties and will become subject to non-solicitation obligations pursuant to the Merger Agreement, which restrict the Company from, among other things, soliciting, initiating or knowingly facilitating or knowingly encouraging any inquiries regarding or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, any acquisition proposal. See "The Merger Agreement—Termination of the Merger Agreement" beginning on page 77.

Q:
Will I owe taxes as a result of the Merger?

A:
The Merger will be a taxable transaction for all U.S. holders (as defined herein). As a result, assuming you are a U.S. holder, you will recognize gain or loss with respect to the Merger equal to the difference between (a) the amount of cash you receive (determined before any deduction for withholding taxes required by applicable law) and (b) the adjusted tax basis of your surrendered shares of Class A Common Stock.

  If you are a non-U.S. holder (as defined herein), the Merger generally will not be a taxable transaction to you under United States federal income tax laws, unless (a) you are an individual who is present in the United States for 183 or more days during the taxable year of such disposition and certain other conditions are met or (b) the gain is effectively connected with the conduct of a trade or business in the United States by you, subject to an applicable income tax treaty providing otherwise.

  See "Material U.S. Federal Income Tax Consequences of the Merger" beginning on page 85 for a more detailed explanation of the tax consequences of the Merger. Tax matters can be complicated, and the tax consequences of the Merger to you will depend on your particular tax situation. We urge you to consult your tax advisor on the tax consequences of the Merger to you.

Q:
Where can I find more information about the Company?

A:
We file periodic reports and other information with the U.S. Securities and Exchange Commission (the "SEC"). You may read and copy this information at the SEC's public reference facilities at 100 F Street, N.E., Room 1580, Washington D.C. 20549. Please call the SEC at (800) SEC-0330 for information about these facilities. This information is also available on the website maintained by the SEC at www.sec.gov. For a more detailed description of the available information, please refer to "Where You Can Find More Information" beginning on page 98.

Q:
Who can help answer my other questions?

A:
If you have more questions about the Merger, please contact our Investor Relations Department at 305-513-3350 or InvestorRelations@neffcorp.com. If your broker holds your shares of Class A Common Stock, you may also call your broker for additional information.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        This information statement, and the documents to which we refer you in this information statement, contain certain "forward-looking" statements as that term is defined by Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward-looking statements include statements regarding industry outlook, our expectations regarding the performance of our business, liquidity, our expected tax rate and benefits and estimated payments under our tax receivable agreement, expected capital expenditures, anticipated future indebtedness or financings and other non-historical statements. We use words such as Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as "could," "may," "might," "will," "expect," "likely," "believe," "continue," "anticipate," "estimate," "intend," "plan," "project" and other similar expressions to identify some but not all forward-looking statements. Forward-looking statements involve estimates and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements as a result of, but not limited to, the following factors:

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  the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement;

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  the failure to satisfy any condition to consummation of the Merger, including receipt of regulatory approvals;

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  changes in the business or operating prospects of the Company, including the occurrence of an event, circumstance, occurrence, fact, condition, development, effect or change that constitutes a Company Material Adverse Event (see "The Merger Agreement—Company Material Adverse Effect Definition");

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  the ability of the Company to retain and hire key personnel and maintain relationships with customers, suppliers or other business partners pending the consummation of the Merger;

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  the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement, and the transactions contemplated thereby, including the Merger;

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  the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which the Company operates, as detailed from time to time in the Company's reports filed with the SEC;

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  the risk that the Merger may not be completed in a timely manner or at all, which may adversely affect our business or the price of our Class A Common Stock;

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  limitations placed on the Company's ability to operate the business by the Merger Agreement;

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  the amount of the costs, fees, expenses, impairments and other charges related to the Merger;

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  diversion of Company management's attention from ongoing business concerns;

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  the state of the credit markets generally and the availability of financing;

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  the impact of any announcements relating to the Merger on the market price of our Class A Common Stock;

  •
  certain presently unknown or unforeseen factors; or

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  other risks detailed in the Company's reports filed with the SEC, including, but not limited to, those described in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company's annual report on Form 10-K for the year ended December 31, 2016.

        The forward-looking statements contained in this information statement and the documents to which we refer you in this information statement are based on assumptions that we have made in light of our industry experience and our perceptions of historical trends, current conditions, expected future developments and other important factors we believe are appropriate under the circumstances. As you read and consider this this information statement and the documents to which we refer you in this information statement, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties (many of which are beyond our control) and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, you should be aware that many important factors such as those listed above that could affect our actual operating and financial performance and cause our performance to differ materially from the performance anticipated in the forward-looking statements.

        Should one or more of these risks or uncertainties materialize, or should any of these assumptions prove incorrect, our actual operating and financial performance may vary in material respects from the performance projected in these forward-looking statements.

        Further, any forward-looking statement speaks only as of the date on which it is made, and except as required by law, we undertake no obligation to update any forward-looking statement contained in this this information statement or the documents to which we refer you in this information statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New important factors that could cause our business not to develop as we expect, emerge from time to time, and it is not possible for us to predict all of them.

 THE PARTIES TO THE MERGER

Neff Corporation

        The Company is a leading regional equipment rental company in the United States, focused on the fast-growing Sunbelt states. The Company offers a broad array of equipment rental solutions for its diverse customer base, including infrastructure, non-residential construction, oil and gas and residential construction customers. The Company's broad fleet of equipment includes earthmoving, material handling, aerial and other rental equipment, which it packages together to meet the specific needs of its customers. As of March 31, 2017, the Company operated 69 branches organized into operating clusters in five regions in the United States: Florida, Atlantic, Central, Southeastern and Western. The Company is strategically located in markets that it believes feature high levels of population growth as well as high levels of construction activity over the near term. The Company believes that is clustering approach enables it to establish a strong local presence in targeted markets and meet the needs of its customers that have multiple projects within a specific region. As of March 31, 2017, the Company's rental fleet consisted of approximately 15,209 major units of equipment with an aggregate OEC of approximately $856.955 million and an average age of approximately 48.2 months. The Company's earthmoving fleet represented approximately 54% of OEC and had an average age of approximately 43 months as of March 31, 2017. The Company believes that is focus on earthmoving equipment positions it to take advantage of future growth opportunities in the Company's key end-markets.

        The Company's shares of Class A Common Stock are listed with, and trade on, the NYSE under the symbol "NEFF."

        The Company's principal executive offices are located at 3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33178; its telephone number is (305) 513-3350; and its Internet website address is www.neffrental.com. The information provided on or accessible through the Company's website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

        Additional information about the Company is included in documents incorporated by reference into this information statement. See "Where You Can Find More Information" on page 98.

H&E Equipment Services, Inc.

        Parent is a leading integrated equipment services company in the United States with 78 full-service facilities throughout the West Coast, Intermountain, Southwest, Gulf Coast, Mid-Atlantic and Southeast regions of the United States as of April 20, 2017. Parent is focused on heavy construction and industrial equipment and rents, sells and provides parts and services support for four core categories of specialized equipment: (1) hi-lift or aerial platform equipment; (2) cranes; (3) earthmoving equipment; and (4) industrial lift trucks. By providing equipment rental, sales, on-site parts, repair and maintenance functions under one roof, Parent is a one-stop provider for its customers' varied equipment needs. This full service approach provides Parent with multiple points of customer contact, enabling it to maintain a high quality rental fleet, as well as an effective distribution channel for fleet disposal and provides cross-selling opportunities among its new and used equipment sales, rental, parts sales and services operations.

        Shares of Parent Common Stock are listed with, and trade on, the Nasdaq under the symbol "HEES."

        Parent's principal executive offices are located at 7500 Pecue Lane, Baton Rouge, Louisiana 70809; its telephone number is (225) 298-5200; and its Internet website address is www.he-equipment.com. The information provided on or accessible through Parent's website is not part of this information statement and is not incorporated in this information statement by this or any other reference to its website provided in this information statement.

Yellow Iron Merger Co.

        Merger Sub, a direct and wholly owned subsidiary of Parent, is a Delaware corporation that was recently formed and has no operations. Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as wholly owned a subsidiary of Parent.

        The principal executive offices of Merger Sub are located at 7500 Pecue Lane, Baton Rouge, Louisiana 70809; its telephone number is (225) 298-5200.

THE MERGER

        The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this information statement as Annex A and which is incorporated by reference into this information statement.

Effects of the Merger

        Pursuant to the terms of the Merger Agreement, at the Effective Time, Merger Sub will be merged with and into the Company, with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Merger Consideration

        Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $21.07 in cash, without interest, less any deduction for withholding taxes required by applicable law, minus the Adjustment Amount described below, if any, for each share of Class A Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Class A Common Stock held by the Company in treasury, (ii) those shares of Class A Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Class A Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

        The "Adjustment Amount" means an amount equal to the quotient of (i) certain specified increased financing costs (described below) to the extent actually incurred by Parent if the closing of the Merger does not occur prior to January 15, 2018, and (ii) the fully diluted number of shares of Class A Common Stock issued and outstanding on the closing of the Merger (including vested and unvested Company Equity Awards after giving effect to the Exchanges). The Merger Agreement provides that in no event will the Adjustment Amount exceed $0.44. As a result, in no event will the Merger Consideration be less than $20.63.

        The aggregate Adjustment Amount comprises the following items:

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  an amount calculated at a rate per annum of 0.25% times $1.25 billion for each day of the period beginning on January 15, 2018 through the closing date (such amount not to exceed $800,000 in the aggregate), which represents additional interest charges on Parent's ABL Facility;

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  with respect to any notes issued pursuant to Parent's Proposed Notes Offering into escrow by Parent prior to the closing date, all accrued interest payable by Parent with respect to the notes for the period beginning on January 15, 2018 through the closing date (such amount not to exceed $9.0 million in the aggregate); and

  •
  if Parent's Bridge Facility is drawn under circumstances where some or all of the additional flex of up to 0.5% per annum is charged solely by reason of the Bridge Facility being drawn on or after January 15, 2018, an amount equal to one year of interest on up to $250 million of the amount actually drawn under the Bridge Facility, at a rate equal to the amount of additional flex actually charged (such amount not to exceed $1,250,000 in the aggregate).

        The Adjustment Amount will only apply if the Merger closes after January 14, 2018 and only if and to the extent such costs are actually incurred by Parent.

Company Stock Options

        At the Effective Time, each Company Stock Option, whether vested or unvested, that is outstanding and unexercised as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Stock Options becoming entitled to receive:

  •
  in the case of each unvested Company Stock Option, a Substitute Stock Option (a) to purchase a number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio and (b) with each such Substitute Stock Option having a per share exercise price for the Parent Common Stock issuable upon exercise of such Substitute Stock Option equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio (with each Substitute Stock Option otherwise generally having, and being subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time (including as modified by the 2014 Plan Amendment)); and

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  in the case of each vested Company Stock Option, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

        Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Class A Common Stock for purposes of the Merger Agreement.

Company Restricted Stock Unit Awards

        At the Effective Time, each Company Restricted Stock Unit Award, whether vested or unvested, that is outstanding as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Restricted Stock Unit Awards becoming entitled to receive:

  •
  in the case of each unvested Company Restricted Stock Unit Award, a Substitute RSU Award (which is time-vested) relating to the number of Parent Common Stock equal to the product of (a) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Awards that were unvested as of immediately prior to the Effective Time and (b) the Exchange Ratio (with each Substitute RSU Award issued generally being subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted immediately prior to the Effective Time (including as modified by the 2014 Plan Amendment), provided that any performance vesting condition will be waived); and

  •
  in the case of each vested Company Restricted Stock Unit Award, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

Amendment of Neff Corporation 2014 Incentive Award Plan

        On July 14, 2017, the Board approved and adopted the 2014 Plan Amendment providing additional protections in the event of termination without "cause" or resignation for "good reason" as defined in the 2014 Plan Amendment after the consummation of the Merger. The 2014 Plan Amendment will become effective immediately prior to the consummation of the Merger.

Background of the Merger

        As part of the ongoing evaluation of the Company's business, the Board and our senior management periodically review, consider and assess the Company's operations, financial performance, prospects and industry conditions as they may affect our long-term strategic goals and plans, including the consideration of potential opportunities for business combinations, dispositions, acquisitions and other financial and strategic alternatives.

        On May 16, 2010, Neff Holdings Corp., the predecessor of the Company, filed for protection under Chapter 11 of the United State Bankruptcy Code ("Chapter 11"). Neff Holdings was formed as a limited liability company on May 12, 2010 to acquire the assets and operations of Neff Holdings Corp. The plan of reorganization of Neff Holdings Corp. became effective on October 1, 2010. Pursuant to the plan of reorganization approved by the bankruptcy court, substantially all of our predecessor's assets were acquired by Neff Holdings and its subsidiaries. Upon emergence from Chapter 11, all of the equity of Neff Holdings was owned by Wayzata Opportunities Fund II, L.P ("Opportunities"), and Wayzata Opportunities Fund Offshore II, L.P. ("Offshore" and, together with Opportunities, the "Key Holders").

        Prior to 2013, Parent and the Key Holders discussed a potential business combination transaction between Neff Holdings and Parent and the benefits and risks of such a combination. In 2014, Parent made an offer to acquire Neff Holdings. At the time, Neff Holdings was also exploring the possibility of conducting an initial public offering. The Key Holders, Neff Holdings and Parent negotiated extensively for the potential acquisition of Neff Holdings by Parent but were unable to reach a mutually agreeable transaction. Ultimately, Neff Holdings conducted an initial public offering. On August 18, 2014, the Key Holders formed the Company to serve as the issuer in the initial public offering ("IPO") of the Company's Class A Common Stock. On November 26, 2014, the Company completed the IPO of 10,476,190 shares and issued and sold Class A Common Stock in exchange for net proceeds of approximately $146.1 million. A portion of the net proceeds received by the Company from the IPO were used to purchase 10,476,190 common units in Neff Holdings, which were wholly owned by the Key Holders prior to the IPO.

        On November 26, 2014, the Company entered into the Tax Receivable Agreement.

        On January 26, 2016, John Engquist ("Mr. Engquist"), Chief Executive Officer of Parent, met with Joseph Deignan, Partner of the Key Holders and a director of the Company, to discuss a potential transaction between the Company and Parent. Discussions regarding a potential transaction did not progress at such time.

        In October of 2016, Mark Irion ("Mr. Irion"), Chief Financial Officer of the Company, Graham Hood ("Mr. Hood"), President and Chief Executive Officer of the Company, Mr. Engquist and Brad Barber, President and Chief Operating Officer of Parent, met to discuss a potential transaction between the parties. During this meeting, the parties discussed general information about Parent and the Company, based on publicly available information. Mr. Engquist indicated that Parent might be interested in exploring a possible acquisition of the Company, but no specific terms were discussed.

        On October 14, 2016, the Company provided Parent with a draft of a confidentiality agreement (the "Confidentiality Agreement") in order to facilitate the exchange of confidential information between the Company and Parent. The parties negotiated the terms of the Confidentiality Agreement between October 14 and October 20, 2016. The Confidentiality Agreement was entered into on October 20, 2016.

        On November 6, 2016, pursuant to the Confidentiality Agreement, the Company sent Parent various financial projections.

        On February 16, 2017, Parent indicated to the Company that a non-binding letter of intent with terms describing a proposed acquisition of the Company would be forthcoming.

        On February 21, 2017, a telephonic meeting of the Board was held with Mr. Irion present. Representatives of Akin Gump Strauss Hauer & Feld LLP ("Akin Gump") were present for the purpose of discussing with the Board its fiduciary duties and the formation of a special committee consisting solely of independent directors to evaluate a potential transaction with Parent or any other party, including a potential sale of the Company.

        During the February 21 telephonic meeting, the Board determined that Mr. Hood, as the Chief Executive Officer of the Company and Mr. Deignan, due to his affiliation with the Key Holders, together constituting the majority stockholder of the Company and each a counterparty to the Tax Receivable Agreement, may have interests that conflict with those of the other stockholders and, as a result, would be excused from the remainder of the meeting. Mr. Irion also left the meeting. The remaining members of the Board then discussed the potential interests of each director in connection with a sale transaction and the potential composition of a special committee of the Board to consider a transaction (the "Special Committee"), including that Messrs. Continenza and Singer hold options to acquire LLC Units of Neff Holdings and had certain rights under the Tax Receivable Agreement. Messrs. Continenza and Singer agreed to waive any and all such rights under the Tax Receivable Agreement with immediate effect. The remaining members of the Board then (i) determined that none of Mr. Continenza, Mr. Singer, Gerard E. Holthaus, or Michael Sileck had, or was subject to, any interest which, in the opinion of the remaining members of the Board, would interfere with the exercise by such director of his independent judgment as a member of the Special Committee and (ii) appointed each of Messrs. Continenza, Singer, Holthaus, and Sileck as the members of the Special Committee, with Mr. Continenza to serve as chairman of the Special Committee. The Special Committee was empowered to consider and take all action in connection with the anticipated proposal from Parent, including the evaluation and negotiation of any transaction, the ability to reject the proposal and to consider all other alternatives available to the Company. After the appointment of the Special Committee, the meeting of the Board concluded and the Special Committee met. Among other things, the Special Committee discussed the engagement of, and engaged, Akin Gump as counsel to the Special Committee.

        On February 24, 2017, Parent delivered to the Company a non-binding letter of intent, which included an offer to acquire the Company on the basis of an enterprise value of $1.184 billion, inclusive of all debt and debt-like items and off-balance sheet liabilities (the "LOI"). The LOI requested an exclusivity period of up to 60 days. The purchase price was to be paid in cash or a combination of cash and common stock of Parent, and the LOI did not include a specific per-share price. Parent was seeking to utilize its equity securities as consideration in the transaction to reduce the financing needed for the potential transaction.

        On February 24, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump present. The Special Committee discussed the terms of the LOI, including the proposed valuation and Parent's request for exclusivity. The Special Committee discussed engaging a financial advisor and discussed the reputations and industry experience of several financial advisors, including Deutsche Bank. The Special Committee authorized representatives of Akin Gump to schedule presentations from the proposed financial advisors to the Special Committee.

        On March 2, 2017, the Special Committee formally engaged Richards, Layton & Finger, P.A. ("Richards Layton") as its special Delaware counsel. Throughout the process, Akin Gump and the Special Committee consulted with Richards Layton on various issues including Delaware law matters relating to the Merger Agreement and the proposed transaction, as well as the fiduciary duties of the Special Committee and the Board.

        On March 2 and March 3, 2017, the Special Committee interviewed potential financial advisors, including Deutsche Bank. Representatives of the potential financial advisors discussed with the Special Committee their relevant industry experience, expertise and familiarity with both the Company and Parent and certain other potential alternative acquirers and proposed fee structures.

        On March 6, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump present. The Special Committee discussed the fee proposals received from two potential financial advisors, one of which was Deutsche Bank. The Special Committee discussed the circumstances of a potential transaction involving the Company and its relation to ranges of financial advisor fees. The Special Committee also discussed the valuation metrics that the prospective financial advisors proposed to use in order to determine their proposed fee, including the use of a total enterprise value concept that would include any payments under the Tax Receivable Agreement to the Key Holders. The Special Committee determined that payments under the Tax Receivable Agreement should be excluded from any engagement fee calculation as they presented a potential conflict of interest for a financial advisor. The Special Committee reviewed any potential conflicts the prospective financial advisors may have had with respect to the potential transaction. After extensive discussion of the matter, the Special Committee determined to engage Deutsche Bank as the financial advisor to the Special Committee based on its experience in merger and acquisition transactions, including those with companies in the Company's industry, its proposed approach to the diligence and transaction evaluation process, and other relevant factors, subject to satisfactory negotiation of terms. Over the next month representatives of the Special Committee negotiated its engagement of Deutsche Bank as financial advisor, which was formalized by execution of an engagement letter on April 5, 2017.

        From March 11 to March 15, 2017, at the direction of the Special Committee, Deutsche Bank participated in several phone calls with Parent regarding the potential transaction as presented in the LOI, including items such as Parent's seriousness of interest and commitment to the potential transaction, Parent's view of the timing of a potential transaction in the context of the economic cycle, the absence of a per share price in the LOI, clarification of Parent's contemplated consideration mix and funding plan, the synergies that might be gained from such a transaction, the value of certain benefits from step-up in tax basis that may be available to Parent in a transaction and the advisors that Parent was working with. In these discussions, Parent indicated that it was willing to engage in a transaction for either all cash, or to offer stockholders an option to receive common stock of Parent for up to 25% of the total consideration in the potential transaction to permit stockholders the option to participate in Parent's future growth.

        On March 16, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank provided the Special Committee with a summary of their recent conversations with Mr. Engquist and a member of Parent's board of directors. Representatives of Deutsche Bank and the Special Committee also discussed the potential next steps in connection with evaluation of Parent's LOI.

        On March 27, 2017, the Company and Parent entered into an amended and restated Confidentiality Agreement in order to make the provisions of the existing Confidentiality Agreement mutual and further facilitate the exchange of confidential information between the parties.

        On March 27, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank updated the Special Committee with respect to its continued analysis of the structure of a potential transaction and the potential value of certain benefits from step-up of tax basis that may be available to Parent and other potential buyers in a transaction. Representatives of Deutsche Bank and Akin Gump also discussed communication procedures for contacts among Parent, Deutsche Bank, the Company and the Key

Holders with the Special Committee. Representatives of Deutsche Bank and the Special Committee discussed the timing and next steps of the transaction process including setting up a diligence meeting between the management teams of the Company and Parent.

        On March 28, 2017, the management teams and financial advisors to the Special Committee and Parent met to discuss the potential transaction and focused on the continued analysis of the synergies that could be gained from a combination of the Company and Parent.

        On March 29, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank reported on the meeting of March 28, including that Parent had informed Deutsche Bank of its willingness to invest any additional resources in pursuing a potential transaction with the Company only after receiving a response to the LOI from the Special Committee.

        On March 31, 2017, the Company granted access to the electronic dataroom to Parent's financial and legal advisors, Wells Fargo Securities and Dechert LLP ("Dechert"), respectively.

        On April 3, 2017, Deutsche Bank sent a letter to the Special Committee describing certain relationships for consideration in connection with the Special Committee's engagement of Deutsche Bank as its financial advisor in connection with the potential transaction. The Special Committee subsequently reviewed such relationships and determined that they were not material and would not affect Deutsche Bank's impartiality.

        On April 4, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank discussed with the Special Committee a preliminary financial analysis of Parent's proposal in the context of the Company's strategic alternatives, including the value of debt-like items, the Company's current and historical stock trading price, a preliminary valuation of the Company using various methodologies, Parent's ability to pay a higher value than that contained in its proposal and an initial assessment of other potential parties being interested in a strategic transaction with the Company. Representatives of Deutsche Bank and Akin Gump discussed structural considerations to potentially enhance the value of the potential transaction for the holders of Class A Common Stock with the Special Committee, including negotiating for a higher price per share to the holders of Class A Common Stock from Parent, negotiating a payment to the Key Holders for termination of the Tax Receivable Agreement and accepting common stock of Parent as a form of consideration. Representatives of Deutsche Bank also advised the Special Committee that Parent had made clear that, as its offer in the LOI was based on an enterprise value for the Company, any separate payment to the Key Holders would reduce the value of the potential transaction to holders of Class A Common Stock. Representatives of Deutsche Bank and the Special Committee then discussed several proposed negotiating strategies and structures for the transaction and their relative merits, including (i) an all-cash transaction, (ii) 100% cash proceeds for the holders of Class B Common Stock and an election by the holders of Class A Common Stock of either cash or common stock of Parent (with flexibility to elect all cash and a potential limit on the total equity that could be elected) and (iii) an election by the holders of Class A Common Stock and holders of Class B Common Stock of either cash or common stock of Parent (with flexibility to elect all cash and a potential limit on the total equity that could be elected). Representatives of Deutsche Bank and Akin Gump also discussed with the Special Committee the possibility of entering into an exclusivity period with Parent in exchange for a go-shop marketing period after signing a definitive merger agreement with respect to the potential transaction. Representatives of Deutsche Bank also advised the Special Committee that it should seek a higher price per share from Parent.

        On April 6, 2017, representatives of Deutsche Bank, acting on behalf of and at the direction of the Special Committee, held a conference call with representatives of the Key Holders to provide an update on recent interactions with Parent, recent market developments, certain sensitivities with respect to standalone obligations of the Company in connection with the Tax Receivable Agreement, the potential impact of any payments made with respect to the termination of the Tax Receivable Agreement on the consideration available to holders of Class A Common Stock in the transaction, potential transaction structures and their value implications for holders of Class A Common Stock and the strategy to engage with Parent. Representatives of the Key Holders communicated to Deutsche Bank its willingness to waive their rights in connection with the Tax Receivable Agreement in exchange for a payment to be made at or after closing. Representatives of the Key Holders also expressed a willingness to consider receiving cash or Parent's common stock as consideration for their LLC Units as part of a transaction, but expressed a preference for cash.

        On April 10, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank and Akin Gump updated the Special Committee on its call with representatives of the Key Holders and discussed a proposed response letter to Parent, a draft of which had been distributed in advance to the members of the Special Committee.

        On April 11, 2017, on behalf of and at the direction of the Special Committee, representatives of Deutsche Bank sent a letter to Parent responding to Parent's acquisition proposal stating, among other things, that the proposed enterprise value of $1.184 billion in the LOI was inadequate. The letter also included a request for an updated proposal from Parent, including, among other things, a specific price per share of Class A Common Stock and Class B Common Stock, the maximum number of shares of Parent's common stock that Parent was prepared to offer as consideration in the transaction, specific details on Parent's financing plan with respect to the proposed transaction and timeline clarification, including the amount of time needed to complete Parent's outstanding diligence. With respect to the Tax Receivable Agreement, the letter indicated that the Key Holders were willing to negotiate a payment in connection with waiving their rights under the Tax Receivable Agreement.

        On April 27, 2017, Parent submitted a revised offer letter (the "Second LOI") proposing to pay $20.90 a share, representing an increased enterprise value of $1.209 billion, to acquire the Company, subject to the terms and conditions contained in the Second LOI including the requirement of an exclusivity period of sixty (60) days. This per share price assumed the cancellation of the Tax Receivable Agreement without payment of any consideration. In the Second LOI, Parent reiterated that the consideration could be paid in cash or a combination of cash and Parent's common stock.

        On May 1, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank discussed various aspects of the transaction, including a review of key process updates, an update of certain publicly traded peers of the Company (both current and prior to the last U.S. election), certain updates to Company forecasts furnished by Company management, the proposed purchase price included in the Second LOI and a preliminary financial analysis, structuring of the proposed consideration, timeline of a potential transaction with Parent and Parent's financing requirements. Representatives of Deutsche Bank and the Special Committee also discussed the potential interest of other bidders for the Company and the risks to the Company of conducting a pre-signing auction process, including the possibility that Parent would not participate in such a process. Representatives of Akin Gump and the Special Committee discussed certain aspects of foregoing a pre-signing market check, negotiating with Parent for a go-shop period and related matters. After extensive discussion, the Special Committee determined to engage other potential bidders in a go-shop process rather than a pre-signing market check. Representatives of Deutsche Bank discussed with the Special Committee possible next steps in the process, including the advisability of an in person meeting between the principals of Parent and the Special Committee and their respective financial and legal advisors. The Special Committee also authorized Deutsche Bank to assist the Special Committee in engaging a third party tax advisor to analyze the potential value of certain benefits from a step-up in tax basis to Parent in an acquisition transaction involving the Company and to assist in tax structuring matters related to the potential transaction.

        On May 1, 2017, the Special Committee engaged KPMG LLP ("KPMG") as a third party tax advisor.

        On May 4, 2017, Messrs. Continenza, Singer and Holthaus along with representatives of Akin Gump and Deutsche Bank met with representatives of Parent along with representatives of Dechert and Wells Fargo Securities in New York. At this meeting, the Special Committee and its advisors stated that Parent needed to increase its purchase price, provide further clarity on consideration mix and its financing plan, agree to a specific performance provision in any definitive agreement to be executed between the Company and Parent and conveyed its willingness to grant exclusivity to Parent in exchange for a go-shop provision in any definitive agreement to be executed between the Company and Parent with respect to the potential transaction.

        On May 12, 2017, the management teams of Parent and Company met in Baton Rouge, Louisiana to discuss various financial diligence matters, including synergies in a potential acquisition.

        On May 15, 2017, Parent submitted an updated proposal to the Company (the "Third LOI"), which included an increased price of $21.15 per share (representing an increased enterprise value of $1.2335 billion), details on certain assumptions used in preparing the proposal, a requirement for an exclusivity period of 45 days (reduced from the prior request of 60 days) and clarifying details on Parent's financing plan and indicated a willingness to implement a mixed stock and cash consideration transaction with an election component that would allow holders of Class A Common Stock to elect to receive shares of Parent's common stock, subject to a limit on the total amount of stock received by such stockholders. Parent also confirmed its willingness to agree to a customary go-shop period. Once again, the per share price assumed the cancellation of the Tax Receivable Agreement without payment of any consideration

        On May 16, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank and Akin Gump discussed Parent's requirement for an exclusivity period extensively with the Special Committee, with considerations including (i) that a pre-signing market check would be unlikely to yield beneficial results and could cause Parent to abandon a proposed transaction with the Company, (ii) requiring a go-shop period post-signing in exchange for granting exclusivity, and (iii) the viability of a robust market check during the go-shop period. After extensive discussion of the foregoing representatives of Deutsche Bank and Akin Gump, the Special Committee authorized its representatives to agree to granting Parent an exclusivity period in exchange for agreement to a customary go-shop to be included in any definitive agreement that may be executed with Parent.

        On May 17, 2017, Deutsche Bank, pursuant to the requirements of the Special Committee, sent a letter to the Special Committee providing an update with respect to certain relationships as part of the Special Committee's ongoing evaluation of potential conflicts to its engagement by the Special Committee as its financial advisor in connection with the potential transaction.

        On May 19, 2017, the Company entered into an exclusivity agreement with Parent (the "Exclusivity Agreement") pursuant to which the Company agreed to negotiate exclusively with Parent until June 28, 2017, subject to automatic extension if the Company did not affirmatively terminate exclusivity on or after such date.

        On May 22, 2017, Dechert circulated a preliminary due diligence request list to Akin Gump. From this date through the signing of the Merger Agreement, Dechert continued to deliver due diligence requests to Akin Gump.

        On May 23, 2017, Akin Gump sent the Special Committee a summary term sheet identifying key commercial and legal terms of the draft Merger Agreement, including, among other items, the deal structure, go-shop provisions and termination rights.

        On May 25, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump, Deutsche Bank and Richards Layton present. During this meeting, Akin Gump walked the Special Committee through the proposed terms of a draft Merger Agreement with Parent.

        Akin Gump discussed the engagement of KPMG by Parent to perform financial due diligence in connection with the proposed transaction, which presented a potential conflict of interest in the proposed transaction because KPMG had been previously retained by the Special Committee as a tax advisor. Representatives of Richards Layton and Akin Gump briefed the Special Committee on potential conflicts of interest in the proposed transaction with respect to KPMG in its capacity as tax advisor to the Special Committee. Representatives of Akin Gump and Deutsche Bank discussed KPMG's value to the Special Committee in the process, including (i) tax expertise to respond to Parent's diligence requests, (ii) the provision of independent tax advice to the Special Committee, including with regards to potential tax structures for the proposed transaction with Parent and the Tax Receivable Agreement and (iii) the provision of tax expertise to engage other potential parties in the go-shop period. After extensive discussion on the matter and consideration of the factors described above, the Special Committee agreed to waive any potential conflicts of interest with respect to KPMG, subject to KPMG establishing customary information barriers which the Special Committee believed would adequately protect the Company's interests, and authorized the Company to execute any necessary waiver documents.

        On May 26, 2017, the Company and Parent entered into an amendment to the Confidentiality Agreement providing for a "clean room" to facilitate the sharing of certain potentially competitively sensitive information.

        On May 30, 2017, Akin Gump sent a draft of the Merger Agreement to Dechert.

        On May 31, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. The Special Committee asked a number of questions regarding the diligence completed to date, and Deutsche Bank responded to such questions. Akin Gump discussed next steps in the potential transaction, including the drafting of a stockholder voting agreement and unit purchase agreement.

        On June 7, 2017, representatives of Parent communicated to Mr. Continenza that Parent had concluded that offering holders of Class A Common Stock the option to receive shares of Parent's common stock as consideration in the transaction would complicate Parent's financing of the transaction and delay reaching and closing a transaction and was no longer acceptable to Parent. Parent confirmed that its offer was now for an all cash transaction at the $21.15 per share price on the basis of and as outlined in its May 15, 2017 letter.

        On June 7, 2017, the Company and Parent entered into an amendment to the Confidentiality Agreement in order to permit Parent's debt financing sources to receive confidential information upon signing a joinder to the Confidentiality Agreement.

        On June 7, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank and Akin Gump discussed that Parent had informed Deutsche Bank and Akin Gump of Parent's unwillingness to include shares of Parent's common stock as consideration in the transaction, that the receipt of Parent's common stock in the transaction would likely be taxable given the mix of consideration and that an all-cash offer at $21.15 per share remained attractive with the potential to deliver speed and certainty of outcome to holders of Class A Common Stock. Akin Gump informed the board that the Key Holders engaged Stroock & Stroock & Lavan LLP ("Stroock") as its legal counsel and noted that Stroock had been engaged by the Company in the past. The Special Committee discussed the engagement and agreed to waive any conflicts of interest related to this engagement and agreed that they had no objection to the Key Holders' engagement of Stroock, as the Special Committee believed this engagement was not adverse to the Company's interests. Representatives of Deutsche Bank and Akin Gump and the Special Committee discussed next steps in the transaction process.

        On June 9, 2017, Dechert sent a revised draft of the Merger Agreement to Akin Gump.

        On June 13, 2017, representatives of Akin Gump prepared and distributed to the Special Committee a summary of various issues contained in Dechert's draft of the Merger Agreement. These issues included, among other items, (i) a structure under which the Key Holders would deliver a stockholder written consent providing for the adoption of the Merger Agreement instead of providing for a stockholders' meeting at which the stockholders would vote on the adoption of the Merger Agreement; (ii) the proposed entry into exchange agreements instead of a direct purchase of limited liability company units of Neff Holdings, (iii) the treatment of the Company's outstanding equity awards in the merger, (iv) the drop dead date for consummating the transaction and (v) an all cash consideration structure instead of part cash and part equity. Dechert's draft also indicated that Parent expected that the Tax Receivable Agreement would be terminated in connection with the consummation of the Merger without consideration.

        On June 14, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Akin Gump discussed the receipt of a revised draft of the Merger Agreement from Dechert, which was distributed to the Special Committee prior to the meeting together with the summary of issues described above. Akin Gump walked the Special Committee through certain issues in the Merger Agreement, and representatives of Deutsche Bank and Akin Gump and the Special Committee extensively discussed such issues.

        Over the next several days, representatives of the Company and Parent continued negotiations of the Merger Agreement and related ancillary transaction documents, including the Support Agreement and the Exchange and Termination Agreements.

        On June 16, 2017, Akin Gump sent a further revised draft of the Merger Agreement to Dechert.

        On June 17, 2017, Dechert sent a draft of the Exchange and Termination Agreement to Akin Gump and Stroock. The Exchange and Termination Agreement provided, as had been indicated previously in the Second LOI, the Third LOI and Parent's revised draft of the Merger Agreement, for the termination of the Tax Receivable Agreement for no consideration to the Key Holders or any optionholders of Neff Holdings and the Key Holders or any optionholders of Neff Holdings accepted such proposal without further negotiation. Dechert and Stroock continued to negotiate the Support Agreement and the Exchange and Termination Agreements through the signing of the Merger Agreement.

        On June 20, 2017, Dechert sent a further revised draft of the Merger Agreement to Akin Gump.

        On June 21, 2017, a meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present at the office of Akin Gump in New York, New York. Representatives of Richards Layton participated via teleconference. Akin Gump discussed the receipt of a revised draft of the Merger Agreement from Parent and reviewed various issues in the Merger Agreement, including, among others, (i) the ability of the Company to recover damages from Parent in the event of a breach of the Merger Agreement by Parent (ii) enforcement rights with regards to Parent's financing commitment letters and (iii) the drop dead date. The Special Committee and representatives of Deutsche Bank and Akin Gump also discussed the proposed treatment of the Company's outstanding equity awards under the Merger Agreement.

        A representative of Deutsche Bank discussed with the Special Committee their preliminary financial analysis of the proposed transaction.

        A representative of Deutsche Bank also informed the Special Committee of its conversations with a member of Parent's board of directors, including that he had informed Deutsche Bank of certain concerns encountered during the diligence process. Mr. Irion joined the meeting to discuss with the Special Committee the Company's recent financial performance and several financial accounting items identified and reviewed by Parent during the diligence process.

        On June 21, 2017 and following the Special Committee meeting, a telephonic meeting was held with representatives of Akin Gump, Dechert, Wells Fargo Securities and Deutsche Bank present. The parties discussed outstanding issues in the Merger Agreement, including treatment of the Company's equity awards, Parent's required antitrust efforts, remedies under the Merger Agreement, the drop dead date and the Company's recent financial performance.

        On June 22, 2017, a meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Akin Gump reviewed with the Special Committee a summary of the terms of the Company's outstanding equity awards and Parent's proposed treatment of such equity awards in the Merger. The Special Committee discussed the merits of the proposal with representatives of Deutsche Bank and Akin Gump. After extensive discussion on the matter, the Special Committee determined to propose a revision of the treatment of unvested options and equity awards whereby (i) unvested options rollover but vest in the event of a termination of employment without cause or for "good reason" and (ii) performance based-awards rollover but vest in the event of a termination and any performance criteria thereunder is deemed to be satisfied so that such awards would be subject to time-vesting.

        On June 22, 2017, Akin Gump sent a further revised draft of the Merger Agreement to Dechert, which included the items discussed with the Special Committee.

        On June 23, 2017, a member of Parent's board of directors informed a representative of Deutsche Bank that Parent had decided to delay moving forward with the potential transaction until the Company's second quarter financial information was available for review.

        On June 23, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. The Special Committee and representatives of Deutsche Bank and Akin Gump discussed the information conveyed by the Parent director to Deutsche Bank and also engaged in extensive discussion on whether or not to allow the exclusivity period with Parent to continue or to terminate exclusivity on June 28, 2017. The Special Committee decided to schedule a call with Mr. Irion in order to get an update on the Company's quarterly performance.

        On June 25, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Mr. Irion discussed the Company forecasts that had been reviewed by Parent to date and the Company's second quarter financial results and responded to questions from the Special Committee with respect thereto. The Special Committee and representatives of Deutsche Bank and Akin Gump discussed the advisability of allowing its exclusivity agreement with Parent to continue in light of the delay based on Parent's desire to wait for the release of second quarter financial results to Parent to proceed with the transaction. Representatives of Deutsche Bank and Akin Gump and the Special Committee discussed alternatives for responding to Parent. After extensive discussion on the matter, the Special Committee authorized representatives of Deutsche Bank to respond to Parent with a proposal to allow the exclusivity period with Parent to continue until the Company's second quarter financial results were available for review and to reach an agreement with Parent on the go-shop terms and the termination fee for termination during the go-shop period under the Merger Agreement.

        On June 26, 2017, Deutsche Bank, pursuant to the requirements of the Special Committee, sent a letter to the Special Committee providing an update with respect to certain relationships as part of the Special Committee's ongoing evaluation of potential conflicts to its engagement by the Special Committee as its financial advisor in connection with the potential transaction.

        On July 3, 2017, Dechert sent a further revised draft of the Merger Agreement to Akin Gump.

        On July 5, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump, Deutsche Bank and Richards Layton present. Akin Gump discussed the receipt of a revised draft of the Merger Agreement from Dechert. A representative of Akin Gump walked the

Special Committee through certain issues with respect to the Merger Agreement, including, (i) the go-shop provisions and related termination fees, (ii) antitrust requirements in connection with the proposed transaction and the interaction of the antitrust process timeline and the drop dead date under the Merger Agreement and (iii) the treatment of outstanding Company Equity Awards in the Merger. Representatives of Deutsche Bank and Akin Gump and the Special Committee extensively discussed such issues. A representative of Deutsche Bank discussed market practice in connection with the go-shop period and termination fees.

        On July 7, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Mr. Irion reviewed the Company's second quarter financial results with the Special Committee, noting that the results were higher than had been previously communicated to Parent. After extensive discussion on the matter, the Special Committee authorized Deutsche Bank to send the financial results to Parent.

        On July 9, 2017, Akin Gump sent a further revised draft of the Merger Agreement to Dechert.

        The Company and Parent continued to negotiate the terms and conditions of the Merger Agreement with representatives of Akin Gump and Dechert between July 9, 2017 and July 13, 2017. During this time, Dechert, Wells Fargo Securities and Parent finalized their diligence, and the Company, with the assistance of Deutsche Bank and Akin Gump, responded to final diligence requests and questions.

        On July 11, 2017, a member of Parent's board of directors informed a representative of Deutsche Bank that Parent's due diligence had revealed a reduction in the Company's 2017 estimated EBITDA, softening of second quarter rental revenue relative to Company forecasts, a meaningful investment required to bring the Company's fleet and the rolling stock's age in line with industry averages, and significantly higher financing costs than initially anticipated. Notwithstanding the above, Parent was still prepared to offer a purchase price of $21.15 in cash per share of Class A Common Stock. A member of Parent's board of directors informed the representative of Deutsche Bank that, given these due diligence findings, Parent had no room to incur additional costs or offer additional consideration with respect to the transaction and that this offer represented Parent's "best and final" offer. This purchase price was contingent on the Company agreeing to rollover unvested Company Equity Awards without post termination protections, and on a six-month outside date after which the Merger Agreement could be terminated if the conditions to closing had not been waived or satisfied. Dechert subsequently sent a further revised draft of the Merger Agreement to Akin Gump reflecting these terms.

        On July 11, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. Representatives of Deutsche Bank informed the Special Committee of its conversation with a member of Parent's board of directors and also discussed with the Special Committee the outstanding issues raised by the revised Merger Agreement, including (i) HSR Act approval and the six-month outside date proposed by Parent, including that Parent would incur additional financing costs in connection with extending its financing commitments beyond the six-month timeframe and (ii) the treatment of unvested Company Equity Awards. The Special Committee and representatives of Deutsche Bank discussed how gaining concessions from Parent on these three issues would increase the financial cost of the transaction to Parent and therefore would likely not be acceptable to Parent based upon the Parent director's characterization of Parent's offer of $21.15 in cash per share of Class A Common Stock as its "best and final" offer.

        On July 12, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump and Deutsche Bank present. The parties discussed the economic impact of Parent's revised proposal for the treatment of Company Equity Awards. The parties also discussed Parent's proposal for a six month outside date and the risk that the Merger may not be consummated within that period of time in the event of an extended antitrust review process. The parties also discussed the option of including an adjustment mechanism in the Merger Agreement to reduce the per share price to compensate Parent for any incremental costs incurred in connection with the extension of Parent's financing commitments beyond six months, in response to Parent's communication that $21.15 per share represented its "best and final" offer and that Parent would be unwilling to incur any incremental financing costs associated with extending the financing commitment beyond six months.

        On July 13, 2017, Deutsche Bank, pursuant to the requirement of the Special Committee, sent a letter to the Special Committee providing an update with respect to certain relationships as part of the Special Committee's potential conflicts to its engagement by the Special Committee as its financial advisor in connection with the potential transaction.

        On the afternoon of July 13, 2017, a telephonic meeting of the Special Committee was held with representatives of Akin Gump, Deutsche Bank and Richards Layton present. Representatives of Deutsche Bank and Akin Gump informed the Special Committee that Parent and representatives of Wells Fargo Securities and Dechert had conveyed to representatives of Deutsche Bank and Akin Gump that extending Parent's financing commitment would result in an additional upfront cost of approximately $2 million and up to an additional $11 million between six and nine months of signing, and that Parent insisted that if the outside date was to be extended from six months to nine months, these costs would need to be reflected as a reduction in the per share merger consideration. The Special Committee extensively discussed the increased certainty of the consummation of the transaction that would result from an extension of the outside date from six to nine months. The Special Committee discussed with representatives of Deutsche Bank and Akin Gump the resulting price calculations, which resulted in a revised price of $21.07 per share (reflecting a $0.08 per share reduction to account for the approximately $2 million additional upfront cost to Parent in connection with its financing) and a reduction of up to $0.44 per share for the remaining financing costs (such downward adjustment from the purchase price to be made only by the amount, if any, by which such costs were actually realized by Parent).

        On the evening of July 13, 2017, the Special Committee met to consider the transaction at $21.07 per share (subject to the downward adjustments for certain financing costs realized by Parent if the transaction is not consummated prior to January 15, 2018, but in no case less than $20.63 per share), receive an update on the status of negotiations with Parent by each of Deutsche Bank and Akin Gump, and consult with each of Deutsche Bank and Akin Gump about the legal and financial aspects of the transaction. Akin Gump provided the Special Committee with an overview of its fiduciary duties in connection with the transaction. Akin Gump presented the Special Committee with a summary of the terms and conditions of the Merger Agreement and the other transaction documents and negotiations that had occurred with Parent to date. The Special Committee, in consultation with the Special Committee's advisors, discussed the terms and conditions of the Merger Agreement, the transactions contemplated by the Merger Agreement, and other matters relating to the transaction. Representatives of Deutsche Bank discussed with the Special Committee the financial aspects of the transaction. The Special Committee discussed the terms and conditions of the Merger Agreement, including, among other items, the adjustment amount to the purchase price and the antitrust covenants. The Special Committee asked representatives of Deutsche Bank numerous questions regarding the adjustment to the per share price for any incremental costs incurred in connection with extending Parent's financing commitment. Richards Layton and the Special Committee discussed a proposed amendment to the Company's bylaws to add a forum selection provision.

        At the meeting, Deutsche Bank presented its financial analysis and rendered its oral opinion to the Special Committee, which opinion was subsequently confirmed in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Deutsche Bank, as set forth in its written opinion, the Merger Consideration ($21.07 in cash per share of Class A Common Stock to be received by the holders of shares of Class A Common Stock, subject to downward adjustment to be no less than $20.63 per share pursuant to the Merger Agreement) was fair, from a financial point of view, to the holders of Class A

Common Stock (other than Parent, the Key Holders and their affiliates and executive officers of the Company). Deutsche Bank's written opinion is included as Annex E hereto. For a further discussion of Deutsche Bank's opinion, see "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 41 of this information statement.

        After careful consideration, the Special Committee unanimously (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents, (b) recommended that the Board approve the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) recommended that the Board, subject to the terms and conditions set forth in the Merger Agreement, recommend adoption of the Merger Agreement by the stockholders of Company.

        Following such recommendation, the Board met to consider the transaction at $21.07 per share subject to downward adjustment to be no less than $20.63 per share, receive an update on the status of negotiations with Parent by each of Deutsche Bank and Akin Gump, and consult with each of Deutsche Bank and Akin Gump about the legal and financial aspects of the transaction. Akin Gump presented the Board with a summary of the terms and conditions of the Merger Agreement and the other transaction documents and negotiations that had occurred with Parent to date. The Board, in consultation with the Company's advisors, discussed the terms and conditions of the Merger Agreement, the transactions contemplated by the Merger Agreement, and other matters relating to the transaction. Representatives of Deutsche Bank discussed with the Board the financial aspects of the transaction. The Board discussed the terms and conditions of the Merger Agreement, including, among other items, closing conditions, timing of the transaction and deal certainty. After the Special Committee recommended the approval of the Merger Agreement to the Board at the meeting, Deutsche Bank presented its financial analysis and rendered its oral opinion to the Board, which opinion was subsequently confirmed in writing, that, as of that date, based upon and subject to the assumptions made, matters considered and qualifications and limitations on the scope of review undertaken by Deutsche Bank, as set forth in its written opinion, the Merger Consideration ($21.07 in cash per share of Class A Common Stock to be received by the holders of shares of Class A Common Stock, subject to downward adjustment to be no less than $20.63 per share pursuant to the Merger Agreement) was fair, from a financial point of view, to such holders of Class A Common Stock (other than Parent, the Key Holders and their affiliates and executive officers of the Company).

        The Board (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the other transaction documents, (b) approved the execution, delivery and performance of the Merger Agreement and the other transaction documents and the consummation of the transactions contemplated by the Merger Agreement and the other transaction documents, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of Company. The Board also discussed and approved an amendment to the Company's bylaws to add a forum selection provision.

        At the direction of the Board, the Merger Agreement was executed on July 14, 2017, and the Company and Parent issued a joint press release announcing their execution of the Merger Agreement, such release noting that a thirty-seven (37) day Go-Shop Period was underway and would conclude at 11:59 P.M. on August 20, 2017.

        On July 14, 2017, concurrently with the execution of the Merger Agreement, the Key Holders executed and delivered the Stockholder Consent and the Support Agreement to Parent and the Exchange and Termination Agreements were executed and delivered to Parent by the Key Holders and the other parties thereto.

The Company's Reasons for the Merger

        In the course of reaching the decision and making the recommendation described above, the Special Committee consulted with its outside legal and financial advisors and with the Company's management and considered a number of factors that it believed supported its decision, including the following:

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  Attractive Value.  The Special Committee considered the value of the Merger Consideration of $21.07 per share in cash relative to the historical trading prices of the Class A Common Stock and relative to historical market trading multiples and transaction multiples, including that the Merger Consideration of $21.07 per share represented a premium to the closing price of the Class A Common Stock on the last trading day prior to the date the Board approved the Merger Agreement, to the volume-weighted average closing prices of the Class A Common Stock for the 4-week (16.5%), 90-day (14.0%), 6-months (18.2%) and one-year periods prior to such date (38.0%) and since the Company's initial public offering (90.3%).

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  Best Alternative for Maximizing Stockholder Value.  The Special Committee considered that receipt of the Merger Consideration of $21.07 per share in cash minus the Adjustment Amount was more favorable to the Company's stockholders than the potential value that might result from the Company's other strategic alternatives (including the alternative of remaining a stand-alone public company), particularly on a risk-adjusted basis. This consideration was based on, among other things, the Special Committee's assessment of:

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  the Company's historical operating and financial performance, its competitive position and its future prospects;

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  the risks associated with the Company's strategy and execution plans, including risks to the Company's plans associated with economic conditions generally and conditions in the industry in which the Company participates, as well as the other risks and uncertainties discussed in the Company's public filings with the SEC;

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  the strategic and other alternatives reasonably available to the Company, including the alternative of remaining a stand-alone public company, in light of a number of factors, including the risks and uncertainties associated with those alternatives; and

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  that, through arms-length negotiation, the Merger Consideration was increased from Parent's initial proposal to the final proposal of $21.07 per share of Class A Common Stock minus the Adjustment Amount, as described in "—Background of the Merger."

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  Opportunity to Receive Superior Offers.  The inclusion of provisions that allow the Board and the Special Committee, under certain circumstances and even though the Company stockholder approval has already been obtained, to consider and respond to unsolicited bona fide third party takeover proposals received prior to August 21, 2017 (the "No-Shop Period Start Date"), or engage in discussions with or negotiations with any person making such acquisition proposal and to terminate the Merger Agreement to enter into an acquisition agreement with respect to a superior proposal prior to the No-Shop Period Start Date (or such later time as provided in the Merger Agreement), subject to certain notice requirements and other conditions and the requirement that the Company pay the applicable termination fee as more fully described in "The Merger Agreement—Solicitation of Acquisition Proposals" and "—Termination of the Merger Agreement" and "—Termination Fees," and the fact that the Support Agreement entered into by the Key Holders terminates upon any termination of the Merger Agreement.

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  Greater Certainty of Value.  The Special Committee considered that the proposed Merger Consideration is to be paid entirely in cash, which provides the Company's stockholders with certainty of value for their shares. The Special Committee also considered the likelihood that the closing of the Merger can occur promptly.

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  Likelihood of Consummation.  The Special Committee considered the degree of certainty that the closing will be achieved, particularly in view of the terms of the Merger Agreement and related documents and the closing conditions, which are limited in scope and number. In that regard, the Special Committee noted:

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  Parent's financial capacity, fully committed debt financing and ability to consummate the acquisition financing necessary to complete acquisitions;

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  Parent's management's understanding of the Company business and their collective experience with businesses of a similar nature to the Company;

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  that Parent's obligation to complete the Merger is not subject to receipt of financing or to any other financing-related condition;

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  that Parent committed in the Merger Agreement to use its reasonable best efforts to cause the Merger to be completed, including obtaining governmental and third party consents and resolving any objections to the Merger (however, neither the Company nor Parent is required to pay or agree to pay any fee, penalty or other consideration, or modify any of its material contracts or take any divestiture actions, to obtain any consent, approval, clearance, order, waiver or authorization in connection with the transactions contemplated by the Merger Agreement); and

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  that the Merger Agreement and the Support Agreement contemplated the adoption of the Merger Agreement by the Key Holders by written consent and no additional vote of the Company's stockholders would be required to consummate the Merger.

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  Opinion of the Special Committee's Financial Advisor.  The Special Committee considered the opinion, dated July 13, 2017, of Deutsche Bank as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to be received by holders of Class A Common Stock (other than Parent and Wayzata and their affiliates (which, in the case of Wayzata, include the Key Holders) and executive officers of the Company), which opinion was based upon and subject to the factors, assumptions and limitations therein, as more fully described in "The Merger—Opinion of the Special Committee's Financial Advisor" beginning on page 41.

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  Support of the Key Holders.  The Special Committee considered that the Key Holders, which in the aggregate hold approximately 62.7% of the outstanding Class B Common Stock, are supportive of the transaction. In this regard, the Special Committee noted that the Key Holders would receive the same per share consideration for their shares of Class A Common Stock (after giving effect to the Exchanges) as will be received by all the other Company stockholders and that all of the Company's stockholders would share equally in the control premium being paid by Parent even though the Key Holders may have been in a position to demand a disproportionate share of the control premium and/or payment for agreeing to terminate the Tax Receivable Agreement.

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  Other Terms of the Transaction.  The Special Committee considered the terms and conditions of the Merger Agreement and related transaction documents, including:

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  the limited number and nature of the conditions to Parent's obligation to consummate the Merger and the absence of any financing-related closing condition;

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  the fact that under specified circumstances, the Merger Agreement permits the Company to seek specific performance against Parent and Merger Sub;

  •
  the determination that the termination fee of $18,430,000 or $13,165,000, representing approximately 3.5% and 2.5% of the equity value of the Merger, respectively, are reasonable under the circumstances;

    •
    the availability of appraisal rights to the Company's stockholders who properly exercise their statutory rights under Section 262 of the DGCL (see "Appraisal Rights" beginning on page 88); and

    •
    the fact that the Support Agreement entered into by the Key Holders terminates upon any termination of the Merger Agreement and permits the Key Holders to participate in the go-shop process to the extent that the Company is permitted to participate under the Merger Agreement.

        The Special Committee also considered a variety of potential risks and other potentially negative factors relating to the transaction, including the following, but concluded that the anticipated benefits of the transaction substantially outweigh these considerations:

  •
  That the Company's stockholders (other than those with unvested Company Equity Awards who will receive Substitute Stock Options and/or Substitute RSU Awards in Parent) will have no ongoing equity participation in the Company or in Parent following the Merger, and that such stockholders will cease to participate in the surviving company's future earnings or growth, if any, or to benefit from increases, if any, in the value of equity in the surviving company or Parent.

  •
  The risk of incurring substantial expenses related to the Merger, including in connection with any litigation that may result from the announcement or pendency of the Merger.

  •
  The fact that beginning on the No-Shop Period Start Date (or such later time as provided in the Merger Agreement), the Company would not be able to engage in discussions or negotiations regarding an Acquisition Proposal or terminate the Merger Agreement to pursue an alternative sale or business combination transaction;

  •
  The fact that the purchase price is subject to downward adjustment in accordance with the Adjustment Amount if the Merger is not consummated by January 14, 2018 and Parent incurs the additional financing expenses included in the Adjustment Amount.

  •
  The risk that one or more conditions to the parties' obligations to complete the Merger will not be satisfied and the related risk that the Merger may not be completed, including as a result of a failure by Parent to obtain the financing or regulatory clearance.

  •
  The risk that the Merger Agreement's restrictions on the conduct of the Company's business prior to the consummation of the Merger, generally requiring the Company to conduct its business only in the ordinary course, subject to specific limitations, may delay or prevent the Company from undertaking business opportunities that may arise pending consummation of the Merger.

  •
  The risk that the financing contemplated by the Commitment Letter (or any alternative financing) might not be obtained, resulting in Parent potentially not having sufficient funds to complete the Merger, and while the Company may seek specific performance, such specific performance may only be granted if financing is available to Parent.

  •
  The risks and costs to the Company if the Merger does not close, including the diversion of management and employee attention, potential employee attrition and the potential effect on business and customer relationships.

  •
  That the receipt of cash in exchange for shares of the Class A Common Stock pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes.

  •
  The possibility that the Company may be required to pay Parent a termination fee, the amount of which, if and when payable, would be either $18,430,000 or $13,165,000 depending on the circumstances under which the Merger Agreement is terminated

  •
  That, pursuant to the Support Agreement, the Key Holders, which in the aggregate hold approximately 62.7% of the Class B Common Stock, would be obligated to deliver the Stockholder Consent concurrently with the execution of the Merger Agreement and that the Stockholder Consent would be effective concurrently with execution of the Merger Agreement.

        In addition, the Special Committee believes that it was aware of and considered the interests that the Company directors and named executive officers may have with respect to the transaction that differ from, or are in addition to, their interests as stockholders of the Company generally, as described in "The Merger—Interests of Certain of the Company's Directors and Named Executive Officers in the Merger."

        The foregoing discussion of the information and factors considered by the Special Committee is not intended to be exhaustive, but includes the material factors considered by the Special Committee in reaching its determination and recommendation. In view of the variety of factors considered in connection with its evaluation of the Merger, the Special Committee did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination and recommendation. In addition, individual directors may have given different weights to different factors. The Special Committee recommended the Merger Agreement and the Merger based upon the totality of the information it considered.

        After considering these factors, the Special Committee concluded that the positive factors relating to the Merger Agreement and the Merger outweighed the potential negative factors and declared the advisability of the Merger Agreement and the Merger based upon the totality of the information presented to and considered by it.

        THE BOARD, ACTING UPON THE RECOMMENDATION OF THE SPECIAL COMMITTEE, APPROVED AND DECLARED ADVISABLE THE MERGER AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

        AS THE KEY HOLDERS DELIVERED THE WRITTEN CONSENT ON JULY 14, 2017, NO FURTHER ACTION BY ANY STOCKHOLDER OF THE COMPANY IS REQUIRED UNDER APPLICABLE LAW OR THE MERGER AGREEMENT (OR OTHERWISE) TO ADOPT THE MERGER AGREEMENT OR APPROVE THE MERGER, AND THE COMPANY WILL NOT BE SOLICITING YOUR VOTE FOR ADOPTION OF THE MERGER AGREEMENT OR THE MERGER AND WILL NOT CALL A STOCKHOLDERS MEETING FOR PURPOSES OF VOTING ON THE ADOPTION OF THE MERGER AGREEMENT OR THE MERGER.

Opinion of the Special Committee's Financial Advisor

        At the July 13, 2017 meeting of the Special Committee, Deutsche Bank delivered its oral opinion to the Special Committee, subsequently confirmed in a written opinion dated July 13, 2017, that, as of such date and based upon and subject to the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Deutsche Bank in preparing its opinion, the Merger Consideration to be received by holders of Class A Common Stock, other than Parent, Wayzata and their affiliates and executive officers of the Company, was fair, from a financial point of view, to such holders.

        The full text of Deutsche Bank's written opinion, dated July 13, 2017, which sets forth the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Deutsche Bank in connection with the opinion, is included in this information statement as Annex E and is incorporated herein by reference. The summary of Deutsche Bank's opinion set forth in this information statement is qualified in its entirety by reference to the full text of the opinion. Deutsche Bank's opinion was addressed to, and for the use and benefit of, the Special Committee in connection with the approval of the Merger Agreement and after receiving the recommendation of such approval from the Special Committee, the full Board of Directors of the

Company. Deutsche Bank expressed no opinion, and its opinion does not constitute a recommendation, as to how any holder of Class A Common Stock should have voted with respect to the Merger. Deutsche Bank's opinion was limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Class A Common Stock, other than Parent, Wayzata and their affiliates and executive officers of the Company, as of the date of the opinion. Deutsche Bank's opinion did not address any other terms of the Merger or the Merger Agreement. Deutsche Bank was not asked to, and Deutsche Bank's opinion did not, address the fairness of the Merger, or any consideration received in connection therewith, to Parent, Wayzata and their affiliates and executive officers of the Company or to the holders of any other class of securities, creditors or other constituencies of the Company's, nor did it address the fairness of the contemplated benefits of the Merger. Deutsche Bank expressed no opinion as to the merits of the underlying business decision of the Company to engage in the Merger or the relative merits of the Merger as compared to any alternative transactions or business strategies. Also, Deutsche Bank did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors or employees, or any class of such persons, in connection with the Merger relative to the Merger consideration to be received by holders of Class A Common Stock or otherwise.

        In connection with its role as financial advisor to the Special Committee, and in arriving at its opinion, Deutsche Bank reviewed certain publicly available financial and other information concerning the Company and certain internal analyses, financial forecasts and other information relating to the Company prepared by the management of the Company. Deutsche Bank also held discussions with certain senior officers and other representatives and advisors of the Company regarding the Company's businesses and prospects. In addition, Deutsche Bank:

  •
  reviewed the reported prices and trading activity for Class A Common Stock;

  •
  compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for Parent and three other companies it considered relevant whose securities are publicly traded;

  •
  reviewed, to the extent publicly available, the financial terms of nine business combinations which it deemed relevant;

  •
  reviewed a draft of the Merger Agreement, dated July 13, 2017 and certain related documents including the Tax Receivable Agreement, dated as of November 26, 2014 (as amended, the "Tax Receivable Agreement"), by and among the Company, Wayzata Opportunities Fund II, L.P. ("Opportunities Fund"), Wayzata Opportunities Fund Offshore II, L.P. ("Opportunities Fund Offshore"), the Management Representative (as defined therein) and the LLC Optionholders (as defined therein), a draft dated July 12, 2017 of the Exchange and Termination Agreement by and among the Company, Parent, Opportunities Fund, and Opportunities Fund Offshore, a draft dated July 11, 2017 of the Exchange and Termination Agreement by and among the Company, Parent, the Management Representative (as defined therein) and the LLC Optionholders (as defined therein), and a draft dated July 12, 2017 of the Support Agreement by and among Parent, Opportunities Fund and Opportunities Fund Offshore (collectively, the "Ancillary Agreements"); and

  •
  performed such other studies and analyses and considered such other factors as it deemed appropriate.

        Deutsche Bank did not assume responsibility for independent verification of, and did not independently verify, any information, whether publicly available or furnished to it, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of its opinion. Accordingly, for purposes of its opinion, Deutsche Bank, with the knowledge and permission of the Special Committee, assumed and relied upon the accuracy and completeness of all such information. Deutsche Bank did not conduct a physical inspection of any of the properties or assets, and did not prepare, obtain or review any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor did Deutsche Bank evaluate the Company's solvency or fair value under any law relating to bankruptcy, insolvency or similar matters.

        Deutsche Bank was not requested to, and Deutsche Bank did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor was Deutsche Bank requested to consider, and Deutsche Bank's opinion does not address, the relative merits of the Transaction as compared to any alternative transactions or business strategies.

        With respect to the financial forecasts made available to Deutsche Bank and used in its analyses, Deutsche Bank assumed at the Special Committee's direction that such forecasts had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering its opinion, Deutsche Bank expressed no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Deutsche Bank's opinion was necessarily based upon economic, market and other conditions as in effect on, and the information made available to it as of, the date of the opinion. Deutsche Bank expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which it becomes aware after the date of its opinion.

        For purposes of rendering its opinion, Deutsche Bank assumed, with the knowledge and permission of the Special Committee, that in all respects material to its analysis, the Merger would be consummated in accordance with the terms of the Merger Agreement and the Ancillary Agreements, without any waiver, modification or amendment of any term, condition or agreement that would be material to its analysis. Deutsche Bank also assumed, with the knowledge and permission of the Special Committee, that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Merger would be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions would be imposed that would be material to its analysis. Deutsche Bank is not a legal, regulatory, tax or accounting expert and Deutsche Bank relied on the assessments made by the Company and its other advisors with respect to such issues. Representatives of the Company informed Deutsche Bank, and Deutsche Bank further assumed with the Special Committee's knowledge and permission, that the final terms of the Merger Agreement and the Ancillary Agreements would not differ materially from the terms set forth in the drafts that Deutsche Bank received.

Summary of Material Financial Analyses of Deutsche Bank

        The following is a summary of the material financial analyses presented by Deutsche Bank to the Special Committee at its meeting held on July 13, 2017, and that were used in connection with rendering its opinion described above. In accordance with customary investment banking practice, Deutsche Bank employed generally accepted valuation methods in reaching its opinion. The following summary does not purport to be a complete description of the financial analyses performed by Deutsche Bank, nor does the order in which the analyses are described represent the relative importance or weight given to the analyses by Deutsche Bank. Some of the summaries of the financial analyses include information presented in tabular format. The tables are not intended to stand alone and, in order to fully understand the financial analyses used by Deutsche Bank, the tables must be read together with the full text of each summary. Considering the data set forth in the tables without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Deutsche Bank's financial analyses. Except as otherwise noted, all quantitative information, to the extent it is based on market data, is based on market data as it existed on or before July 13, 2017.

        In connection with its analyses, as directed by the Special Committee, Deutsche Bank considered financial projections prepared by Company management. For more information about the financial projections, see "Certain Unaudited Prospective Financial Information Concerning the Company" included elsewhere in this information statement. In connection with its analyses, Deutsche Bank assumed, at the Special Committee's direction, that such forecasts had been reasonably prepared and reflected the best currently available estimates and judgments of the management of the Company as to the matters covered thereby.

Analysis of Public Trading Comparables

        Deutsche Bank performed a public trading comparables analysis, which derives an implied value of a company by comparing it to similar companies that are publicly traded. Deutsche Bank compared certain of the Company's financial information with publicly available information as of the latest quarterly ending for four companies operating general equipment rental services businesses: Parent, Ashtead Group plc, Herc Holdings, Inc. and United Rentals, Inc. This analysis included a deduction for the present value of projected payments under the Tax Receivable Agreement, as provided by Company management, which were discounted at an estimated cost of equity of 15%.

        No company utilized in the public trading comparables analysis is identical to the Company. For the purpose of choosing the companies to derive the valuation multiples for this analysis, Deutsche Bank utilized its professional judgment and experience as investment bankers, taking into account several factors, including, among other things, the Company's operational capabilities and financial profile compared with those of the selected companies, the competitive landscape in which the Company and the selected companies operate and the Company's product offerings and those of the selected companies. As a result, the analysis of publicly traded comparable companies was not simply mathematical. Rather, it involved complex considerations and qualitative judgments concerning differences in financial and operating characteristics of the selected companies and other factors that could affect the public trading value of such companies.

        Based on the closing prices of Class A Common Stock and the common stock of the selected companies on July 13, 2017, balance sheet as of the latest publicly-filed information of the selected companies (except for the Company, which was as of June 30, 2017) and analyst consensus forecasts for the selected companies, Deutsche Bank calculated (a) market capitalization, (b) net debt as a multiple of the last twelve months ("LTM") estimated earnings before interest, taxes, depreciation and amortization ("EBITDA") (c) adjusted EBITDA growth across 2016 and 2017 (expected), (d) the enterprise value (defined as fully diluted equity value (utilizing the treasury stock method for outstanding options) plus total debt, capital lease obligations and non-controlling interests, less cash and cash equivalents ("TEV")) as a multiple of 2017 adjusted EBITDA (expected) as of July 13, 2017, (e) TEV as a multiple of 2017 adjusted EBITDA (expected) as of the date of the last U.S. election.

        The results of this analysis are summarized as follows:

	Mid-cap			Micro-cap
	Ashtead[1]	United Rentals	Median	Herc Holdings	Parent	The Company	Median
Market Capitalization ($ in millions)	$10,291	$9,848	—	$1,262	$733	$491	—
Net debt / LTM EBITDA	1.7x	2.6x	—	4.0x	2.6x	3.5x	—
2016A - 2017E EBITDA Growth	17.5%	5.6%	—	(0.8)%	(1.4)%	4.8%	—
TEV / 2017E EBITDA (current)	6.4x	5.8x	6.1x	6.3x	5.1x	5.8x	5.8x
TEV / 2017E EBITDA (as of the date of the last U.S. election)	5.9x	5.3x	5.6x	5.1x	4.5x	4.5x	4.5x

1
Ashtead financials converted using GBP / USD exchange rate of 1.2934.

        Based upon the foregoing and its professional judgment and experience, Deutsche Bank applied multiples ranging from 5.0x to 6.5x to estimates of the Company's adjusted EBITDA (expected) for fiscal year 2017 ($207 million) provided by Company management in order to calculate a range of estimated implied values per share of Class A Common Stock. This analysis resulted in a range of implied share prices for the Company's Class A Common Stock of $13.50 to $25.50, which reflect a rounding to the nearest $0.25, compared to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 per share.

Analysis of Precedent Transaction Comparables

        Deutsche Bank performed a precedent transactions analysis, which derives an implied value of a company by comparing it to select acquisition transactions ("Transaction Comparables"), by reviewing publicly available information. This analysis included a deduction for the present value of projected payments under the Tax Receivable Agreement, as provided by Company management, which assumed no midyear convention and were discounted at an estimated cost of equity of 15%. The nine Transaction Comparables reviewed were:

Announced Date	Target	Acquirer
1/2017	NES Rentals Holdings II, Inc.	United Rentals, Inc.
11/2016	Lavendon Group	Loxam SAS
12/2013	Blue Line Rentals	Platinum Equity
12/2011	RSC Holdings, Inc.	United Rentals, Inc.
4/2007	The Company	Lightyear Capital
10/2006	Rental Service Corp	Ripplewood Holdings / Oak Hill Capital
7/2006	Nations Rent	Ashtead Group plc
5/2006	NES Rentals Holdings, Inc.	Diamond Castle Holdings LLC
4/2005	The Company	Odyssey Investment Partners

        For each of the Transaction Comparables, Deutsche Bank calculated, based on company filings and press releases, the multiple of such company's TEV to LTM EBITDA based upon the most recent historical twelve-month period (at the time of announcement of such transaction) for which EBITDA is publicly disclosed.

        The results of this analysis are summarized as follows:

Target	Acquirer	TEV / LTM EBITDA
NES Rentals Holdings II, Inc.	United Rentals, Inc.	6.2x
Lavendon Group[3]	Loxam SAS	6.7x
Blue Line Rentals	Platinum Equity	5.8x
RSC Holdings, Inc.	United Rentals, Inc.	8.2x
The Company	Lightyear Capital	6.0x
Rental Service Corp	Ripplewood Holdings / Oak Hill Capital	6.1x
Nations Rent	Ashtead Group plc	5.4x
NES Rentals Holdings, Inc.	Diamond Castle Holdings LLC	5.1x
The Company	Odyssey Investment Partners	6.2x
Median		6.1x

        Based on the results of this analysis and other factors that it considered appropriate, Deutsche Bank selected a range of valuation multiples from 5.0x to 6.5x to apply to the Company's LTM EBITDA at June 30, 2017 ($198 million). This analysis resulted in a range of implied value per share of Class A Common Stock of $11.50 to $23.25, which reflect a rounding to the nearest $0.25, compared

3
Lavendon financials converted using GBP / USD as of 1/17/2017 at exchange rate of 1.2451.

to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 per share.

Discounted Cash Flow Analyses

        Deutsche Bank calculated a range of equity values per share of Class A Common Stock based on a discounted cash flow analysis to value the Company as of June 30, 2017.

        Deutsche Bank calculated the total enterprise value for the Company as the sum of the net present value of (i) the projected unlevered free cash flows of the Company for fiscal years 2017 (second half only) through 2021 (expected), plus (ii) the value of the Company at the end of such period (the "Terminal Value"). For purposes of its analyses, Deutsche Bank defined unlevered free cash flows as tax adjusted earnings before interest and taxes, plus depreciation and amortization, less capital expenditures, and less or plus changes in net working capital. Additionally, for purposes of its analyses, Deutsche Bank considered the Company's statutory tax rate to be 37.5%. The discounted cash flow analysis reflects a positive adjustment for the present value of net operating losses (valued at $19 million after being discounted at an estimated cost of equity of 15%) and a negative adjustment for the present value of projected payments under the Tax Receivable Agreement (valued at $16 million after being discounted at an estimated cost of equity of 15%).

        The Company's Terminal Value was calculated using perpetuity growth rates from 1.75% to 2.25%. The Company's future cash flows and Terminal Value were discounted to present values as of June 30, 2017 at discount rates ranging from 9.00% to 10.00%. These discount rates were based on an analysis of the Company's weighted average cost of capital (the "WACC"), which was derived using (i) the risk free rate, the equity risk premium and the Company's normalized unlevered beta, levered beta, and size premium to calculate the Company's cost of equity, (ii) the Company's pre-tax cost of debt and tax rate to determine the Company's after-tax cost of debt and (iii) the Company's normalized capital structure (based upon a Deutsche Bank estimate of the capital structure the Company would require to support the business plan upon which the WACC is applied) of a 46.5% ratio of net debt to total capitalization using Deutsche Bank's assumptions for the Company.

        Deutsche Bank's discounted cash flow analyses yielded a range of implied value per share of Class A Common Stock of $15.75 to $24.00, which reflect a rounding to the nearest $0.25, compared to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 per share.

Trading Range Analysis

        Deutsche Bank performed a trading range analysis with respect to the historical share prices of Class A Common Stock. Deutsche Bank noted that the low and high closing trading prices per share of Class A Common Stock during the 52-week period ending on July 13, 2017 were $8.44 and $20.65. As of July 13, 2017, the closing price per share of Class A Common Stock was $19.70, compared to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63, per share.

        Deutsche Bank's review of the trading range was for reference only.

Analyst Price Targets

        Deutsche Bank reviewed and analyzed future public market trading price targets for Class A Common Stock based upon research reports prepared and published by four equity research analysts and which reports Deutsche Bank has access to. Each of the considered equity research analyst reports included a share price target for Class A Common Stock. The analyst price targets for Class A Common Stock were $17.50 (report dated as of June 5, 2017), $20.00 (report dated as of May 1, 2017), $20.00 (report dated as of April 27, 2017) and $24.00 per share (report dated as of April 26, 2017), compared to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 per share. When discounted at an estimated cost of equity of 15%, the analyst price targets ranged from $15.25 to $20.75, which reflect a rounding to the nearest $0.25, compared to the Merger Consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63 per share.

        The public market trading price targets published by equity research analysts do not necessarily reflect current market trading prices for Class A Common Stock and these estimates are subject to uncertainties, including the Company's future financial performance and future financial market conditions.

        Deutsche Bank's review of analyst price targets was for reference only.

General

        The foregoing summary of certain material financial analyses does not purport to be a complete description of the analyses or data presented by Deutsche Bank. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Deutsche Bank believes that the foregoing summary and its analyses must be considered as a whole and that selecting portions of the foregoing summary and these analyses, without considering all of the analyses as a whole, could create an incomplete view of the processes underlying the analyses and the opinions. As a result, the ranges of valuations resulting from any particular analysis or combination of analyses described above were merely utilized to create points of reference for analytical purposes and should not be taken to be the view of either Deutsche Bank with respect to the Company's actual value. In arriving at its opinion, Deutsche Bank reviewed various financial and operational metrics for the Company, including forecasts with respect to the Company, which were made available to Deutsche Bank by the Company or on the Company's behalf.

        In arriving at its opinion, Deutsche Bank did not attribute any particular weight to any analyses or factors considered by it, except as noted above, and did not form an opinion as to whether any individual analysis or factor, considered in isolation, supported or failed to support its opinion. Rather, Deutsche Bank considered the totality of the factors and analyses performed in determining its opinion. Analyses based upon forecasts of future results are inherently uncertain, as they are subject to numerous factors or events beyond the control of the parties and their advisors. Accordingly, forecasts and analyses used or made by Deutsche Bank are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by those analyses. Moreover, Deutsche Bank's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses could actually be bought or sold. The analyses necessarily involve complex considerations and judgments concerning differences in financial and operational characteristics of the companies involved and other factors that could affect the companies compared to the Company.

        The merger consideration of $21.07 subject to downward adjustment in certain circumstances, but in no case less than $20.63, was determined through arm's-length negotiations between the Company and Parent and, after receiving a recommendation of approval from the Special Committee, was approved by the Board. Deutsche Bank did not recommend any specific consideration to the Company or the Special Committee or that any specific consideration constituted the only appropriate consideration for the Merger.

        The Company, at the direction of the Special Committee, entered into an engagement letter with Deutsche Bank, dated April 5, 2017, engaging Deutsche Bank on an exclusive basis to provide advisory and investment banking services with respect to the exploration of interest in the acquisition of the Company. Deutsche Bank was selected by the Special Committee based on Deutsche Bank's qualifications, expertise, reputation and experience in mergers and acquisitions and the Company's industry. Deutsche Bank is an internationally recognized investment banking firm experienced in providing advice in connection with mergers and acquisitions and related transactions.

        For financial advisory services rendered in connection with the Merger (including the delivery of its opinion), the Company has agreed to pay Deutsche Bank a fee of approximately $10,000,000, $1,500,000 of which was payable upon delivery by Deutsche Bank of its opinion, and the remainder of which will become due upon the closing of the Merger. The Company has also agreed to reimburse Deutsche Bank for certain of its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement.

        During the two years preceding the date of Deutsche Bank's opinion, Deutsche Bank or its affiliates have provided services for which they have received investment banking, commercial banking (including extension of credit) and other financial service fees or revenue from Parent.

        Since January 1, 2015, the aggregate mergers and acquisitions financial advisory fees and other investment banking revenue received or receivable by Deutsche Bank or its affiliates from Parent were approximately €418,248. As of July 7, 2017, Deutsche Bank or its affiliates held equity trading positions representing less than 1% of each of the Company and Parent.

        Deutsche Bank or its affiliates may also provide investment and commercial banking services to Parent, the Company and their affiliates in the future, for which Deutsche Bank would expect to receive, or would expect its affiliates to receive, compensation. In the ordinary course of business, Deutsche Bank or its affiliates may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, Deutsche Bank or its affiliates may at any time hold a long or short position in such securities, instruments and obligations.

Financing

        In connection with its entry into the Merger Agreement, on July 14, 2017, Parent entered into a Commitment Letter (the "Commitment Letter") with Wells Fargo Bank, National Association ("Wells Fargo Bank"), WF Investment Holdings, LLC ("WFIH") and Wells Fargo Securities, LLC ("Wells Fargo Securities" and, together with Wells Fargo Bank and WFIH, "Wells Fargo"), pursuant to which Wells Fargo has committed to provide 100% of the ABL Facility and 100% of the principal amount of a senior unsecured bridge facility (the "Bridge Facility," and together with the ABL Facility, the "Committed Financing") in an amount up to $825 million. The Commitment Letter contemplates that Parent will undertake the Proposed Notes Offering (as defined below) and the Proposed Equity Offering (as defined below), and the commitment under the Bridge Facility will be reduced, on a dollar-for-dollar basis, by the amount of aggregate proceeds, if any, from the Proposed Notes Offering and Proposed Equity Offering. Funding of the financing under the Commitment Letter is contingent on the satisfaction or waiver of certain conditions set forth therein, and the Proposed Equity Offering and Proposed Notes Offering are each subject to market and other conditions, but consummation of all or any portion of the Proposed Notes Offering or the Proposed Equity Offering is not a condition to availability of the financing contemplated by the Commitment Letter.

        Parent also intends to use a portion of the proceeds of the Proposed Financing to refinance certain existing indebtedness of the Company and Parent, including existing senior secured credit facilities. Subject to market conditions, Parent may also seek to refinance its existing 7% senior unsecured notes due 2022 in the aggregate principal amount of $630 million.

        For purposes of the discussion of the Commitment Letter:

  •
  "ABL Facility" refers to a new $1.25 billion secured asset-based revolving credit facility;

  •
  "Proposed Notes Offering" refers to the issuance and sale of up to $575 million (which may be increased to up to $825 million, if the Proposed Equity Offering is not consummated in full or at all) of senior unsecured notes of Parent in a private placement;

  •
  "Proposed Equity Offering" refers to the issuance and sale of up to $250 million of Parent Common Stock; and

  •
  "Proposed Financing" refers, collectively, to the ABL Facility, the Proposed Equity offering and the Proposed Notes Offering.

        The obligation of Wells Fargo to provide the Committed Financing on the terms outlined in the Debt Commitment Letter is subject to the satisfaction (or waiver) of the following conditions, among others:

  •
  The negotiation, execution and delivery of definitive documentation with respect to the Committed Financing;

  •
  Wells Fargo's completion and receipt of standard closing deliverables;

  •
  The refinancing of the Company's existing indebtedness (subject to certain exceptions) shall have been consummated substantially simultaneously with the receipt of the proceeds of the Committed Financing;

  •
  since July 14, 2017, there not having occurred an Acquired Company Material Adverse Effect (as defined therein) with respect to the Company or any event, change or effect that would, individually or in the aggregate, reasonably be expected to have an Acquired Company Material Adverse Effect; and

  •
  Wells Fargo shall have had the opportunity to attempt to place the Proposed Notes Offering for twenty (20) consecutive business days (subject to customary blackout dates) after receipt of a customary offering memorandum for the Proposed Notes Offering.

        As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made for the purpose of consummating the Merger in the event the Proposed Financing or the Bridge Facility described herein is not available as anticipated. The definitive documentation governing the Proposed Financing and the Bridge Facility has not been finalized, and accordingly, the actual terms may differ from those described in this information statement. As of the date of this information statement, no alternative financing arrangements or alternative financing plans have been made for purpose of consummating the Merger in the event the Committed Financing described herein is not available as anticipated.

        The obligations of Parent and Merger Sub to complete the Merger are not subject to any financing condition.

Certain Unaudited Prospective Financial Information Concerning the Company

        The Company does not, as a matter of general practice, publicly disclose financial projections, due to the unpredictability of the underlying assumptions and estimates inherent in preparing financial projections. However, the Company has elected to provide the unaudited prospective financial information set forth below in order to provide its stockholders access to selected non-public unaudited prospective financial information that was prepared in connection with the evaluation of a possible transaction and was provided to the Special Committee, its financial advisors and the Board prior to the execution of the Merger Agreement. These financial projections were also provided to Parent and Wells Fargo Securities during the due diligence process. The financial projections were reasonably prepared on bases reflecting the best then-currently available estimates and judgments of the management of the Company as to the matters covered thereby. You should note that the prospective financial information constitutes forward-looking statements, and that the prospective financial information was not prepared with a view toward public disclosure. Inclusion of this information should not be regarded as an indication that any of the Company, Parent or any of their respective affiliates, officers, employees, directors, advisors or other representatives or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results or is indicative of guidance that the Company would provide as a stand-alone company should the transaction not be consummated. No person has made or makes any representation to any stockholder or other person regarding the Company's ultimate performance compared to the prospective financial information or that forecasted results will be achieved. The Company has made no representation to Parent, in the Merger Agreement or otherwise, concerning these or any financial forecast. Readers of this information statement are cautioned not to place undue reliance on the prospective financial information. See "Cautionary Statement Concerning Forward-Looking Statements" on page 20.

        The prospective financial information was prepared for internal use and is subjective in many respects. While presented with numeric specificity, the prospective financial information reflects numerous estimates and assumptions of the Company's management with respect to operating expense, capital expenditures, industry performance, general business, economic, regulatory, litigation, market and financial conditions and matters specific to the Company's business, many of which are beyond the Company's control. As a result, there can be no assurance that the financial results included prospective financial information will be realized or that actual results will not be significantly higher or lower than estimated. Since the prospective financial information covers multiple years, such information by its nature becomes less predictive with each successive year. A number of important factors with respect to the Company's business and the industry in which it participates may affect actual results and result in the prospective financial information not being achieved. For a description of some of these factors, the Company's stockholders are urged to review the Company's most recent SEC filings as well as "Cautionary Statement Concerning Forward-Looking Statements." Economic and business environments can and do change quickly which adds a significant level of unpredictability and execution risk. These factors create significant uncertainty as to whether the results portrayed in the prospective financial information will be achieved. The prospective financial information was not prepared with a view toward complying with United States generally accepted accounting principles ("GAAP"), the published guidelines of the SEC regarding projections or the use of non-GAAP financial measures or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of the prospective financial information. Neither the Company's independent registered public accounting firm, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information, nor have they expressed any opinion or any other form of assurance on such information or its achievability. Furthermore, the prospective financial information does not take into account any circumstances or events occurring after the date of its preparation and the Company does not intend to make publicly available any update or other revision to the prospective financial information.

Prospective Financial Information

	Projected
($ in millions)	2017E	2018E	2019E	2020E	2021E
Revenue	$419	$456	$474	$509	$534
% growth	5.6%	8.7%	3.9%	7.5%	5.0%
Adjusted EBITDA	$207	$226	$234	$251	$268
% margin	49.5%	49.7%	49.4%	49.3%	50.1%
% growth	7.1%	9.1%	3.3%	7.3%	6.8%
Adjusted EBIT	$105	$121	$120	$134	$146
% margin	25.0%	26.6%	25.3%	26.4%	27.3%
% growth	11.1%	15.6%	(1.1)%	11.8%	8.8%
TRA Payments	$4	$5	$7	$3	$3

	Projected
($ in millions)	Q3 - Q4 2017E	2018E	2019E	2020E	2021E	Terminal Year
Revenue	$219	$456	$474	$509	$534	$534
% growth		8.7%	3.9%	7.5%	5.0%
Adjusted EBITDA	$111	$226	$234	$251	$268	$268
% margin	50.8%	49.7%	49.4%	49.3%	50.1%	50.1%
Adjusted EBIT	$59	$121	$120	$134	$146	$153
Tax Adjusted EBIT	$37	$76	$75	$84	$91	$95
Unlevered Free Cash Flow	$55	$57	$87	$81	$92	$92

  Non-GAAP Financial Measures

        "EBITDA" is defined as net income (loss) plus interest expense, provision for (benefit from) income taxes, depreciation of rental equipment and other depreciation and amortization. "Adjusted EBITDA" is defined as EBITDA further adjusted to give effect to other items that we do not consider to be indicative of our ongoing operations, including for the periods presented such as rental split expense, equity-based compensation, adjustment to tax receivable agreement and (gain) loss on interest rate swap. "EBIT" is defined as net income (loss) plus interest expense and provision for (benefit from) income taxes. "Adjusted EBIT" is defined as EBIT further adjusted to give effect to other items that we do not consider to be indicative of our ongoing operations, including for the periods presented such as rental split expense, adjustment to tax receivable agreement and (gain) loss on interest rate swap.. "Tax Adjusted EBIT" is defined as Adjusted EBIT less provision for (benefit from) income taxes. "Unlevered Free Cash Flow" is defined as Tax Adjusted EBIT plus depreciation of rental equipment and other depreciation and amortization less capital expenditures plus decrease (or less increase) in net working capital. EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Tax Adjusted EBIT and Unlevered Free Cash Flow are not measures of performance in accordance with GAAP and should not be considered as an alternative to net income (loss) or operating cash flows determined in accordance with GAAP. Additionally, EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Tax Adjusted EBIT and Unlevered Free Cash Flow are not intended to be measures of cash flow for management's discretionary use, as they exclude certain cash requirements such as interest payments, tax payments and debt service requirements. We believe that the use of EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Tax Adjusted EBIT and Unlevered Free Cash Flow is appropriate because securities analysts, investors and other interested parties use these non-GAAP financial measures as important measures of assessing our operating performance across periods on a consistent basis. EBITDA, Adjusted EBITDA, EBIT, Adjusted EBIT, Tax Adjusted EBIT and Unlevered Free Cash Flow have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

  •
  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

  •
  they do not reflect our cash expenditures, or future requirements for capital expenditures or contractual commitments;

  •
  they do not reflect changes in, or cash requirements for, our working capital needs;

  •
  they do not reflect the significant interest expense, or the cash requirements necessary, to service interest or principal payments on our significant amount of indebtedness; and

  •
  they do not reflect the impact of earnings or charges resulting from matters we do not consider to be indicative of our ongoing operations but may nonetheless have a material impact on our results of operations.

        In addition, because not all companies use identical calculations, these presentations of EBITDA, Adjusted EBITDA and Adjusted EBIT may not be comparable to similarly titled measures of other companies, including companies in our industry.

	Projected
($ in millions)	2017E	2018E	2019E	2020E	2021E
Net Income	$57	$78	$79	$97	$112
Depreciation of rental equipment	$91	$94	$95	$98	$102
Other depreciation and amortization	$9	$10	$18	$18	$19
Interest expense	$44	$42	$40	$36	$33
Provision for income taxes	$1	$0	$0	$0	$0
EBITDA	$203	$224	$232	$249	$266
Rental split expense(a)	$2	$0	$0	$0	$0
Equity-based compensation(b)	$2	$2	$2	$2	$2
Adjusted EBITDA	$207	$226	$234	$251	$268

(a)
Represents cash payments made to suppliers of equipment in connection with rental split expense, which payments are credited against the purchase price of the applicable equipment if the Company elects to purchase that equipment.

(b)
Represents non-cash equity-based compensation expense recorded in the periods presented in accordance with GAAP.

	Projected
($ in millions)	2017E	2018E	2019E	2020E	2021E
Net Income	$57	$78	$79	$97	$112
Interest	$44	$42	$40	$36	$33
Taxes	$1	—	—	—	—
EBIT	$103	$121	$120	$134	$146
Fleet FV Margin/SL Lease/Rental Splits	$2	$0	$0	$0	$0
Adjusted EBIT	$105	$121	$120	$134	$146
Cash taxes(c)	$(39)	$(45)	$(45)	$(50)	$(55)
Tax Adjusted EBIT	$66	$76	$75	$84	$91
Depreciation & amortization	$100	$104	$113	$116	$121
Capital expenditure	$(79)	$(114)	$(105)	$(112)	$(116)
Change in net working capital	$(12)	$(8)	$5	$(6)	$(4)
Unlevered Free Cash Flow	$75	$57	$87	$81	$92

(c)
Assumes a statutory tax rate of 37.5%.

Interests of Certain of the Company's Directors and Named Executive Officers in the Merger

        In considering the recommendation of the Board to adopt the Merger Agreement, you should be aware that certain of the Company's directors and named executive officers have interests in the Merger that may be different from, or in addition to, those of the Company's stockholders generally. The Board was aware of these interests and considered them, among other matters, (i) in evaluating the Merger Agreement, (ii) in reaching its decision to approve the Merger Agreement, and (iii) in recommending to Company stockholders that the Merger Agreement and the Merger be approved and adopted. These interests include those described below.

Treatment of Equity Awards

Company Stock Options

        Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger:

  •
  each Company Stock Option, whether vested or unvested, that is outstanding and unexercised as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Stock Options becoming entitled to receive:

  •
  in the case of each unvested Company Stock Option, a Substitute Stock Option (a) to purchase a number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio and (b) with each such Substitute Stock Option having a per share exercise price for the Parent Common Stock issuable upon exercise of such Substitute Stock Option equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio (with each Substitute Stock Option otherwise generally having, and being subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time); and

  •
  in the case of each vested Company Stock Option, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Class A Common Stock for purposes of the Merger Agreement.

Company Restricted Stock Unit Awards

        Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger:

  •
  each Company Restricted Stock Unit Award, whether vested or unvested, that is outstanding as of the Effective Time will be cancelled and will cease to be outstanding and will not be assumed by Parent with the holder of such Company Restricted Stock Unit Awards becoming entitled to receive:

  •
  in the case of each unvested Company Restricted Stock Unit Award, Substitute RSU Award (which is time-vested) relating to the number of Parent Common Stock equal to the product of (a) the number of shares of Class A Common Stock with respect to such Company Restricted Stock Unit Awards that were unvested as of immediately prior to the Effective Time and (b) the Exchange Ratio (with each Substitute RSU Award generally being subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted, provided that any performance vesting condition will be waived); and

    •
    in the case of each vested Company Restricted Stock Unit Award, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

        Payments incident to the cash out of equity awards will be made without interest and less any deduction for withholding taxes as required by applicable law.

2014 Plan Amendment

        On July 14, 2017, the Board approved and adopted the 2014 Plan Amendment providing additional protections in the event of termination without "cause" (as defined in the 2014 Plan Amendment) or resignation for "good reason" (as defined in the 2014 Plan Amendment) after the consummation of the Merger. The 2014 Plan Amendment will become effective immediately prior to the consummation of the Merger.

        Under the 2014 Plan Amendment, in the event a holder of a Substitute RSU Award is terminated by the Company without "cause" (and not due to death or disability) or as a result of the holder's resignation for "good reason" following the Merger, to the extent unvested as of the date of such termination, (i) a pro-rata portion of such Substitute RSU Award will become vested on the date of such termination and settled generally within sixty (60) days of termination and (ii) the remaining unvested Substitute RSU Award will become settled on the date which the performance period for the Company Restricted Stock Unit Award related to the Substitute RSU Award was scheduled to end, in the case of (ii) subject to the holder's compliance with restrictive covenants through the applicable vesting dates. In addition, under the 2014 Plan Amendment, in the event a holder of a Substitute Stock Option is terminated by the Company without "cause" (and not due to death or disability) or as a result of the holder's resignation for "good reason" following the Merger, to the extent unvested as of the date of such termination, such Substitute Stock Option will remain outstanding and continue to vest in accordance with its regularly scheduled dates, subject to the holder's compliance with applicable restrictive covenants through the applicable vesting dates. Following any such vesting date, the Substitute Stock Option (or portion thereof) will be exercisable only for a limited period of time before it expires.

Termination Benefits of Named Executive Officers

        Each of Mr. Hood, Irion and Parks is subject to an employment agreement or letter that does not provide for any enhanced severance payments or benefits on his termination of employment in connection with a change of control of the Company. However, as described below, each of Mr. Hood, Irion and Parks is entitled to receive severance payments and benefits under such agreement or letter if, at any time, the Company or its affiliates terminates his employment without "cause" (as defined in the applicable agreement or letter) or he resigns for "good reason" (as defined below).

        Pursuant to the employment agreement with Mr. Hood, upon a termination of Mr. Hood's employment by the Company and affiliates without "cause" (other than by reason of death or disability) or by reason of his resignation for "good reason," Mr. Hood is entitled to severance consisting of (a) two (2) times the sum of Mr. Hood's base salary and the highest annual bonus amount paid to Mr. Hood for any of the three (3) calendar years preceding the year in which the termination occurs, payable in twenty-four (24) monthly installments, which, as of July 14, 2017, would equal an aggregate amount of $1,899,604, (b) a pro-rata portion of the annual bonus for the year of termination based on the number of days he was employed during the fiscal year and based on actual company performance, and (c) the continuation of all Company-sponsored health and welfare benefits through the earlier of the second (2nd) anniversary of the termination date and the date on which Mr. Hood violates any restrictive covenant set forth within his agreement.

        Pursuant to the employment agreement with Mr. Irion, upon a termination of Mr. Irion's employment by the Company and affiliates without "cause" (other than by reason of death or disability) or by reason of his resignation for "good reason," Mr. Irion is entitled to severance consisting of (a) the sum of (i) two (2) times Mr. Irion's base salary and (ii) two (2) times the highest annual bonus paid to Mr. Irion during any of the three (3) fiscal years preceding the year in which the termination occurs, payable in 24 monthly installments, which, as of July 14, 2017, would equal an aggregate amount of $1,273,342, (b) a pro-rata portion of the annual bonus for the year of termination based on the number of days he was employed during the fiscal year and based on actual company performance, and (c) the continuation of all Company-sponsored health and welfare benefits for 24 months following the date of termination.

        Each of Mr. Hood and Mr. Irion's employment agreements contains a cutback provision pursuant to which, to the extent either of Mr. Hood or Mr. Irion receives any payment or other benefit in connection with a change in control transaction that would subject him to excise taxes imposed pursuant to Section 4999 of the Code, such payments will be reduced by such amount and in such order provided for within his employment agreement in order to avoid excise taxes, such that he will receive either (i) the full amount of all such payments or (ii) a portion of the payments having a value equal to $1 less than the amount that would trigger excise taxes, whichever provides the greatest portion of payments on an after-tax basis.

        Pursuant to the employment letter with Mr. Parks, upon a termination by us without "cause" or by Mr. Parks for "good reason" pursuant to the Neff Rental LLC Executive Severance Policy (as described below). In accordance with Severance Policy, upon a termination of Mr. Parks' employment without "cause" or by reason of his resignation for "good reason" (as defined in the Severance Policy), Mr. Parks is entitled to severance consisting of (a) continued base salary for twenty-four (24) months, payable in twenty-four (24) monthly installments, which, as of July 14, 2017, would equal an aggregate amount of $658,000 and (b) continued health benefits for the same 24-month period. We have the option to reduce Mr. Parks' severance package by the same amount by which we reduce the duration of Mr. Parks' non-compete period, should we choose to do so, but by no more than 50% in either case.

        For purposes of Mr. Hood's agreement, "good reason" generally means the occurrence of any of the following events or conditions: (i) the nature of Mr. Hood's duties or the scope of his responsibilities is materially modified by the Company and affiliates without his written consent where such material modification constitutes his demotion or a substantial reduction in his responsibilities; (ii) a reduction in his base salary or target annual bonus opportunity; (iii) any material breach by the Company and affiliates of any provision of his employment agreement that has not been cured within thirty (30) days following receipt by the Company and affiliates of written notice of such breach from Mr. Hood specifically identifying such material breach; (iv) in connection with any "change in control" (as defined in his employment agreement) (A) the purchaser does not assume the severance provisions in his employment agreement (including corresponding definitions) (or substitute substantially identical severance provisions) with respect to him and (B) he does not accept employment with such purchaser in connection with the "change in control;" (v) the Company and affiliates requires Mr. Hood's principal business office to be at any office located more than twenty five (25) miles from the office where he is currently based without his consent; or (vi) his failure to be nominated for election to the Board of the Company (the "Board") or to report directly to the Board or a reduction in his title without his consent.

        For purposes of Mr. Irion's agreement, "good reason" generally means the occurrence of the following events or conditions: (i) the nature of his duties, title, or the scope of his responsibilities (including reporting responsibilities) is materially modified by the Company and affiliates without his consent where such material modification constitutes his demotion or a substantial reduction in his responsibilities; (ii) the Company and affiliates requires his principal business office to be at any office locate more than fifty (50) miles from the office where he is currently based without his consent; (iii) a reduction in his base salary or a reduction in his target annual bonus opportunity; (iv) any material breach by the Company and affiliates of any provision of his employment agreement that has not been cured within thirty (30) days following receipt by the Company and affiliates of written notice of such breach from Mr. Irion specifically identifying such material breach; (v) the employment agreement is not assumed by any successor of the Company and affiliates as provided in the employment agreement in a situation other than a "change in control;" or (vi) for each of the following (1) through (8) below, solely during the two (2) year period following a "change in control," (1) a change in his status, title, position or responsibilities (including reporting responsibilities) which, in his reasonable judgment, does not represent a promotion from his status, title, position or responsibilities as in effect immediately prior thereto; the assignment to him of any duties or responsibilities which, in his reasonable judgment, are inconsistent with such status, title, position or responsibilities; or his removal or the failure to reappoint or re-elect him to any such position, except in connection with the termination of his employment for disability, "cause," as a result of his death or by him other than for "good reason," (2) a reduction in his base salary or any failure to pay him any compensation or benefits to which he is entitled within five (5) days of the date due; (3) the Company and affiliates' failure to increase his base salary at least annually at a percentage of his base salary no less than the average percentage increases granted to him during the three (3) most recent full years ended prior to a "change in control;" (4) the Company and affiliates' failure to (A) continue in effect (without reduction in benefit level and/or reward opportunities) any material compensation or benefit plan in which he was participating at the time of the "change in control," including, but not limited to, the Company and affiliates' 401(k) plan or (B) provide him with compensation and benefits at least equal (in terms of benefit levels and/or reward opportunities) to those provided for under each employee benefit plan, program and practice as in effect immediately prior to the "change in control" (or as in effect following the "change in control," if greater); (5) the insolvency or the filing (by any party, including the Company and affiliates) of a petition for bankruptcy, of the Company and affiliates; (6) any material breach by the Company and affiliates of any provision of the employment agreement; (7) any purported termination of his employment for "cause," which does not comply with the terms of the employment agreement; or (8) the Company and affiliates' failure to obtain an agreement, satisfactory to him, from any successor or assign of the Company and affiliates to assume and agree to perform the employment agreement as provided in such agreement.

        For purposes of Mr. Parks' letter, "good reason" generally means any of the following, without his written consent: (i) a material reduction in his base salary; (ii) a material modification of his duties where such modification constitutes a demotion; or (iii) the requirement that he relocate (on a permanent basis) to an office that is located in a region other than the one in which he is currently employed and such new office is at least fifty (50) miles from the office where he is currently based.

Sale Transaction Bonuses

        Neff Holdings LLC has a sale transaction bonus plan that entitles certain service providers, including each of the named executive officers and certain of the non-employee directors, to receive cash payments upon the consummation of a "sale transaction" (which includes a "change in control" of the Company), subject to the applicable executive or director's continued service with Neff Holdings LLC or its subsidiaries (the "Company Group") on such "sale transaction." Notwithstanding the foregoing, in the event that the named executive officer or applicable director's employment or service is terminated by the Company Group for any reason other than "cause" (as defined in the plan)

or due to death or total disability, then such executive or director (or his estate, as applicable) will remain eligible to receive a payment under the plan provided that the "sale transaction" is consummated within nine (9) months of such termination other than for "cause" (or twelve (12) months of a termination due to death or total disability).

        In the event of a sale transaction, each of Mr. Hood, Mr. Irion, Mr. Parks, Mr. Continenza and Mr. Singer is entitled to receive a payment of $2,606,522, $1,554,349, $717,391, $150,333 and $105,233, respectively under this plan. The sale transaction bonuses will be payable in a lump sum, depending on the terms of the specific award letter, either (i) on the thirtieth (30th) day following the consummation of the "sale transaction" or (ii) on the closing date of the consummation of the sale transaction (or, if such payment is to be made through the payroll system, on the first reasonably practicable day following such closing date on which such payment can be made through the payroll system). The Merger will qualify as a sale transaction under the sale transaction bonus plan.

Neff Holdings 2014 Incentive Bonus Plan

        Pursuant to the Neff Holdings LLC 2014 Incentive Bonus Plan (the "2014 Plan"), certain service providers (including the named executive officers and certain of the non-employee directors) were granted a contingent right to receive cash distribution awards in connection with Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P.'s (together, the "sponsor") receipt of a specified level of proceeds in connection with the sale, disposition or transfer of its common units in Neff Holdings, LLC. The proceeds received by the sponsor in connection with the Merger will exceed such specified level. In general, under this plan, once the sponsor receives cash proceeds, dividends or distributions (together, the "cash proceeds") of at least $81,000,000, Neff Rental LLC will fund an incentive pool of $2,100,000 and at such time as the sponsor receives cash proceeds of at least $108,000,000, Neff Rental LLC will fund an additional incentive pool of $2,100,000. The consummation of the Merger will cause the funding of both incentive pools. Each of Mr. Hood, Mr. Irion, Mr. Parks, Mr. Continenza and Mr. Singer are eligible to receive 28.01%, 16.70%, 7.71%, 1.62% and 1.13% of the incentive pool, respectively, in a single, lump sum payment within thirty (30) days of the applicable incentive pool establishment date, subject to continued employment or service through the relevant date at which the incentive pool is established. In the event any award granted under the 2014 Plan is forfeited as a result of a participant's termination of employment with (or service to) the Company or its affiliates, or otherwise, each remaining participant in the 2014 Plan shall be entitled to an additional award equal to the percentage specified in the preceding sentence with respect to such individual multiplied by the percentage applicable to forfeiting participant multiplied by the total incentive pool. Thus, each of Mr. Hood, Mr. Irion, Mr. Parks, Mr. Continenza and Mr. Singer may receive a percentage of the incentive pools that is greater than the percentages specified above.

Indemnification, Expense Advancement, Exculpation and Insurance

        The Merger Agreement provides that, after the Effective Time and until the sixth anniversary of closing, Parent agrees to cause the Company (as the surviving corporation) to indemnify and hold harmless each current and former director, officer or employee of the Company or any of its subsidiaries or fiduciaries of the Company and its subsidiaries under any Company benefit plan against any costs or expenses (including reasonable attorneys' fees) arising in whole or in part out of (i) the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries or is or was a fiduciary of the Company or any of its subsidiaries under Company benefit plans prior to the Effective Time and (ii) matters, acts, or omissions existing or occurring at or prior to the Effective Time contemplated by the Merger Agreement and the documents referred therein, the transaction documents and this information statement and the documents referred to herein to the same extent that such person is entitled to be indemnified as of the date of the Merger Agreement under the Company's organizational documents and existing indemnification agreements. The Merger Agreement also provides that Parent will cause the Company (as the surviving corporation) to advance expenses as incurred by any such indemnified party upon receipt of an undertaking from such indemnified party to the same extent as such persons are entitled to advancement of expenses as of the date of the Merger Agreement by the Company pursuant to the Company's organizational documents and any indemnification agreements disclosed to Parent.

        In addition, Parent will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (or a substitute with a substantially comparable insurer of at least the same coverage and amounts with terms and conditions which are no less advantageous to the insured in the aggregate) with respect to matters arising on or before the Effective Time for six years following the Effective Time. However, Parent will not be required to pay annual premiums in excess of 300% of the aggregate annual premium paid as of the date of the Merger Agreement by the Company for such insurance, but in such case will purchase the maximum coverage available in the surviving corporation's good faith determination for such amount. The Company may, in consultation with Parent, purchase, prior to the Effective Time, a six (6) year prepaid "tail" policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the aggregate annual premium paid as of the date of the Merger Agreement by the Company for such insurance. If such "tail" prepaid policy has been obtained by the Company prior to the Effective Time, Parent will no longer have any further obligation to purchase or pay for insurance under the Merger Agreement.

Regulatory Waiting Periods

        Under the HSR Act, the Merger may not be completed until the Company and Parent have filed notification and report forms with the U.S. Federal Trade Commission and the Antitrust Division of the U.S. Department of Justice and the applicable waiting period has expired or been terminated. The Company and Parent each intend to file a Notification and Report Form with the Antitrust Division and the Federal Trade Commission and request early termination of the waiting period.

        Under the Merger Agreement, the Company, Parent and Merger Sub have agreed to use reasonable best efforts to obtain all required governmental approvals and avoid any suit, action, proceeding brought by a governmental entity or investigation or injunctions or orders therefrom, in each case, challenging the Merger Agreement or transactions contemplated thereby; however, neither the Company nor Parent is required to pay or agree to pay any fee, penalty or other consideration (other than the HSR Act filing fee), or modify any of its material contracts or take any divestiture actions to obtain any consent, approval, clearance, order, waiver or authorization in connection with the transactions contemplated by the Merger Agreement. Except as noted above with respect to the required filings under the HSR Act, the expiration of 20 days from the mailing of this information statement to the Company's stockholders and the filing of a certificate of merger (including the amended and restated certificate of incorporation of the surviving corporation to be attached thereto) with the Secretary of State of the State of Delaware at or before the effective time of the Merger, we are unaware of any material federal, state or foreign regulatory requirements or approvals required for the execution of the Merger Agreement or consummation of the Merger or the other transactions contemplated by the Merger Agreement.

THE MERGER AGREEMENT

        This section of this information statement describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement, which is attached as Annex A to this information statement and is incorporated into this information statement by reference. We urge you to read the full text of the Merger Agreement because it is the legal document that governs the Merger. This section is not intended to provide you with any factual information about us. Such information can be found elsewhere in this information statement and in the public filings we make with the SEC, as described in "Where You Can Find More Information" beginning on page 98.

Explanatory Note Regarding the Merger Agreement

        The Merger Agreement and this summary of its terms are included to provide you with information regarding its terms. Factual disclosures about the Company contained in this information statement or in the Company's public reports filed with the SEC may supplement, update or modify the factual disclosures about the Company contained in the Merger Agreement. In addition, such representations and warranties (a) have been made only for purposes of the Merger Agreement, (b) may be subject to limits or exceptions agreed upon by the contracting parties, (c) are subject to materiality qualifications contained in the Merger Agreement which may differ from what may be viewed as material by investors, (d) were made only as of the date of the Merger Agreement or other specific dates and (e) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Additionally, the representations, warranties, covenants, conditions and other terms of the Merger Agreement may be subject to subsequent waiver or modification. Matters may change from the state of affairs contemplated by the representations and warranties contained in the Merger Agreement. Prior to the Effective Time, the Company will provide additional disclosure in its public reports to the extent that it is aware of the existence of any material facts that are required to be disclosed under federal securities law and that might otherwise contradict the terms and information contained in the Merger Agreement and will update such disclosure as required by federal securities laws. Accordingly, the representations and warranties of the Company contained in the Merger Agreement should not be read alone but instead should be read together with the information provided elsewhere in this information statement, the Company's periodic reports incorporated by reference to this information statement, and reports, statements and filings that the Company publicly files with the SEC from time to time. Please refer to "Where You Can Find More Information" on page 98 of this information statement.

The Merger

        Subject to the terms and conditions of the Merger Agreement, at the Effective Time, Merger Sub, a subsidiary of Parent, will merge with and into the Company, with the Company continuing as the surviving corporation and a wholly owned subsidiary of Parent. As a result of the Merger, Merger Sub will cease to exist and the Company will continue its corporate existence under the DGCL.

Effective Time and Closing

        The Effective Time of the Merger will occur at the time that a certificate of merger is duly filed with the Secretary of State of the State of Delaware on the closing date of the Merger, or at such later time as may be set forth in the certificate of merger in accordance with the relevant provisions of the DGCL. Unless the parties agree otherwise, the closing of the Merger will occur on the later of (i) the third (3rd) business day following the satisfaction or waiver of the conditions to the Merger other than those that by their nature can be only satisfied at the closing, (ii) two (2) business days following the end of the marketing period (or an earlier date in the marketing period as specified by Parent) and (iii) the first (1st) business day after the No-Shop Period Start Date (or, if applicable, solely if there is a Holdover Proposal, the Delayed No-Shop Period Start Date). Although there is no financing condition to the closing of the Merger, the purpose of the marketing period is to provide Parent with a reasonable and appropriate period of time during which it can market and place the debt financing contemplated by the debt financing agreements entered into by Parent in connection with and for the purpose of financing the Merger Consideration payable in the Merger, as described in more detail under "The Merger Agreement—Financing Covenant; Company Cooperation" beginning on page 70 of this information statement.

Merger Consideration

        Upon the terms and subject to the conditions of the Merger Agreement, at the Effective Time, our stockholders will have the right to receive the Merger Consideration, which is $21.07 in cash, without interest, less any deduction for withholding taxes required by applicable law, minus the Adjustment Amount described below, if any, for each share of Class A Common Stock that they own immediately prior to the Effective Time. The Merger Consideration will not be paid in respect of (i) those shares of Class A Common Stock held by the Company in treasury, (ii) those shares of Class A Common Stock owned directly or indirectly by Parent, Merger Sub or any of their respective subsidiaries and (iii) those shares of Class A Common Stock to which appraisal rights have been properly perfected and not withdrawn or otherwise lost in accordance with Section 262 of the DGCL.

        The "Adjustment Amount" means an amount equal to the quotient of (i) certain specified increased financing costs (described below) to the extent actually incurred by Parent if the closing of the Merger does not occur prior to January 15, 2018, and (ii) the fully diluted number of shares of Class A Common Stock issued and outstanding on the closing of the Merger (including vested and unvested Company Equity Awards and after giving effect to the Exchanges). The Merger Agreement provides that in no event will the Adjustment Amount exceed $0.44. As a result, in no event will the Merger Consideration be less than $20.63.

        The aggregate Adjustment Amount comprises the following items:

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  an amount calculated at a rate per annum of 0.25% times $1.25 billion for each day of the period beginning on January 15, 2018 through the closing date (such amount not to exceed $800,000 in the aggregate), which represents additional interest charges on Parent's ABL Facility;

  •
  with respect to any notes issued pursuant to Parent's Proposed Notes Offering issued into escrow by Parent prior to the closing date, all accrued interest payable by Parent with respect to the notes for the period beginning on January 15, 2018 through the closing date (such amount not to exceed $9.0 million in the aggregate); and

  •
  if Parent's Bridge Facility is drawn under circumstances where some or all of the additional flex of up to 0.5% per annum is charged solely by reason of the Bridge Facility being drawn on or after January 15, 2018, an amount equal to one year of interest on up to $250 million of the amount actually drawn under the Bridge Facility, at a rate equal to the amount of additional flex actually charged (such amount not to exceed $1,250,000 in the aggregate).

        The Adjustment Amount will only apply if the Merger closes after January 14, 2018 and only if and to the extent such costs are actually incurred by Parent.

Delisting and Deregistration of Our Class A Common Stock

        If the Merger is completed, the Company's Class A Common Stock will be delisted from the NYSE and deregistered under the Exchange Act. After consummation of the Merger, the Company will no longer be required to file periodic reports with the SEC on account of the Class A Common Stock or otherwise.

Directors and Officers; Certificates of Incorporation; Bylaws

        The parties to the Merger Agreement must take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Company, as the surviving corporation, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation. The officers of the Company immediately prior to the Effective Time will be the officers of the surviving corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the surviving corporation.

        At the Effective Time, the certificate of incorporation of the Company will be amended to be identical to the as agreed certificate of incorporation at the time of the execution of the Merger Agreement, and, as so amended, will be the certificate of incorporation of the surviving corporation. At the Effective Time, the bylaws of the surviving corporation will be amended to read in their entirety as the bylaws of Merger Sub immediately prior to the execution of the Merger Agreement (provided that the name of Merger Sub will be replaced with the name of the surviving corporation).

Treatment of Company Equity Awards

Company Stock Options

        Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger:

  •
  each Company Stock Option, whether vested or unvested, that is outstanding and unexercised as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Stock Options becoming entitled to receive:

  •
  in the case of each unvested Company Stock Option, a Substitute Stock Option (a) to purchase a number of whole shares of Parent Common Stock equal to the product (rounded down to the nearest whole number) of (i) the number of shares of Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio and (b) with each such Substitute Stock Option having a per share exercise price for the Parent Common Stock issuable upon exercise of such Substitute Stock Option equal to the quotient (rounded up to the nearest whole cent) of (i) the exercise price per share of Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (ii) the Exchange Ratio (with each Substitute Stock Option otherwise generally having, and being subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time); and

  •
  in the case of each vested Company Stock Option, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, minus the per share exercise price for the Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (b) the number of shares of Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

Each holder of vested Company Stock Options will be entitled to exercise his or her vested Company Stock Options prior to the Effective Time in accordance with the terms of the applicable governing documents, in which case such holder will be treated as a holder of Class A Common Stock for purposes of the Merger Agreement.

Company Restricted Stock Unit Awards

        Pursuant to the terms of the Merger Agreement, at the Effective Time of the Merger:

  •
  each outstanding Company Restricted Stock Unit Award, whether vested or unvested, that is outstanding as of the Effective Time will be cancelled, will cease to be outstanding and will not be assumed by Parent with the holder of such Company Restricted Stock Unit Awards becoming entitled to receive:

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  in the case of each unvested Company Restricted Stock Unit Award, Substitute RSU Award (which is time-vested) relating to the number of Parent Common Stock equal to the product of (a) the number of shares of Class A Common Stock with respect to such Company Restricted Stock Unit Awards that were unvested as of immediately prior to the Effective Time and (b) the Exchange Ratio (with each Substitute RSU Award generally being subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted, provided that any performance vesting condition will be waived); and

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  in the case of each vested Company Restricted Stock Unit Award, Parent will cause the surviving corporation or one of its subsidiaries to pay the holder thereof an amount of cash (less applicable tax withholdings) within ten days after the closing date equal to the product of (a) the Merger Consideration, multiplied by (b) the number of shares of Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

        Payments incident to the cash out of equity awards will be made without interest and less any deduction for withholding taxes as required by applicable law.

2014 Plan Amendment

        On July 14, 2017, the Board approved and adopted the 2014 Plan Amendment providing additional protections in the event of termination "without cause" or resignation for "good reason" as defined in the 2014 Plan Amendment after the consummation of the Merger. The 2014 Plan Amendment will become effective immediately prior to the consummation of the Merger.

Tax Deductions and Withholdings of Company Equity Awards

        Parent and the surviving corporation and their respective subsidiaries will be entitled to deduct and withhold from the amounts otherwise payable to the holders of the Company Equity Awards such amounts that Parent, the surviving corporation or their respective subsidiaries are required to withhold from such holders pursuant to applicable tax laws and remit such withheld and deducted amounts to the applicable government entity on behalf of the applicable holders of the Company Equity Awards. For all purposes of the Merger Agreement, such withheld and deducted amounts remitted to any applicable government entity as required by applicable tax laws will be treated as having been paid to the applicable holders of the Company Equity Awards.

Stockholders Seeking Appraisal

        The Merger Agreement provides that the shares of those stockholders who are entitled to demand and properly demand appraisal for such shares will not be converted into the right to receive the Merger Consideration, but will instead be entitled to such rights as are granted by Section 262 of the

DGCL. If a holder fails to perfect, withdraws or loses his, her or its right to appraisal of shares of Common Stock, or if a court of competent jurisdiction determines that such holder is not entitled to appraisal rights, his, her or its shares will be treated as if they had been converted into and are exchangeable for the Merger Consideration in accordance with the Merger Agreement. The Company must give Parent prompt notice of demands for appraisal or withdrawal of any such demand and the Company may not voluntarily make, or commit or agree to make, any payment with respect to a demand for appraisal or settle any such demands without Parent's prior written consent. The Company must give Parent the opportunity to participate in and control all negotiations and proceedings with respect to any such demands for appraisal.

        The fair value of shares of Common Stock as determined in accordance with Delaware law may be more or less than (or the same as) the Merger Consideration to be paid to stockholders who choose not to exercise their appraisal rights. Stockholders who wish to exercise appraisal rights must precisely follow specific procedures. Additional details on appraisal rights are described above in "Appraisal Rights."

Payment for the Shares

        Prior to the Effective Time, Parent will designate a paying agent reasonably acceptable to the Company to make payment of the Merger Consideration as contemplated by the Merger Agreement. Prior to or at the Effective Time, Parent will deposit with the paying agent the funds appropriate to pay the Merger Consideration.

        As promptly as reasonably practicable after the Effective Time, but in no event later than ten (10) calendar days after the Effective Time, Parent must cause the paying agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more certificates representing shares of the Company's Class A Common Stock or uncertificated shares of the Company's Class A Common Stock represented by book-entry (other than any shares of the Company's Class A Common Stock owned by the Company, Parent, Merger Sub or any of their respective direct or indirect subsidiaries, which will be automatically cancelled as of the Effective Time), a letter of transmittal and instructions advising you how to surrender your certificates representing shares, or shares represented by book-entry, of Class A Common Stock in exchange for the Merger Consideration.

        The paying agent will promptly pay you your Merger Consideration after you have (1) surrendered the certificate(s) representing your shares of Class A Common Stock and provided to the paying agent a properly completed letter of transmittal and any other documents reasonable required by the paying agent, or (2) if your shares of Class A Common Stock are held as book-entry shares, the paying agent has received an "agent's message" or such other evidence of transfer as the paying agent may reasonably request. Interest will not be paid or accrue in respect of cash payments. YOU SHOULD NOT SURRENDER YOUR SHARES OF CLASS A COMMON STOCK WITHOUT A LETTER OF TRANSMITTAL, AND YOU SHOULD NOT RETURN YOUR CERTIFICATES TO THE COMPANY AT THIS TIME.

        After the Effective Time, we will close our stock transfer books and there will be no transfers on the stock transfer books of the Company of the shares of the Company's Common Stock that were issued and outstanding immediately prior to the Effective Time.

        If any cash deposited with the paying agent remains undistributed to holders of certificates for one (1) year after the Effective Time, such cash will be delivered to the surviving corporation. Any former stockholders of the Company who have not complied with the share certificate exchange procedures in the Merger Agreement may thereafter only look to the surviving corporation for payment of the Merger Consideration, in each case, without interest thereon.

        If any portion of the Merger Consideration is to be paid to a person other than the person in whose name the surrendered share certificate or the transferred book-entry share, as applicable, is registered, the paying agent will promptly pay the Merger Consideration after such person has (i) delivered a properly endorsed certificate that is otherwise in proper form for transfer or properly transferred such book-entry share, and (ii) paid to the paying agent any transfer or other tax required as a result of such payment to a person other than the registered holder of such certificate or book-entry share, as applicable, or establish to the reasonable satisfaction of the paying agent that such tax has been paid or is not payable.

        The letter of transmittal will include instructions if the stockholder has lost the share certificate or if it has been stolen or destroyed. The stockholder will have to provide an affidavit of that fact reasonably satisfactory to Parent and, if required by Parent, post a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such share certificate in order for the paying agent to deliver applicable Merger Consideration.

Representations and Warranties

        The Merger Agreement contains a number of representations and warranties made by the Company, Parent and Merger Sub. The statements embodied in those representations and warranties were made for purposes of the contract among the parties and are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of that contract. Certain representations and warranties were made as of the date of the Merger Agreement (or other dates specified in the Merger Agreement), may be subject to contractual standards of materiality different from those generally applicable to stockholders or may have been used for the purpose of allocating risk by the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because they are qualified as described above. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, and these changes may or may not be fully reflected in the Company's or Parent's public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company, Parent and the Merger Sub that is contained in this information statement, as well as in the filings that the Company and Parent will make and have made with the SEC. The representations and warranties contained in the Merger Agreement may or may not have been accurate as of the date they were made and we make no assertion herein that they are accurate as of the date of this information statement.

        In the Merger Agreement, the Company has made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement or by information in the confidential disclosure schedule the Company delivered in connection with the Merger Agreement (the "Company Disclosure Schedule") (as may or may not be specifically indicated in the text of the Merger Agreement). These representations and warranties relate to, among other things:

  •
  due organization, valid existence and good standing of the Company and its subsidiaries;

  •
  the Company's capital structure as of a date certain prior to signing, including the particular number of outstanding shares of Class A Common Stock, Class B Common Stock, Company Equity Awards, LLC Units and LLC Options;

  •
  authorization to enter into the Merger Agreement (subject to stockholder approval) and to consummate the transactions contemplated thereby, the enforceability of the Merger Agreement against the Company, and the Board's approval and recommendation;

  •
  consents and approvals required in connection with the Merger Agreement and the consummation of the transactions contemplated thereby;

  •
  timeliness and accuracy of SEC reporting;

  •
  accuracy of financial statements and no undisclosed liabilities;

  •
  no broker, finder or financial advisor fees other than with respect to those paid to Deutsche Bank, the financial advisor to the Special Committee;

  •
  absence of a Company Material Adverse Effect (as defined below) since December 31, 2016;

  •
  legal and regulatory proceedings;

  •
  tax matters;

  •
  employee benefit plans and other labor matters;

  •
  compliance with applicable laws and holding of permits;

  •
  material contracts of the Company;

  •
  compliance with environmental laws and authorizations;

  •
  real property matters;

  •
  title to properties and assets;

  •
  intellectual property;

  •
  affiliate transactions;

  •
  application of takeover laws;

  •
  opinion of Deutsche Bank, the financial advisor of the Special Committee;

  •
  information of the Company provided in this information statement;

  •
  insurance;

  •
  books and records; and

  •
  no other representations and warranties.

        In the Merger Agreement, Parent and Merger Sub have made a number of representations and warranties that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. These representations and warranties relate to, among other things:

  •
  corporate organization;

  •
  Merger Sub's capitalization as of the date of the Merger Agreement and operation of Merger Sub;

  •
  authorization to enter into the Merger Agreement and to consummate the transactions contemplated thereby and the enforceability of the Merger Agreement against Parent and Merger Sub;

  •
  lack of certain conflicts, consents and approvals;

  •
  lack of litigation and injunctions;

  •
  information of Parent provided in this information statement;

  •
  financing matters;

  •
  no broker, finder or financial advisor fees other than with respect to those paid to Wells Fargo Securities, financial advisor to Parent; and

  •
  no other representations and warranties.

Company Material Adverse Effect Definition

        Some of the Company's representations and warranties are qualified by a material adverse effect standard. For purposes of the Merger Agreement, "Company Material Adverse Effect" means any event, circumstance, occurrence, fact, condition, development, effect or change that (a) has a material adverse effect on the ability of Company to perform its obligations under the Merger Agreement and to consummate the Merger and the transactions contemplated by the Merger Agreement or (b) would reasonably be expected to, individually or in the aggregate, be materially adverse to the business, properties, assets, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole.

        Notwithstanding the foregoing, in no event shall any events, circumstances, occurrences, facts, conditions, developments, effects or changes, alone or in combination, be deemed to constitute or be taken into account in determining whether there has been or may be a Company Material Adverse Effect under clause (b) of the paragraph above to the extent arising out of, relating to or resulting from any of the following, except, in certain instances, to the extent (and only to the extent) that any such event, circumstance, occurrence, fact, condition, development, effect or change has a disproportionate adverse impact on the Company and its subsidiaries, taken as a whole, relative to other similarly situated participants in the industry in which the Company and its subsidiaries operate:

  •
  changes generally affecting the U.S. economy or U.S. political conditions, including the results of any primary or general elections;

  •
  changes in general financial, debt, credit, capital or banking markets or conditions (including any disruption thereof) in the United States;

  •
  changes in interest, currency or exchange rates or the price of any commodity, security or market index;

  •
  changes in legal or regulatory conditions, including changes or proposed changes in law, GAAP or other accounting principles or requirements, or standards, interpretations or enforcement thereof or the failure of any such proposed, discussed or contemplated changes to be implemented;

  •
  changes in the Company's and its subsidiaries' industry in general or customary seasonal fluctuations in the business of the Company and its subsidiaries;

  •
  any change in the market price or trading volume of any securities or indebtedness of the Company and its subsidiaries, any decrease of the ratings or the ratings outlook for the Company and its subsidiaries by any applicable rating agency, or the change in, or the failure of the Company or its subsidiaries to meet, or the publication of any report regarding (or relating to), any internal or public projections, forecasts, budgets or estimates of or relating to the Company and its subsidiaries for any period, including with respect to revenue, earnings, cash flow or cash position (pursuant to the terms of the Merger Agreement, the underlying causes of such change, decrease or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred);

  •
  the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war or criminal or similar actions (including cyber-attacks and computer hacking) in the United States;

  •
  the existence, occurrence or continuation of any earthquakes, floods, hurricanes, tropical storms or other natural disasters;

  •
  the announcement or pendency of the Merger Agreement, the identity of the parties thereto or any of their respective affiliates, including any actual or potential loss or impairment after the date thereof of any contract or any customer, supplier, investor, landlord, partner, employee or other business relation due to any of the foregoing;

  •
  the taking or not taking of any action to the extent expressly required by the Merger Agreement; or

  •
  any actions taken, or not taken, at the express written request of Parent.

Conduct of the Company's Business Pending the Merger

        The Company has agreed that, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) as required by law, (ii) with Parent's consent (which shall not be unreasonably withheld, delayed or conditioned), (iii) as expressly required by the Merger Agreement, or (iv) as set forth in the Company Disclosure Schedule, (A) the business of the Company and its subsidiaries will be conducted in the ordinary course consistent with past practice in all material respects and in compliance with applicable law and (B) the Company and its subsidiaries will use commercially reasonable efforts to maintain and preserve intact their business organization, employees and advantageous business relationships.

        In addition, from the date of the Merger Agreement until the Effective Time (or the earlier termination of the Merger Agreement), except (i) as required by law, (ii) with Parent's consent (which shall not be unreasonably withheld, delayed or conditioned), (iii) as expressly required by the Merger Agreement or (iv) as set forth in the Company Disclosure Schedule, the Company has agreed that it will not, and will not permit any of its subsidiaries to:

  •
  incur, offer, assume, guarantee or otherwise become liable for any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities, or guarantee any debt securities of another person or incur any liens, other than permitted liens, in each case other than (i) indebtedness for borrowed money incurred under the Company's credit agreements in the ordinary course of business consistent with past practice, (ii) any indebtedness among the Company and its wholly owned subsidiaries or among such subsidiaries, or (iii) guarantees by the Company of indebtedness of wholly owned subsidiaries of the Company that is otherwise incurred in compliance with the Merger Agreement;

  •
  adjust, split, combine or reclassify any equity interests with respect to the Company;

  •
  authorize or pay any dividends on or make any distribution with respect to their outstanding shares of capital stock;

  •
  issue, sell or otherwise permit to become outstanding any shares of Common Stock of the Company or additional shares of capital stock or convertible securities, options, warrants or other rights of any kind to acquire any shares of capital stock or securities of the Company or any of its subsidiaries, except for (x) the issuance of shares upon the exercise of Company Stock Options outstanding as of immediately prior to the execution of the Merger Agreement in accordance with the terms of the applicable Company stock plan and award agreements as in effect as of immediately prior to the execution of the Merger Agreement, (y) the vesting or settlement of Company Equity Awards that are outstanding as of immediately prior to the execution of the Merger Agreement as in effect as of immediately prior to the execution of the

    Merger Agreement or (z) in connection with the exchange of LLC Units for shares of the Company's Class B Common Stock in accordance with the Company's certificate of incorporation and the Second Amended and Restated Limited Liability Company Agreement of Neff Holdings, dated as of November 26, 2014, by and among Neff Holdings, Opportunities Fund, Wayzata Opportunities Fund Offshore II, L.P. and the Company (the "Neff Holdings LLC Agreement");

  •
  sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its material properties or assets (other than to a wholly owned subsidiary of the Company), or cancel, release, waive or assign any indebtedness owing to the Company or its subsidiaries or any claims held by any such person other than in the ordinary course of business consistent with past practice and except as for certain permitted encumbrances;

  •
  make any investment in any property or assets of any other individual entity other than a wholly owned subsidiary of the Company except for transactions (i) for which the consideration paid (including assumed indebtedness) does not exceed $1,000,000 and (iii) which is in the ordinary course of business consistent with past practice

  •
  except as required under applicable law or the terms of any benefit plan of the Company as in effect immediately prior to the date of the Merger Agreement:

  •
  enter into or adopt any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant,

  •
  amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant,

  •
  increase the compensation or benefits payable to any current or former employee, officer, director or consultant (or any beneficiary or dependent of any of the foregoing) other than increases in the base salary of non-officer employees in the ordinary course of business consistent with past practice,

  •
  pay or award, or commit to pay or award, any bonuses or incentive,

  •
  grant or accelerate the vesting of any equity-based awards or other compensation,

  •
  enter into any new, or amend (whether in writing or through the interpretation of) any existing, employment, severance, change in control, retention, bonus guarantee or similar plan, program, agreement or arrangement,

  •
  fund any rabbi trust,

  •
  terminate the employment or services of (or provide a termination notice to) any employee in a position of Vice President or above (including, for the avoidance of doubt, any officers) or any other employee whose annual base salary plus target annual bonus opportunity plus commissions for the most recently completed fiscal year was, or for the current fiscal year is expected to be, greater than $200,000, other than for performance, or

  •
  (A) hire any employee who will have a position of Vice President or above (including, for the avoidance of doubt, any officers) or whose annual base salary plus target annual bonus opportunity plus commissions is expected to be greater than $200,000 or (B) engage any consultant whose annualized fees would exceed $200,000;

  •
  settle any litigation related to the transaction except in consultation with Parent in accordance with the Merger Agreement, or settle, release, waive or compromise any other litigation, except in the ordinary course of business consistent with past practice, in an amount and for consideration not in excess of $1,000,000 individually or $2,500,000 in the aggregate and that would not impose any restriction or require any action that would or would reasonably be expected to be material to the Company and its subsidiaries, or affect the Merger;

  •
  (i) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), or waive any provisions of, any material contract of the Company, except for renewals of such contracts of the Company with substantially similar terms as the existing material contracts that do not contain "most favored nation" or exclusivity terms or limit the ability of the Company or its subsidiaries to conduct their business, (ii) enter into any new material contract other than such material contracts entered into with customers and suppliers in the ordinary course of business consistent with past practice that do not contain "most favored nation" or exclusivity terms, limit the ability of the Company or its subsidiaries to conduct their business, provide for the purchase by the Company or its subsidiaries of rental fleet equipment in an amount exceeding $500,000 per year or require the Company or its subsidiaries to purchase all or any part of its rental fleet equipment from one or more suppliers, or (iii) enter into any material contract that contains a change in control or similar provision in favor of the other party or parties thereto that would require a payment to or give rise to any rights to such other party or parties in connection with the consummation of the Merger;

  •
  adopt any amendments to its certificate of incorporation or by-laws or similar applicable governing documents;

  •
  merge or consolidate itself or any of its subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its subsidiaries;

  •
  implement, make or adopt any material change in its accounting principles, practices or methods, other than as may be required by a change in GAAP or by applicable laws, guidelines or policies imposed by any governmental entity;

  •
  other than in the ordinary course of business consistent with past practice, (i) make, change or revoke any material tax election, (ii) change an annual tax accounting period, adopt or materially change any tax accounting method, (iii) file any amended tax return, (iv) enter into any closing agreement with respect to taxes, (v) settle any material tax claim, audit, assessment or dispute, (vi) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment or (vii) surrender any offset or other reduction in tax liability or any right to claim a refund of a material amount of taxes;

  •
  make any revaluation of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice;

  •
  make, authorize any payment of or commit to make any capital expenditures (including with respect to any fleet equipment) in excess of $2,500,000, except for expenditures required by applicable law, in response to actual casualty loss or property damage or as contemplated by the Company's 2017 or 2018 budget;

  •
  enter into any affiliate contract, or make or agree to make any payments in connection with or pursuant to the Tax Receivable Agreement or the Neff Holdings LLC Agreement;

  •
  exercise any discretion to accelerate, or otherwise take any other action to cause, the vesting of any company equity award; or

  •
  agree to take, make any commitment to take, or adopt board or other governing body resolutions in support of, any of the foregoing actions.

Support Agreement and Stockholder Action by Written Consent

        Concurrently with the signing of the Merger Agreement, the Key Holders entered into the Support Agreement with Parent, pursuant to which the Key Holders agreed, on the terms and subject to the conditions set forth in the Support Agreement, to vote all their shares of Common Stock (or execute and deliver a written consent with respect to such shares) in favor of (i) adoption of the Merger Agreement, (ii) approval of the Merger and any other matters required to be approved or adopted in order to effect the Merger and (iii) the other transactions contemplated hereby. The Support Agreement is further described in "The Support Agreement" beginning on page 82 of this information statement.

        Concurrently with the execution of the Merger Agreement, the Key Holders also delivered the Stockholder Consent, adopting and approving the Merger Agreement, the Merger and the other transactions contemplated thereby. Therefore, no further approval or consent by the Company's stockholders is required or needed in connection with the Merger Agreement, the Merger and the other transactions contemplated thereby.

Financing Covenant; Company Cooperation

        Pursuant to the Merger Agreement, Parent has agreed to use its reasonable best efforts to obtain and consummate the debt financing on the terms and conditions described in the Commitment Letter (or any permitted replacement financing), comply with its obligations under the Commitment Letter, negotiate and enter into definitive agreements with respect to the debt financing on terms and conditions no less favorable to Parent and Merger Sub than those contained in the Commitment Letter, satisfy on a timely basis all conditions in the financing agreements applicable to Parent and Merger Sub to obtaining the debt financing, maintain in effect the Commitment Letter and consummate the debt financing at or prior to the closing date; provided that the debt financing is not a condition to the closing.

        Parent has also agreed not to permit certain amendments, modifications, supplements or waivers in the Commitment Letter and to keep the Company reasonably informed on the status of the financing and satisfaction of the conditions to receipt of the financing. In addition, if any portion of that amount of the debt financing becomes unavailable (i) Parent will notify the Company and (ii) Parent will use its reasonable best efforts to arrange alternative financing from alternative sources in an amount sufficient to timely consummate the Merger with terms and conditions not less favorable to Parent and Merger Sub than the terms and conditions set forth in the Commitment Letter.

        In addition, Parent has agreed to use its reasonable best efforts to cause the lenders to fund the financing required to consummate the transactions contemplated by the Merger Agreement as soon as practicable (including by paying or causing to be paid any commitment or other fees arising, but excluding commencement of litigation against such lenders).

        Pursuant to the Merger Agreement, the Company will, and will cause its subsidiaries to, and will request their respective representatives to, at Parent's sole cost and expense, use reasonable best efforts to cooperate with Parent, Merger Sub and their representatives in connection with arranging and consummating the financing. Parent will, upon demand by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses incurred by the Company or any of its subsidiaries in connection with such cooperation, and Parent will indemnify and hold harmless the Company, its affiliates and their respective representatives from and against any and all damages suffered or incurred by them in connection with the arrangement or marketing of the financing or any alternative financing. Company will also use its reasonable best efforts to provide information to and cooperate with Parent in connection with any equity financing in connection with the Merger.

        For purposes of this information statement, the "marketing period" refers to the first period of twenty (20) consecutive business days after July 14, 2017, during which (i) Parent must have received from Company certain customary financial information (the "Required Information") in connection with Parent and Merger Sub's obligations to obtain the required financing and (ii) the closing conditions to the obligations of Parent and Merger Sub (described below under "—Conditions to the Merger") are satisfied and nothing will have occurred and no condition will exist that would cause any of such conditions to closing to fail to be satisfied during such twenty (20) consecutive business day period. In addition, the following provisions apply in respect of the marketing period: (i) October 9, 2017, and November 22 and 24, 2017 will not be considered business days for purposes of calculating the twenty (20) consecutive business day period; (ii) if the marketing period has not ended on or prior to August 17, 2017, then it will commence no earlier than September 5, 2017; and (iii) if the marketing period has not ended on or prior to December 20, 2017, then it will commence no earlier than January 3, 2018. If the Company in good faith reasonably believes it has provided the Required Information, it may deliver to Parent a written notice to that effect, the delivery of which will be effective to start the marketing period unless on or prior to the third business day following such delivery, Parent delivers notice to the Company stating that it does not believe the Company has delivered the Required Information. Notwithstanding anything to the contrary in the Merger Agreement, the marketing period will end on any earlier date on which the proceeds from the debt financing are obtained in an amount sufficient to consummate the closing.

Further Action; Efforts to Complete the Merger

        Subject to the terms and conditions set forth in the Merger Agreement and in accordance with applicable law, Parent, Merger Sub and the Company have agreed to:

  •
  use their reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or nonactions by, and make, as promptly as reasonably practicable, all necessary filings and submissions with, any governmental entity or third party necessary;

  •
  use their reasonable best efforts to avoid suits, actions, proceeding or investigation by a governmental entity, or injunctions or orders therefrom, in each case, challenging the Merger Agreement or the transactions contemplated thereby;

  •
  obtain all necessary consents, approvals or waivers from third parties and to cooperate with one another in making necessary filings; and

  •
  use their reasonable best efforts to cause the conditions to the closing to be satisfied as promptly as reasonably practicable, without the requirement of waiver thereof.

        In no event will either party be required to pay or agree to pay any fee, penalty or other consideration (other than the HSR Act filing fee), or modify any of its material contracts or take any divestiture actions to obtain any consent, approval, clearance, order, waiver or authorization in connection with the transactions contemplated by the Merger Agreement. Nor is either party obligated to litigate or contest any administrative or judicial action or other order, whether temporary or permanent.

Transaction Litigation

        The Company will give Parent prompt notice of any action commenced against the Company or its subsidiaries or its or their directors or officers relating to the transactions contemplated by the Merger Agreement, including the Merger. The Company will control the defense of any such transactional litigation threatened against the Company or its subsidiaries, however, the Company agreed not to settle, or offer to settle, any such transaction litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed), the Company is required give Parent the ability to participate in such transactional litigation and to review and comment on all material filings or responses to be made by the Company and the Company will keep Parent reasonably and promptly informed with respect to the status of such litigation.

Other Covenants

        The Merger Agreement contains certain other covenants among Parent, Merger Sub and the Company, including covenants relating to access to information both before and after the Effective Time, the preparation of this Information Statement, other governmental filings, obtaining consents, exempting the transactions contemplated by the Merger Agreement from takeover statutes, and public announcements.

Conditions to the Merger

        The following are some of the conditions that must be satisfied or, where permitted by applicable law, waived before the Merger may be consummated:

  •
  the Company stockholder adoption of the Merger Agreement having been obtained (which occurred when the Key Holders delivered the Stockholder Consent on July 14, 2017 (as described in the section entitled "The Merger Agreement—Support Agreement and Stockholder Action by Written Consent")) and this information statement having been mailed to the Company's stockholders at least 20 days prior to the closing date;

  •
  no law or order, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits the consummation of the Merger or the other transactions contemplated by the Merger Agreement will have been enacted, issued, promulgated, enforced or entered by any governmental entity having jurisdiction over any parties to the Merger Agreement; and

  •
  any waiting period (or extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

        The obligation of Parent and Merger Sub to effect the Merger are also subject to the satisfaction or, where permitted by applicable law, waiver by Parent and Merger Sub of the following conditions:

  •
  the representations and warranties of the Company set forth in the Merger Agreement:

  •
  relating to our and our subsidiaries' corporate organization and valid existence being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

  •
  relating to the absence of a Company Material Adverse Effect being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

  •
  relating to our corporate power and authority to execute and deliver the Merger Agreement, perform our obligations under the Merger Agreement and consummate the transactions contemplated by the Merger Agreement being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time;

  •
  relating to our capitalization, including, among other things, the number of outstanding shares of Class A Common Stock and Class B Common Stock, the number of shares of Class A Common Stock reserved with respect to Company Equity Awards, the number of outstanding Company Equity Awards, the number of outstanding LLC Units, and the absence of voting trusts and stockholder agreements other than the Neff Holdings LLC Agreement and the Tax Receivable Agreement being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (other than de minimis exceptions);

    •
    relating to the absence of brokers, finders, financial advisors or other similar persons other than Deutsche Bank being true and correct in all respects as of the date of the Merger Agreement and as of the Effective Time (other than de minimis exceptions);

    •
    relating to the absence of affiliate transactions being true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time; and

    •
    all representations and warranties other than those set forth in the above five bullets being true and correct, without giving effect to any limitation as to "materiality set forth in such representations or warranties, including those indicated by the words "Company Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially," being true and correct as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect;

  •
  the Company having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by us under the Merger Agreement;

  •
  since July 14, 2017, there not having occurred a Company Material Adverse Effect;

  •
  Parent having received a certificate signed by our chief executive officer or chief financial officer, certifying satisfaction of certain of the above conditions; and

  •
  the Exchanges must have been consummated pursuant to the terms and conditions of the Exchange and Termination Agreements.

        The Company's obligation to effect the Merger is further subject to the satisfaction or, where permitted by applicable law, waiver by the Company of the following conditions:

  •
  the representations and warranties of Parent and Merger Sub set forth in the Merger Agreement, being true and correct, without giving effect to any limitation as to "materiality set forth in such representations or warranties, including those indicated by the words "Parent Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially," shall be true and correct as of the date of the Merger Agreement and as of the Effective Time or, if given as of some other time, as of such other time, except where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect (for purposes of the Merger Agreement, "Parent Material Adverse Effect" means any event, circumstance, occurrence, fact, condition, development, effect or change that has a material adverse effect on the ability of Parent to perform its obligations under the Merger Agreement and to consummate the Merger and the transactions contemplated by the Merger Agreement);

  •
  Parent and Merger Sub having performed in all material respects all obligations, and complied in all material respects with the agreements and covenants, required to be performed by or complied with by them under the Merger Agreement; and

  •
  the Company having received a certificate signed by the chief executive officer or chief financial officer of Parent certifying satisfaction of each of the above conditions.

Solicitation of Acquisition Proposals

Go-Shop Period

        During the Go-Shop Period, which is the period beginning on July 14, 2017, the day the Merger Agreement was executed, until 11:59 p.m. (New York City time) on August 20, 2017, the Company (acting under the direction of the Special Committee), its subsidiaries, their affiliates and their respective representatives have the right to, directly or indirectly:

  •
  initiate, solicit, facilitate and encourage Acquisition Proposals (as defined below) (or inquiries, proposals or offers or other efforts or attempts that may lead to an Acquisition Proposal), including by providing access to non-public information pursuant to acceptable confidentiality agreements with each recipient of such non-public information (to the extent that any such non-public information had not previously been made available to Parent, the Company must promptly, and in any event within one business day, make available such non-public information to Parent);

  •
  enter into, engage in, and maintain discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and

  •
  amend or grant a waiver or release under a standstill or similar agreement with respect to any equity interests of the Company or any of its subsidiaries solely to the extent necessary to permit the counterparty to such standstill or similar agreement to make a non-public Acquisition Proposal to the Board or the Special Committee during the Go-Shop Period or the Holdover Notice Period, if applicable.

No-Shop Period

        Beginning on the No-Shop Period Start Date, which is at 12:00 a.m. (New York City time) on August 21, 2017 (or, in the case of a Holdover Proposal, the Delayed No-Shop Period Start Date), the Company, its subsidiaries and their respective representatives must:

  •
  immediately case and terminate any solicitation, cease and terminate any solicitation, encouragement, discussions or negotiations with any persons with respect to an Acquisition Proposal or a potential Acquisition Proposal (including any of the activities described above);

  •
  terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Parent, its affiliates and their respective representatives and not any third person); and

  •
  request that any such person and its representatives promptly return or destroy all confidential information concerning Company and its subsidiaries furnished by or on behalf of Company or any of its subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such person that contain, reflect or analyze such information, in each case, in accordance with the applicable confidentiality agreement between Company or any of its affiliates, on one hand, and such person, on the other hand.

        Furthermore, from the No-Shop Period Start Date (or, in the case of a Holdover Proposal, the Delayed No-Shop Period Start Date) until the Effective Time or, if earlier, the termination of the Merger Agreement, the Company, its subsidiaries and their respective representatives must not, directly or indirectly:

  •
  solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal;

  •
  conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal;

  •
  approve, endorse or recommend any Acquisition Proposal; or

  •
  enter into any agreement with respect to an Acquisition Proposal (including an acceptable confidentiality agreement).

Superior Proposals

        Prior to the No-Shop Period Start Date (or, in the case of a Holdover Proposal, the Delayed No-Shop Period Start Date), so long as the Company has complied with the Merger Agreement, the Board or the Special Committee may terminate the Merger Agreement to enter into an acquisition agreement with respect to a Superior Proposal if, prior to taking such action or actions:

  •
  the Board or a duly authorized committee thereof (including the Special Committee) concludes in good faith, after consultation with its financial advisor and outside legal counsel that failure to take such action would be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable law and that, if applicable, such Acquisition Proposal constitutes a Superior Proposal;

  •
  the Board and the Special Committee gives Parent at least five business days' prior written notice (such period, the "Notice Period" and any such notice with respect to a Superior Proposal, the "Initial Superior Proposal Notice") of its intention to take such action;

  •
  after providing such notice, the Company must have negotiated, and must have caused its representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions in the Merger Agreement and the Proposed Financing as would permit the Board or the Special Committee not to take such action;

  •
  following the end of the Notice Period, the Board or a duly authorized committee thereof (including the Special Committee, if such committee still exists), must have considered in good faith any proposed revisions to the Merger Agreement and the Proposed Financing proposed in writing by Parent, and must have determined, after consultation with outside legal counsel and its financial advisor, that failure to take such actions continues to be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable law even if such proposed revisions by Parent to the Merger Agreement and the Proposed Financing were to be given effect. If during the Notice Period, any revisions are made to the Superior Proposal, the Company is required to deliver a new written notice to Parent (a "Superior Proposal Change Notice") and comply with the obligations described above, except that such notice period with respect to changes will be two (2) business days instead of five (5) business days; and

  •
  in the event that the No-Shop Period Start Date is scheduled to begin within (a) five (5) business days of delivery of an Initial Superior Proposal Notice or (b) two (2) business days of delivery of a Superior Proposal Change Notice (such applicable notice period, the "the Holdover Notice Period"), the No-Shop Period Start Date solely with respect to the Acquisition Proposal that is the subject of the Holdover Notice Period (the "Holdover Proposal") will be extended until 5:00 p.m., Eastern time, on the business day immediately following the final day of such Holdover Notice Period (the "Delayed No-Shop Period Start Date").

        Nothing contained in the Merger Agreement prohibits the Company, the Board or the Special Committee from (i) disclosing to its stockholders a position contemplated by Rules 14a-9 14d-9 and 14e-2(a) promulgated under the Exchange Act and Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect or an Acquisition Proposal, or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or (ii) making any disclosure to the Company's stockholders if in the good faith judgment of the Board or the Special Committee, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to the Company's stockholders under applicable law or the disclosure is otherwise required under applicable law. However, complying with such obligations or making such disclosure will not limit or modify the effect that any such action has under the Merger Agreement (including whether such action constitutes a Company Adverse Recommendation Change).

        If the Merger Agreement is terminated by the Company in connection with the Company entering into a definitive agreement with respect to a Superior Proposal, the Company will be required to pay Parent a termination fee, the amount of which, if and when payable, would be $13,165,000, as described in more detail in "The Merger Agreement—Termination Fees" beginning on page 78 of this information statement.

        If the Merger Agreement is terminated under specified circumstances other than by the Company in connection with its entering into a definitive agreement with respect to a Superior Proposal, the Company may be required to pay Parent a termination fee, the amount of which, if and when payable, would be $18,430,000, as described in more detail in "The Merger Agreement—Termination Fees" beginning on page 78 of this information statement.

        For the purposes of the Merger Agreement, "Acquisition Proposal" means other than the transactions contemplated by the Merger Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition of more than 20% of (i) the consolidated assets or (ii) the beneficial ownership of the equity securities, in each case, of the Company or its subsidiaries taken as a whole, (b) a tender offer or exchange offer that if consummated would result in any person or group beneficially owning more than 20% of the outstanding equity securities of the Company or any of its subsidiaries, (c) merger, consolidation or other business combination or other transaction involving (i) the Company or its subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of the Company and its subsidiaries, taken as a whole, or (ii) more than 20% of the aggregate equity securities of the Company or of the surviving entity, (d) liquidation or dissolution of the Company or (e) any combination of the foregoing.

        For the purposes of the Merger Agreement, "Superior Proposal" means a bona fide written Acquisition Proposal, which did not result from or arise in connection with a breach the go-shop and no-shop obligations of the Company in the Merger Agreement, that the Board or a duly authorized committee concludes in good faith, after consultation with outside legal counsel and its financial advisor to be (a) more favorable to Company's stockholders (in their capacities as such) from a financial point of view than the transactions contemplated by the Merger Agreement (including any material alterations to the Merger Agreement agreed to in writing by Parent in response thereto), and (b) reasonably likely to be consummated on the terms proposed and either the purchaser has sufficient funds available to consummate the proposal or the financing of which is fully committed, in each case, taking into account, in its good faith judgment, (i) the financial terms of such Acquisition Proposal, (ii) the identity of the third party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, and (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Board or the Special Committee; provided, that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "50%".

        For purposes of the Merger Agreement, "Company Adverse Recommendation Change" occurs if the Board or any committee thereof (including the Special Committee) (A) fails to recommend to its stockholders that the requisite stockholder approval be given (the "Company Board Recommendation"), (B) changes, qualifies, withholds, withdraws or modifies, or publicly proposes to change, qualify, withhold, withdraw or modify in a manner adverse to Parent, the Company Board Recommendation, (C) takes any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a temporary "stop, look and listen" communication by the Board pursuant to Rule 14d-9(f) of the Exchange Act, or an express rejection of such tender offer or exchange offer or reaffirmation of the Company Board Recommendation), (D) fails to recommend against acceptance of any tender offer or exchange offer within ten (10) business days of the commencement of such offer, (E) adopts, approves, endorses or recommends, or publicly proposes to approve or recommend to the stockholders of Company an Acquisition Proposal or (F) agrees to take any of the foregoing actions.

Termination of the Merger Agreement

        The Merger Agreement may be terminated and abandoned at any time prior to the Effective Time:

  •
  by the mutual written consent of the Company and Parent;

  •
  by either the Company or Parent if:

  •
  a statute, rule, regulation, judgement, decision, decree or other order has been issued permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such injunction will have become final, binding and non-appealable; provided that this termination right shall not be available to a party if the issuance of such final, binding and non-appealable statute, rule, regulation, judgement, decision, decree or other order was primarily due to the failure of such party to perform any of its agreements, covenants or obligations under the Merger Agreement or the breach of any representation or warranty of such party set forth in the Merger Agreement;

  •
  if the Merger is not consummated on or before the Outside Date, which is January 14, 2018 (subject to Parent and Company's right to extend the Outside Date to April 10, 2018 if all of the conditions to Closing set forth in the Merger Agreement (other than those conditions that by their nature can only be satisfied at the Closing, but are capable of being satisfied at such time, and the condition with regards to the mailing of this information statement being deemed satisfied upon mailing and not the elapsing of the subsequent twenty (20) day period) other than the expiration or termination of any waiting period under the HSR Act, are satisfied on, or have been waived prior to, January 13, 2018); provided that such right to terminate the Merger Agreement will not be available to any party who has breached its obligations under the Merger Agreement in any manner that will have proximately caused the failure to consummate the Merger on or before the Outside Date; or

  •
  if the other party has breached or failed to perform any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform (i) would result in a failure of a closing condition regarding the accuracy of either party's representations and warranties or performance of either party's obligations under the Merger Agreement if occurring or continuing on the closing date and (ii) cannot be cured by the earlier of the Outside Date or thirty (30) days following written notice by the party seeking to terminate the Merger Agreement to the breaching party so long as the terminating party (or Merger Sub, in the case of a termination by Parent) is not then in material breach of any representation, warranty, agreement, covenant or other obligation contained in the Merger Agreement that would give rise to or constitute, if occurring or continuing on the closing date, the failure of any closing condition described in clause (i) above;

  •
  by Parent in the event that any of the following occurs:

  •
  the Board has effected a Company Adverse Recommendation Change;

  •
  the Company has entered into, or publicly announced its intention to enter into, an any agreement relating to an Acquisition Proposal (other than an acceptable confidentiality agreement); or

  •
  the Company, the Board or the Special Committee has publicly announced its intention to do any of the foregoing;

  •
  by the Company if:

  •
  prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date) to enter into a definitive agreement with respect to a Superior Proposal subject to compliance with the terms of the Merger Agreement, including the payment by the Company to Parent of a termination fee in the amount of $13,165,000; or

  •
  all of the conditions to closing, other than those satisfied at closing, have been satisfied, Parent and Merger Sub have failed to consummate the closing on the date the closing should have occurred, the Company has delivered written notice of such failure to Parent, an Parent fails to consummate the closing within three (3) business days of receipt of such notice.

Effect of Termination

        Upon termination of the Merger Agreement, there will be no liability or obligation on the part of any party, except for (i) obligations as to the confidence of information as provided by the Confidentiality Agreement, (ii) any fees and expenses, including, if due and payable and upon the terms and subject to the conditions set forth therein, the termination fees, (iii) certain other general provisions, which will survive termination, or (ii) any liability arising out of the Willful and Material Breach (see below for the definition of "Willful and Material Breach") by either party of the Merger Agreement.

        Under the Merger Agreement, "Willful and Material Breach" means fraud with respect to the representations, warranties, covenants or other agreements of such party set forth in the Merger Agreement or any other transaction document or an act or a failure to act by any party with the actual or constructive knowledge that the taking of such act or failure to take such act could cause or result in a material breach of the Merger Agreement or any other transaction document and does actually cause or result in a material breach the Merger Agreement or any other transaction document.

Termination Fees

        Upon termination of the Merger Agreement, under specified circumstances and on the terms and subject to the conditions set forth therein, the Company may be required to pay Parent a termination fee, the amount of which, if and when payable, would be either $18,430,000 or $13,165,000 depending on the circumstances under which the Merger Agreement is terminated as follows:

  •
  if an Acquisition Proposal is publicly disclosed or communicated to the Company, the Board or a duly authorized committee of the Board or made directly to the Company's stockholders and not withdrawn prior to termination of the Merger Agreement, the Merger Agreement is terminated by either party due to the failure to consummate the Merger on or before the

    Outside Date or by Parent due to a breach of representations, warranties or covenants by the Company, and within twelve (12) months of such termination, a definitive agreement is entered into providing for the consummation of an Acquisition Proposal (substituting 50% for the 20% threshold set forth in the definition of "Acquisition Proposal"), then the Company shall pay Parent $18,430,000;

  •
  if the Company terminates the Merger Agreement prior to the No-Shop Period Start Date, or, with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date Date, in order to enter into a definitive agreement with respect to a Superior Proposal, then the Company shall pay Parent $13,165,000; or

  •
  if Parent terminates the Merger Agreement due to (x) a material breach by the Company of its obligations regarding the go shop and no shop process or the Company (y) a Company Adverse Recommendation Change by the Board or (z) the Company's entry into or announcement of entry into such a definitive agreement, then the Company shall pay Parent $18,430,000

        In addition, the parties agree and acknowledge in the Merger Agreement that in the circumstances where Parent is entitled to receive the termination fee from the Company, receipt of such payment (and, if applicable, any amounts due in connection therewith) shall be, subject to the right of specific performance, if and solely to the extent permitted by the Merger Agreement, the sole and exclusive remedy of Parent and Merger Sub against Company and its subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (the "Company Related Parties") for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform under the Merger Agreement or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of the Merger Agreement or the Merger, except in each case in respect of any Willful and Material Breach or as otherwise provided in any other transaction document.

Indemnification, Expense Advancement, Exculpation and Insurance

        After the Effective Time and until the sixth anniversary of closing, Parent has agreed to cause the Company (as the surviving corporation) to indemnify and hold harmless each current and former director, officer or employee of the Company or any of its subsidiaries or fiduciaries of the Company and its subsidiaries under any Company benefit plan against any costs or expenses (including reasonable attorneys' fees) arising in whole or in part out of (i) the fact that such person is or was a director, officer or employee of the Company or any of its subsidiaries or is or was a fiduciary of the Company or any of its subsidiaries under Company benefit plans prior to the Effective Time and (ii) matters, acts, or omissions existing or occurring at or prior to the Effective Time contemplated by the Merger Agreement and the documents referred therein, the transaction documents and this information statement and the documents referred to herein to the same extent that such person is entitled to be indemnified as of the date of the Merger Agreement under the Company's organizational documents and existing indemnification agreements. Parent also agreed to cause the surviving corporation to advance expenses as incurred by any such indemnified party upon receipt of an undertaking from such indemnified party to the same extent as such persons are entitled to advancement of expenses as of the date of the Merger Agreement by the Company pursuant to the Company's organizational document and any indemnification agreements disclosed to Parent.

        Parent has agreed to cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (or a substitute with a substantially comparable insurer of at least the same coverage and amounts with terms and conditions which are no less advantageous to the insured in the aggregate) with respect to matters arising on or before the Effective Time for six years following the Effective Time. However, Parent will not be required to pay annual premiums in excess of 300% of the aggregate annual premium paid as of the date of the

Merger Agreement by the Company for such insurance, but in such case will purchase the maximum coverage available in the surviving corporation's good faith determination for such amount. The Company may, in consultation with Parent, purchase, prior to the Effective Time, a six (6) year prepaid "tail" policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed 300% of the aggregate annual premium paid as of the date of the Merger Agreement by the company for such insurance. If such "tail" prepaid policy has been obtained by the Company prior to the Effective Time, Parent will no longer have any further obligation to purchase or pay for insurance under the Merger Agreement.

Employee Matters

        Parent has agreed to use commercially reasonable efforts to waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each continuing employee receiving benefits under a new benefit plan that replaces coverage under an existing benefit plan of the Company, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company benefit plan, and for the plan year in which the closing occurs, provide each continuing employee and his or her eligible dependents with credit for any co-payments or deductibles paid under an analogous Company benefit plan. Parent has also agreed to use commercially reasonable efforts to recognize all service of each continuing employee for all purposes in any new employee benefit plan, except if such recognition would result in duplication of benefits, relate to defined pension plans or retiree welfare benefits, or relate to any frozen plan or plan that provides grandfathered benefits.

Section 16 Matters

        Prior to the Effective Time, the Company must take such steps as required to cause to cause any disposition of shares of the Company's Common Stock or conversion of any derivative securities in respect of shares of the Company's Common Stock, including LLC Units and LLC Options, by an individual subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the consummation of the transactions contemplated by the Merger Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act to the fullest extent possible.

Assignment

        Neither the Merger Agreement nor any of the rights, interests or obligations thereunder may be assigned by any of the parties thereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that prior to the Effective Time, Merger Sub may, without the prior written consent of the Company, assign all or any portion of its rights under the Merger Agreement to one or more of Parent's direct or indirect wholly-owned subsidiaries or affiliates, and Parent and Merger Sub may collaterally assign their rights to any financing sources; provided, however, that any such assignment will not relieve Parent or Merger Sub of any of its obligations under the Merger Agreement.

Specific Performance

        In the event of a breach or threatened breach of any covenant or obligation in the Merger Agreement, the non-breaching party will be entitled to seek to obtain an order of specific performance to enforce the observance and performance of such covenant or obligation and an injunction restraining such breach or threatened breach, which will be in addition to any other remedy which the non-breaching party is entitled at law or in equity, including monetary damages. The Merger Agreement also provides that Parent is responsible for the performance by Merger Sub of its obligations under the Merger Agreement.

Modification or Amendment

        Any provision of the Merger Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Company and Parent, or, in the case of a waiver, by the party against whom the waiver is to be effective and any amendment or modification shall require authorization of the board of directors of Parent (or a duly authorized committee thereof) with respect to Parent and the Board (or a duly authorized committee thereof) with respect to the Company. In addition, after the delivery of the Stockholder Consent, if any such amendment or waiver will require further approval of the stockholders of the Company pursuant to applicable law, the effectiveness of such amendment or waiver will be subject to such approval.

Fees and Expenses

        Except as otherwise provided in the Merger Agreement, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

Governing Law

        The Merger Agreement is governed by Delaware law; provided that any action, dispute or other controversy against any lender or any lender related party arising out of or relating to the financing contemplated by the Commitment Letter will be governed by New York law.

 SUPPORT AGREEMENT

        The following summary describes certain material provisions of the Support Agreement and is qualified in its entirety by reference to the Support Agreement, a copy of which is attached to this information statement as Annex B and which is incorporated by reference into this information statement. This summary may not contain all of the information about the Support Agreement that is important to you. We encourage you to read the Support Agreement carefully and in its entirety.

Background

        Parent has entered into the Support Agreement with the Key Holders, which as of July 14, 2017 owned in the aggregate 14,951,625 shares of Class B Common Stock, constituting approximately 62.7% of the voting power of the issued and outstanding shares of Class B Common Stock, pursuant to which the Key Holders have agreed, on the terms and subject to the conditions set forth in the Support Agreement, to vote all their shares of Class B Common Stock in favor of adoption of the Merger Agreement, approval of the Merger and the other transactions contemplated thereby. Concurrently with the execution of the Support Agreement, the Key Holders executed and delivered the Stockholder Consent adopting the Merger Agreement and approving the Merger.

Support Covenants

        Each of the Key Holders also agreed, while the Support Agreement remains in effect and subject to certain exceptions, to vote or execute consents, as applicable, with respect to certain of their shares of Company Common Stock:

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  in favor of the adoption of the Merger Agreement and the approval of all of the transactions contemplated by the Merger Agreement, including the Merger, to the extent that such matters are submitted for a vote at any such meeting or are the subject of any such written consent;

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  against the adoption or approval of any Acquisition Proposal (and the transactions contemplated thereby);

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  against the adoption or approval of any action by the Company that, if so taken, consummated or entered into by the Company that would reasonably be expected to, result in a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger; and

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  against the adoption or approval any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any action that would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger.

        While the Support Agreement remains in effect, each of the Key Holders is prohibited from transferring any Company Common Stock that is subject to the Support Agreement, subject to certain exceptions.

"No Shop" Obligations

        Each Key Holder agreed, subject to certain exceptions, that it will not, and will cause its representatives not to, directly or indirectly:

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  propose, make, submit or announce an Acquisition Proposal;

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  solicit, initiate, or knowingly encourage or knowingly facilitate, any inquiries or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal;

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  enter into any agreement with respect to an Acquisition Proposal;

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  knowingly cooperate with, assist, or participate in any effort by, any person (that has made, is seeking to make, has informed the Company or such Key Holder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal; or

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  otherwise knowingly facilitate an Acquisition Proposal.

        The foregoing restrictions do not prohibit the Key Holders, or their respective representatives, from, at the request of the Company, cooperating, assisting or participating in any such action regarding an Acquisition Proposal to the extent the Company is permitted to take such actions in accordance with the terms of the Merger Agreement.

Termination

        The Support Agreement will terminate, and the written consent of each of the Key Holders shall be deemed null and void and have no further effect, upon the earliest of:

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  the mutual written consent of Parent and the Key Holders;

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  the date the Merger Agreement is terminated in accordance with its terms; and

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  the closing of the Merger.

        Additionally, each Key Holder has the right to terminate the Support Agreement following certain material amendments to the Merger Agreement.

EXCHANGE AND TERMINATION AGREEMENTS

        The following summary describes certain material provisions of the Exchange and Termination Agreements and is qualified in its entirety by reference to the Exchange and Termination Agreements, copies of which are attached to this information statement as Annex C and Annex D, respectively, and which are incorporated by reference into this information statement. This summary may not contain all of the information about the Exchange and Termination Agreements that is important to you. We encourage you to read the Exchange and Termination Agreements carefully and in their entirety.

Exchange of LLC Units owned by the Key Holders and Optionholders

        Pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time the Exchanges will occur, whereby all of the LLC Units of Neff Holdings owned by each of the Key Holders and each of the LLC Optionholders will be exchanged directly with the Company for the number of shares of Class A Common Stock (on a one-for-one basis with the number of shares of LLC Units and net of any applicable tax withholding, after giving effect to the exercise of the LLC Options for LLC Units (and accounting for any withholding taxes and the applicable exercise price)) in accordance with the Neff Holdings LLC Agreement.

Termination of the Tax Receivable Agreement

        Additionally, pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time the Tax Receivable Agreement will be terminated without any payment by the Company. Under the Tax Receivable Agreement, the Company previously agreed to make certain payments to the Key Holders and the LLC Optionholders equal to 85% (as may be adjusted in accordance therewith) of the reduction of the Company's liability for U.S. federal, state, local and franchise taxes arising from certain adjustments to Holding's basis in its assets and imputed interest. If the Merger is not consummated and the Tax Receivable Agreement is not terminated, the Key Holders and the LLC Optionholders will continue to be entitled to receive certain payments under the Tax Receivable Agreement that could exceed $300 million. As a result of the termination of the Tax Receivable Agreement, the Key Holders will forego the right to receive any payments under the Tax Receivable Agreement.

        As a result of the Exchanges and the termination of the Tax Receivable Agreement without any payment, the Key Holders will receive the same per share consideration in the Merger as all other stockholders and will forego the right to receive any payments under the Tax Receivable Agreement.

        Additionally, pursuant to the Exchange and Termination Agreements, immediately prior to the Effective Time, the Registration Rights Agreement will be terminated.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

        The following discussion is a summary of the material United States federal income tax consequences to holders of Class A Common Stock whose shares are converted to cash in the Merger. This summary does not address any tax consequences of the Merger arising under the laws of any state, local or foreign jurisdiction or United States federal laws other than United States federal income tax laws and does not address tax considerations applicable to holders who receive cash pursuant to the exercise of appraisal rights. This discussion is based on the Code, applicable United States Treasury Regulations, published positions of the Internal Revenue Service (the "IRS"), court decisions and other applicable authorities, all as currently in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). This discussion does not address all aspects of United States federal income taxation that may be applicable to holders of Class A Common Stock in light of their particular circumstances or holders of Class A Common Stock subject to special treatment under United States federal income tax law, such as:

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  entities treated as partnerships for United States federal income tax purposes, S corporations or other pass-through entities;

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  holders who hold Class A Common Stock as part of a straddle, hedging transaction, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;

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  holders whose functional currency is not the U.S. dollar;

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  United States expatriates;

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  holders who acquired Class A Common Stock through the exercise of employee stock options or otherwise as compensation;

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  holders subject to the United States alternative minimum tax;

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  banks, insurance companies and other financial institutions;

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  regulated investment companies;

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  real estate investment trusts;

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  tax-exempt organizations;

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  brokers or dealers in securities or foreign currencies; and

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  traders in securities that elect mark-to-market treatment.

        Holders of Class A Common Stock should consult their own tax advisors to determine the particular tax consequences to them of the receipt of cash in exchange for shares of the Class A Common Stock pursuant to the Merger (including the application and effect of any state, local or non-United States income and other tax laws).

        If a partnership (including any entity or arrangement treated as a partnership for United States federal income tax purposes) holds Class A Common Stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Class A Common Stock should consult their tax advisors regarding the tax consequences of the Merger.

        This discussion applies only to holders that hold their shares of Class A Common Stock as a capital asset within the meaning of Section 1221 of the Code.

  Tax Consequences of the Merger to U.S. Holders

        The term "U.S. holder" means a beneficial owner of Class A Common Stock that is:

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  a citizen or individual resident of the United States;

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  a corporation or other entity taxable as a corporation for United States federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia or any entity otherwise treated as a domestic corporation under the Code;

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  a trust if it (i) is subject to the primary supervision of a court within the United States and one or more United States persons (as defined under the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person; or

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  an estate that is subject to United States federal income tax on its income regardless of its source.

        The exchange of shares of Class A Common Stock for cash in the Merger will generally be a taxable transaction to U.S. holders for United States federal income tax purposes. In general, a U.S. holder whose shares of Class A Common Stock are converted to cash in the Merger will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder's adjusted tax basis in such shares. A U.S. holder's adjusted tax basis will generally equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Class A Common Stock (i.e., shares of Class A Common Stock acquired at the same cost in a single transaction) owned by a U.S. holder. Such gain or loss will generally be treated as long-term capital gain or loss if the U.S. holder's holding period for the shares of Class A Common Stock exceeds one year at the time of the consummation of the Merger. Long-term capital gains of non-corporate U.S. holders are generally subject to reduced rates of taxation. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Tax Consequences of the Merger to Non-U.S. Holders

        The term "non-U.S. holder" means a beneficial owner of Shares that is not a U.S. holder.

        Subject to the discussion below under "—Backup Withholding," any gain realized by a non-U.S. holder upon the exchange of shares of Class A Common Stock for cash in the Merger will not be subject to U.S. federal income tax unless:

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  such non-U.S. holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the consummation of the Merger and certain other conditions are met, in which case such non-U.S. holder may be subject to a 30% U.S. federal income tax (or a reduced rate under an applicable income tax treaty) on such non-U.S. holder's net gain realized; or

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  the gain is effectively connected with a U.S. trade or business of such non-U.S. holder (and, if an applicable income tax treaty so provides, is attributable to a permanent establishment maintained by such non-U.S. holder in the United States), in which case such non-U.S. holder generally will be taxed in the same manner as a U.S. holder (as described above), except that if such non-U.S. holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a reduced rate under an applicable income tax treaty).

Backup Withholding

        Under the "backup withholding" provisions of the Code, a holder (or beneficial owner) may be subject to information reporting and backup withholding on any cash payments such holder receives in exchange for shares of Class A Common Stock in the Merger. However, a holder (or beneficial owner) generally will not be subject to backup withholding if:

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  in the case of a U.S. holder who is not exempt (as described below), such U.S. holder furnishes a correct taxpayer identification number, certifies that it is not subject to backup withholding on a duly completed IRS Form W-9 (or applicable successor form) included in the letter of transmittal and otherwise complies with all the applicable requirements of the backup withholding rules; or

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  such holder provides proof that it is otherwise exempt from backup withholding (including, in the case of a corporation, by providing a duly completed IRS Form W-9 (or applicable successor form) claiming exempt status or, in the case of a non-U.S. holder, by providing a duly completed IRS Form W-8 (or applicable successor form) claiming foreign status).

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will generally be allowed as a refund or credit against a holder's (or beneficial owner's) United States federal income tax liability, provided that such holder timely furnishes the required information to the IRS. Each holder (or beneficial owner) of common shares should consult its own tax advisors as to the qualification for an exemption from backup withholding and the procedures for obtaining such exemption.

        This summary of material United States federal income tax consequences is for general information only and is not tax advice. You are urged to consult your tax advisor with respect to the application of United States federal income tax laws to your particular situation as well as any tax consequences arising under the United States federal estate or gift tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction.

APPRAISAL RIGHTS

        Under the DGCL, you have the right to demand appraisal in connection with the Merger and if the Merger is consummated, to receive payment in cash for the "fair value" of your shares of Common Stock as determined by the Delaware Court of Chancery, together with interest, if any, as determined by the court, but exclusive of any element of value arising from the accomplishment or expectation of the Merger, in lieu of the Merger Consideration you would otherwise be entitled to pursuant to the Merger Agreement. These rights are known as appraisal rights. Company stockholders electing to exercise appraisal rights must comply with the provisions of Section 262 of the DGCL in order to perfect their rights. The Company will require strict compliance with the statutory procedures.

        The following is intended as a brief summary of the material provisions of the Delaware statutory procedures required to be followed properly and in a timely manner by a Company stockholder in order to dissent from the Merger and perfect appraisal rights.

        This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to Section 262 of the DGCL, the full text of which appears in Annex F to this information statement. Failure to precisely follow any of the statutory procedures set forth in Section 262 of the DGCL may result in a termination or waiver of your appraisal rights. All references in Section 262 of the DGCL and in this summary to a "stockholder" or "holders of shares" are to the record holder of shares of Common Stock immediately prior to the Effective Time as to which appraisal rights are asserted, unless otherwise indicated.

        Under Section 262 of the DGCL, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of the stockholders, either the constituent corporation before the effective date of the merger or the surviving or resulting corporation, within 10 days after the effective date of the merger, must notify each of its stockholders entitled to appraisal rights that the merger has been approved and that appraisal rights are available, and must include in each such notice a copy of Section 262 of the DGCL. This information statement constitutes such notice of the approval of the Merger and the availability of appraisal rights under Section 262 to the holders of shares of Common Stock as of August 4, 2017, the record date for determining the stockholders entitled to such notice and Section 262 of the DGCL is attached to this information statement as Annex F. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve his, her or its right to do so should review the following discussion and Annex F carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

        In addition, if the notice does not notify the stockholders of the effective date of the merger, either the corporation before the effective date of the merger or the surviving corporation within 10 days after the effective date of the merger must notify the stockholders entitled to appraisal of the effective date of the merger; provided, however, that if such notice of the effective date of the merger is sent more than 20 days following the sending of the first notice, the notice of the effective date of the merger need only be sent to each stockholder who is entitled to appraisal rights and who has properly demanded appraisal of such stockholder's shares in accordance with Section 262 of the DGCL. This information statement does not constitute notice of the effective date of the Merger under Section 262 of the DGCL. Accordingly, the surviving corporation will send a separate notice to stockholders entitled to receive notice of the effective date of the Merger under Section 262 of the DGCL.

  Written Demand by the Record Holder

        Holders of shares of Common Stock who desire to exercise their appraisal rights must deliver a written demand for appraisal of their shares of the Company within 20 days after the date of mailing of this information statement and the notice attached hereto, which date is August 27, 2017. A demand for appraisal will be sufficient if it reasonably informs the Company of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of such stockholder's shares of Common Stock. If you wish to exercise your appraisal rights you must be the record holder of such shares of Common Stock on the date the written demand for appraisal is made and you must continue to hold such shares of Common Stock through the Effective Time. Accordingly, a stockholder who is the record holder of shares of Common Stock on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the Effective Time, will lose any right to appraisal in respect of such shares.

        All written demands for appraisal should be addressed to Neff Corporation, 3750 N.W. 87th Avenue, Suite 400, Miami, Florida 33178, Attn: Chief Financial Officer.

        To be effective, a demand for appraisal by a Company stockholder must be made by, or in the name of, such registered Company stockholder and must reasonably inform the Company of the identity of the stockholder of record and that such stockholder intends thereby to demand appraisal of his, her or its shares. Beneficial owners who do not also hold the shares of Common Stock of record may not directly make appraisal demands to the Company. The beneficial holder must, in such cases, have the registered owner, such as a brokerage firm, bank, trust or other nominee, submit the required demand in respect of those shares. If shares of Common Stock are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary, and if the shares of Common Stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners, and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares of Common Stock as a nominee for others, may exercise his or her right of appraisal with respect to the shares of Common Stock held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares of Common Stock as to which appraisal is sought. Where no number of shares is expressly stated, the demand will be presumed to cover all shares held in the name of the record owner.

        If you hold your shares of Common Stock in an account with a brokerage firm, bank, trust or other nominee, and you wish to exercise appraisal rights, you are urged to consult with your brokerage firm, bank, trust or other nominee to determine the appropriate procedures for the making of a demand for appraisal.

        Within 120 days after the Effective Time of the Merger, any Company stockholder who has complied with the requirements for exercise of appraisal rights will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the adoption of the Merger Agreement and with respect to which demands for appraisal have been received, and the aggregate number of holders of such shares. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request from the surviving corporation the statement described in the previous sentence. Such written statement will be mailed to the requesting Company stockholder within 10 days after such written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later.

  Filing a Petition for Appraisal

        Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any Company stockholder who has complied with the requirements of Section 262 of the DGCL, and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of Common Stock held by all such stockholders. A person who is the beneficial owner of shares of Common Stock held in a voting trust or by a nominee on behalf of such person may, in such person's own name, file the petition described in the previous sentence. Upon the filing of the petition by a Company stockholder, service of a copy of such petition must be made upon the Company, as the surviving corporation. The surviving corporation has no obligation to file such a petition if Company stockholders demand appraisal. Accordingly, the failure of a Company stockholder to file such a petition within the period specified could nullify the Company stockholder's previously written demand for appraisal. There is no present intent on the part of the Company to file an appraisal petition, and Company stockholders seeking to exercise appraisal rights should not assume that the Company will file such a petition or that the Company will initiate any negotiations with respect to the fair value of such shares. Accordingly, Company stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262 of the DGCL.

        If a petition for appraisal is timely filed by a Company stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all Company stockholders who have demanded an appraisal of their shares, and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice is made to such Company stockholders as required by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition to determine those Company stockholders who have complied with Section 262 of the DGCL and who have become entitled to the appraisal rights thereunder. Under Delaware law, the Delaware Court of Chancery may require stockholders who have demanded appraisal of their shares and who hold stock represented by certificates to submit their stock certificates to the Delaware Register in Chancery for notation thereon of the pendency of the appraisal proceedings, and if any such stockholder who holds stock represented by certificates fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder. Notwithstanding a stockholder's compliance with Section 262 of the DGCL, the Court will dismiss the appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million. Upon application by the surviving corporation or by any Company stockholder entitled to participate in the appraisal proceeding, the Delaware Court of Chancery may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the Company stockholders entitled to an appraisal. Any stockholder whose name appears on the verified list filed by the surviving corporation and who has submitted such stockholder's certificates of stock to the Register in Chancery, if required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under Section 262 of the DGCL.After the Delaware Court of Chancery determines which Company stockholders are entitled to appraisal of their shares of Common Stock, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will appraise the shares of Common Stock, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. Notwithstanding the foregoing, at any time before the entry of judgment in the proceedings, the surviving corporation may pay to each Company stockholder entitled to appraisal an amount in cash, in which case interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery, and (2) interest theretofore accrued, unless paid at that time. The

Company and Parent have made no determination as to whether such a payment may be made if the Merger is consummated and the Company and Parent reserve the right to make such a payment upon consummation of the Merger. When the fair value has been determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those Company stockholders of the certificates representing their shares of Common Stock. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, and except as provided above in the event that a payment is made by the surviving corporation before the entry of judgment in the proceedings, interest from the effective date of the Merger through the date of payment of the judgment will be compounded quarterly, and will accrue at 5% over the Federal Reserve discount rate (including any surcharge), as established from time to time during the period between the closing date of the Merger and the date of payment of the judgment. When the value is determined, the Delaware Court of Chancery will direct the payment of such value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to Company stockholders entitled to receive the same (in the case of shares represented by certificates, payment will be made upon surrender of such certificates).

        In determining fair value, and, if applicable, interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP,  Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that "fair price obviously requires consideration of all relevant factors involving the value of a company."

        Section 262 of the DGCL provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the Merger." In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a "narrow exclusion [that] does not encompass known elements of value," but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 of the DGCL to mean that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered."

        You should be aware that the fair value of your shares of Common Stock as determined under Section 262 of the DGCL could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement if you did not seek appraisal of your shares. Investment banking opinions as to the fairness from a financial point of view of the consideration payable in a sale transaction, such as the Merger, are not opinions as to fair value under Section 262 of the DGCL. No representation is made as to the outcome of the appraisal of fair value by the Delaware Court of Chancery.

        Costs of the appraisal proceeding may be imposed upon the surviving corporation and Company stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a Company stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any Company stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal.

        Any Company stockholder who had demanded appraisal rights will not, after the Effective Time, be entitled to vote shares subject to that demand for any purpose, or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the Effective Time. If any stockholder who demands appraisal of shares of Common Stock under Section 262 of the DGCL fails to perfect, successfully withdraws or loses such holder's right to appraisal with respect to such shares, such shares will be deemed to have been converted at the Effective Time into the right to receive the cash payment provided pursuant to the Merger Agreement. Moreover, the Delaware Court of Chancery shall dismiss the appraisal proceedings as to all stockholders who are otherwise entitled to appraisal rights, and such stockholders will effectively lose their appraisal rights, unless either (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal or (2) the value of the consideration provided in the Merger for such total number of shares exceeds $1 million.

        If no petition for appraisal is filed within 120 days after the Effective Time, or if a Company stockholder delivers a written withdrawal of his, her or its demand for appraisal, and an acceptance of the terms of the Merger within 60 days after the Effective Time (or thereafter with the written consent of the surviving corporation), then the right of that Company stockholder to appraisal will cease and that Company stockholder will be entitled to receive the cash payment for shares of his, her or its shares of Common Stock pursuant to the Merger Agreement. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any Company stockholder without the prior approval of the Court, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just; provided, however, that the limitation set forth in this sentence will not affect the right of any Company stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw its demand for appraisal, and to accept the cash that such holder would have received pursuant to the Merger Agreement, within 60 days after the effective date of the Merger.

        In view of the complexity of Section 262 of the DGCL, Company stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

MARKET PRICE OF THE CLASS A COMMON STOCK AND DIVIDEND INFORMATION

        The Class A Common Stock is traded on the NYSE under the symbol "NEFF." There is no established public trading market for our Class B Common Stock. The following table sets forth, for the periods indicated, the intra-day high and low sale prices of our Class A Common Stock, as reported by the NYSE:

Period	High	Low
2015
First quarter	$11.58	$6.91
Second quarter	$12.25	$9.56
Third quarter	$10.93	$5.31
Fourth quarter	$8.70	$5.45
2016
First quarter	$7.86	$3.62
Second quarter	$11.68	$7.01
Third quarter	$11.05	$8.05
Fourth quarter	$15.20	$8.50
2017
First quarter	$19.55	$13.50
Second quarter	$21.25	$16.00

        The closing price of shares of Class A Common Stock on the NYSE on July 13, 2017, the last trading day prior to the announcement of the Merger Agreement, was $19.70 per share. The closing price of Class A Common Stock on the NYSE on August 4, 2017, the latest practicable trading date before the filing of this information statement, was $21.10 per share. As of July 14, 2017, the Company had 8,892,798 shares of Class A Common Stock issued and outstanding and 14,951,625 shares of Class B Common Stock issued and outstanding, all of which will be cancelled as a result of the Exchanges pursuant to the amended and restated certificate of incorporation.

        As of July 14, 2017, the Company had approximately 3 holders of record of Class A Common Stock and 2 holders of record of Class B Common Stock. The number of holders is based upon the actual number of holders registered in our records at such date and excludes holders of shares in "street name" or persons, partnerships, associations, corporations or other entities identified in security positions listings maintained by depositary trust companies.

        The Company has not paid any cash dividend on its Common Stock since inception, and we do not anticipate declaring or paying any cash dividends on our capital stock in the foreseeable future. Under the terms of the Merger Agreement, during the period from the date of the Merger Agreement until the Effective Time or earlier termination of the Merger Agreement, the Company is prohibited from declaring, setting aside or paying any dividend or distribution on any shares of our capital stock or any equity interests or obligations convertible into or exchangeable for any shares of our capital stock or equity interests.

        Neff Holdings did not pay cash distributions during the year ended December 31, 2015. During the year ended December 31, 2016, Neff Holdings paid cash distributions of $0.3 million for a tax liability attributable to a Key Holder.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

        In accordance with notices that we sent to certain stockholders, we are sending only one copy of this information statement to stockholders who share the same last name and address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. This practice, known as "householding," is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. We agree to deliver promptly, upon written or oral request, a separate copy of this information statement, as requested, to any stockholder at the shared address to which a single copy of the information statement was delivered. If you prefer to receive separate copies of this information statement, please contact Broadridge Financial Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

        You also may contact Broadridge at the same mailing address or telephone number provided above if you received multiple copies of this information statement and would prefer to receive a single copy in the future.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        Pursuant to the Key Holder Exchange and Termination Agreement, immediately prior to the Effective Time and for no additional consideration in the Merger or otherwise, or other payments to them, the Key Holders have agreed to the Exchange contemplated thereby. Additionally, pursuant to the Key Holder Exchange and Termination Agreement, the Company has irrevocably waived its right to elect to pay cash to the Key Holders in lieu of shares of Class A Common Stock in connection with the Exchange contemplated thereby.

        The following table sets forth, as of July 14, 2017, and after giving effect to the Exchanges and without giving effect to any applicable tax withholdings, how much Class A Common Stock is owned by (i) our directors, (ii) our named executive officers, (iii) all our executive officers and directors as a group and (iv) all persons who are known to own beneficially more than 5% of our Class A Common Stock (both prior, and after giving effect, to the Exchanges):

	SHARES OF CLASS A COMMON STOCK BENEFICIALLY OWNED(1)
	NUMBER	PERCENT
Principal stockholders:
Wayzata Investment Partners LLC(2)	14,951,625	58.26%
Ameriprise Financial, Inc.(3)(4)	1,375,401	5.36%
Columbia Management Investment Advisers, LLC(4)(5)
Columbia Small Cap Value Fund II(4)(5)
BlackRock, Inc.(6)	684,775	2.67%
Buckingham Capital Management, Inc.(7)	626,785	2.44%
Imperial Capital Asset Management, LLC(8)	732,212	2.85%
Next Century Growth Investors, LLC(9)	536,827	2.09%
Private Management Group, Inc.(10)	463,559	1.81%
Executive Officers and Directors: (11)(12)
Graham Hood	396,461	1.54%
Mark Irion	226,001	*
Westley Parks	114,417	*
Robert Singer	36,318	*
James Continenza	46,333	*
Joseph Deignan	—	*
Gerard E. Holthaus	22,015	*
Michael Sileck	30,348	*
All officers and directors as a group (8 persons) (11)(12)	871,893	3.40%

*
Less than 1%

(1)
Pursuant to Rule 13d-3 under the Exchange Act, a person has beneficial ownership of any securities as to which such person, directly or indirectly, through any contract, arrangement, undertaking, relationship or otherwise has or shares voting power, investment power, or both, and as to which such person has the right to acquire such voting and/or investment power within 60 days. Percentage of beneficial ownership as to any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting and/or investment power within 60 days.

(2)
Wayzata represents the aggregate shareholdings of Wayzata Opportunities Fund II, L.P. and Wayzata Opportunities Fund Offshore II, L.P., which are advised by Wayzata Investment Partners LLC. The address for such stockholders is c/o Wayzata Investment Partners LLC, 701 East Lake Street, Suite 300, Wayzata, Minnesota 55391. This figure does not include shares of Class A Common Stock issuable upon the exercise of options for units in Neff Holdings LLC and the exercise of redemption rights with respect to such units that the Company may settle in shares of Class A Common Stock as any such issuance would result in the cancellation of shares of Class B Common Stock on a one-for-one basis.

(3)
The address of Ameriprise Financial, Inc. is 145 Ameriprise Financial Center, Minneapolis, Minnesota 55474.

(4)
The Company has received a copy of Amendment No. 2 to the Schedule 13G/A, as filed with the SEC on February 10, 2017 by Columbia Small Cap Value Fund II ("Fund"), Columbia Management Investment Advisers, LLC ("CMIA"), the investment adviser of the Fund and certain other funds and accounts, which directly own the shares, and Ameriprise Financial, Inc. ("AFI"), the parent holding company of CMIA reporting ownership of these shares as of December 31, 2016. According to the Schedule 13G/A, AFI and CMIA each have shared voting power with respect to 1,276,701 shares and shared dispositive power with respect to 1,375,401 shares, the Fund has sole voting power over 610,000 shares and shared dispositive power over 610,000 shares.

(5)
The address of Columbia Management Investment Advisers, LLC and Columbia Small Cap Value Fund II is 225 Franklin Street, Boston, Massachusetts 02110.

(6)
The Company has received a copy of the Amendment No. 1 to Schedule 13G/A as filed with the SEC on January 25, 2017 by BlackRock, Inc. According to Amendment No. 1 to Schedule 13G/A, BlackRock, Inc. has sole voting power over 640,029 shares and dispositive power with respect to 684,775 shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, New York 10055.

(7)
The Company has received a copy of the Amendment No. 1 to Schedule 13G/A, as filed with the SEC on February 14, 2017 by Buckingham Capital Management, Inc. and Buckingham Research Group Incorporated. According to the Amendment No. 1 to the Schedule 13G/A, each of Buckingham Capital Management, Inc. and Buckingham Research Group Incorporated have sole voting power and dispositive power with respect to 626,785 shares. The address of Buckingham Capital Management, Inc. is 485 Lexington Avenue, Third Floor, New York, New York 10017.

(8)
The Company has received a copy of the Schedule 13G, as filed with the SEC on February 16, 2016 by Imperial Capital Asset Management, LLC, Long Ball Partners LLC and Jason Reese. According to the Schedule 13G, each of Imperial Capital Asset Management LLC, Long Ball Partners LLC and Jason Reese have sole voting power and dispositive power with respect to 732,212 shares. The address of Imperial Capital Asset Management, LLC is 2000 Avenue of the Stars, 9th Floor, Los Angeles, California 90067.

(9)
The Company has received a copy of the Amendment No. 2 to Schedule 13G/A as filed with the SEC on February 13, 2017 by Next Century Growth Investors, LLC ("Next Century"), Thomas L. Press and Robert E. Scott. According to Amendment No. 2 to Schedule 13G/A, Thomas L. Press serves as director, chairman and chief executive officer of Next Century and Robert E. Scott serves as director and president of Next Century. The stock to which the Amendment No. 2 to Schedule 13G/A relates may be deemed beneficially owned within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934 by (1) Next Century by virtue of its investment discretion and/or voting power over client securities, which may be revoked; and (2) Thomas L. Press and Robert E. Scott, as a result of their positions with and ownership positions in Next Century, which could be deemed to confer upon each of them voting and/or investment power over the shares.

  Each of Next Century, Thomas L. Press and Robert E. Scott disclaim beneficial ownership of the stock except to the extent of each of their respective pecuniary interests therein, if any, and the filing of Amendment No. 2 to Schedule 13G/A shall not be construed as an admission by any of such persons that it is the beneficial owner of the stock. The address of Next Century Growth Investors, LLC is 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416.

(10)
The Company has received a copy of the Amendment No. 4 to Schedule 13G/A as filed with the SEC on May 3, 2017 by Private Management Group, Inc. According to the Amendment No. 4 to Schedule 13G/A, Private Management Group, Inc. has sole voting power and dispositive power with respect to 463,559 shares. The address of Private Management Group, Inc. is 15635 Alton Parkway, Suite 400, Irvine, California 92618.

(11)
These figures include shares of Class A Common Stock underlying Company Stock Options held by the directors and named executive officers that are immediately exercisable, or are scheduled to become exercisable within 60 days of July 14, 2017: Mr. Hood—32,173; Mr. Irion—14,729 and Mr. Parks—12,907.

(12)
These figures include shares of Class A Common Stock that will be issued pursuant to the LLC Optionholder Exchange and Termination Agreement with respect to the LLC Options: Mr. Hood—354,288; Mr. Irion—211,272, Mr. Parks—97,510, Mr. Singer—14,303 and Mr. Continenza—20,433.

 WHERE YOU CAN FIND MORE INFORMATION

        The Company is subject to the reporting requirements of the Exchange Act. Accordingly, the Company files current, quarterly and annual reports, information statements and other information with the SEC. You may read and copy these reports, information statements and other information at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call 1-800-SEC-0330 for further information on the operation of the SEC's Public Reference Room. The Company's SEC filings also are available to the public at the Internet website maintained by the SEC at www.sec.gov.

        The Company also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive information statements and reports on Forms 3, 4 and 5 pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company's Internet website address is www.neffrental.com. The information located on, or hyperlinked or otherwise connected to, the Company's website is not, and shall not be deemed to be, a part of this information statement or incorporated into any other filings that we make with the SEC.

        The Company incorporates information into this information statement by reference, which means that the Company discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this information statement, except to the extent superseded by information contained in this information statement or by information contained in documents filed with the SEC after the date of this information statement. This information statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

  •
  The Company's Annual Report on Form 10-K for the year ended December 31, 2016;

  •
  The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017; and

  •
  The Company's Current Report on Form 8-K filed with the SEC on May 17, 2017 and July 14, 2017.

        We also incorporate by reference into this information statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from and after the date of this information statement and prior to the effective time of the Merger; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

        You may obtain copies of any of these filings by contacting the Company at the following address or phone number or by contacting the SEC as described above. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this information statement, by requesting them in writing or by telephone at:

Neff Corporation
3750 N.W. 87th Avenue, Suite 400
Miami, Florida 33178
Attn: Investor Relations Department
Telephone: (305) 513-3350

        Stockholders should not rely on information that purports to be made by or on behalf of the Company other than that contained in or incorporated by reference in this information statement. The Company has not authorized anyone to provide information on behalf of the Company that is different from that contained in this information statement. This information statement is dated August 7, 2017. No assumption should be made that the information contained in this information statement is accurate as of any date other than that date, and the mailing of this information statement will not create any implication to the contrary. Notwithstanding the foregoing, in the event of any material change in any of the information previously disclosed, the Company will, where relevant and if required by applicable law, update such information through a supplement to this information statement.

We have not authorized anyone to give you any information or to make any representation about the proposed merger or the Company that is different from or adds to the information contained in this information statement or in the documents we have publicly filed with the SEC. Therefore, if anyone does give you any different or additional information, you should not rely on it.

Annex A

AGREEMENT AND PLAN OF MERGER

by and among

H&E EQUIPMENT SERVICES, INC.

NEFF CORPORATION,

AND

YELLOW IRON MERGER CO.

Dated as of July 14, 2017

A-i

A-ii

 INDEX OF DEFINED TERMS

Page
Acceptable Confidentiality Agreement	58
Acquisition Proposal	58
Action	59
Adjustment Amount	3
affiliate	70
Agreement	1
business day	69
Certificate of Merger	3
Charter Documents	59
Chosen Courts	71
Closing	2
Closing Date	3
Code	59
Company	1
Company Acquisition Agreement	45
Company Adverse Recommendation Change	45
Company Benefit Plans	59
Company Board	1
Company Board Recommendation	45
Company Bylaws	35
Company Certificate	13
Company Class A Common Stock	59
Company Class B Common Stock	59
Company Common Stock	59
Company Contract	21
Company Disclosure Schedule	9
Company Equity Awards	5
Company ERISA Affiliate	59
Company Fundamental Representations	53
Company Indemnified Parties	41
Company IP Contract	21
Company Leased Properties	24
Company Material Adverse Effect	59
Company Owned Intellectual Property	60
Company Owned Properties	23
Company Real Property	24
Company Registered Owned Intellectual Property	60
Company Related Parties	58
Company Restricted Stock Unit Award	5
Company SEC Reports	14
Company Stock Option	4
Company Stock Plan	60
Company Subsidiary Securities	12
Competition Laws	61
Compliant	61
Confidentiality Agreement	37
Contract	61
Copyrights	61

A-iii

Page
Credit Agreements	61
Debt Commitment Letter	31
Delaware Secretary	3
DGCL	1
Disclosed Conditions	32
Dissenting Shares	8
Dissenting Stockholder	9
DOJ	39
Effective Time	3
Enforceability Exceptions	13
Environmental Laws	23
Equity Interest	62
ERISA	62
Exchange Act	62
Exchange Agreements	2
Exchange Ratio	62
Exchanges	2
Financing	31
FTC	39
GAAP	62
Go-Shop Period	44
Governmental Entity	62
Governmental Requirements	14
Hazardous Material	62
Holdings	1
HSR Act	62
Indebtedness	62
Information Statement	13
Information Systems	26
Initial Superior Proposal Notice	45
Intellectual Property	63
Intervening Event	63
IRS	63
Key Holders	2
Key Holders Exchange	2
Key Holders Exchange Agreement	1
knowledge	69
Laws	63
Lease	24
Lender Related Parties	63
Lenders	31
Letter of Transmittal	7
Liens	63
LLC Agreement	11
LLC Options	63
LLC Units	1
made available	70
Marketing Period	63
Merger	1
Merger Consideration	3

A-iv

Page
Merger Sub	1
Merger Sub Organizational Documents	30
Multiemployer Plan	18
Multiple Employer Plan	18
Nasdaq	64
New Plans	41
No-Shop Period Start Date	44
Notice Period	45
Offering Materials	50
Off-the-Shelf Software	64
Old Certificate	4
Open License Terms	64
Order	17
Outside Date	55
Parent	1
Parent Common Shares	64
Parent Disclosure Schedule	29
Parent Material Adverse Effect	64
Parent Organizational Documents	30
parties	70
Patents	64
Paying Agent	7
Payment Fund	7
Permits	20
Permitted Encumbrances	24
person	69
Personal Information	64
Premium Cap	42
Public Software	64
Registered Intellectual Property	65
Related Software	64
Release	65
Representatives	65
Required Information	65
Requisite Company Vote	13
Requisite Regulatory Approvals	65
Sarbanes-Oxley Act	65
Satisfaction Time	3
SEC	65
Securities Act	65
Special Committee	1
Special Committee Financial Advisor	16
SRO	65
Stockholder Consent	2
Subsidiary	66
Substitute RSU Award	5
Substitute Stock Option	5
Superior Proposal	66
Superior Proposal Change Notice	46
Supplemental Financial Statements	52

A-v

Page
Support Agreement	2
Surviving Corporation	1
Takeover Statutes	27
Tax	66
Tax Return	66
Taxes	66
Termination Fee	66
TRA	11
Trade Secrets	66
Trademarks	67
Transaction Document	67
Transaction Litigation	48
Willful and Material Breach	67
Work	64
Exhibits
Exhibit A—Certificate of Merger
Exhibit B—Form of Certificate of Incorporation
Exhibit C—Debt Commitment Letter
Exhibit D—Acceptable Confidentiality Agreement

A-vi

AGREEMENT AND PLAN OF MERGER

        AGREEMENT AND PLAN OF MERGER, dated as of July 14, 2017 (this "Agreement"), by and among H&E Equipment Services, Inc., a Delaware corporation ("Parent"), Neff Corporation, a Delaware corporation ("Company"), and Yellow Iron Merger Co., a Delaware corporation and a direct, wholly owned subsidiary of Parent ("Merger Sub"). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX below.

W I T N E S S E T H:

        WHEREAS, the parties intend that Merger Sub be merged with and into Company (the "Merger"), with Company surviving the Merger (hereinafter sometimes referred to in such capacity as the "Surviving Corporation") on the terms and subject to the conditions set forth herein;

        WHEREAS, the Special Committee of the Board of Directors of Company (the "Special Committee") has unanimously recommended to the Board of Directors of Company (the "Company Board") that the Company Board should approve this Agreement and the transactions contemplated thereby;

        WHEREAS, the Company Board, subsequent to and consistent with the recommendation of the Special Committee, has by a unanimous vote of the members of the Company Board (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into this Agreement and the Transaction Documents, (b) approved the execution, delivery and performance of this Agreement (which constitutes an "agreement of merger" as such term is used in Section 251 of the General Corporation Law of the State of Delaware (the "DGCL") and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Merger in accordance with the DGCL, and (c) resolved, subject to the terms and conditions set forth in this Agreement, to recommend adoption of this Agreement by the stockholders of Company;

        WHEREAS, Parent, as the sole stockholder of Merger Sub has approved this Agreement and the transactions contemplated hereby, including the Merger, in accordance with the DGCL;

        WHEREAS, the Boards of Directors of Parent and Merger Sub have unanimously (a) determined that it is in the best interests of Parent, Merger Sub and their respective stockholders, and declared it advisable, to enter into this Agreement and the Transaction Documents and (b) approved the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Merger;

        WHEREAS, concurrently herewith, as a condition and material inducement to Parent's willingness to enter into this Agreement, certain stockholders of Company are entering into an Exchange and Termination Agreement (the "Key Holders Exchange Agreement"), with Company, Parent, and Neff Holdings LLC ("Holdings"), pursuant to which, immediately prior to the Closing, the Common Units (the "LLC Units"), will be exchanged (the "Key Holders Exchange") for shares of Company Class A Common Stock immediately prior to the Effective Time;

        WHEREAS, concurrently herewith, as a condition and material inducement to Parent's willingness to enter into this Agreement, the LLC Optionholders (as defined therein) are entering into an Exchange and Termination Agreement (together with the Key Holders Exchange Agreement, the "Exchange Agreements"), with Company, Parent, Holdings and the Management Representative (as defined therein), pursuant to which, immediately prior to the Closing, LLC Options, after giving effect to the exercise of the LLC Options for LLC Units, will be exchanged (together with the Key Holders Exchange, the "Exchanges") for shares of Company Class A Common Stock immediately prior to the Effective Time;

        WHEREAS, concurrently herewith certain stockholders of Company (together, the "Key Holders") have entered into a support agreement with Parent (the "Support Agreement"), pursuant to which, among other things, the Key Holders will agree to vote all their shares of Company Common Stock in favor of adoption of this Agreement, approval of the Merger and approval of any other matters required to be approved or adopted in order to effect the Merger and the other transactions contemplated hereby;

        WHEREAS, concurrently herewith each of the Key Holders has executed and delivered to Parent a written consent (a "Stockholder Consent") approving this Agreement, the Merger and the other transactions contemplated hereby in accordance with the DGCL (including Section 228(c) of the DGCL), effective contingent upon the execution of this Agreement; and

        WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and other transactions contemplated hereby and also to prescribe certain conditions to the Merger and the other transactions contemplated hereby.

        NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I

THE MERGER

        1.1    The Merger.     Upon the terms and subject to the conditions of this Agreement, in accordance with the DGCL, at the Effective Time, Merger Sub shall merge with and into Company. Company shall be the surviving corporation in the Merger, as a wholly owned subsidiary of Parent, and shall continue its corporate existence under the Laws of the State of Delaware as the Surviving Corporation. Upon consummation of the Merger, the separate corporate existence of Merger Sub shall terminate.

        1.2    Closing.     Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m., New York City time, at the offices of Akin Gump Strauss Hauer & Feld LLP, One Bryant Park, New York, NY 10036-6745, on a date which shall be no later than three (3) business days after the satisfaction or waiver (subject to applicable Law) of the latest to occur of the conditions set forth in Article VII hereof (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof) (the "Satisfaction Time"), unless another date, time or place is agreed to in writing prior to such date by Parent and Company; provided that notwithstanding the occurrence of the Satisfaction Time, (x) if the Marketing Period has not ended as of the Satisfaction Time, Parent will not be required to consummate the Closing until the earlier of (a) any business day during the Marketing Period as may be specified by Parent on no less than three (3) business days' prior written notice to Company, and (b) the second (2nd) business day after the final day of the Marketing Period (subject, in each case, to the continued satisfaction or waiver of the conditions set forth in Article VII (other than those conditions that by their nature can only be satisfied at the Closing, but subject to the satisfaction or waiver thereof)) and (y) the Closing shall occur no earlier than the first (1st) business day after the No-Shop Period Start Date (or, if applicable, solely if there is a Holdover Proposal, the Delayed No-Shop Period Start Date). The date on which the Closing occurs is referred to in this Agreement as the "Closing Date." Any party may participate in the Closing by electronic delivery of documents and/or funds.

        1.3    Effective Time.     Subject to the terms and conditions of this Agreement, at the Closing, Parent and Company shall cause to be filed with the Secretary of State of the State of Delaware (the "Delaware Secretary") a certificate of merger effecting the Merger in substantially the form attached hereto as Exhibit A (the "Certificate of Merger"), as provided in Section 251 of the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Delaware

Secretary or at such other date or time as Parent and Company shall agree in writing and shall specify in the Certificate of Merger (such date and time the Merger becomes effective being the "Effective Time").

        1.4    Effects of the Merger.     At the Effective Time, the Surviving Corporation shall succeed to all the properties, assets, rights, privileges, immunities, powers and franchises and be subject to all of the debts, liabilities, restrictions, disabilities and duties of Company and Merger Sub, and the Merger shall have the effects set forth in the applicable provisions of the DGCL, this Agreement and the Certificate of Merger.

        1.5    Conversion of Capital Stock.     At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any shares of capital stock or Equity Interests of Parent, Merger Sub or Company:

          (a)   Each share of Company Class A Common Stock issued and outstanding immediately prior to the Effective Time after giving effect to the Specified Exchange (as defined in the Exchange Agreements) (except for, in each case, shares (x) (i) held in the treasury of Company or (ii) owned, directly or indirectly, by Parent, Merger Sub or any of their respective Subsidiaries and (y) Dissenting Shares) shall be cancelled and automatically converted, in accordance with the procedures set forth in this Agreement, into the right to receive an amount equal to (A) $21.07 in cash, without interest minus (B) the Adjustment Amount (the "Merger Consideration"). The "Adjustment Amount" shall mean an amount equal to the quotient of (i) the total costs actually incurred by Parent with respect to the items set forth on Annex A, and (ii) the number of shares of Company Class A Common Stock issued and outstanding on the Closing Date (after giving effect to the Specified Exchange (as defined in the Exchange Agreements) but excluding shares held in the treasury of Company) plus the number of shares of Company Class A Common Stock issuable in respect of the Company Equity Awards outstanding on the Closing Date, whether vested or unvested; provided, however, that in no event will the Adjustment Amount exceed $0.44. The Adjustment Amount shall be deemed to be zero in the event that Parent or Merger Sub have breached any covenant or agreement contained in Section 6.3 of this Agreement and such breach has materially delayed the clearance, termination, or expiration of any required waiting period under the HSR Act.

          (b)   Each share of Company Class B Common Stock outstanding or held in treasury immediately prior to the Effective Time shall be cancelled and retired and will cease to exist, and no consideration shall be delivered in exchange therefor.

          (c)   All the shares of Company Class A Common Stock converted into the right to receive the Merger Consideration pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate (each, an "Old Certificate", it being understood that any reference herein to "Old Certificate" shall be deemed to include reference to book-entry account statements relating to the ownership of shares of Company Class A Common Stock) previously representing any such shares of Company Class A Common Stock shall thereafter represent only the right to receive the Merger Consideration, without interest thereon. Without limiting the other provisions of this Agreement, if following the execution and delivery of this Agreement and prior to the Effective Time, Company Common Shares or other Equity Interests of Company shall have been increased, decreased or changed into or exchanged for a different number or kind of shares or securities (other than the issuance of additional shares of capital stock of Company as permitted by this Agreement and the issuance of shares of Company Class A Common Stock in connection with the Exchanges), including by reason of a reorganization, reclassification, stock dividend, stock split, reverse stock split, or other similar change in capitalization, or there shall be any other similar event, an appropriate and proportionate adjustment shall be made to the Merger Consideration and any other amounts payable pursuant to this Agreement to reflect such event.

          (d)   Notwithstanding anything in this Agreement to the contrary, at the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, Company or the holders of any shares of capital stock or Equity Interests of Parent, Merger Sub or Company, all shares of Company Common Stock that are owned by Company (including if held in the treasury of Company), Parent or Merger Sub or their direct or indirect Subsidiaries shall be cancelled and shall cease to exist and neither the Merger Consideration nor any other consideration shall be delivered in exchange therefor.

        1.6    Surviving Corporation Common Stock.     At the Effective Time, each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable of common stock, par value $0.01 per share, of the Surviving Corporation.

        1.7    Treatment of Company Equity Awards.

          (a)   At the Effective Time, each option to purchase shares of Company Class A Common Stock granted by Company, whether vested or unvested, that is outstanding and unexercised as of the Effective Time (each, a "Company Stock Option") shall be cancelled and shall cease to be outstanding and shall not be assumed.

          (b)   In consideration of the cancelation and termination of each Company Stock Option (or portion thereof) that is outstanding and unvested as of the Effective Time, Parent shall issue an option to purchase Parent Common Shares (each, a "Substitute Stock Option"). Each Substitute Stock Option generally shall have, and be subject to, the same terms and conditions as were applicable to the Company Stock Option in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time (including any vesting provisions), provided that (i) each Substitute Stock Option shall be exercisable for that number of whole Parent Common Shares equal to the product (rounded down to the nearest whole number) of (w) the number of shares of Company Class A Common Stock that were issuable upon the exercise of the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (x) the Exchange Ratio and (ii) the per share exercise price for the Parent Common Shares issuable upon exercise of such Substitute Stock Option shall equal the quotient (rounded up to the nearest whole cent) of (y) the exercise price per share of Company Class A Common Stock applicable to the Company Stock Option (or portion thereof) in respect of which such Substitute Stock Option was granted immediately prior to the Effective Time and (z) the Exchange Ratio.

          (c)   In consideration of the cancelation and termination of each Company Stock Option (or portion thereof) that is outstanding and vested (based solely on the terms of the applicable Company Stock Option and without the exercise of any discretion by Company or any other Person) as of the Effective Time, Parent shall cause the Surviving Corporation or one of its Subsidiaries to pay the holder thereof an amount in cash (less applicable Tax withholdings) within ten (10) days after the Closing Date equal to the product of (i) the Merger Consideration, minus the per share exercise price for the Company Class A Common Stock issuable under such Company Stock Option (or portion thereof), multiplied by (ii) the number of shares of Company Class A Common Stock subject to such Company Stock Option (or portion thereof) as of the Effective Time.

          (d)   At the Effective Time, each restricted stock unit award in respect of shares of Company Class A Common Stock granted by Company, whether vested or unvested, that is outstanding as of the Effective Time (a "Company Restricted Stock Unit Award" and, together with the Company

  Stock Options, the "Company Equity Awards") shall be canceled and shall cease to be outstanding and shall not be assumed.

          (e)   In consideration of the cancelation and termination of each Company Restricted Stock Unit Award that is outstanding and unvested as of the Effective Time, Parent shall issue an award of time-vesting restricted stock units (each a "Substitute RSU Award") relating to the number of Parent Common Shares equal to the product of (i) the number of shares of Company Class A Common Stock with respect to which such Company Restricted Stock Unit Award was unvested as of immediately prior to the Effective Time and (ii) the Exchange Ratio. Each Substitute RSU Award issued pursuant to this Section 1.7(e) generally shall be subject to the same terms and conditions (including, without limitation, any time-based vesting schedule) as applied to the related Company Restricted Stock Unit Award in respect of which such Substitute RSU Award was granted, provided that any performance vesting condition shall be waived.

          (f)    In consideration of the cancelation and termination of each Company Restricted Stock Unit Award that is outstanding and vested (based solely on the terms of the applicable Company Restricted Stock Unit Award and without the exercise of any discretion by Company or any other Person) as of the Effective Time, Parent shall cause the Surviving Corporation or one of its Subsidiaries to pay the holder thereof an amount in cash within ten (10) days after the Closing Date equal to the product of (i) the Merger Consideration, multiplied by (ii) the number of shares of Company Class A Common Stock with respect to which such Company Restricted Stock Unit Award was so vested as of immediately prior to the Effective Time.

          (g)   Notwithstanding the forgoing or any provision of this Agreement to the contrary, the Substitute Stock Options and the Substitute RSU Awards will be revised to reflect that such awards are in respect of Parent Common Shares, and may contain such modifications to the Company Equity Awards as Parent deems appropriate to reflect the consummation of the transactions contemplated by this Agreement and Company becoming a Subsidiary of Parent.

          (h)   Prior to the Effective Time, Company shall take all actions necessary to cause the Company Equity Awards to be treated as set forth in this Section 1.7, including, without limitation, the Company Board and its compensation committee, as applicable, adopting any resolutions and taking all other actions (including providing any required notices and obtaining any required consents) that are necessary to effectuate the provisions of this Section 1.7. Notwithstanding anything herein to the contrary, each holder of vested Company Stock Options shall be entitled to exercise his or her vested Company Stock Options prior to the Effective Time by tendering to Company a check in the full amount of their respective exercise price, in which case such holder shall be treated as a holder of Company Class A Common Stock under Section 1.5. Buyer and the Surviving Corporation and their respective Subsidiaries shall be entitled to deduct and withhold from the amounts otherwise payable to the holders of the Company Equity Awards pursuant to this Agreement such amounts that Buyer or the Surviving Corporation or any of their respective Subsidiaries is required to withhold from such holders in connection with such payments under the Code or any other provision of Tax Laws. To the extent withheld and deducted, such amounts shall be remitted by Buyer or the Surviving Corporation or any of their respective Subsidiaries to the applicable Governmental Entity on behalf of the applicable holders of the Company Equity Awards and treated for all purposes of this Agreement as having been paid to the applicable holders of the Company Equity Awards.

        1.8    Certificate of Incorporation and Bylaws of the Surviving Corporation.     At the Effective Time, (a) the certificate of incorporation of Company shall be amended so as to read in its entirety as set forth on Exhibit B hereto, and, as so amended, shall be the certificate of incorporation of the Surviving Corporation and (b) the bylaws of the Surviving Corporation shall be amended to read in their entirety as the bylaws of Merger Sub immediately prior to the execution of this Agreement (provided that the name of Merger Sub shall be replaced with the name of the Surviving Corporation).

        1.9    Directors of the Surviving Corporation.     Each of the parties hereto shall take all necessary action to cause the directors of Merger Sub immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation. The officers of Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Surviving Corporation.

ARTICLE II

DELIVERY OF MERGER CONSIDERATION

        2.1    Paying Agent; Surrender and Payment.

          (a)   Prior to the Effective Time, Parent shall enter into a paying agent agreement in form and substance reasonably acceptable to Company with a paying agent designated by Parent and reasonably acceptable to Company (the "Paying Agent"). At or prior to the Effective Time, Parent shall deposit, or shall cause to be deposited by Merger Sub, with the Paying Agent, for the benefit of the holders of Old Certificates, for exchange in accordance with this Article II, cash in an amount sufficient to allow the Paying Agent to pay the aggregate Merger Consideration that is payable in respect of all of the shares of Company Class A Common Stock represented by the Old Certificates, other than Dissenting Shares and shares to be cancelled and retired pursuant to Sections 1.5(b) and (d) (such cash being hereinafter referred to as the "Payment Fund"). The Paying Agent shall invest any cash included in the Payment Fund as directed by Parent, provided that no such investment or losses thereon shall affect the amount of Merger Consideration payable to the holders of Old Certificates. Any interest and other income resulting from such investments shall be paid to Parent or the Surviving Corporation, or as otherwise directed by Parent. As promptly as reasonably practicable after the Effective Time, but in no event later than ten (10) calendar days thereafter, Parent shall cause the Paying Agent to mail to each person who was, immediately prior to the Effective Time, a holder of record of one or more Old Certificates representing shares of Company Class A Common Stock at the Effective Time (other than any shares to be cancelled and retired pursuant to Sections 1.5(b) and (d)), a letter of transmittal and instructions (which shall specify that delivery shall be effected, and risk of loss and title to the Old Certificates shall pass, only upon proper delivery or transfer, as applicable, of the Old Certificates to the Paying Agent) and instructions for use in effecting the surrender of the Old Certificates in exchange for the Merger Consideration (the "Letter of Transmittal"). For the avoidance of doubt, no amount payable in respect of the Company Equity Awards shall be included in the Payment Fund.

          (b)   Each holder of shares of Company Class A Common Stock that have been converted into the right to receive the Merger Consideration (other than the Dissenting Shares and any shares cancelled and retired pursuant to Sections 1.5(b) and (d)) shall be entitled to receive the Merger Consideration in respect of the shares of Company Class A Common Stock represented by an Old Certificate as promptly as reasonably practicable following (i) surrender to the Paying Agent of an Old Certificate (or effective affidavits of loss in lieu thereof in accordance with Section 2.1(f)), together with a duly completed and validly executed Letter of Transmittal and such other documents as may reasonably be requested by the Paying Agent (or receipt of an "agent's message" by the Paying Agent (or such other evidence, if any, of transfer as the Paying Agent may reasonably request) in the case of book-entry shares, together with such other documents as may be reasonably requested by the Paying Agent). No interest will be paid or accrued with respect to any property to be delivered upon surrender of Old Certificates. Until surrendered as contemplated by this Section 2.1(b), each Old Certificate shall be deemed at any time after the Effective Time to represent only the right to receive, upon surrender, the Merger Consideration.

          (c)   If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the surrendered or transferred Old Certificate, as applicable, is registered, it shall be a condition to such payment that (i) such Old Certificate shall be properly endorsed or shall otherwise be in proper form for transfer (in the case of a book-entry share, such Old Certificate shall be properly transferred), and (ii) the person requesting such exchange shall pay to the Paying Agent in advance any transfer or other similar Taxes required by reason of such payment to a Person other than the registered holder of such Old Certificate, or required for any other reason, or shall establish to the satisfaction of the Paying Agent that such Tax has been paid or is not payable.

          (d)   After the Effective Time, there shall be no transfers on the stock transfer books of Company of the shares of Company Common Stock that were issued and outstanding immediately prior to the Effective Time.

          (e)   Any portion of the Payment Fund that remains unclaimed by the stockholders of Company for one (1) year after the Effective Time shall be paid to the Surviving Corporation. Any former stockholders of Company who have not theretofore exchanged their Old Certificates pursuant to this Article II shall thereafter look only to the Surviving Corporation for payment of the Merger Consideration, in each case, without any interest thereon. Notwithstanding the foregoing, none of Parent, Company, the Surviving Corporation, the Paying Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount delivered in good faith to a public official pursuant to applicable abandoned property, escheat or similar Laws.

          (f)    In the event any Old Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact (in a form reasonably satisfactory to Parent) by the person claiming such Old Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Old Certificate, and following the Paying Agent's receipt of Letter of Transmittal required by this Section 2.1 with respect to the shares of Company Common Stock represented by such Old Certificate, the Paying Agent will issue in exchange for such lost, stolen or destroyed Old Certificate the Merger Consideration.

        2.2    Appraisal Rights.     Notwithstanding any provision of this Agreement to the contrary, each issued and outstanding share of Company Common Stock the holder of which has not voted in favor of, or otherwise consented to, the adoption of this Agreement and that is entitled to and has properly perfected his, her or its right to dissent under Section 262 of the DGCL and has not effectively withdrawn or lost such right as of the Effective Time with respect to such shares (the "Dissenting Shares") shall not be converted into or represent a right to receive the Merger Consideration hereunder, and the holder thereof shall be entitled only to receive payment of the appraised value of Dissenting Shares held by them in accordance with the provisions of Section 262 of the DGCL, except as provided in this Section 2.2. Company shall give Parent prompt written notice upon receipt by Company of any such demands for payment of the fair value of such shares of Company Common Stock, any withdrawals of such notice and any other instruments provided pursuant to applicable Law with respect to appraisal rights (any stockholder duly making such demand being hereinafter called a "Dissenting Stockholder"). Company shall not, except with the prior written consent of Parent, voluntarily make, or commit or agree to make, any payment with respect to, or settle or offer to settle, any such demand for appraisal or payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such Dissenting Stockholder as may be necessary to perfect appraisal rights under the DGCL. Company shall give Parent the opportunity to participate in and control all negotiations and proceedings with respect to any such demands. Any payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF COMPANY

        Except (a) as disclosed in the corresponding sections of the disclosure schedule delivered by Company to Parent prior to the execution hereof (the "Company Disclosure Schedule"); provided, that (i) the mere inclusion of an item in the Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Company that such item represents a material exception or fact, event or circumstance or that such item has had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect and (ii) any disclosures made with respect to a Section of this Article III shall be deemed to qualify (A) any other Section of this Article III specifically referenced or cross-referenced and (B) other sections of this Article III to the extent it is reasonably apparent (notwithstanding the absence of a specific cross reference) from a reading of the disclosure on its face that such disclosure is relevant to such other sections or (b) as disclosed in any Company SEC Reports filed prior to the date hereof (but disregarding disclosures contained under the heading "Risk Factors" or disclosures of risks set forth in any "forward-looking statements" disclaimer, or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature) (it being agreed that any matter disclosed in such Company SEC Reports shall not be deemed to qualify any of the Company Fundamental Representations), Company hereby represents and warrants to Parent and Merger Sub as follows:

        3.1    Corporate Organization.

          (a)   Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. True and complete copies of the Charter Documents, each as in effect as of the date of this Agreement, have previously been made available by Company to Parent. Each Charter Document is in full force and effect as of the date hereof, and Company and its Subsidiaries are not in material violation of their respective Charter Documents.

          (b)   Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Company is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (c)   Each Subsidiary of Company is duly organized and validly existing under the Laws of its jurisdiction of organization. Each Subsidiary of Company (i) is duly licensed or qualified to do business and, where such concept is recognized under applicable Law, in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified, except where the failure to be so qualified or licensed or to be in good standing, would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, and (ii) has all requisite corporate, limited liability company or other organizational, as applicable, power and authority to own or lease its properties and assets and to carry on its business as now conducted, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (d)   Section 3.1(d) of the Company Disclosure Schedule sets forth a true, correct and complete list of (x) all Subsidiaries of Company, including their jurisdiction of formation and the number and type of any Equity Securities of each such Subsidiary that are outstanding (including the identity of the equity holders and, as of the date hereof, percentages of outstanding Equity Interests owned by each such person), and (y) all outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements obligating Company or any of its Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any securities of any other person for its or their own account. Other than as set forth on Section 3.1(d) of the Company Disclosure Schedule, (A) neither Company, nor any of its Subsidiaries, directly or indirectly owns any Equity Interest in, or any interest convertible into or exchangeable or exercisable for, at any time, any Equity Interest in, any person, and (B) neither Company, nor any of its Subsidiaries, has, directly or indirectly, agreed, arranged, committed or undertaken to provide a material amount of funds to, or make any material investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person.

        3.2    Capitalization.

          (a)   The authorized capital stock of Company consists of 100,000,000 shares of Company Class A Common Stock, par value $0.01 per share, 15,000,000 shares of Company Class B Common Stock, par value $0.01 per share, and 10,000,000 shares of preferred stock, par value $0.00 per share. As of the business day immediately prior to the date of this Agreement, no shares of capital stock or other Equity Interests of Company are issued, reserved for issuance or outstanding, other than (i) 8,888,801 shares of Company Class A Common Stock issued and outstanding, which number excludes 264,240 shares of Company Class A Common Stock reserved for issuance upon the settlement of outstanding Company Restricted Stock Unit Awards (of which 264,240 shares of Company Class A Common Stock are subject to Company Restricted Stock Unit Awards subject to a specified level of performance, assuming maximum performance), (ii) 264,240 shares of Company Class A Common Stock authorized in respect of outstanding Company Restricted Stock Unit Awards assuming maximum performance, (iii) 0 shares of Company Common Stock held in treasury, (iv) 799,965 shares of Company Class A Common Stock reserved for issuance upon the exercise of outstanding Company Stock Options, and (v) 14,951,625 shares of Company Class B Common Stock, all of which will be cancelled as a result of the Exchanges pursuant to the Exchange Agreements. There are no dividend equivalents accrued or unpaid on the Company Equity Awards as of the date of this Agreement. Company has not issued any Equity Interests of Company since the business day immediately prior to the date of this Agreement through the date hereof and, as of the date hereof, none of Company's shares of preferred stock, par value $0.00 per share, are issued or outstanding. All the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued, issued in compliance with applicable Law and are fully paid, nonassessable and not subject to, or issued in violation of, any preemptive or similar contractual rights. No bonds, debentures, notes or other Indebtedness that have the right to vote on any matters on which stockholders of Company may vote are issued or outstanding (or which is convertible into or exchangeable for, Equity Interests having such rights). Other than the Company Equity Awards, the LLC Units and the LLC Options, in each case, issued prior to the date of this Agreement, there are not outstanding any options, warrants, convertible securities, subscription rights, conversion rights, exchange rights, phantom stock or units, restricted equity, equity appreciation rights, puts, calls, redemptions, repurchase or other rights or agreements, arrangements or commitment of any kind that obligate Company or any Subsidiary thereof to issue, transfer dispose of, redeem, repurchase, acquire or sell any Equity Interests, or make payments based on the value of any Company Common Stock.

          (b)   Except for the Support Agreement, the Exchange Agreements, the Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of November 26, 2014 (the "LLC Agreement"), by and among Holdings, Wayzata Opportunities Fund II, L.P., Wayzata

  Opportunities Fund Offshore II, L.P. and Company, and the Tax Receivable Agreement, dated November 26, 2014, by and among Company, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P., the several holders of LLC Options, the Management Representative and other members of Holdings from time to time a party thereto (the "TRA"), there are no voting trusts, stockholder agreements, proxies or other agreements in effect pursuant to which Company or any of its Subsidiaries has a contractual or other obligation with respect to the voting or transfer of the Company Common Stock, any other Equity Interests of Company or any Company Subsidiary Securities. There are no outstanding Contracts or obligations requiring Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock, other Equity Interests of Company or any Company Subsidiary Securities, except in connection with the vesting or exercise of a Company Equity Award.

          (c)   Section 3.2(c) of the Company Disclosure Schedule sets forth a true, correct and complete list of all Company Equity Awards and LLC Options outstanding as of the date hereof specifying, on a holder-by-holder basis, (i) the name of each holder, (ii) the number of shares or LLC Units subject to each such Company Equity Award or LLC Option, as applicable, (iii) the grant date of each such Company Equity Award or LLC Option, as applicable, (iv) the plan under which each such Company Equity Award or LLC Option, as applicable, was granted, (v) the exercise price for each LLC Option and each such Company Equity Award that is a Company Stock Option, (vi) the vesting schedule applicable to each such LLC Option and Company Equity Award (including whether the vesting will be accelerated by the execution of this Agreement or the consummation of the Merger), and (vii) the expiration date of each LLC Option and each such Company Equity Award that is a Company Stock Option. Each Company Option is exempt from the requirements of Code Section 409A.

          (d)   As of the date hereof, there are 23,840,426 LLC Units outstanding, which number excludes 757,937 LLC Options. 14,951,625 LLC Units are exchangeable on a one-to-one basis for shares of Company Class A Common Stock in accordance with and subject to the terms of the LLC Agreement. Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, there are not outstanding (i) any other Equity Interests of any Subsidiary of Company, (ii) securities of any Subsidiary of Company that are convertible into or exchangeable for, at any time, Equity Interests of any Subsidiary of Company, (iii) any options, warrants, convertible securities, subscription rights, conversion rights, exchange rights, phantom stock or units, restricted equity, equity appreciation rights, puts, calls, redemptions, repurchase or other rights or agreements, arrangements or commitment of any kind that obligate any Subsidiary of Company to issue, transfer dispose of, redeem, repurchase, acquire or sell, or make payments based on the value of, any other Equity Interests of any Subsidiary of Company or (iv) any obligations of any Subsidiary of Company to issue, any Equity Interests or securities convertible into or exchangeable for Equity Interests of any Subsidiary of Company (the items in clauses (i) through (iv), together with the outstanding Equity Interests of such Subsidiaries, being referred to collectively as "Company Subsidiary Securities"). Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, Company owns, directly or indirectly, all the issued and outstanding Company Subsidiary Securities free and clear of any Liens, and all such Company Subsidiary Securities are duly authorized and validly issued and are fully paid, nonassessable and not subject to, or issued in violation of, any preemptive or similar contractual rights. Except as set forth on Section 3.2(d) of the Company Disclosure Schedule, no Subsidiary of Company has or is bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any Company Subsidiary Securities or any securities representing the right to purchase or otherwise receive any Company Subsidiary Securities. No bonds, debentures, notes or other Indebtedness that have the right to vote on any matters on which holders of Company Subsidiary Securities may vote are issued or outstanding (or which is convertible into or exchangeable for, Company Subsidiary Securities having such rights).

          (e)   Except as set forth on Section 3.2(e) of the Company Disclosure Schedules, as of the date hereof, none of Company or any of its Subsidiaries has any Indebtedness. Company and its Subsidiaries have not made any payments in connection with or pursuant to the TRA or, in the past twelve (12) months, the LLC Agreement.

          (f)    Company does not have a "poison pill" or similar stockholder rights plan that is in effect.

        3.3    Authority; No Violation.

          (a)   Company has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger has, upon the unanimous recommendation of the Special Committee, been duly and validly approved by unanimous vote of the Company Board, not subsequently rescinded or modified in any way as of the date hereof. The Company Board has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of Company and its stockholders, and has resolved, subject to Section 6.8, to recommend adoption of this Agreement to Company's stockholders and has adopted a resolution to the foregoing effect. Except for the adoption of this Agreement by the affirmative vote or consent of the holders of a majority of the outstanding shares of Company Common Stock (if and to the extent required by applicable Law and the Amended and Restated Certificate of Incorporation of Company, as amended (the "Company Certificate")) (the "Requisite Company Vote") and the filing and recordation of appropriate merger documents as required by the DGCL, no other corporate proceedings on the part of Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger) and perform Company's obligations hereunder. This Agreement has been duly and validly executed and delivered by Company and (assuming due authorization, execution and delivery by Parent and Merger Sub) constitutes a valid and binding obligation of Company, enforceable against Company in accordance with its terms (except in all cases as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws of general applicability relating to or affecting the rights of creditors generally and subject to general principles of equity (the "Enforceability Exceptions")).

          (b)   Except as set forth on Section 3.3(b) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement and the other Transaction Documents to which Company or any of its Subsidiaries is a party by Company or its Subsidiaries, as applicable, nor the consummation by Company or its Subsidiaries of the transactions contemplated hereby or thereby, nor compliance by Company or its Subsidiaries with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Charter Documents or (ii) assuming that the Requisite Company Vote is obtained and that the consents, approvals and filings referred to in Section 3.4(a) through (c) are duly obtained and/or made, (A) violate any Law applicable to Company or any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (ii)) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

        3.4    Consents and Approvals.     Except for (a) the filing with the SEC of an information statement of the type contemplated by Rule 14c-2 under the Exchange Act related to the Merger and this Agreement (such information statement, including any amendment or supplement thereto, the "Information Statement") and other filings required under, and in compliance with other applicable requirements of, the Securities Act, the Exchange Act, and the rules of Nasdaq, (b) the filing of the Certificate of Merger with the Delaware Secretary pursuant to the DGCL, (c) the pre-merger notification requirements under the HSR Act, (the requirements in clauses (a) through (c), collectively, the "Governmental Requirements") and (d) where the failure to obtain such approval or consent would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no consents, approvals, waivers or authorizations of or filings or registrations with or notices to any Governmental Entity are necessary in connection with (A) the execution and delivery by Company of this Agreement or any other Transaction Documents to which Company is a party or (B) the consummation by Company of the Merger and the other transactions contemplated hereby or the Transaction Documents.

        3.5    SEC Reports.     Company has timely filed with or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, schedules, forms, definitive proxy statements and other documents (including exhibits and all other information incorporated by reference) required to be filed with or furnished to the SEC by Company or any of its Subsidiaries pursuant to the Securities Act or the Exchange Act, as the case may be, since January 1, 2015 (the "Company SEC Reports"). The Company SEC Reports are publicly available (including via the SEC's EDGAR filing system). Except to the extent corrected by subsequent Company SEC Reports, no Company SEC Report, at the time filed, furnished or communicated (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information filed or furnished as of a later date (but before the date of this Agreement and only to the extent publicly available) shall be deemed to modify information as of an earlier date. As of their respective dates, all Company SEC Reports filed or furnished under the Securities Act and the Exchange Act complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto. As of the date of this Agreement, no executive officer of Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder, the "Sarbanes-Oxley Act"). As of the date of this Agreement, there are no outstanding comments from or material unresolved issues raised by the SEC with respect to any of the Company SEC Reports and, to Company's knowledge, none of the Company SEC Reports is the subject of ongoing SEC review or outstanding SEC investigation. None of Company's Subsidiaries is required to file or furnish as an issuer any forms, reports or other documents with the SEC pursuant to the reporting requirements of Section 13(a) or Section 15(d) of the Exchange Act.

        3.6    Financial Statements.

          (a)   The financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports (including the related notes, where applicable) and, upon and following delivery, the Supplemental Financial Statements (i) have been prepared from, and are in accordance with, the books and records of Company and its Subsidiaries, (ii) fairly present in all material respects the consolidated statements of operations, cash flows, changes in stockholders' deficit and consolidated financial position of Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to the absence of footnotes and to normal year-end audit adjustments normal in nature and amount and as permitted by GAAP and the applicable rules and regulations of the SEC), (iii) complied, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto or, in the case of unaudited statements, as permitted by Form 10-Q under the Exchange Act, and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Company and its Subsidiaries have been, since January 1, 2015, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements. Deloitte & Touche LLP has not resigned (or informed Company that it intends to resign) or been dismissed as independent public accountants of Company as a result of or in connection with any disagreements with Company on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due) that is of a nature required to be reflected on its consolidated balance sheets prepared in accordance with GAAP, except for (i) those liabilities that are reflected or reserved against on the consolidated balance sheet of Company included in its Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2017 (including any notes thereto), (ii) liabilities incurred in the ordinary course of business consistent with past practice since March 31, 2017 or in connection with this Agreement and the transactions contemplated hereby, or (iii) as set forth on Section 3.6(b) of the Company Disclosure Schedule. Except as disclosed in the Company SEC Reports, none of Company or any of its Subsidiaries maintains any "off-balance-sheet arrangement" within the meaning of Item 303 of Regulation S-K of the Securities Act.

          (c)   Except as set forth on Section 3.6(c) of the Company Disclosure Schedule, the records, systems, controls, data and information of Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Company (i) maintains a system of disclosure controls and procedures (as such term is defined in paragraph (e) of Rule 13a-15 promulgated under the Exchange Act) as required by Rule 13a-15 promulgated under the Exchange Act, and (ii) has disclosed, based on its most recent evaluation of its chief executive officer and chief financial officer prior to the date hereof, to Company's outside auditors and the audit committee of Company Board (x) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) which are reasonably likely to adversely affect in any material respect Company's ability to record, process, summarize and report financial information, and (y) to the knowledge of Company, any fraud, whether or not material, that involves management or other employees who have a significant role in Company's internal controls over financial reporting. Copies of any such disclosures were made in writing by management to Company's auditors and audit committee and a copy has been previously made available to Parent.

          (d)   Since January 1, 2014, (i) neither Company nor any of its Subsidiaries, nor, to the knowledge of Company, any director, officer, auditor, accountant or representative of Company or any of its Subsidiaries, has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or, to the knowledge of Company, oral, regarding the accounting or auditing practices, procedures, methodologies or methods (including with respect to loan loss reserves, write-downs, charge-offs and accruals) of Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or written claim that Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Company or any of its Subsidiaries, whether or not employed by Company or any of its Subsidiaries, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Company or any of its officers, directors or employees to the Company Board or any committee thereof or to the knowledge of Company, to any director or officer of Company.

          (e)   Each of the principal executive officer and the principal financial officer of Company (or each former principal executive officer and each former principal financial officer of Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act with respect to the Company SEC Documents. For purposes of this Agreement, "principal executive officer" and "principal financial officer" shall have the meanings given to such terms in the Sarbanes-Oxley Act. Since January 1, 2014, neither Company nor any of its Subsidiaries has outstanding (nor has arranged or modified since the enactment of the Sarbanes-Oxley Act) any "extensions of credit" (within the meaning of Section 402 of the Sarbanes-Oxley Act) (excluding reimbursable ordinary business expenses) to directors or executive officers (as defined in Rule 3b-7 under the Exchange Act) of Company or any of its Subsidiaries. Company is otherwise in compliance with all applicable provisions of the Sarbanes-Oxley Act and the applicable listing and corporate governance rules of NYSE, except for any non-compliance that would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

        3.7    Broker's Fees.     None of Company, any of its Subsidiaries nor any of their respective affiliates, officers or directors has employed any broker, finder, financial advisor or other similar person, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated by this Agreement and the Transaction Documents, other than with respect to Deutsche Bank Securities Inc. (the "Special Committee Financial Advisor"). Company has disclosed to Parent the fee terms provided for in connection with its engagement of the Special Committee Financial Advisor and made available to Parent a true and correct copy of Company's engagement letter with the Special Committee Financial Advisor (with reasonable and customary redactions thereto).

        3.8    Absence of Certain Changes or Events.     Since December 31, 2016 through the date of this Agreement, (a) Company and its Subsidiaries have conducted their businesses in all material respects in the ordinary course of business consistent with past practice, (b) no event or events have occurred that have had or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, and (c) neither Company nor any of its Subsidiaries have taken any action that if taken after the date of this Agreement would constitute a violation of Section 5.2.

        3.9    Legal and Regulatory Proceedings.

          (a)   As of the date hereof, except as is not, or would not reasonably be expected to be, either individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole, there is no Action pending, or, to Company's knowledge, threatened against or involving Company or any of its Subsidiaries, any of their respective properties or assets or any of the current or former directors or executive officers of Company or any of its Subsidiaries (and to Company's knowledge, there is no basis for any such Action). There is not currently any internal investigation or inquiry being conducted by Company, the Company Board (or any committee thereof) or, to Company's knowledge, any third party or Governmental Entity at the request of any of the foregoing concerning any financial, accounting, Tax, conflict of interest, self-dealing, fraudulent or deceptive conduct or other misfeasance or malfeasance issues, in each case that has or would reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (b)   As of the date hereof, except as would not reasonably be expected to be, either individually or in the aggregate, material to Company and its Subsidiaries, taken as a whole, there is no injunction, order, judgment, decree, assessment, decision, ruling or regulatory restriction (each, an "Order"), whether temporary, preliminary or permanent, imposed upon Company or any of its Subsidiaries or the assets or properties of Company or any of its Subsidiaries (or that, upon consummation of the Merger, would apply to Parent, Surviving Corporation or any of their respective affiliates).

        3.10    Taxes and Tax Returns.    (a) Each of Company and its Subsidiaries has duly and timely filed (taking into account all applicable extensions) all material Tax Returns in all jurisdictions in which Tax Returns are required to be filed by it, and all such Tax Returns are true, correct, and complete in all material respects; (b) all material Taxes of Company and its Subsidiaries (whether or not shown on any Tax Returns) that are due have been fully and timely paid; (c) neither Company nor any of its Subsidiaries has granted any extension or waiver of the limitation period applicable to any material Tax that remains in effect; (d) no deficiency with respect to a material amount of Taxes has been proposed, asserted or assessed against Company or any of its Subsidiaries; (e) neither Company nor any of its Subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Company) or (ii) has any liability for the Taxes of any person (other than Company or any of its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor, by contract or otherwise; (f) neither Company nor any of its Subsidiaries has been, within the past two (2) years or otherwise as part of a "plan (or series of related transactions)" within the meaning of Section 355(e) of the Code of which the Merger is also a part, a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock intended to qualify for tax-free treatment under Section 355 of the Code; (g) neither Company nor any of its Subsidiaries has participated in a "listed transaction" within the meaning of Treasury Regulations Section 1.6011-4(b)(2); and (h) Holdings is treated as a partnership for U.S. federal income tax purposes and each Subsidiary of Holdings is a disregarded entity for U.S. federal income tax purposes.

        3.11    Employees.

          (a)   Section 3.11(a) of the Company Disclosure Schedule lists all Company Benefit Plans.

          (b)   Company has provided, or made available, to Parent with respect to each Company Benefit Plan, to the extent applicable, true and complete copies of (i) each Company Benefit Plan and all amendments thereto (and in the case of an unwritten Company Benefit Plan, a written description thereof), (ii) the current trust documents, investment management contracts, custodial agreements, administrative services agreements and insurance and annuity contracts relating thereto, (iii) the current summary plan description and each summary of material modifications thereto, (iv) the most recent IRS Form 5500 and all schedules thereto, (v) the most recent IRS determination, opinion or advisory letter, (vi) the most recent summary annual report, nondiscrimination testing report, actuarial report, financial statements and trustee reports, and (vii) all communications from any Governmental Entity concerning any audit or investigation of such Company Benefit Plan by a Governmental Entity.

          (c)   Each Company Benefit Plan has been established, operated, maintained and administered in all material respects in accordance with its terms and the requirements of all applicable Laws, including ERISA and the Code. Neither Company nor any of its Subsidiaries has any knowledge of any plan defect that remains uncorrected.

          (d)   None of Company and its Subsidiaries nor any Company ERISA Affiliate has, at any time during the last six (6) years, (i) contributed to or been obligated to contribute to any plan that (A) is subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (B) is a

  "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Plan") or (C) has two (2) or more contributing sponsors at least two (2) of whom are not under common control, within the meaning of Section 4063 of ERISA (a "Multiple Employer Plan"), or (ii) incurred any liability to a Multiemployer Plan or Multiple Employer Plan as a result of a complete or partial withdrawal (as those terms are defined in Part I of Subtitle E of Title IV of ERISA) from a Multiemployer Plan or Multiple Employer Plan that has not been satisfied in full.

          (e)   Neither Company, nor any of its Subsidiaries sponsors, has sponsored or has any obligation with respect to any employee benefit plan that provides for any post-employment or post-retirement health or medical or life insurance benefits for retired or former employees or beneficiaries or dependents thereof, except pursuant to Section 4980B of the Code.

          (f)    Except as would not result in a material liability to Company or any of its Subsidiaries, all contributions required to be made to any Company Benefit Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any Company Benefit Plan, for any period in the prior three (3) years through the date hereof, have been timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof, have been fully reflected on the books and records of Company.

          (g)   Except as would not reasonably be likely to result, either individually or in the aggregate, in material liability to Company or any of its Subsidiaries, there are no pending or, to Company's knowledge, threatened claims (other than routine individual claims for benefits in the ordinary course), lawsuits or arbitrations that have been asserted or instituted, and, to Company's knowledge, no set of circumstances exists that may reasonably be likely to give rise to a claim or lawsuit against, any of the Company Benefit Plans, any fiduciaries thereof with respect to their duties to the Company Benefit Plans or the assets of any of the trusts under any of the Company Benefit Plans.

          (h)   Except as set forth on Section 3.11(h) of the Company Disclosure Schedules, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (either alone or in conjunction with any other event) result in, cause an acceleration of the funding, vesting, exercisability, or delivery of, or increase in the amount or value of, any payment, right or other benefit to any current or former employee, officer, director or independent contractor of Company or any of its Subsidiaries under any Company Benefit Plan, or result in any limitation on the right of Company or any of its Subsidiaries to amend, merge, terminate or receive a reversion of assets from any Company Benefit Plan or related trust.

          (i)    Except as set forth on Section 3.11(i) of the Company Disclosure Schedules, no payment or benefit (whether in cash, in property, acceleration of vesting or in the form of benefits) by Company or any of its Subsidiaries that is "contingent" (within the meaning of Code Section 280G) on the transactions contemplated hereby will be an "excess parachute payment" within the meaning of Section 280G of the Code. Neither Company nor any of its Subsidiaries maintains, contributes to or is required to contribute to, a rabbi trust or similar funding vehicle, and the transactions contemplated by this Agreement will not cause or require Company or any of its affiliates to establish or make any contribution to a rabbi trust or similar funding vehicle. Neither Company nor any of its Subsidiaries has any obligation to indemnify any person for any Taxes pursuant to Code Sections 409A or 4999.

          (j)    Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, there are no pending or, to Company's knowledge, threatened labor grievances, labor arbitrations or unfair labor practice claims or charges against Company or any of its Subsidiaries. There are no, and have not been since January 1, 2014, any pending or, to Company's knowledge, threatened strikes, lockouts, work stoppages, slowdowns, union election petitions, demands for recognition, or other labor disputes against Company or any of its Subsidiaries. Neither Company nor any of its Subsidiaries are party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization applicable to employees of Company or any of its Subsidiaries and, to Company's knowledge, there are no organizing efforts by any labor organization seeking to represent any employees of Company or any of its Subsidiaries.

          (k)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, Company and each of its Subsidiaries are in compliance, and have at all times since January 1, 2014 complied, in all respects with all Laws applicable to Company or any of its Subsidiaries relating to labor, employment, and employment practices, including all Laws and provisions thereof relating to wages, hours, equal employment opportunities, employment discrimination and retaliation, harassment, hiring, firing, promotion, employee benefits, immigration, plant closures or mass layoffs, leaves of absence, occupational safety and health, workers' compensation and unemployment insurance, and collective bargaining. Except as would not result in a material liability to Company or any of its Subsidiaries, with respect to each individual who renders services to Company or any of its Subsidiaries, Company and each of its Subsidiaries have accurately classified each such individual as an employee, independent contractor, or otherwise under all applicable Laws and for each individual classified as an employee, Company and each of its Subsidiaries have classified him or her as overtime exempt or overtime nonexempt under all applicable Laws.

          (l)    Neither Company nor any of its Subsidiaries has ordered or implemented a plant closing or mass layoff within the meaning of, or taken any other action that required notice under, the Worker Adjustment and Retraining Notification Act or any similar Law since January 1, 2014.

        3.12    Compliance with Applicable Law.

          (a)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, Company and each of its Subsidiaries hold, and have at all times since January 1, 2014 held, all licenses, franchises, permits, approvals and authorizations necessary for the lawful conduct of their respective businesses and ownership of their respective properties, rights and assets (the "Permits"), and no suspension or cancellation of any such Permit is pending or, to Company's knowledge, threatened. Company and its Subsidiaries are in compliance with the terms of all such Permits, except for such failures to be in compliance that have not had and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (b)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) Company and each of its Subsidiaries are in compliance, and have at all times since January 1, 2014 complied, in all respects with all Laws and Orders applicable to Company or any of its Subsidiaries or by which Company or any of its Subsidiaries or any of their respective businesses or properties is bound and (ii) since January 1, 2014, no Governmental Entity has issued any written notice or notification stating that Company or any of its Subsidiaries is not in compliance with any Law or Order. Since January 1, 2012, none of the Company, any of its Subsidiaries or any of their respective officers, directors, or to the Company's knowledge, agents (in their capacity as such) is or has been in violation of any Law applicable to its properties, rights or other assets or its businesses or operations relating to (A) the use of corporate funds for political activity or for the purpose of obtaining or retaining business, (B) payments to government officials from corporate funds, or (C) bribes, rebates, payoffs, influence payments, kickbacks or the provision of similar benefits.

        3.13    Certain Contracts.

        Except for this Agreement, Section 3.13 of the Company Disclosure Schedule sets forth, as of the date of this Agreement, each Contract (except for purchase orders executed in the normal course of business in each case in an amount less than $150,000), to which Company or any of its Subsidiaries is a party or is otherwise bound, of the type described below (the "Company Contracts"):

          (a)   (i) for the purchase by Company or any of its Subsidiaries of rental fleet equipment in an amount in excess of $500,000 per year per agreement or (ii) that require Company or any of its Subsidiaries to purchase all or any part of its rental fleet equipment from any one or more suppliers;

          (b)   relating to employment and consulting or severance, in each case that involve an aggregate future or potential liability in excess of $500,000 per agreement;

          (c)   which is a material agreement relating to the licensing or transfer of Intellectual Property rights by Company or any of its Subsidiaries to a third party or by a third party to Company or any of its Subsidiaries (other than licenses for Off-The-Shelf Software) (each, a "Company IP Contract "and collectively, the "Company IP Contracts");

          (d)   which limit the freedom of Company or any of its Subsidiaries (or, after giving effect to the Merger, Parent and/or its Subsidiaries) to compete in any line of business, channel of distribution or within any geographic area or with any person, or otherwise limit the ability of Company, its Subsidiaries or any of their respective affiliates to solicit or sell any product or other assets to any person (other than customary confidentiality and nondisclosure obligations);

          (e)   which contains any "most favored nation" or exclusivity terms, including such terms for pricing;

          (f)    relating to mortgages, indentures, notes, bonds, credit agreements, loan agreements, security agreements, guarantees or other agreements relating to Indebtedness incurred or provided by Company or any of its Subsidiaries (including capital leases and any caps, swaps, collars or similar derivative transactions) in an aggregate amount of $500,000 or more (with the amount of Indebtedness in respect of any derivative transaction being the amount of net payments that Company or any of its Subsidiaries have to make in the event of an early termination on the date Indebtedness of such person is being determined);

          (g)   which is a partnership agreement, joint venture agreement or similar agreement relating to Company and its Subsidiaries;

          (h)   with customers that provide for receipt by Company or any of its Subsidiaries of more than $500,000 per year per contract or agreement;

          (i)    which requires or is in respect of any unpaid capital commitment or capital expenditure (or series of capital expenditures) by Company or any of its Subsidiaries in an amount in excess of $500,000 individually or $2,500,000 in the aggregate;

          (j)    which restricts payment of dividends or distributions in respect of the capital stock or Equity Interests of Company or any of its Subsidiaries;

          (k)   under which Company and its Subsidiaries are obligated to make or are expected to receive payments in the future in excess of $500,000 in any annual period or $2,000,000 during the life of the Contract (in each case, other than under Company Benefit Plans or other than Contracts between Company and any of its Subsidiaries or between any of Company's Subsidiaries);

          (l)    that is a Lease;

          (m)  which (i) relates to any material acquisitions and sales of businesses made by Company or any of its Subsidiaries within the five (5) year period prior to the date of this Agreement or otherwise relates to the acquisition or disposition, directly or indirectly, of assets or Equity Interests (by merger, capital contribution or otherwise) of any person for aggregate consideration in excess of $3,000,000 or pursuant to which Company or any of its Subsidiaries has continuing "earn out" or other contingent obligations after the date of this Agreement; (ii) gives any person the right to acquire any material assets of Company or its Subsidiaries after the date of this Agreement other than in the ordinary course of business consistent with past practice; or (iii) contains a put, call, right of first refusal or similar right pursuant to which Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any of the foregoing; and

          (n)   any other Contract which constitutes a "material contract" as such term is defined in Item 601(b)(10) of Regulation S-K of the Securities Act, whether or not filed by Company with the SEC (other than a Company Benefit Plan).

        Neither Company nor any of its Subsidiaries is in, or has received written notice of any, material violation or material breach of a Company Contract, and, to Company's knowledge, no other party to a Company Contract is in material violation or material breach of a Company Contract. Neither Company nor any of its Subsidiaries has received written notice of termination of any Company Contract and no party to any Company Contract has provided written notice to the Company or any of its Subsidiaries exercising or threatening to exercise any termination rights with respect thereto or of any dispute with respect to any Company Contract. Section 3.13(a) of the Company Disclosure Schedule sets forth (x) a true, correct and complete list of all material acquisitions and sales of businesses made by Company or any of its Subsidiaries within the five (5) year period prior to the date of this Agreement and (y) a true, correct and complete list of any continuing earn-out obligations arising out of the acquisitions referred to in clause (x). In each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (i) each Company Contract is valid and binding on Company or one of its Subsidiaries, as applicable, and to Company's knowledge, each other party thereto; (ii) each Company Contract is in full force and effect and enforceable against Company or one of its Subsidiaries, as applicable, and each other party thereto in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions); (iii) Company and each of its Subsidiaries has performed all obligations required to be performed by it prior to the date hereof under each Company Contract, (iv) to Company's knowledge, each third-party counterparty to each Company Contract has performed all obligations required to be performed by it to date under such Company Contract, and (v) no event or condition exists which constitutes or, after notice or lapse of time or both, will constitute, a default on the part of Company or any of its Subsidiaries under any such Company Contract. True and complete copies of each Company Contract have been made available to Parent.

        3.14    Environmental Matters.    Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect: (a) Company and its Subsidiaries are in compliance, and have at all times since January 1, 2014 complied, with all Laws relating to public health and safety, worker health and safety related to exposure to hazardous substances, or pollution or protection of the environment or natural resources, including those relating to the presence, use, handling, generation, transportation, labeling, storage, disposal, discharge, Release, control, or cleanup of Hazardous Materials (collectively, "Environmental Laws"), which compliance includes, without limitation, obtaining, maintaining and complying with all permits, licenses, certifications, registrations and other authorizations required by Environmental Laws to conduct their respective businesses and own their respective properties, rights and assets; (b) neither Company nor any of its Subsidiaries has received any written notice, claim or report regarding any actual or alleged violation of Environmental Laws by Company or any of its Subsidiaries or any actual or alleged liabilities of Company or any of its Subsidiaries arising under Environmental Laws, in both cases which remain unresolved, and there are no Actions pending seeking to impose on Company or any of its Subsidiaries any liability or obligation arising under Environmental Law; (c) Company and its Subsidiaries are not subject to any agreement, order, judgment, or decree by or with any Governmental Entity or third party imposing any material liability or obligation with respect to any Environmental Law; (d) there has been no Release of, or exposure of any person to, Hazardous Materials by Company, any of its Subsidiaries, or, to the knowledge of Company, any other person at any real property currently or formerly owned, leased or operated by Company or any of its Subsidiaries which could reasonably be expected to result in Company or any of its Subsidiaries incurring any liability or obligation pursuant to Environmental Law; (e) except for contingent liabilities incurred in the ordinary course of business, neither Company nor any of its Subsidiaries has assumed by contract (including indemnity agreement) or operation of law the liability of another person under Environmental Law; and (f) Company has provided to Parent all environmental reports, audits, permits, claim notices and other documents in the possession or control of Company or any of its Subsidiaries that are material to a reasonable understanding of the liabilities and obligations of Company pursuant to Environmental Law.

        3.15    Properties.

          (a)   Section 3.15(a) of the Company Disclosure Schedule sets forth a true, correct and complete list of physical addresses for all real estate owned by Company or any of its Subsidiaries (together with all buildings, structures, fixtures and improvements thereon and all of Company's and its Subsidiaries' rights thereto) (the "Company Owned Properties"). Such Company Owned Properties are owned by Company or its applicable Subsidiaries free and clear of all Liens, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property Taxes not yet due and payable, (iii) easements, rights of way, and other similar encumbrances or restrictions that do not materially and adversely affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties, (iv) inchoate mechanics' and materialmen's Liens for construction or other work in progress or which relate to amounts not yet due and payable, (v) workmen's, repairmen's, warehousemen's and carriers' Liens arising in the ordinary course of business consistent with past practice, (vi) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (vii) all matters that would be disclosed by a current and accurate survey of such properties (clauses (i) through (vii), collectively, "Permitted Encumbrances"), in each case except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Other than the Company Owned Properties, neither Company nor any of its Subsidiaries owns any real property.

          (b)   Section 3.15(b) of the Company Disclosure Schedule sets forth a true, correct and complete list of physical addresses for real property (the "Company Leased Properties" and, collectively with the Company Owned Properties, the "Company Real Property") that Company or any of its Subsidiaries leases, subleases or otherwise uses or occupies, or has the right to use or occupy pursuant to a lease, sublease, license or other similar Contract providing the right to use or occupy any material real property (each, a "Lease"). Company or its applicable Subsidiary has a valid leasehold interest in all Company Leased Properties and is in possession of the properties purported to be leased thereunder, and each Lease is valid without default thereunder by the lessee or, to the knowledge of Company, the lessor. The Company or applicable Subsidiary holds the leasehold estate in each Company Leased Property free and clear of all Liens except for Permitted Encumbrances. Company or its Subsidiaries have not subleased, licensed or otherwise granted any person the right to use or occupy the Company Leased Properties or any portion thereof. Company and each of its Subsidiaries has complied with the terms of all Leases, and all Leases are in full force and effect, except for such failures to comply or be in full force and effect that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

          (c)   All plants, warehouses, distribution centers, structures and other buildings situated on the Company Owned Properties and Company Leased Properties are in good condition and repair and are sufficient for the operation of Company's business in the ordinary course consistent with past practice, normal wear and tear excepted, except, in each case, as would not be reasonably expected to have, individually or in the aggregate, a Company Material Adverse Effect. There is no pending or, to the knowledge of Company, threatened condemnation proceeding against any Company Real Property that is material to Company.

        3.16    Title to Tangible Assets, Condition of the Assets.

          (a)   Except as would not reasonably be expected, either individually or in the aggregate, to have a Company Material Adverse Effect, Company and its Subsidiaries have legal and valid title to, or in the case of leased assets, valid and subsisting leasehold interests in, all of the tangible personal assets used by Company and its Subsidiaries in connection with the conduct of the business of Company and its Subsidiaries, free and clear of all Liens other than Permitted Encumbrances.

          (b)   All owned or leased tangible personal assets of Company and its Subsidiaries (other than the Company Owned Properties and Company Leased Properties) are in all material respects in good working order, repair and operating condition, other than rental fleet under repair or out of service in the ordinary course of business.

        3.17    Intellectual Property.

          (a)   Section 3.17(a) of the Company Disclosure Schedule contains a complete and accurate list of all Company Registered Owned Intellectual Property, in each case listing, as applicable, (i) the name of the applicant/registrant and current owner (other than, in each case, with respect to internet domain names), (ii) the jurisdiction where the application/registration is located (or, for internet domain names, the applicable registrar), (iii) the application or registration number, and (iv) the filing date, issuance/registration/grant date (other than with respect to internet domain names) and expiration date. Each item of Company Registered Owned Intellectual Property is to Company's knowledge, valid and enforceable. Company and its Subsidiaries exclusively own all Company Owned Intellectual Property, free and clear of any Liens other than any Permitted Encumbrances. There is no Action pending or, to Company's knowledge, threatened, that challenges the validity, enforceability, registration, ownership or use of any material Company Owned Intellectual Property.

          (b)   Company and each of its Subsidiaries owns, or is licensed to use in the Company IP Contracts (in each case, free and clear of any Liens other than any Permitted Encumbrances), all Intellectual Property necessary for the conduct of its business as currently conducted; and the conduct of the respective business of Company and each of its Subsidiaries does not infringe, misappropriate or otherwise violate and since January 1, 2014 has not infringed, misappropriated or otherwise violated the Intellectual Property of any third party. To Company's knowledge, no third party is challenging, infringing, misappropriating or otherwise violating and, since January 1, 2014, has challenged, infringed, misappropriated or otherwise violated any right of Company or any of its Subsidiaries with respect to any Intellectual Property owned by Company or its Subsidiaries. Neither Company nor any of its Subsidiaries has received any written notice of any claim of infringement, misappropriation or other violation with respect to the Intellectual Property of any third party.

          (c)   Neither Company nor any of its Subsidiaries is in material breach of any of the Company IP Contracts and neither Company nor any of its Subsidiaries has notified in writing any third party, and no third party has notified Company or any of its Subsidiaries, of any such breach.

          (d)   Company and its Subsidiaries take, and have taken, commercially reasonable measures, generally consistent with industry standards, to safeguard Company's and its Subsidiaries' Trade Secrets. To the knowledge of Company, (i) no employee, independent contractor or agent of Company or any of its Subsidiaries has misappropriated any Trade Secrets of Company or any of its Subsidiaries in the course of his or her performance as an employee, independent contractor or agent and (ii) no employee, independent contractor or agent of Company or any of its Subsidiaries is in material default or breach of any term of any employment agreement, nondisclosure agreement, assignment of invention agreement or similar agreement or contract relating in any way to the protection, ownership, development, use or transfer of Intellectual Property of Company or its Subsidiaries. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, neither Company nor any of its Subsidiaries has disclosed any of the Trade Secrets or confidential information included in the Company Owned Intellectual Property to any third party, other than pursuant to a written confidentiality agreement.

          (e)   The software, hardware, computer systems, telecommunications equipment and systems, and Internet and intranet sites (collectively, the "Information Systems") that are used or relied on by Company and its Subsidiaries in the conduct of their business are in good working condition (ordinary wear and tear excepted), fulfill the purposes for which they were acquired or developed and have industry standard and commercially reasonable security, back-ups and disaster recovery arrangements in place, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. Company and its Subsidiaries have met or exceeded commercially reasonable industry standards to safeguard the availability, security and integrity of the Information Systems and all data and information stored thereon, including from unauthorized access and infection by unauthorized code, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect. The Information Systems of Company and its Subsidiaries have not, to Company's knowledge, suffered any material security breach or material failure. No material included in the Company Owned Intellectual Property contains any computer code or any other procedure, routine or mechanism which may cause any Company Owned Intellectual Property to be subject to any Open License Term, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (f)    Each of Company and its Subsidiaries, as applicable, has a valid and legal right (whether contractually, by Law or otherwise) to access and use all Personal Information that is accessed and used by such Company and its Subsidiaries in connection with the use and operation of the business of Company and its Subsidiaries. Company and each Subsidiary has commercially reasonable safeguards in place to protect Personal Information in its possession or control from unauthorized access by any third party, including the employees and contractors of Company and its Subsidiaries. Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, (i) there has been no unauthorized access, use or disclosure of Personal Information in the possession or control of Company or any of its Subsidiaries or any of their contractors, (ii) Company and its Subsidiaries have at all times complied with all applicable Laws relating to privacy, data protection and the collection and use of personal information and user information including that of its customers and employees, and they have the unrestricted right to transfer to Surviving Corporation all such information, and (iii) following the Closing Date, Surviving Corporation shall have rights to use such information equivalent to the rights to use such information that Company and its Subsidiaries had prior to the Closing Date. Neither the execution, delivery nor performance of this Agreement nor the consummation of any of the transactions contemplated under this Agreement will violate any applicable privacy Law as it currently exists or existed at any time during which any of the Personal Information was collected or obtained.

          (g)   Except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, the execution, delivery or performance of this Agreement and the consummation of the Merger will not contravene, conflict with or result in any limitation on the Surviving Corporation's right, title or interest in or to any Company Owned Intellectual Property.

        3.18    Affiliate Transactions.

          (a)   No director, officer or affiliate (other than Subsidiaries of Company) of Company is, or has been since January 1, 2014, a party to any transaction, Contract or other legally binding arrangement or legally binding understanding with Company or its Subsidiaries (other than under Company Benefit Plans as set forth under Section 3.11(a) of the Company Disclosure Schedule) or has any material interest in any property used by Company or its Subsidiaries, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that have not been so disclosed in the Company SEC Reports.

          (b)   Without limiting the generality of Section 3.18(a), none of the Key Holders or their respective affiliates is, or has been since January 1, 2014, a party to any transaction, Contract or other legally binding arrangement or legally binding understanding with Company or its Subsidiaries or has any material interest in any property used by Company or its Subsidiaries, in either case that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act that have not been so disclosed in the Company SEC Reports.

        3.19    State Takeover Laws.     Assuming the representations and warranties of Parent and Merger Sub contained in Section 4.1(b) are true and correct, the Company Board has approved this Agreement, the Transaction Documents (including the Support Agreement and the Exchange Agreements) and the transactions contemplated hereby as required to render inapplicable to this Agreement and such transactions the restrictions on "business combinations" set forth in Section 203 of the DGCL or any other "moratorium," "control share," "fair price," "interested stockholder" or other similar anti-takeover statute or regulation enacted under any Laws applicable to Company or any of its Subsidiaries (any such Laws, "Takeover Statutes").

        3.20    Opinion.     Prior to the execution of this Agreement, the Special Committee has received an opinion (which, if initially rendered orally, has been confirmed by a written opinion, dated the same date) from the Special Committee Financial Advisor, to the effect that, as of the date thereof, based upon and subject to the factors, assumptions and limitations set forth therein, the Merger Consideration pursuant to this Agreement is fair, from a financial point of view, to the holders of the outstanding shares of Company Common Stock, excluding from such holders Parent and Wayzata Investment Partners LLC and their affiliates and executive officers of the Company. Such opinion has not been amended, withdrawn or rescinded as of the date of this Agreement. Company has made available to Parent a true, correct and complete copy of such opinion for informational purposes only.

        3.21    Company Information.     The Information Statement (or any amendment or supplement thereto) when filed with the SEC and at the time it is mailed to holders of Company Common Stock and any other documents and financial statements of Company incorporated by reference in the Information Statement or any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The portions of the Information Statement relating to Company and its Subsidiaries and other portions within the reasonable control of Company and its Subsidiaries will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. Notwithstanding the foregoing, no representation or warranty is made by Company with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Parent or its Subsidiaries for inclusion or incorporation by reference in the Information Statement.

        3.22    Insurance.     (a) Company and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Company reasonably has determined to be prudent and consistent with industry practice, and neither Company nor any of its Subsidiaries received notice of cancellation, suspension, denial, limitation of coverage or termination of such policy or to the effect that Company or its Subsidiaries are in default under any such insurance policy; (b) each such policy is outstanding and in effect and, except for policies insuring against potential liabilities of officers, directors and employees of Company and its Subsidiaries, Company or the relevant Subsidiary thereof is the sole beneficiary of such policies; and (c) all premiums and other payments due under any policy have been paid, and all claims thereunder have been filed in due and timely fashion, in each case, except as would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

        3.23    Books and Records.     The books and records of Company and its Subsidiaries have been fully, properly and accurately maintained in all material respects, and there are no material inaccuracies or discrepancies contained or reflected therein.

        3.24    No Other Representations or Warranties.     Except for the representations and warranties made by Company in this Article III or in the certificate delivered pursuant to Section 7.2(d), neither Company (nor any other person on Company's behalf) makes or has made any other express or implied representation or warranty with respect to Company or its Subsidiaries or their respective business, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, or with respect to any estimates, projections, forecasts and other forward-looking information or business or strategic plan information regarding Company and its Subsidiaries, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement or any financial statements, including projections, estimates, forecasts or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, "data rooms" maintained by Company or its Representatives, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Parent and Merger Sub or any of their respective affiliates, stockholders or Representatives (in any form or through any medium). In particular, and without limiting the generality of the foregoing, except as expressly set forth in this Article III or in the certificate delivered pursuant to Section 7.2(d), neither Company (nor any other person on Company's behalf) makes or has made any express or implied representation or warranty to Parent, Merger Sub or any of their respective Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Company, any of its Subsidiaries or their respective businesses or (b) any oral or written information presented to Parent, Merger Sub or any of their respective Representatives in the course of their due diligence investigation of Company, the negotiation of this Agreement or the course of the transactions related hereto.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Except (a) as disclosed in the corresponding sections of the disclosure schedule delivered by Parent and Merger Sub to Company prior to the execution hereof (the "Parent Disclosure Schedule"); provided, that (i) no such item is required to be set forth as an exception to a representation or warranty if its absence would not result in the related representation or warranty being deemed untrue or incorrect, (ii) the mere inclusion of an item in the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by Parent or Merger Sub that such item has had or would reasonably be reasonably expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, and (iii) any disclosures made with respect to a Section of this Article IV shall be deemed to qualify (A) any other Section of this Article IV specifically referenced or cross-referenced and (B) other sections of this Article IV to the extent it is reasonably apparent (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure is relevant to such other sections or (b) as disclosed in any Parent SEC Reports filed prior to the date hereof (but disregarding disclosures contained under the heading "Risk Factors" or disclosures of risks set forth in any "forward-looking statements" disclaimer or any other statements that are similarly non-specific or cautionary, predictive or forward-looking in nature), Parent and Merger Sub hereby represent and warrant to Company as follows:

        4.1    Corporate Organization.

          (a)   Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware

          (b)   None of Parent, Merger Sub or their respective controlled affiliates own, directly or indirectly, beneficially (as defined in Rule 13d-3 under the Exchange Act) or of record, any shares of Company Common Stock or Equity Interests that are convertible, exchangeable or exercisable into Company Common Stock, and none of Parent, Merger Sub or their respective controlled affiliates holds any rights to acquire or vote any shares of Company Common Stock except pursuant to this Agreement. During the three (3) year period prior to the action of the Company Board taken on July 14, 2017, neither Parent nor Merger Sub, alone or together with any other person, was at any time, or became, an "interested stockholder" of Company as defined in Section 203 of the DGCL, or has taken any action that would cause the restrictions on business combinations with interested stockholders set forth in Section 203 of the DGCL to be applicable to this Agreement, the Merger or any transactions contemplated hereby.

        4.2    Ownership and Operations of Merger Sub.    Parent owns beneficially and of record all of the outstanding Equity Interests of Merger Sub. Merger Sub was incorporated solely for the purpose of engaging in the Merger and has engaged in no other business activities other than those relating to the Merger.

        4.3    Authority; No Violation.

          (a)   Each of Parent and Merger Sub has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the Merger has been duly and validly approved by the unanimous vote of the Board of Directors of each of Parent and Merger Sub, not subsequently rescinded or modified in any way as of the date hereof. The Board of Directors of each of Parent and Merger Sub has determined that the Merger, on the terms and conditions set forth in this Agreement, is in the best interests of such company and its stockholders. No other proceedings on the part of either Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby (including the Merger) and perform Parent's obligations hereunder. This Agreement has been duly and validly executed and delivered by each of Parent and Merger Sub and (assuming due authorization, execution and delivery by Company) constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable against Parent in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)   Neither the execution and delivery of this Agreement and the other Transaction Documents to which Parent or Merger Sub is a party by Parent or Merger Sub, as applicable, nor the consummation by Parent or Merger Sub of the transactions contemplated hereby or thereby, nor compliance by Parent or Merger Sub with any of the terms or provisions hereof or thereof, will (i) violate any provision of (A) Parent's Amended and Restated Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as amended, each as in effect as of the date of this Agreement (together, the "Parent Organizational Documents") or (B) Merger Sub's certificate of incorporation, as amended, and bylaws, as amended, each as in effect as of the date of this Agreement (the "Merger Sub Organizational Documents") or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (C) violate any Law applicable to Parent, Merger Sub or any of their Subsidiaries or any of their respective properties or assets or (D) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Parent, Merger Sub or any of their Subsidiaries under, any of the terms, conditions or provisions of any Contract to which Parent, Merger Sub or any of their Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound, except (in the case of this clause (ii)(D)) for such violations, conflicts, breaches, defaults, terminations, cancellations, accelerations or creations which would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect.

        4.4    Consents and Approvals.    Except for (i) the Governmental Requirements, (ii) where the failure to obtain such approval or consent would not reasonably be expected to have, either individually or in the aggregate, a Parent Material Adverse Effect, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with (A) the execution and delivery by each of Parent and Merger Sub of this Agreement or (B) the consummation by each of Parent and Merger Sub of the Merger and the other transactions contemplated hereby.

        4.5    Legal and Regulatory Proceedings.

          (a)   As of the date hereof, there is no Action pending or, to Parent's knowledge, threatened, against or involving Parent, Merger Sub or any of their respective Subsidiaries, any of their respective assets or properties or any of their current or former directors or executive officers, except as would not reasonably be expected to, either individually or in the aggregate, have a Parent Material Adverse Effect.

          (b)   As of the date hereof, there is no Order, whether temporary, preliminary or permanent, imposed upon Parent, Merger Sub, any of their respective Subsidiaries or the assets or properties of Parent, Merger Sub or any of their respective Subsidiaries, except as would not reasonably be expected to, either individually or in the aggregate, have a Parent Material Adverse Effect.

        4.6    Parent Information.    The information relating to Parent and its Subsidiaries that is provided by Parent or its Representatives specifically for inclusion or incorporation by reference in the Information Statement (or any amendment or supplement thereto) when filed with the SEC and at the time it is mailed to holders of Company Common Stock or any amendment or supplement thereto, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information provided or supplied by or on behalf of Company or its Subsidiaries for inclusion or incorporation by reference in the Information Statement.

        4.7    Financing.     Attached hereto as Exhibit C is a true and complete copy of an executed debt commitment letter, a redacted (as to fees and certain other economic terms, but not as to conditionality) fee letter and related term sheets (as amended or otherwise modified, the "Debt Commitment Letter") from Wells Fargo Bank, National Association, WF Investment Holdings, LLC and Wells Fargo Securities, LLC (the "Lenders") pursuant to which, and subject to the terms and conditions of which, the Lenders have committed to provide Parent and/or Merger Sub with loans in the amounts described therein (the "Financing"). The Debt Commitment Letter is a legal, valid and binding obligation of Parent or Merger Sub and, to Parent's knowledge, the other parties thereto, enforceable in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions). As of the date hereof, the Debt Commitment Letter is in full force and effect, and has not been withdrawn, rescinded or terminated or otherwise amended or modified in any respect. As of the date hereof, (i) neither Parent nor Merger Sub is in breach of any of the terms or conditions set forth in the Debt Commitment Letter, and (ii) to Parent's knowledge, no event has occurred which, with or without notice, lapse of time or both, would constitute a breach, default or failure by Parent or Merger Sub to satisfy any condition precedent set forth therein. As of the date hereof, no Lender has notified Parent or Merger Sub of its intention to terminate the Debt Commitment Letter or not to provide the Financing. The net proceeds from the Financing, together with cash on hand at the Parent, will be sufficient to consummate the Merger and the other transactions contemplated by this Agreement, including the payment by Parent and Merger Sub of the aggregate Merger Consideration, any fees and expenses of or payable by Parent, Merger Sub or the Surviving Corporation, and any related repayment or refinancing of any Indebtedness of Company or any of its Subsidiaries, and any other amounts required to be paid in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents. Parent or Merger Sub has paid in full any and all commitment or other fees required by the Debt Commitment Letter that are due as of the date hereof. Other than the Debt Commitment Letter, there are no side letters, understandings or other agreements or arrangements setting forth conditions precedent or other contingencies related to the funding of the full amount of the Financing to which Parent, Merger Sub or any of their respective Affiliates are a party. There are no conditions precedent or other contingencies related to the funding of the full amount of the Financing or the conditions precedent thereto, other than as explicitly set forth in the Debt Commitment Letter (the "Disclosed Conditions"). As of the date hereof, neither Parent nor Merger Sub has any legally binding obligation to accept any condition precedent to such funding other than the Disclosed Conditions, nor any reduction to the aggregate amount available under the Debt Commitment Letter on the Closing Date (nor any term (including any flex or original issue discount term) or condition which would have the effect of reducing the aggregate amount available under the Debt Commitment Letter on the Closing Date). As of the date hereof, neither Parent nor Merger Sub has any reason to believe that it will be unable to satisfy on a timely basis any conditions to the funding of the full amount of the Financing at the Closing, or that the Financing will not be available to Parent or Merger Sub on the Closing Date. For the avoidance of doubt, it is not a condition to Closing under this Agreement, nor to the consummation of the Merger, for Parent or Merger Sub to obtain the Financing or any alternative financing.

        4.8    Broker's Fees.     Neither Parent, Merger Sub, their Subsidiaries nor any of their respective affiliates, officers or directors has employed any broker, finder, financial advisor or other similar person, or incurred any liability for any broker's fees, commissions or finder's fees in connection with the Merger or the other transactions contemplated by this Agreement and the Transaction Documents, other than with respect to Wells Fargo Securities, LLC.

        4.9    No Other Representations or Warranties.     Except for the representations and warranties made by Parent and Merger Sub in this Article IV or the certificate delivered pursuant to Section 7.3(c), neither Parent nor Merger Sub (nor any other person on their behalf) makes or has made any other express or implied representation or warranty with respect to Parent, Merger Sub or their Subsidiaries or affiliates or their respective business, operations, assets, liabilities, results of operations, condition (financial or otherwise) or prospects, or with respect to any estimates, projections, forecasts and other forward-looking information or business or strategic plan information regarding Parent, Merger Sub and their Subsidiaries, or as to the accuracy or completeness of any of the information (including any statement, document or agreement delivered pursuant to this Agreement or any financial statements, including projections, estimates, forecasts or other forward-looking information) provided (including in any management presentations, information or descriptive memorandum, "data rooms" maintained by Parent, Merger Sub or their Representatives, supplemental information or other materials or information with respect to any of the above) or otherwise made available to Company or any of its affiliates, stockholders or Representatives (in any form or through any medium). In particular, and without limiting the generality of the foregoing, except as expressly set forth in this Article IV or the certificate delivered pursuant to Section 7.3(c), neither Parent nor Merger Sub (nor any other person on their behalf) makes or has made any express or implied representation or warranty to Company or any of its Representatives with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent, Merger Sub, any of their Subsidiaries or their respective businesses or (b) any oral or written information presented to Company or any of its respective Representatives in the course of their due diligence investigation of Parent and Merger Sub, the negotiation of this Agreement or the course of the transactions related hereto.

ARTICLE V

COVENANTS RELATING TO CONDUCT OF BUSINESS

        5.1    Conduct of Business of Company Prior to the Effective Time.     During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.1 of the Company Disclosure Schedule, as expressly required by this Agreement or any Transaction Document, as required by Law or as consented to in writing by Parent (such consent not to be unreasonably withheld, delayed or conditioned), Company shall, and shall cause its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice in all material respects and in compliance with applicable Law, and (ii) use commercially reasonable efforts to maintain and preserve intact its business organization, employees and advantageous business relationships.

        5.2    Company Forbearances.     During the period from the date of this Agreement to the Effective Time or earlier termination of this Agreement, except as set forth in Section 5.2 of the Company Disclosure Schedule, as expressly required by this Agreement, any Transaction Document, or as required by Law, Company shall not, and shall not permit any of its Subsidiaries to and shall cause its Subsidiaries not to, without the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned):

          (a)   incur, offer, place, arrange, syndicate, assume, guarantee, prepare or otherwise become liable for any Indebtedness (directly, contingently or otherwise) for borrowed money or guarantee any such Indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Company or any of its Subsidiaries, or guarantee any debt securities of another person or other Indebtedness or incur any Liens, other than Permitted Liens, in each case other than (i) Indebtedness for borrowed money incurred under the Credit Agreements in the ordinary course of business consistent with past practice, (ii) any Indebtedness among Company and its wholly owned Subsidiaries or among Company's wholly owned Subsidiaries, or (iii) guarantees by Company of Indebtedness of wholly owned Subsidiaries of Company, which Indebtedness is incurred in compliance with this Section 5.2(a);

          (b)

              (i)  adjust, split, combine or reclassify any Equity Interests;

             (ii)  (A) make, declare, set aside or pay any dividend or distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any Equity Interests or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock or Equity Interests (except (1) dividends paid by any Subsidiary of Company to Company or any of its wholly owned Subsidiaries or (2) the acceptance of shares of Company Common Stock as payment for the exercise price of Company Stock Options or for withholding taxes incurred in connection with the exercise of Company Stock Options or the vesting or settlement of Company Equity Awards, in each case in accordance with past practice and the terms of the applicable Company Stock Plan and award agreements as in effect as of the date hereof) or (B) make any payments in connection with or pursuant to the TRA; or

            (iii)  issue, sell or otherwise permit to become outstanding any shares of Company Common Stock or additional shares of capital stock or Equity Interests or securities convertible or exchangeable into, or exercisable for, any shares of its capital stock or Equity Interests or any options, warrants or other rights of any kind to acquire any shares of capital stock or Equity Interests (including any Company Equity Awards) of Company or any of its Subsidiaries, except for (x) the issuance of shares upon the exercise of Company Stock Options outstanding as of immediately prior to the execution of this Agreement in accordance with the terms of the applicable Company Stock Plan and award agreements as in effect as of immediately prior to the execution of this Agreement, (y) the vesting or settlement of Company Equity Awards that are outstanding as of immediately prior to the execution of this Agreement as in effect as of immediately prior to the execution of this Agreement or (z) in connection with the exchange of LLC Units for shares of Company Class B Common Stock in accordance with the Company Certificate and LLC Agreement;

          (c)   sell, transfer, lease, mortgage, encumber or otherwise dispose of any of its material properties or assets (whether by way of merger, consolidation, sale of shares or assets, or otherwise) (other than to a wholly owned Subsidiary of Company) (including any capital stock or other Equity Interests of any Subsidiary), or cancel, release, waive or assign any Indebtedness owing to Company or its Subsidiaries or any claims held by any such person, in each case other than (i) sales of assets in the ordinary course of business consistent with past practice or (ii) any Permitted Encumbrances;

          (d)   make any investment (whether by purchase of stock or securities, contributions to capital, property transfers, purchase of or otherwise) in any property or assets of any other individual, corporation or other entity, other than an investment in a wholly owned Subsidiary of Company, except for any such transaction (i) for which the consideration paid (including assumed Indebtedness) does not exceed $1,000,000, and (ii) which is in the ordinary course of business consistent with past practice;

          (e)   except as required under applicable Law or the terms of any Company Benefit Plan as in effect immediately prior to the date hereof, (i) enter into or adopt any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant, (ii) amend (whether in writing or through the interpretation of) any employee benefit or compensation plan, program, policy or arrangement for the benefit of any current or former employee, officer, director or consultant, (iii) increase the compensation or benefits payable to any current or former employee, officer, director or consultant (or any beneficiary or dependent of any of the foregoing) other than increases in the base salary of non-officer employees in the ordinary course of business consistent with past practice, (iv) pay or award, or commit to pay or award, any bonuses or incentive compensation, (v) grant or accelerate the vesting of any equity-based awards or other compensation, (vi) enter into any new, or amend (whether in writing or through the interpretation of) any existing, employment, severance, change in control, retention, bonus guarantee or similar plan, program, agreement or arrangement, (vii) fund any rabbi trust, (viii) terminate the employment or services of (or provide a termination notice to) any employee in a position of Vice President or above (including, for the avoidance of doubt, any officers) or any other employee whose annual base salary plus target annual bonus opportunity plus commissions for the most recently completed fiscal year was, or for the current fiscal year is expected to be, greater than $200,000], other than for performance, or (ix) (A) hire any employee who will have a position of Vice President or above (including, for the avoidance of doubt, any officers) or whose annual base salary plus target annual bonus opportunity plus commissions is expected to be greater than $200,000 or (B) engage any consultant whose annualized fees would exceed $200,000;

          (f)    (i) settle any Transaction Litigation except in accordance with Section 6.10, or (ii) settle, release, waive or compromise any other Action, or any other threatened or potential Action, except in the ordinary course of business consistent with past practice, in an amount and for consideration not in excess of $1,000,000 individually or $2,500,000 in the aggregate and that would not impose any restriction or require any action that, individually or in the aggregate, would or would reasonably be expected to be material to Company and its Subsidiaries, taken as a whole, or affect the Merger and the other transactions contemplated hereby;

          (g)   (i) enter into or amend or modify in any material respect, or consent to the termination of (other than at its stated expiration date), or waive any provisions of, any Company Contract, except for renewals of Company Contracts with substantially similar terms as the existing Company Contact (other than Company Contracts disclosed pursuant to clauses (d) or (e) of Section 3.13), or (ii) enter into any new Contract that (x) would have been a Company Contract if it were entered into on or prior to the date of this Agreement other than such Contracts entered into with customers and suppliers in the ordinary course of business consistent with past practice that would not have been Company Contracts under clauses (a), (d) or (e) of Section 3.13 if entered into on or prior to the date of this Agreement, or (y) contains a change in control or similar provision in favor of the other party or parties thereto that would require a payment to or give rise to any rights to such other party or parties in connection with the consummation of the Merger (including in combination with any other event or circumstance);

          (h)   amend or propose to amend the Company Certificate, Amended and Restated Bylaws of Company, as amended (the "Company Bylaws") or comparable governing documents of its Subsidiaries;

          (i)    merge or consolidate itself or any of its Subsidiaries with any other person, or restructure, reorganize or completely or partially liquidate or dissolve it or any of its Subsidiaries;

          (j)    implement, make or adopt any material change in its accounting principles, practices or methods, other than as may be required by a change in GAAP or by applicable Laws, guidelines or policies imposed by any Governmental Entity;

          (k)   other than in the ordinary course of business consistent with past practice, (i) make, change or revoke any material Tax election, (ii) change an annual Tax accounting period, adopt or materially change any Tax accounting method, (iii) file any amended Tax Return, (iv) enter into any closing agreement with respect to Taxes, (v) settle any material Tax claim, audit, assessment or dispute, (vi) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or (vii) surrender any offset or other reduction in Tax liability or any right to claim a refund of a material amount of Taxes;

          (l)    make any revaluation of any material asset (including any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice;

          (m)  make, authorize any payment of or commit to make any capital expenditures (including with respect to any fleet equipment) in excess of $2,500,000, except for expenditures required by applicable Law, in response to actual casualty loss or property damage or as contemplated by Company's 2017 or 2018 budget (copies of which have been made available to Parent);

          (n)   enter into any Contract with any Affiliate of Company or any of its Subsidiaries or any indemnification agreement with a Company Indemnified Party, or make or agree to make any payments in connection with or pursuant to the TRA or the LLC Agreement;

          (o)   exercise any discretion to accelerate, or otherwise take any other action to cause, the vesting of any Company Equity Award; or

          (p)   agree to take, make any commitment to take, or adopt any resolutions of its Board of Directors or similar governing body in support of, any of the actions prohibited by this Section 5.2.

ARTICLE VI

ADDITIONAL AGREEMENTS

        6.1    Access to Information.

          (a)   Neither Parent nor Merger Sub shall be permitted to conduct any invasive sampling or testing, including any Phase II environmental assessment, with respect to any property of Company or its Subsidiaries. Upon reasonable notice and subject to applicable Laws, Company shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors and other representatives of Parent reasonable access, during normal business hours from the date hereof until the earlier of the Effective Time or the termination of this Agreement, to all of Company's properties, books, contracts, personnel, information technology systems and records, and each shall reasonably cooperate with Parent in preparing to execute after the Effective Time conversion or consolidation of systems and business operations generally (including by entering into customary confidentiality, nondisclosure and similar agreements with service providers), and, during such period, Company shall, and shall cause its Subsidiaries to, make available to Parent such information concerning its business, properties and personnel as Parent may reasonably request, in each case other than any such matters that relate to the negotiation and execution of this Agreement or (except as required by Section 6.8) to transactions potentially competing with or alternative to the transactions contemplated by this Agreement or proposals from other parties relating to any competing or alternative transactions. Parent shall use commercially reasonable efforts to minimize any interference with Company's regular business operations during any such access. Upon reasonable notice and subject to applicable Laws, Company shall, and shall cause its Subsidiaries to, furnish or otherwise make available to the officers, employees, accountants, counsel, advisors and other representatives of Parent such information concerning its businesses as is reasonably relevant to Parent in connection with the transactions contemplated by this Agreement. Company and its Subsidiaries shall not be required to provide access to or to disclose information where such access or disclosure would, based on the advice of outside counsel, jeopardize the attorney-client privilege of the institution in possession or control of such information (after giving due consideration to the existence of any common interest, joint defense or similar agreement between the parties) or contravene any Law, fiduciary duty, or binding agreement entered into prior to the date of this Agreement. Company will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

          (b)   Each party shall hold all information furnished by or on behalf of it or any of its Subsidiaries or representatives pursuant to Section 6.1(a) in confidence to the extent required by, and in accordance with, the provisions of the Mutual Confidentiality and Nondisclosure Agreement, dated March 27, 2017, by and between Parent and Company (the "Confidentiality Agreement").

          (c)   No investigation by Parent, Company or their respective representatives pursuant to this Section 6.1(c) shall affect or be deemed to modify or waive the representations and warranties of the other set forth herein. Nothing contained in this Agreement is intended to give either Parent or Company, directly or indirectly, the right to control or direct the operations of the other party prior to the Effective Time. Prior to the Effective Time, it is intended that each party shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries' respective operations.

        6.2    Information Statement.

          (a)   Parent and Company shall cooperate and promptly prepare and Company shall promptly file with the SEC no later than ten (10) calendar days after the date of this Agreement the Information Statement. The Information Statement shall contain (i) the notice of action by written consent required by Section 228(e) of the DGCL and (ii) the notice of availability of appraisal rights and related disclosure required by Section 262 of the DGCL.

          (b)   Parent and Company shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Information Statement or any other statement, filing, notice or application made by or on behalf of Parent, Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement. Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it to Company in writing specifically for inclusion or incorporation by reference in the Information Statement will when filed with the SEC and at the time it is mailed to holders of Company Common Stock, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Parent further agrees that if it becomes aware that any information furnished by it would cause any of the statements in the Information Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform Company and to take appropriate steps to correct the Information Statement. Company shall use its reasonable best efforts to resolve all SEC comments with respect to the Information Statement as promptly as reasonably practicable after receipt thereof and to have the Information Statement cleared by the staff of the SEC as promptly as reasonably practicable after such filing.

          (c)   No amendment or supplement to the Information Statement will be made by Company without the approval of the Parent (such approval not to be unreasonably withheld, conditioned or delayed). Company shall promptly provide notice to Parent of any correspondence or communications with or comments from the SEC and shall provide Parent with copies of all such written comments and written correspondence and a detailed written summary of any substantive oral communications with the SEC. Company shall not submit any response letters or other correspondence to the SEC without the approval of Parent (such approval not to be unreasonably withheld, conditioned or delayed).

          (d)   Prior to filing or mailing the Information Statement (or any amendment or supplement thereto) or responding to any comments of the SEC (or the staff of the SEC) with respect thereto, Company shall provide Parent a reasonable opportunity to review and to propose comments on such document or response and shall, in good faith, consider the reasonable comments of Parent. As promptly as reasonably practicable after the Information Statement has been cleared by the SEC or after ten (10) calendar days have passed since the date of filing of the preliminary Information Statement with the SEC without notice from the SEC of its intent to review the Information Statement, Company shall promptly file with the SEC the Information Statement in definitive form as contemplated by Rule 14c-2 promulgated under the Exchange Act substantially in the form previously cleared or filed with the SEC, as the case may be, and mail a copy of the Information Statement to Company's stockholders of record in accordance with Sections 228 and 262 of the DGCL.

        6.3    Filings; Reasonable Best Efforts.

          (a)   In connection with this Agreement and the transactions contemplated hereby, the parties hereto shall (i) use their reasonable best efforts to obtain as promptly as practicable any necessary consents, approvals, waivers and authorizations of, actions or nonactions by, and make, as promptly as reasonably practicable, all necessary filings and submissions with, any Governmental Entity or third party necessary; provided that in no event shall (A) Company or any of its Subsidiaries (1) be required to pay or agree to pay any fee, penalty or other consideration (other than the HSR Act filing fee), or modify any Company Contract, to obtain any consent, approval, clearance, order, waiver or authorization in connection with the transactions contemplated by this Agreement under any Company Contract or (2) take any of the foregoing actions without Parent's prior written consent (provided further that, if Parent provides such written consent, Parent shall reimburse Company and/or its Subsidiaries the amount of such payment) or (B) Parent or Merger Sub be required to pay or agree to pay any fee, penalty or other consideration (other than the HSR Act filing fee), or agree to modify any Company Contract, to obtain any consent, approval, clearance, order, waiver or authorization in connection with the transactions contemplated by this Agreement, (ii) use reasonable best efforts to (A) avoid any suit, action, petition to deny, objection, proceeding or investigation, whether judicial or administrative and whether brought by a Governmental Entity or any third party, and (B) avoid the entry of, or to effect the dissolution of, any injunction, stay, temporary restraining order or other order in any such suit, action, petition to deny, objection, proceeding or investigation, in each case, challenging this Agreement or the transactions contemplated hereby or that would otherwise prevent or materially impede, interfere with, hinder or delay the consummation of the Merger and the other transactions contemplated by this Agreement, (iii) cooperate with each other in (A) determining which filings are required to be made prior to the Effective Time with, and which material consents, approvals, permits, notices or authorizations are required to be obtained prior to the Effective Time from, Governmental Entities or third parties in connection with the execution and delivery of this Agreement and the other Transaction Documents and consummation of the transactions contemplated hereby and thereby and (B) making all such filings and timely seeking all such consents, approvals, permits, notices or authorizations, (iv) use reasonable best efforts to cause the conditions to the Closing set forth in Article VII to be satisfied as promptly as reasonably practicable, and (v) use reasonable best efforts to take, or cause to be taken, all other actions and do, or cause to be done, and cooperate with each other in order to do, all other things reasonably necessary or appropriate to cause the Closing to occur and to consummate the transactions contemplated hereby as soon as practicable; provided that, for the avoidance of doubt, none of the parties hereto shall be obligated or required by this Section 6.3 to waive a condition to Closing set forth in Article VII.

          (b)   Without limiting the generality of Section 6.3(a), and subject to Sections 6.3(c), Parent and Company shall, and shall cause their respective Subsidiaries to (i) as soon as practicable and in no event later than ten (10) business days after the date of this Agreement, each prepare and file any pre-merger notification required under the HSR Act to be filed with the Federal Trade Commission (the "FTC") and the U.S. Department of Justice (the "DOJ") and (ii) promptly provide any supplemental information requested or required by the FTC and DOJ in connection with such notification in substantial compliance with the HSR Act and other applicable Laws. The parties shall jointly develop, and each of the parties shall consult and cooperate in all respects with one another, and consider in good faith the views of one another, in connection with the form and content of any analyses, appearances, presentations, memoranda, briefs, arguments, opinions, and proposals made or submitted by or on behalf of any party, hereto in connection with proceedings under or relating to the HSR Act prior to their submission. In connection with the foregoing, with respect to this Agreement and the transactions contemplated hereby, (w) the parties agree to provide the other (or its outside counsel, where appropriate), with any information that may be necessary or advisable to make such applications, notices, and/or filings, including, upon request by the other, all information concerning itself, its Subsidiaries, directors, officers, and stockholders, and copies of any material correspondence, filing or communication (or oral summaries or memoranda setting forth the substance thereof) between such party or any of its Representatives, on the one hand, and any Governmental Entity or members of their respective staffs and/or any third party, on the other hand, (x) each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein; (y) prior to submitting or making any such correspondence, filing or communication to any such Governmental Entity or members of their respective staffs, the parties shall first provide the other party with a copy of such correspondence, filing or communication in draft form, and incorporate all reasonable comments timely made by the other party with respect thereto; and (z) to the extent permitted by applicable Law, each of the parties shall not agree to participate in any meeting or discussion with any such Governmental Entity or third party in respect of any filing, investigation, or inquiry concerning this Agreement unless, to the extent reasonably practicable, it consults with the other party in advance and, to the extent permitted by such Governmental Entity, gives the other party the opportunity to attend and participate therein. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement.

          (c)   Notwithstanding anything in this Agreement to the contrary, it is expressly understood and agreed that: (i) neither Parent nor Merger Sub shall have any obligation to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent; and (ii) neither Parent nor Merger Sub nor any of their affiliates shall be under any obligation to make proposals, execute or carry out agreements, enter into consent decrees or submit to orders providing for (A) the sale, divestiture, license or other disposition or holding separate (through the establishment of a trust or otherwise) of any assets or categories of assets of Parent or any of its affiliates or the Company or any of its Subsidiaries, (B) the imposition of any limitation or regulation on the ability of Parent or any of its affiliates to freely conduct their business or own such assets, or (C) the holding separate of Company, the Surviving Corporation or their Subsidiaries or any limitation or regulation on the ability of Parent or any of its affiliates to exercise full rights of ownership of the Company, the Surviving Corporation and their Subsidiaries.

          (d)   From the date of this Agreement until the earlier of the termination hereof and the Effective Time, Parent shall not, without the written consent of Company, make any acquisition or enter into any joint venture or other business combination if such acquisition, joint venture or business combination would reasonably be expected to materially delay or materially hinder the clearance, termination, or expiration of any required waiting period under the HSR Act or other Competition Law.

          (e)   Company shall deliver to Parent, prior to the Closing, a statement in form and substance reasonably acceptable to Parent certifying that Company has at no time during the past five (5) years been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code.

        6.4    Employee Matters.

          (a)   With respect to any employee benefit plans of Parent or its Subsidiaries in which any Continuing Employee becomes eligible to participate on or after the Effective Time (the "New Plans"), Parent shall or shall cause the Surviving Corporation to: (i) with respect to any New Plan that provides medical, dental, vision or prescription drug benefits, use commercially reasonable efforts to (A) waive all pre-existing conditions, exclusions and waiting periods with respect to participation and coverage requirements applicable to each such Continuing Employee and his or her eligible dependents under any New Plans that replaces coverage under a Company Benefit Plan, except to the extent such pre-existing conditions, exclusions or waiting periods would apply under the analogous Company Benefit Plan, and (B) for the plan year in which the Closing occurs, provide each such Continuing Employee and his or her eligible dependents with credit for any co-payments or deductibles paid under an analogous Company Benefit Plan during the portion of the plan year in which the Closing occurs through the Effective Time (to the same extent that such credit was given under such Company Benefit Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements under the applicable New Plans for the plan year in which the Closing occurs; and (ii) recognize all service of each such Continuing Employee with Company and its Subsidiaries (and their respective predecessors, if applicable) for all purposes in any New Plan; provided that the foregoing service recognition shall not apply (x) to the extent it would result in duplication of benefits for the same period of services, (y) for purposes of any defined benefit pension plan or benefit plan that provides retiree welfare benefits, or (z) to any benefit plan that is a frozen plan or provides grandfathered benefits.

          (b)   Nothing in this Agreement shall confer upon any employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates any right to continue in the employ or service of the Surviving Corporation, Company, or any Subsidiary or affiliate thereof, or shall interfere with or restrict in any way the rights of the Surviving Corporation, Company, Parent or any Subsidiary or affiliate thereof to discharge or terminate the services of any employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates at any time for any reason whatsoever, with or without cause. Nothing in this Agreement shall be deemed to (i) establish, amend or modify any Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement, or (ii) alter or limit the ability of the Surviving Corporation or any of its Subsidiaries or affiliates to amend, modify or terminate any particular Company Benefit Plan, New Plan or any other benefit or employment plan, program, agreement or arrangement after the Effective Time. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person, other than the parties hereto, including any current or former employee, officer, director or consultant of Company or any of its Subsidiaries or affiliates, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

        6.5    Indemnification; Directors' and Officers' Insurance.

          (a)   From and after the Effective Time until the sixth (6th) anniversary thereof, Parent agrees to cause Surviving Corporation to indemnify and hold harmless each present and former director, officer or employee of Company and its Subsidiaries or fiduciaries of Company or any of its Subsidiaries under Company Benefit Plans (in each case, when acting in such capacity) (collectively, the "Company Indemnified Parties") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, damages or liabilities incurred in connection with any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, whether arising before or after the Effective Time, arising in whole or in part out of (i) the fact that such person is or was a director, officer or employee of

  Company or any of its Subsidiaries or is or was a fiduciary of Company or any of its Subsidiaries under Company Benefit Plans, in each case at or prior to the Effective Time or (ii) matters, acts or omissions existing or occurring at or prior to the Effective Time, including the Merger and transactions contemplated by this Agreement, the Transaction Documents, the Information Statement and the documents referenced herein and therein, in each case to the same extent (and solely to such extent) as such persons are indemnified as of the date of this Agreement by Company pursuant to the Charter Documents and any indemnification agreements in existence as of the date hereof that are set forth on Section 6.5 of the Company Disclosure Schedule; and Parent shall also cause the Surviving Corporation to advance expenses as incurred by such Company Indemnified Party to the same extent as such persons are entitled to advancement of expenses as of the date of this Agreement by Company pursuant to the Charter Documents and any indemnification agreements in existence as of the date hereof that are set forth on Section 6.5 of the Company Disclosure Schedule; provided, however, that the Company Indemnified Party to whom expenses are advanced provides an undertaking consistent with the Company Certificate, the Company Bylaws, the governing or organizational documents of any Subsidiary of Company or any such indemnification agreements, as applicable, and applicable Law to repay such amounts if it is ultimately determined that such person is not entitled to indemnification. Until the sixth (6th) anniversary of the Effective Time, Parent shall not, and shall not permit the Surviving Corporation or its Subsidiaries to, amend, repeal or otherwise modify any provision in the Surviving Corporation's or its Subsidiaries' certificate of formation, certificate of incorporation, articles of incorporation, operating agreement, by-laws or equivalent governing documents as in effect as of the date hereof relating to the exculpation or indemnification (including fee advancement) of any Company Indemnified Party in a manner that would adversely affect the rights of any Company Indemnified Party thereunder.

          (b)   Subject to the following sentence, until the sixth (6th) anniversary of the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by Company (provided, that the Surviving Corporation may substitute therefor policies with a substantially comparable insurer of at least the same coverage and amounts containing terms and conditions which are no less advantageous to the insured in the aggregate) with respect to claims against the present and former officers and directors of Company or any of its Subsidiaries arising from facts or events which occurred at or before the Effective Time (including the transactions contemplated by this Agreement); provided, however, that the Parent and Surviving Corporation shall not be obligated to expend, on an annual basis, an amount in excess of 300% of the aggregate annual premium paid as of the date hereof by Company for such insurance (the "Premium Cap"), and if such premiums for such insurance would at any time exceed the Premium Cap, then Parent and the Surviving Corporation shall cause to be maintained policies of insurance which, in the Surviving Corporation's good faith determination, provide the maximum coverage available at an annual premium equal to the Premium Cap. In lieu of the foregoing, Company, in consultation with Parent may (and at the request of Parent, Company shall use its reasonable best efforts to) obtain at or prior to the Effective Time a six (6) year "tail" policy under Company's existing directors and officers insurance policy providing equivalent coverage to that described in the preceding sentence if and to the extent that the same may be obtained for an amount that, in the aggregate, does not exceed the Premium Cap and, if such a "tail" policy is purchased, Parent and the Surviving Corporation shall have no further obligations under this Section 6.5(b).

          (c)   The provisions of this Section 6.5 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Company Indemnified Party and his or her heirs and representatives. If the Surviving Corporation, or any of its successors or assigns, consolidates with or merges into any other entity and is not the continuing or surviving entity of such consolidation or merger, transfers all or substantially all of its assets or deposits to any other entity or engages in any similar transaction, then in each case, the Surviving Corporation will cause proper provision to be made so that the successors and assigns of the Surviving Corporation will expressly assume the obligations set forth in this Section 6.5 (unless such assumption occurs by operation of law).

        6.6    Additional Agreements.     In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger, each party to this Agreement and their respective Subsidiaries shall take, or cause to be taken, all such necessary action as may be reasonably requested by any other party, at the expense of the party who makes any such request. From and after the Effective Time, Parent shall cause the Surviving Corporation and its subsidiaries to honor in accordance with their terms, all Contracts, agreements, arrangements, policies, plans and commitments of Company and its Subsidiaries as in effect immediately prior to the Effective Time that are applicable to any current or former employees or directors of Company or any of its Subsidiaries.

        6.7    Advice of Changes.     Each of Parent and Company shall promptly advise the other of (a) any notice or other communication from any person alleging that the consent of such person is or may be required in connection with the transactions contemplated by this Agreement, (b) any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement, (c) subject to, and not in limitation of Section 5.1, any Actions commenced, or to such party's knowledge, threatened in writing, against Company or any of its Subsidiaries or Parent or its Subsidiaries, as applicable, that are related to the transactions contemplated by this Agreement, and (d) any fact, change, event or circumstance known to such party, any breach, inaccuracy or misrepresentation of a representation or warranty of such party set forth in this Agreement or any breach or non-performance of a covenant or obligation of such party set forth in this Agreement (i) that has had or would reasonably be expected to have, either individually or in the aggregate with all other such matters, a Company Material Adverse Effect or Parent Material Adverse Effect, or (ii) which it believes would or would be reasonably expected to cause a condition to Closing set forth in Article VII to not be satisfied. In no event shall (x) the delivery of any notice by a party pursuant to this Section 6.7 limit or otherwise affect the respective rights, obligations, representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement, or (y) disclosure by Company or Parent be deemed to amend or supplement the Company Disclosure Schedules, the Parent Disclosure Schedules or constitute an exception to any representation or warranty.

        6.8    Solicitation; Change in Recommendation.

          (a)   Notwithstanding any other provision of this Agreement to the contrary, during the period beginning on the date of this Agreement and continuing until 11:59 p.m. (New York City time) on August 20, 2017 (the "Go-Shop Period"), Company (acting under the direction of the Special Committee), its Subsidiaries, their respective affiliates and their respective Representatives shall have the right to directly or indirectly: (i) initiate, solicit, facilitate and encourage Acquisition Proposals (or inquiries, proposals or offers or other efforts or attempts that may to lead to an Acquisition Proposal), including by way of providing access to non-public information pursuant to (but only pursuant to) an Acceptable Confidentiality Agreement with each recipient thereof and, in each case, subject to compliance with the other provisions of this Section 6.8; provided, that Company shall promptly (in any event, within one (1) business day) provide to Parent any non-public information concerning Company or its Subsidiaries that is provided to any person given such access which was not previously provided or made available to Parent or its Representatives, and Company shall withhold such portions of documents or information, or provide pursuant to customary "clean-room" or other appropriate procedures, to the extent relating to any commercially sensitive or relate to pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof) would reasonably be materially harmful to the operations of Company; (ii) enter into, engage in, and maintain discussions or negotiations with respect to Acquisition Proposals or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, discussions or negotiations; and (iii) amend or grant a waiver or release under a standstill or similar agreement with respect to any Equity Interests of Company or any of its Subsidiaries solely to the extent necessary to permit the counterparty to such standstill or similar agreement to make a non-public Acquisition Proposal to the Company Board or the Special Committee during the Go-Shop Period.

          (b)   Company shall, and shall cause each of its Subsidiaries and their respective Representatives (i) beginning at 12:00 a.m. (on New York City time) on August 21, 2017 (the "No-Shop Period Start Date") to immediately cease and terminate any solicitation, encouragement, discussions or negotiations with any persons with respect to an Acquisition Proposal or a potential Acquisition Proposal (including any of the activities permitted by Section 6.8(a)), (ii) terminate access to any physical or electronic data rooms related to a possible Acquisition Proposal (other than a data room utilized solely by Parent, its affiliates and their respective Representatives and not any third person) and (iii) request that any such person and its Representatives promptly return or destroy all confidential information concerning Company and its Subsidiaries theretofore furnished thereto by or on behalf of Company or any of its Subsidiaries, and destroy all analyses and other materials prepared by or on behalf of such person that contain, reflect or analyze such information, in each case, in accordance with the applicable confidentiality agreement between Company or any of its affiliates, on one hand, and such person, on the other hand. From the No-Shop Period Start Date (and, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date) until the Effective Time or, if earlier, the termination of this Agreement in accordance with Article VIII, Company shall not, and shall cause each of its Subsidiaries and their respective Representatives not to, directly or indirectly, (A) solicit, initiate, knowingly facilitate or knowingly encourage (including by way of furnishing non-public information) any inquiries regarding, or the making or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) conduct or engage in, enter into, continue or otherwise participate in any discussions or negotiations with, or furnish any information or data to, any person that is seeking to make, has made or, to the knowledge of Company, is considering making an Acquisition Proposal or otherwise take such actions in connection with or for the purpose of knowingly encouraging or knowingly facilitating an Acquisition Proposal, (C) approve, endorse or recommend any Acquisition Proposal or (D) enter into any Company Acquisition Agreement with respect to an Acquisition Proposal (including an Acceptable Confidentiality Agreement).

          (c)   Except as expressly permitted by Section 6.8(d), neither the Company Board nor any committee thereof (including the Special Committee) shall (i) (A) fail to recommend to its stockholders that the Requisite Company Vote be given (the "Company Board Recommendation"), (B) change, qualify, withhold, withdraw or modify, or publicly propose to change, qualify, withhold, withdraw or modify in a manner adverse to Parent, the Company Board Recommendation, (C) take any formal action or make any recommendation or public statement in connection with a tender offer or exchange offer (other than a temporary "stop, look and listen" communication by the Company Board pursuant to Rule 14d-9(f) of the Exchange Act, or an express rejection of such tender offer or exchange offer or reaffirmation of the Company Board Recommendation), (D) fail to recommend against acceptance of any tender offer or exchange offer within ten (10)

  business days of the commencement of such offer, (E) adopt, approve, endorse or recommend, or publicly propose to approve or recommend to the stockholders of Company an Acquisition Proposal or (F) agree to take any of the foregoing actions (actions described in this clause (i) being referred to as a "Company Adverse Recommendation Change"), (ii) authorize, cause or permit Company or any of its Subsidiaries to enter into any letter of intent, agreement or agreement in principle, memorandum of understanding, or other similar agreement relating to or providing for any Acquisition Proposal or an acquisition agreement, merger agreement or similar definitive agreement providing for or with respect to any Acquisition Proposal (each, a "Company Acquisition Agreement"), (iii) except as contemplated by Section 6.8(a), grant any waiver, amendment or release under any standstill or similar agreement with respect to any class of Equity Interests of the Company or any of its Subsidiaries, any confidentiality agreement or Takeover Statute or (iv) take any action pursuant to Section 8.1(e).

          (d)   Notwithstanding anything to the contrary herein, prior to the No-Shop Period Start Date (and, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date), but not after, the Company Board or the Special Committee may, in each case so long as the Company has complied in all material respects with the requirements of and not breached in any material respect this Section 6.8, (A) make a Company Adverse Recommendation Change in response to an Intervening Event or Superior Proposal and/or (B) terminate this Agreement pursuant to Section 8.1(e) to enter into a Company Acquisition Agreement with respect to a Superior Proposal, in each case, if and only if, prior to taking of the action in either clause (A) or (B), the Company Board or a duly authorized committee thereof (including the Special Committee) concludes in good faith, after consultation with Special Committee Financial Advisor and outside legal counsel, (x) that failure to take such action would be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable Law and (y) that, if applicable, such Acquisition Proposal constitutes a Superior Proposal; provided, further, that, prior to taking the action in either clause (A) or (B) above, (i) the Company Board and the Special Committee has given Parent at least five (5) business days' prior written notice (such period, the "Notice Period" and any such notice with respect to a Superior Proposal, the "Initial Superior Proposal Notice") of its intention to take such action (which notice shall include, as applicable, a reasonably detailed written summary of the Intervening Event or unredacted copies of the Superior Proposal and any material transaction agreements and financing commitments (provided that such financing commitments may include customary redactions) and a written summary of the material terms of any Superior Proposal not made in writing, including any financing commitments relating thereto), (ii) after providing such notice, Company shall have negotiated, and shall have caused its Representatives to negotiate, with Parent in good faith (to the extent Parent desires to negotiate) during the Notice Period to make such adjustments in the terms and conditions of this Agreement and the Financing as would permit the Company Board or the Special Committee not to take such action, and (iii) following the end of the Notice Period, the Company Board or a duly authorized committee thereof (including the Special Committee, if such committee still exists), shall have considered in good faith any proposed revisions to this Agreement and the Financing proposed in writing by Parent, and shall have determined, after consultation with outside legal counsel and the Special Committee Financial Advisor, that failure to take such actions continues to be reasonably expected to be inconsistent with the directors' fiduciary duties under applicable Law even if such proposed revisions by the Parent to this Agreement and the Financing were to be given effect, and (iv) in the event of any change to the material terms of such Superior Proposal (or amendment thereof) occurring prior to the No-Shop Period Start Date Company shall, in each case, have delivered to Parent an additional notice (each such notice, a "Superior Proposal Change Notice") consistent with that described in clause (i) above and the Notice Period in clause (i) shall have recommenced and the condition in clauses (ii) and (iii) shall have occurred again, except that the Notice Period shall be at least two (2) business days (rather than the five (5) business days otherwise contemplated by clause (i) above). In the event that the No-Shop Period Start Date is scheduled to begin within (a) five (5) business days of delivery of an Initial Superior Proposal Notice or (b) two (2) business days of delivery of a Superior Proposal Change Notice (such applicable notice period, the "Holdover Notice Period"), the No-Shop Period Start Date solely with respect to the Acquisition Proposal that is the subject of the Holdover Notice Period (the "Holdover Proposal") will be extended until 5:00 p.m., Eastern time, on the business day immediately following the final day of such Holdover Notice Period (the "Delayed No-Shop Period Start Date").

          (e)   From and after the date hereof, Company shall notify Parent as promptly as reasonably practicable (but in any event within twenty-four (24) hours) in the event that (i) Company, its Subsidiaries, affiliates or any of their respective Representatives receives (A) an Acquisition Proposal or any amendment thereto or (B) any request for discussions or negotiations, any request for access to the properties or books and records of Company or any of its Subsidiaries of which Company or any of its Subsidiaries or any of their respective Representatives is or has become aware, or any request for information relating to Company or any of its Subsidiaries, in each case, by any person that could reasonably be expected to be considering making an Acquisition Proposal or (ii) Company enters into any Acceptable Confidentiality Agreement (which notice shall include a copy of such Acceptable Confidentiality Agreement). Such notice to Parent shall indicate the identity of the person or group of persons making such Acquisition Proposal or amendment thereto and provide (x) an unredacted copy of such written Acquisition Proposal or amendment thereto (including, in each case, financing commitments with customary redaction) and any material transaction documents, and (y) with respect to any Acquisition Proposal or amendment thereto not made in writing, a written summary of the material terms and conditions of each such Acquisition Proposal or amendment thereto. Company shall keep Parent informed, on a reasonably current basis (and, in any event within twenty-four (24) hours of Company's knowledge of any such event) of any material developments, discussions or negotiations regarding any Acquisition Proposals, or material changes to the terms of any such Acquisition Proposal or any amendment thereto (including copies of any written proposed agreements). Company hereby agrees that it shall not, and shall not permit its Subsidiaries to, enter into any Contract that prohibits or restricts it from providing to Parent the information contemplated by this Section 6.8(e) or from complying with the other provisions of this Section 6.8.

          (f)    Nothing contained in this Agreement shall prevent Company or Company Board or the Special Committee from complying with Rules 14a-9, 14d-9 and 14e-2 under the Exchange Act and Item 1012(a) of Regulation M-A promulgated under the Exchange Act with respect to an Acquisition Proposal or from issuing a "stop, look and listen" statement pending disclosure of its position thereunder or making any required disclosure to Company's stockholders if, in the good faith judgment of the Company Board or the Special Committee, after consultation with its outside legal counsel, the failure to do so would be inconsistent with its fiduciary duties to stockholders under applicable Law or such disclosure is otherwise required under applicable Law. For the avoidance of doubt, complying with such obligations or making such disclosure shall not in any way limit or modify the effect that any such action has under this Agreement (including whether such action constitutes a Company Adverse Recommendation Change).

        6.9    Public Announcements.     Except as expressly provided for in this Agreement, and unless and until a Company Adverse Recommendation Change has occurred, Parent and Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the transactions contemplated by this Agreement and shall not issue any such press release or make any such public statement prior to such consultation, except as such party may reasonably conclude is required by applicable Law or any applicable exchange requirement or Order. Notwithstanding anything to the contrary herein and without complying with the preceding sentence, (a) each party may make any public statement regarding the transactions contemplated by this

Agreement in response to questions from the press, analysts, existing or potential investors, existing or potential lenders, or those attending industry conferences, and may make internal announcements to employees, in each case to the extent (and only to such extent) that such statements are not inconsistent with the Information Statement or previous press releases, public disclosures or public statements made jointly by the parties and do not reveal material non-public information regarding this Agreement or the transactions contemplated by this Agreement, (b) Company may issue any press release or make any other public statement or comment to be issued or made with respect to any Acquisition Proposal or with respect to any actions contemplated by Section 6.8(b) (if and only to the extent such public statement or comment is permitted by Section 6.8), (c) Parent may issue any press release or make any other public statement or comment (i) with respect to an Acquisition Proposal that has been publicly announced or is publicly known or (ii) in connection with the Financing (including any public filings in connection therewith) and (d) each party may make any disclosure of information or public announcement concerning this Agreement and the transactions contemplated hereby in connection with any dispute between the parties regarding this Agreement.

        6.10    Transaction Litigation.     Company shall promptly notify Parent in writing of any action, arbitration, audit, hearing, investigation, litigation, suit, subpoena or summons issued, commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or arbitrator pending or, to the knowledge of Company, threatened against Company, its Subsidiaries or any of their respective directors or officers relating to the transactions contemplated by this Agreement, including the Merger ("Transaction Litigation") prior to the earlier of the Effective Time or the termination of this Agreement. Prior to the earlier of the Effective Time or the termination of this Agreement pursuant to Article VIII, Company shall control the defense of any Transaction Litigation threatened against Company or its Subsidiaries; provided, however, that Company shall (a) give Parent the right to review and comment on all material filings or responses to be made by Company in connection with any such Transaction Litigation (and Company shall in good faith take such comments into account), and the opportunity to participate in the defense and settlement of, any such Transaction Litigation and (b) if Parent does not exercise such right to participate (subject to Company's control right), keep Parent reasonably and promptly informed with respect to the status of such Transaction Litigation. Company agrees that it shall not settle, or offer to settle, any Transaction Litigation without the prior written consent of Parent (such consent not to be unreasonably withheld, conditioned or delayed).

        6.11    Takeover Statutes.     Each party shall take all necessary steps within its control to exempt (or ensure the continued exemption of) the Merger and the other transactions contemplated hereby from any applicable Takeover Statute now or hereafter in effect. If any Takeover Statute may become, or may purport to be, applicable to the transactions contemplated hereby, each party and its respective board of directors will grant such approvals and take such actions within its control as are necessary so that the transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of any Takeover Statute on any of the transactions contemplated by this Agreement. Company and its Subsidiaries shall not take any action to exempt any person from, or make any acquisition of securities or Equity Interests of Company by any person not subject to, any Takeover Statute or similar Law that applies to Company with respect to an Acquisition Proposal or otherwise, except for Parent, Merger Sub or any of their respective Subsidiaries or affiliates, or the transactions contemplated by this Agreement.

        6.12    Exemption from Liability Under Section 16(b).     Prior to the Effective Time, Company shall take such steps as may be required to cause any disposition of shares of Company Common Stock or conversion of any derivative securities in respect of shares of Company Common Stock including LLC Units and LLC Options by an individual subject to the reporting requirements of Section 16(a) of the Exchange Act in connection with the consummation of the transactions contemplated by this

Agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act to the fullest extent possible.

        6.13    Financing.

          (a)   Each of Parent and Merger Sub shall, and shall cause each of its affiliates to, use its reasonable best efforts to obtain and consummate the Financing on the terms and conditions described in the Debt Commitment Letter (including the flex provisions), including using its reasonable best efforts to (i) comply with its obligations under the Debt Commitment Letter, (ii) negotiate and enter into definitive agreements with respect to and as contemplated by the Debt Commitment Letter on terms and conditions (including flex provisions) no less favorable to Parent and Merger Sub than those contained in the Debt Commitment Letter, (iii) satisfy on a timely basis all conditions applicable to Parent and Merger Sub contained in the Debt Commitment Letter (including definitive agreements related thereto but excluding any conditions that have been waived), including the payment of any commitment, engagement or placement fees required as a condition to the Financing, (iv) maintain in effect the Debt Commitment Letter and (v) consummate the Financing at or prior to the Closing Date (it being understood that it is not a condition to Closing under this Agreement, nor to the consummation of the Merger, for Parent or Merger Sub to obtain the Financing or any alternative financing). Parent and Merger Sub shall keep Company reasonably informed on a reasonably current basis and in reasonable detail of the status of its efforts to arrange the Financing (or replacement thereof) as Company may reasonably request; provided, that in no event will Parent or Merger Sub be under any obligation to disclose any information that is subject to attorney-client or similar privilege if Parent or Merger Sub shall have used its reasonable best efforts to disclose such information in a way that would not waive such privilege. Parent and Merger Sub shall give Company prompt notice (x) of any material breach or default by any party to the Debt Commitment Letter of which Parent or Merger Sub becomes aware, (y) of the receipt of any written notice from any Lender with respect to any (1) actual or potential breach, default, termination or repudiation by any party to the Debt Commitment Letter of any provisions of the Debt Commitment Letter or (2) material dispute or disagreement between or among any parties to the Debt Commitment Letter with respect to the obligation to fund the Financing or the amount of the Financing to be funded on the Closing Date, and (z) if at any time for any reason Parent or Merger Sub believes in good faith that it will not be able to obtain all or any portion of the Financing on the terms and conditions, in the manner or from the sources contemplated by the Debt Commitment Letter or any definitive agreements related to the Financing. As soon as reasonably practicable, but in any event within two (2) business days of the date Company delivers to Parent or Merger Sub a written request, Parent and Merger Sub shall provide any information reasonably requested by Company relating to any circumstance referred to in clause (x), (y) or (z) of the immediately preceding sentence. Parent shall not, without the prior written consent of Company, amend, modify, supplement or waive any of the conditions or contingencies to funding contained in the Debt Commitment Letter or any other provision of, or remedies under, the Debt Commitment Letter in a manner that (A) imposes additional or adversely modifies conditions or other contingencies to the availability of the Financing relative to those contained in the Debt Commitment Letter as of the date of this Agreement, (B) would otherwise reasonably be expected to prevent or materially impair or delay the funding of the Financing (or satisfaction of the conditions to the Financing) on the Closing Date or the Closing, or (C) reduces the aggregate amount of the Financing set forth in the Debt Commitment Letter as of the date of this Agreement; provided that, for the avoidance of doubt, Parent may by joinder, amendment and restatement or similar means add additional banks or financial institutions as arrangers, agents, committing parties or lenders under the Debt Commitment Letter. In the event all conditions applicable to the Debt Commitment Letter have been satisfied, Parent shall use its reasonable best efforts to cause the Lenders to fund the Financing required to consummate the transactions contemplated by this Agreement on the date that the Closing should occur pursuant to Section 1.2 or, if such date has already passed, as promptly as practicable (including by paying or causing to be paid any commitment or other fees arising, but excluding the commencement of litigation against such Person). In the event that any portion of the Financing becomes unavailable, Parent shall notify Company and use its reasonable best efforts to arrange alternative financing from the same or other sources of financing on terms and conditions (including the flex provisions) no less favorable to Parent and Merger Sub than those contained in the Debt Commitment Letter as of the date hereof, and in an amount sufficient to timely consummate the transactions contemplated by this Agreement on the terms and conditions set forth herein. For the avoidance of doubt, Parent's obtaining of the Financing is not a condition to the obligations of Parent or Merger Sub to consummate the Closing. Notwithstanding anything to the contrary herein, nothing in this Agreement shall require, and in no event shall the reasonable best efforts of Parent or Merger Sub be deemed or construed to require, Parent or Merger Sub to commence litigation against any Lender, pay any fees in excess of those contemplated by the Debt Commitment Letter, or agree to any "market flex" terms less favorable in any material respect to Parent than such corresponding market flex terms contained in or contemplated by the Debt Commitment Letter.

          (b)   Company shall, and shall cause its Subsidiaries to, and shall request their respective Representatives to, at Parent's sole cost and expense, use reasonable best efforts to cooperate with Parent, Merger Sub and their authorized Representatives in connection with the arrangement and consummation of the Financing (or any permitted replacement, amended, modified or alternative financing), including (i) participating in a reasonable number of meetings and due diligence sessions on reasonable advance notice and at reasonable locations, (ii) promptly furnishing Parent, Merger Sub and the Lenders with the Required Information and information which any lender providing or arranging the Financing has requested under applicable "know your customer" and anti-money laundering rules and regulations, including USA PATRIOT Act, FATCA and OFAC at least five (5) business days prior to the Closing Date, to the extent requested at least ten (10) business days prior to the Closing Date, (iii) assisting with the preparation of materials for rating agency presentations, bank information memoranda and similar documents required in connection with the Financing (collectively, the "Offering Materials") and Company agrees that Parent and the Lenders shall be permitted to include any logos of Company or any of its Subsidiaries in the Offering Materials, provided that such logos are not used in a manner that would reasonably be expected to harm or disparage Company, its Subsidiaries or their marks, (iv) cooperating in and assisting with the preparation of any pledge and security documents and other definitive financing documents and facilitating the pledge of collateral in connection with the Financing, (v) executing and delivering (or using reasonable best efforts to obtain from its advisors), and causing its affiliates to execute and deliver (or use reasonable best efforts to obtain from their advisors), customary certificates, accountants' comfort letters (and consents of accountants for use of their reports in any materials relating to the Financing and in connection with any filings required to be made by Parent pursuant to the Securities Act or the Exchange Act where the financial statements of Company and its Subsidiaries included (or incorporated by reference) in the Company SEC Reports or any of the other Required Information is included or incorporated by reference), or other documents and instruments relating to guarantees and other matters ancillary to the Financing as may be reasonably requested by Parent as necessary and customary in connection with the Financing, (vi) providing authorization letters to the Lenders authorizing the distribution of information to prospective lenders or investors and containing a representation to the Lenders that the public side versions of such documents, if any, do not include material non-public information about Company or its Subsidiaries or Equity Interests, (vii) obtaining surveys and title insurance reasonably requested by Parent and customary for financings similar to the Financing, (viii) taking all actions reasonably requested by Parent or Merger Sub to permit the Lenders to evaluate the Company's and its Subsidiaries' inventory, current assets and cash management systems for the purpose of establishing collateral arrangements (including providing sufficient access to allow the Lenders (or their agents or representatives) to conduct an initial field examination and inventory and rolling stock appraisals, (ix) executing and delivering, and causing its Subsidiaries to execute and deliver customary certificates (excluding solvency certificates), and (x) facilitating the entrance into other documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the Financing as may be reasonably requested by Parent in connection with the Financing and otherwise reasonably facilitating the pledge of collateral and providing of guarantees contemplated by the Debt Commitment Letter (including, without limitation and to the extent required by the Debt Commitment Letter to be obtained or delivered at the Closing, executing and delivering agreements, documents or certificates that facilitate the creation, perfection or enforcement of liens securing the Financing as requested by Parent or Merger Sub or the Lenders, in each case, in form and substance reasonably satisfactory to Parent, and delivering original stock certificates to the Lenders or their agents or representatives, together with blank stock powers, at the Closing); provided, that (A) Company shall not be required to become subject to any obligations or liabilities with respect to such agreements or documents that would become effective prior to the Effective Time and (B) none of Company or any of its Subsidiaries shall be required to provide access to or disclose information if Company reasonably determines that such access or disclosure would jeopardize the attorney-client privilege of Company or any of its Subsidiaries or contravene any Law or any material contract to which Company or any of its Subsidiaries is a party; provided that Company and its Subsidiaries will use reasonable best efforts to provide such information in a manner that does not violate such agreement or Law or waive such privilege. Company shall, and shall cause its Subsidiaries to, promptly supplement the Required Information to the extent that such Required Information, to the knowledge of the Company or any Subsidiary, fails to be Compliant. Parent shall, following written demand from Company, reimburse Company for all reasonable and documented out-of-pocket costs incurred by Company or its Subsidiaries in connection with such cooperation. Parent and Merger Sub acknowledge and agree that Company and its affiliates and their respective Representatives shall not have any responsibility for, or incur any liability to any person under or in connection with, the arrangement or marketing of the Financing or any alternative financing that Parent or Merger Sub may raise in connection with the transactions contemplated by this Agreement. Parent and Merger Sub shall, on a joint and several basis, indemnify and hold harmless Company, its affiliates and their respective Representatives from and against any and all damages suffered or incurred by them in connection with the arrangement or marketing of the Financing or any alternative financing and any information utilized in connection therewith (other than information provided in writing by Company or its Subsidiaries expressly for use in connection therewith and other than any damages resulting from the gross negligence or willful misconduct of such indemnified Person). Company shall, and shall cause its Subsidiaries to, and shall request their respective Representatives to, at Parent's sole cost and expense, use reasonable best efforts to provide information and cooperation to Parent required in connection with any Parent equity financing contemplated under the Debt Commitment Letter (including financial statements complying with Regulation S-X under the Securities Act, comfort letters, accountants' consents and customary certificates); provided, however, that all terms and conditions in this Agreement limiting or qualifying Company's and its Subsidiaries' obligations with respect to the Financing or any alternative financing shall apply to this sentence mutatis mutandis.

          (c)   Without limiting the generality of Section 6.13(b), from the date hereof until the Closing, Company shall deliver to Parent and the Lenders (i) within ninety (90) days after the end of any fiscal year ending after the date hereof, audited consolidated balance sheets and related consolidated statements of income, shareholder's equity and cash flows of Company and its Subsidiaries for such fiscal year, (ii) within forty-five (45) days of the end of any fiscal quarter ending after the date hereof, unaudited consolidated balance sheets and related consolidated statements of income and cash flows of Company and its Subsidiaries for such fiscal quarter and (iii) within thirty (30) days after the end of any fiscal month beginning with (and including) June, 2017, unaudited consolidated balance sheets and related consolidated statements of income and cash flows of Company and its Subsidiaries for each such preceding month (collectively, the "Supplemental Financial Statements").

        6.14    Obligations of Merger Sub.     Parent shall take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and subject to the conditions set forth in this Agreement and not to conduct any operations other than as required by this Agreement. Parent shall be responsible for any breach of this Agreement by Merger Sub as if such breach was a breach by Parent.

        6.15    Credit Agreements.     Company shall deliver to Parent, at least five (5) business days prior to the Effective Time, a payoff letter with respect to each of the Credit Agreements, which payoff letter shall provide, subject to customary exceptions, that upon receipt from or on behalf of Company of the payoff amount set forth in the payoff letter, (a) the Indebtedness incurred pursuant to the Credit Agreements and instruments related thereto shall be satisfied, and all obligations of the lenders terminated (other than those that customarily survive in payoff letters), and (b) all Liens relating to the assets, rights and properties of Company or any of its Subsidiaries granted pursuant to the Company Credit Agreement shall be released and terminated.

ARTICLE VII

CONDITIONS PRECEDENT

        7.1    Conditions to Each Party's Obligation to Effect the Merger.     The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver (to the extent permitted by applicable Law) at or prior to the Effective Time of each of the following conditions:

          (a)    Requisite Company Vote.    This Agreement shall have been duly adopted by the stockholders of Company by the Requisite Company Vote and the Information Statement shall have been mailed to Company's stockholders at least twenty (20) days prior to the Closing, in each case in accordance with applicable Law (including, in the case of the Information Statement, Regulation 14C of the Exchange Act) and the Company Certificate.

          (b)    No Injunctions or Restraints; Illegality.    No Governmental Entity having jurisdiction over any of the parties shall have enacted, issued, promulgated, enforced or entered any Law or Order, whether temporary, preliminary or permanent, that prohibits, makes illegal, restrains, enjoins or otherwise prohibits consummation of the Merger or the other transactions contemplated by this Agreement.

          (c)    Regulatory Approval.    Any waiting period, as applicable, under the HSR Act shall have expired or been terminated.

        7.2    Conditions to Obligations of Parent and Merger Sub.     The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent (to the extent permitted by applicable Law), at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Company set forth in (i) Section 3.1(a), the first sentence of Section 3.1(c), Section 3.3(a), the second sentence of Section 3.7, Section 3.8(b) and Section 3.20 shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time as though made on and as of such time (except to the extent such representations and warranties speak as of an earlier date, which shall be true and correct in all respects as of that date), (ii) the first sentence of Section 3.1(d), Section 3.2 and the first sentence of Section 3.7 shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time as though made on and as of such time (except to the extent such representations and warranties speak as of an earlier date, which shall be true and correct in all respects as of that date) (other than de minimis inaccuracies) and (iii) Section 3.18 (together with the representations and warranties listed in clauses (i) and (ii) above, the "Company Fundamental Representations") shall be true and correct in all material respects as of the date of this Agreement and as of immediately prior to the Effective Time as though made on and as of such time. All other representations and warranties of Company set forth in this Agreement (read without giving effect to any qualification or limitation as to materiality set forth in such representations or warranties, including those indicated by the words "Company Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially," but, in each case, after giving effect to the lead-in to Article III) shall be true and correct in all respects as of the date of this Agreement and as of immediately prior to the Effective Time as though made on and as of such time (except to the extent such representations and warranties speak as of an earlier date, which shall be true and correct in all respects as of that date), except where the failure or failures of such representations and warranties to be so true and correct, has not had and would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect.

          (b)    Performance of Obligations of Company.    Company shall have performed and complied in all material respects with all of the agreements, covenants and obligations required to be performed by or complied with by it under this Agreement at or prior to the Effective Time.

          (c)    Company Material Adverse Effect.    Since the date of this Agreement, no Company Material Adverse Effect shall have occurred and be continuing and no event, change or effect shall have occurred that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (d)    Officers Certificate.    Parent shall have received a certificate of Company, signed by the chief executive officer or chief financial officer of Company, certifying as to the matters set forth in Section 7.2(a), Section 7.2(b) and Section 7.2(c).

          (e)    Exchanges.    The Exchanges shall have been consummated pursuant to the terms and conditions of the Exchange Agreements.

        7.3    Conditions to Obligations of Company.     The obligation of Company to effect the Merger is also subject to the satisfaction, or waiver by Company (to the extent permitted by applicable Law), at or prior to the Effective Time, of the following conditions:

          (a)    Representations and Warranties.    The representations and warranties of Parent and Merger Sub set forth in this Agreement (read without giving effect to any qualification or limitation as to materiality set forth in such representations or warranties, including those indicated by the words "Parent Material Adverse Effect," "in all material respects," "in any material respect," "material" or "materially," but, in each case, after giving effect to the lead-in to Article IV) shall be true and correct in all respects as of the date of this Agreement and (as of immediately prior to the Effective Time as though made on and as of such time except to the extent such representations and warranties speak as of an earlier date, which shall be true and correct in all respects as of that date); except where the failure or failures of such representations and warranties to be so true and correct, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (b)    Performance of Obligations of Parent and Merger Sub.    Each of Parent and Merger Sub shall have performed or complied in all material respects with the agreements, covenants and obligations required to be performed by or complied with by it under this Agreement at or prior to the Effective Time.

          (c)    Officers Certificate.    Company shall have received a certificate of Parent, signed by the chief executive officer or chief financial officer of Parent, certifying as to the matters set forth in Section 7.3(a) and Section 7.3(b).

ARTICLE VIII

TERMINATION AND AMENDMENT

        8.1    Termination.     This Agreement may be terminated at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of Company:

          (a)   by mutual written consent of Parent and Company;

          (b)   by either Parent or Company if:

              (i)  any Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order in effect at the time of such termination that permanently enjoins or otherwise prohibits or makes illegal the consummation of the Merger or any of the other transactions contemplated hereby, and such Law or Order shall have become final, binding and nonappealable; provided, however, that the right to terminate this Agreement under this Section 8.1(b)(i) shall not be available to a party if the issuance of such final, binding and nonappealable Law or Order was primarily due to the failure of such party to perform any of its agreements, covenants or obligations under this Agreement or the breach of any representation or warranty of such party set forth in this Agreement; or

             (ii)  if the Merger shall not have been consummated on or before January 14, 2018 (the "Outside Date"); provided, however, either Parent or Company, by written notice to the other party, shall have the right to extend the Outside Date to April 10, 2018 if all of the conditions to Closing set forth in Article VII (other than those conditions that by their nature can only be satisfied at the Closing, but are capable of being satisfied at such time) (it being understood that the conditions set forth in Section 7.1(a) shall be deemed to be satisfied for purposes of this definition upon mailing of the Information Statement) other than the condition set forth in Section 7.1(c) are satisfied on, or have been waived prior to, January 13, 2018; provided, further, however, that the right to terminate this Agreement pursuant to this Section 8.1(b)(ii) shall not be available to (A) Parent, if a breach by Parent or Merger Sub of any representation, covenant or agreement of this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger by such date; or (B) Company, if Company's breach of any representation, covenant or agreement of this Agreement has been the primary cause of, or resulted in, the failure to consummate the Merger by such date.

          (c)   by either Parent or Company if there shall have been a breach of any of the agreements, covenants or obligations or any of the representations or warranties (or any such representation or warranty shall cease to be true) set forth in this Agreement on the part of Company, in the case of a termination by Parent, or Parent, in the case of a termination by Company, which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would give rise to, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2(a) or (b) or

  Section 7.3(a) or (b), as the case may be, and which is not cured within the earlier of the Outside Date and thirty (30) days following written notice to Company, in the case of a termination by Parent, or to Parent, in the case of a termination by Company, or by its nature or timing is incapable of being cured during such period; provided, that the terminating party (or Merger Sub, in the case of a termination by Parent) is not then in material breach of any representation, warranty, agreement, covenant or other obligation contained herein which breach or failure to be true, either individually or in the aggregate with all other breaches by such party (or failures of such representations or warranties to be true), would give rise to or constitute, if occurring or continuing on the Closing Date, the failure of a condition set forth in Section 7.2(a) or (b) or Section 7.3(a) or (b), as the case may be;

          (d)   by Parent, if: (i) the Company Board shall have effected a Company Adverse Recommendation Change; (ii) Company shall have entered into, or publicly announced its intention to enter into, a Company Acquisition Agreement (other than an Acceptable Confidentiality Agreement); or (iii) Company, the Company Board or the Special Committee shall have publicly announced its intention to do any of the foregoing;

          (e)   by Company prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date), in order to substantially concurrently enter into a Company Acquisition Agreement with respect to a Superior Proposal that the Company Board formally authorizes in full compliance with the terms of this Agreement; provided that (x) prior to or concurrently with, and as a condition to, such termination, Company pays Parent the Termination Fee due under Section 8.2 and (y) Company has complied in all material respects with the requirements of Section 6.8(d) prior to taking action pursuant to this Section 8.1(e); or

          (f)    by Company, if (i) all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied and continue to be satisfied (other than conditions that, by their nature, are to be satisfied at Closing and which were, at the time of termination, capable of being satisfied), (ii) Parent and Merger Sub have failed to consummate the Closing on the date the Closing should have occurred pursuant to Section 1.2, (iii) Company has delivered written notice of such failure to Parent, which notice shall irrevocably confirm that (A) the conditions set forth in Section 7.1 and Section 7.3 (other than conditions that, by their nature, are to be satisfied at Closing and which are fully capable of being satisfied at Closing) have been satisfied or waived and (B) Company is ready, willing and able to consummate the Merger, and (iv) Parent and Merger Sub fail to consummate the Closing within three (3) business days of receipt of such notice; provided, that during such three (3) business day period following the delivery by Company of such notice, no party shall be entitled to terminate this Agreement pursuant to Section 8.1(b)(ii).

        The party desiring to terminate this Agreement pursuant to clause (b), (c), (d), (e) or (f) of this Section 8.1 shall give written notice of such termination to the each other party in accordance with Section 10.5, specifying with particularity the reason for such termination and the provision or provisions of this Section 8.1 pursuant to which such termination is effected. Such termination shall be effective immediately upon delivery of such written notice (except to the extent a party has the right under this Section 8.1 to cure the basis for such termination, then the termination shall become effective upon the expiration of such cure period).

        8.2    Effect of Termination.

          (a)   (i) In the event of termination of this Agreement by either Parent or Company as provided in Section 8.1, this Agreement shall forthwith become null and void, ab initio, and have no effect, and none of Parent, Company, Merger Sub, any of their respective Subsidiaries or any of the officers, directors or other Representatives of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated hereby, except that Sections 6.1(b), this Section 8.2 and Article X (and any related definitions set forth in this Agreement) shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary contained in this Agreement, neither Parent nor Company shall be relieved or released from any liabilities or damages arising out of its Willful and Material Breach of any provision of this Agreement.

          (b)   In the event that:

              (i)  (A) after the date hereof an Acquisition Proposal shall have been publicly disclosed or otherwise made or communicated to Company, the Company Board or a duly authorized committee (including the Special Committee) or made directly to the stockholders of Company and not withdrawn prior to termination of this Agreement, and (B) this Agreement is terminated by Company or Parent pursuant to Section 8.1(b)(ii) or by Parent pursuant to Section 8.1(c) (other than in respect of a breach of Section 6.8) and (C) within twelve (12) months of the date this Agreement is terminated, Company enters into a definitive agreement with respect to an Acquisition Proposal or consummates an Acquisition Proposal; provided, that for purposes of clause (C) of this Section 8.2(b)(i), all references in the definition of Acquisition Proposal to "20%" shall instead refer to "50%";

             (ii)  this Agreement is terminated by Company pursuant to Section 8.1(e); or

            (iii)  this Agreement is terminated by Parent pursuant to (x) Section 8.1(c) in respect of a material breach of Section 6.8 or (y) Section 8.1(d).

  then, in any such event under clause (i), (ii) or (iii) of this Section 8.2(b), Company shall pay as directed by Parent the Termination Fee by wire transfer of immediately available funds (x) in the case of Sections 8.2(b)(iii), within three (3) business days after such termination, (y) concurrently with such termination if pursuant to Section 8.1(e) or (z) in the case of Section 8.2(b)(i), concurrently with the earlier of entering into a definitive agreement with respect to an Acquisition Proposal or consummating an Acquisition Proposal. The parties agree and understand that in no event shall Company be required to pay the Termination Fee on more than one occasion and in no event shall Company be required to pay more than one Termination Fee. In the event that Parent shall be entitled to receive and receives full payment of the Termination Fee from or on behalf of Company pursuant to this Section 8.2(b), the receipt of the Termination Fee (and, if applicable, any interest thereon and enforcement costs pursuant to Section 8.2(c)) shall be deemed to be liquidated damages for any and all losses or damages suffered or incurred by Parent, Merger Sub and any of their respective affiliates as a result of the actions of Company or its affiliates in connection with this Agreement (and the termination hereof), the transactions contemplated hereby (and the abandonment thereof) or any matter forming the basis for such termination, and shall be the sole monetary remedy of Parent, Merger Sub and their respective affiliates; provided that nothing in this Section 8.2(b) shall limit Parent's rights under Section 10.12 and receipt of the Termination Fee (and, if applicable, any interest thereon and enforcement costs pursuant to Section 8.2(c)) shall not be the exclusive remedy of Parent, Merger Sub and any of their respective affiliates or constitute liquidated damages in the event of Willful and Material Breach.

          (c)   Notwithstanding anything to the contrary in this Article VIII, in the event that Company fails to promptly pay the Termination Fee when due, and if Parent or Merger Sub commences an action in order to obtain such payment that results in a judgment against Company, then Company shall pay Parent, together with the Termination Fee (A) interest on the Termination Fee, as applicable, from the date the Termination Fee was required to be paid through the date of payment at a rate per annum equal to the prime rate as published in the Wall Street Journal, Eastern Edition, in effect on the date the Termination Fee was required to be paid and (B) any out-of-pocket fees, costs and expenses (including reasonable legal fees) incurred by or on behalf of Parent in connection with any such action.

          (d)   Notwithstanding anything to the contrary in this Agreement, but subject to Parent's rights set forth in Section 10.12, in the circumstances where the Parent is entitled to receive the Termination Fee (and any other amounts payable hereunder) from Company pursuant to Section 8.2(b), receipt of such payment (and, if applicable, any amounts due under Section 8.2(c)) shall be the sole and exclusive remedy of Parent and Merger Sub against Company and its Subsidiaries and any of their respective former, current or future officers, directors, partners, stockholders, managers, members or affiliates (collectively, "Company Related Parties") for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder or otherwise, and upon payment of such amount(s), none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Merger, except in each case in respect of any Willful and Material Breach or as otherwise provided in any other Transaction Document.

          (e)   The parties acknowledge and hereby agree that the provisions of this Section 8.2 are an integral part of the transactions contemplated by this Agreement (including the Merger), and that, without such provisions, the parties would not have entered into this Agreement.

ARTICLE IX

DEFINITIONS

        9.1    Definitions.     For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

          "Acceptable Confidentiality Agreement" means a confidentiality agreement that contains terms that are no less favorable to Company in the aggregate than those contained in the Confidentiality Agreement and that contains customary standstill provisions that are reasonably acceptable to Parent; provided that (a) the standstill provisions shall provide that a person may make a non-public Acquisition Proposal to the Company Board or the Special Committee and (b) the form attached hereto as Exhibit D is deemed acceptable; provided further, such confidentiality agreement shall not prohibit compliance by Company with any of the provisions of Section 6.8.

          "Acquisition Proposal" shall mean, other than the transactions contemplated by this Agreement, any offer, proposal or inquiry relating to, or any third party indication of interest in, relating to, in a single transaction or series of related transactions, any direct or indirect (a) acquisition of more than 20% of the consolidated assets of Company and its Subsidiaries taken as a whole (based on the fair market value thereof), including through the acquisition of one or more Subsidiaries of Company owning such assets, (b) acquisition of beneficial ownership (as defined in Rule 12d-3 under the Exchange Act) of more than 20% of the outstanding Equity Interests of Company or any of its Subsidiaries, (c) tender offer or exchange offer that if consummated would result in any person or group beneficially owning more than 20% of the outstanding Equity Interests of Company or any of its Subsidiaries, (d) merger, consolidation, share exchange, other business combination, reorganization, recapitalization, license, joint venture, partnership, liquidation, dissolution or other similar transaction involving (i) Company or its Subsidiaries whose assets, individually or in the aggregate, constitute more than twenty percent (20%) of the consolidated assets of Company and its Subsidiaries, taken as a whole (based on the fair market value thereof), or (ii) more than 20% of the aggregate Equity Interests of Company or of the surviving entity, (e) liquidation or dissolution of Company or (f) any combination of the foregoing.

          "Action" means any claim, action, suit, audit, charge, assessment, complaint, grievance, arbitration, or any proceeding, or, to the applicable party's knowledge, any investigation or inquiry, whether at law in equity or otherwise, in each case, that is by or before any Governmental Entity or arbitrator.

          "Charter Documents" means, respectively, (i) the Company Certificate, (ii) the Company Bylaws and (iii) the certificate of incorporation, articles of incorporation, bylaws, certificate of formation, limited liability company agreement, operating agreement or other organizational documents, each as amended to date, of each Subsidiary of Company.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company Benefit Plans" means all employee benefit plans (as defined in Section 3(3) of ERISA), whether or not subject to ERISA, and all bonus, equity, equity-based, incentive compensation, deferred compensation, retirement, pension, consulting, medical, dental, vision, disability, welfare, fringe benefit, paid time off, perquisite, retiree medical or life insurance, supplemental retirement, retention, change in control, employment, termination, and severance plans, programs, contracts, agreements or arrangements, in any case, maintained, contributed to, or required to be contributed to, by Company or any of its Subsidiaries or with respect to which Company or any of its Subsidiaries has any liability.

          "Company Class A Common Stock" means the Class A common stock, par value $0.01 per share, of Company.

          "Company Class B Common Stock" means the Class B common stock, par value $0.01 per share, of Company.

          "Company Common Stock" means the Company Class A Common Stock and the Company Class B Common Stock.

          "Company ERISA Affiliate" means any entity which together with Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA or Section 414 of the Code.

          "Company Material Adverse Effect" means any event, circumstance, occurrence, fact, condition, development, effect or change that (a) has a material adverse effect on the ability of Company to perform its obligations under this Agreement and to consummate the Merger and the transactions contemplated by this Agreement or (b) would reasonably be expected to, individually or in the aggregate, be materially adverse to the business, properties, assets, results of operations or condition (financial or otherwise) of Company and its Subsidiaries, taken as a whole; provided, that in no event shall any events, circumstances, occurrences, facts, conditions, developments, effects or changes, alone or in combination, be deemed to constitute or be taken into account in determining whether there has been or may be a Company Material Adverse Effect under clause (b) to the extent arising out of, relating to or resulting from any of the following: (i) changes generally affecting the U.S. economy or U.S. political conditions, including the results of any primary or general elections, (ii) changes in general financial, debt, credit, capital or banking markets or conditions (including any disruption thereof) in the United States, (iii) changes in interest, currency or exchange rates or the price of any commodity, security or market index, (iv) changes in legal or regulatory conditions, including changes or proposed changes in Law, GAAP or other accounting principles or requirements, or standards, interpretations or enforcement thereof or the failure of any such proposed, discussed or contemplated changes to be implemented, (v) changes in Company's and its Subsidiaries' industry in general or customary seasonal fluctuations in the business of Company and its Subsidiaries, (vi) any change in the market price or trading volume of any securities or Indebtedness of Company and its Subsidiaries, any decrease of the ratings or the ratings outlook for Company and its Subsidiaries by any applicable rating agency, or the change in, or the failure of Company or its Subsidiaries to meet, or the publication of any report regarding (or relating to), any internal or public projections, forecasts, budgets or estimates of or relating to Company and its Subsidiaries for any period, including with respect to revenue, earnings, cash flow or cash position (it being understood that the underlying causes of such change, decrease or failure may, if they are not otherwise excluded from the definition of Company Material Adverse Effect, be taken into account in determining whether a Company Material Adverse Effect has occurred), (vii) the occurrence, escalation, outbreak or worsening of any hostilities, war, police action, acts of terrorism or military conflicts, whether or not pursuant to the declaration of an emergency or war or criminal or similar actions (including cyber-attacks and computer hacking) in the United States, (viii) the existence, occurrence or continuation of any earthquakes, floods, hurricanes, tropical storms or other natural disasters, (ix) the announcement or pendency of this Agreement, the identity of the parties hereto or any of their respective affiliates, including any actual or potential loss or impairment after the date hereof of any Contract or any customer, supplier, investor, landlord, partner, employee or other business relation due to any of the foregoing in this clause (ix), (x) the taking or not taking of any action to the extent expressly required by this Agreement, or (xi) any actions taken, or not taken, at the express written request of Parent, except, in the case of clauses (i), (ii), (iii), (iv), (v), (vi), (vii) and (viii), to the extent (and only to the extent) any such event, circumstance, occurrence, fact, condition, development, effect or change has a disproportionate adverse impact on Company and its Subsidiaries, taken as a whole, relative to other similarly situated participants in the industry in which Company and its Subsidiaries operate.

          "Company Owned Intellectual Property" means all Intellectual Property owned by, or purported to be owned by Company or any of its Subsidiaries.

          "Company Registered Owned Intellectual Property" means all of the Registered Intellectual Property owned by, or purported to be owned by, filed in the name of or applied for by Company or any of its Subsidiaries.

          "Company Stock Plan" means the Neff Corporation 2014 Incentive Award Plan and any other equity or equity-based plan of Company pursuant to which awards remain outstanding as of immediately prior to the Effective Time other than the Neff Holdings LLC Management Equity Incentive Plan.

          "Competition Laws" means applicable supranational, national, federal, state, provincial or local Law designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolizing or restraining trade or lessening competition in any other country or jurisdiction, including the HSR Act, the Sherman Act, the Clayton Act, and the Federal Trade Commission Act, in each case, as amended and other similar competition or antitrust Laws of any jurisdiction other than the United States.

          "Compliant" means, with respect to the Required Information, (a) that such Required Information does not contain any untrue statement of material fact or omit to state a material fact necessary in order to make such Required Information, in light of the circumstances under which it was made, not misleading, (b) no audit opinion with respect to any financial statements contained in the Required Information shall have been withdrawn, amended or qualified, and Company has not indicated its intent to restate any historical financial statements of Company or its Subsidiaries, or that any such restatement is under consideration, (c) such Required Information is, and remains throughout the Marketing Period, compliant in all material respects with all requirements of Regulation S-K and Regulation S-X under the Securities Act (excluding information required by Regulation S-X Rule 3-10 and Regulation S-X Rule 3-16 but including customary information with respect to non-guarantors) applicable to offerings of debt securities on a registration statement on Form S-1, and (d)(i) the financial statements and other financial information included in such Required Information that have been prepared by Company are, and remain throughout the

  Marketing Period sufficient to permit Company and its Subsidiaries' independent accountants to issue customary comfort letters to Parent's financing sources (including Lenders, underwriters, placement agents or initial purchasers) with respect to such Required Information (including customary negative assurance comfort with respect to periods following the end of the latest fiscal year and fiscal quarter for which historical financial statements are included) on any date during the Marketing Period, and (ii) such independent accountants have delivered drafts of customary comfort letters, including customary negative assurance comfort, and have confirmed they are prepared to issue such comfort letters during the Marketing Period.

          "Contract" means any contracts, agreements, licenses, notes, bonds, mortgages, indentures, leases, deeds of trust, instruments, commitments or other legally binding instruments or legally binding arrangements (including, in each case, any amendments or modifications thereto), in each case, whether written or oral.

          "Copyrights" means copyrights and works of authorship (whether or not registered) and all registrations or applications for registration of the foregoing in any jurisdiction, and any renewals or extensions thereof.

          "Credit Agreements" means the (a) Amended and Restated Senior Secured Credit Agreement, dated as of October 1, 2010, as amended and restated as of November 20, 2013, as further amended and restated as of February 25, 2016, among Neff LLC, Neff Holdings LLC, the other Credit Parties party thereto, the Lenders party thereto from time to time, Bank of America, N.A., as Agent, Swing Line Lender and L/C Issuer, Bank of America, N.A., as Collateral Agent, Wells Fargo Capital Finance, LLC and SunTrust Bank, as Syndication Agents, Regions Bank, as Documentation Agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Wells Fargo Capital Finance, LLC and SunTrust Robinson Humphrey, Inc., as Joint Lead Arrangers and Book Runners; (b) the Second Lien Credit Agreement, dated as of June 9, 2014, among Neff Holdings LLC, Neff LLC, Neff Rental LLC, the Lenders Party thereto, Credit Suisse AG as Administrative Agent and Collateral Agent, Credit Suisse Securities (USA) LLC, as Joint Bookrunner and Joint Lead Arranger, and Jefferies Finance LLC, as Joint Bookrunner, Joint Lead Arranger and Syndication Agent, as amended by that Amendment No. 1 to Second Lien Credit Agreement, dated as of October 14, 2014; the (c) Guarantee and Collateral Agreement, dated as of June 9, 2014, by and among Neff Rental LLC, Neff Holdings LLC and Neff LLC, as Grantors, and Credit Suisse AG, as administrative agent and collateral agent; (d) the ISDA Master Agreement, dated February 25, 2015 by and between Bank of America, N.A. and Neff LLC, as supplemented by that schedule to the Master Agreement, dated as of February 25, 2015; and (e) the ISDA Master Agreement, dated February 27, 2015 by and between SunTrust Bank and Neff LLC, as supplemented by that Confirmation of Swap Transaction, dated as of March 25, 2015.

          "Equity Interest" means, with respect to any person, any share, share capital, capital stock, partnership, limited liability company, member or similar interest in such person, and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable thereto or therefor.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Exchange Ratio" means the quotient of (x) the Merger Consideration, divided by (y) the volume-weighted average closing price of one Parent Common Share for the five (5) trading day period ending on the last such trading day immediately preceding the Closing Date, calculated using U.S. volumes during normal market hours.

          "GAAP" means U.S. generally accepted accounting principles.

          "Governmental Entity" means any federal, state, county, municipal, local or foreign government or any political subdivision thereof, and any entity, body, agency, commission, court, justice, tribunal or other instrumentality exercising executive, legislative, judicial, regulatory or administrative functions of government, including any SRO.

          "Hazardous Material" means any hazardous or toxic substance, material or waste, pollutants or contaminants, including petroleum, petroleum constituents, asbestos, polychlorinated biphenyls and perfluorinated compounds.

          "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

          "Indebtedness" means all obligations of a person (a) for borrowed money, (b) evidenced by bonds, debentures, notes or similar instruments for the payment of which a person is responsible or liable, (c) in respect of letters of credit and bankers' acceptances or similar credit transactions in each case, to the extent drawn, or in respect of capital leases, (d) under interest rate, currency or commodity derivatives or hedging transactions (valued at the termination value thereof) and (e) guaranteeing any obligations of any other person of the type described in the foregoing.

          "Intellectual Property" means Information Systems, Trademarks; Patents; Trade Secrets; and Copyrights.

          "Intervening Event" means a material event, occurrence or fact first occurring or arising after the date hereof that was not known (and not reasonably foreseeable) to the Company Board as of the date of this Agreement, other than any event, occurrence or fact that relates to an Acquisition Proposal.

          "IRS" means the United States Internal Revenue Service.

          "Laws" means any law, constitution, treaty, statute, common law principle, code, rule, regulation, order, ruling, decision, judgment, decree, writ or other similar authority issued, enacted, adopted, promulgated or otherwise put into effect by or under the authority of any Governmental Entity.

          "Lender Related Parties" means the affiliates of the Lenders and the Lenders' and their affiliates' respective current, former and future directors, officers, general or limited partners, shareholders, members, managers, controlling persons, employees, representatives and agents, and the respective successors and assigns of each of the foregoing.

          "Liens" means liens, pledges, mortgages, charges, encumbrances, hypothecations, options, rights of first refusal, rights of first offer and security interests of any kind or nature whatsoever.

          "LLC Options" means each option to purchase LLC Units granted by Holdings, whether vested or unvested, that is outstanding and unexercised.

          "Marketing Period" means, subject to the following sentence, the first period of twenty (20) consecutive business days after the date of this Agreement during which (a) Parent shall have the Required Information that is Compliant and (b) the conditions set forth in Section 7.1(a), Section 7.1(c) and Section 7.2(b) have been satisfied (it being understood that the conditions set forth in Section 7.1(a) shall be deemed to be satisfied for purposes of this definition upon mailing of the Information Statement) and nothing has occurred and no condition exists that would cause any of the conditions set forth in Section 7.1 and Section 7.2 to fail to be satisfied assuming Closing were to be scheduled for any time during such twenty (20) consecutive business day period; provided, that if Company shall in good faith reasonably believe it has provided the Required Information, it may deliver to Parent a written notice to that effect (stating when it believes it completed such delivery), in which case Company shall be deemed to have complied with the requirement above to provide the Required Information as of such time unless Parent in good faith reasonably believes Company has not completed the delivery of the Required Information and, within three (3) business days after the delivery of such notice by Company, delivers a written notice to Company to that effect (stating with specificity which Required Information Company has not delivered). If the Marketing Period has not ended on or prior to (x) August 17, 2017, then the Marketing Period shall commence no earlier than September 5, 2017 or (y) December 20, 2017, then the Marketing Period shall commence no earlier than January 3, 2018. October 9, 2017, and November 22 and 24, 2017 shall not be considered business days for purposes of this definition. Notwithstanding the foregoing, the Marketing Period shall end on any earlier date that is the date on which the Financing is consummated. For the avoidance of doubt, the Marketing Period shall not be deemed to have commenced if the Required Information is not Compliant on the first day, throughout and on the last day of such period.

          "Nasdaq" means the Nasdaq Global Market.

          "Off-the-Shelf Software" means any software (other than Public Software) that is generally and widely available to the public through regular commercial distribution channels and licensed on a non-exclusive basis on standard terms and conditions.

          "Parent Common Shares" means shares of Parent's common stock, par value $0.01 per share.

          "Parent Material Adverse Effect" means any event, circumstance, occurrence, fact, condition, development, effect or change that has a material adverse effect on the ability of Parent to perform its obligations under this Agreement and to consummate the Merger and the transactions contemplated by this Agreement.

          "Patents" means patents, applications for patents (including divisions, continuations, continuations in part and provisional and renewal applications), and any re-examinations, extensions or reissues thereof, in any jurisdiction.

          "Personal Information" means such term or like terms set forth in any privacy Law that describes, covers or defines data that identifies or can be used to identify individuals either alone or in combination with other information which is in the possession of, or is likely to come into the possession of Company or any of its Subsidiaries, including a combination of an individual's name, address or phone number with any such individual's username and password, social security number or other government-issued number, financial account number, date of birth, email address or other personally identifiable information.

          "Public Software" means any software, libraries or other code that is licensed under or is otherwise subject to Open License Terms. The term "Open License Terms" means terms in any license, distribution model or other agreement for software, libraries or other code (including middleware and firmware) (a "Work") which require, as a condition of use, reproduction, modification and/or distribution of the Work (or any portion thereof) or of any other software, libraries or other code (or a portion of any of the foregoing) in each case, that is incorporated into or includes, relies on, linked to or with, derived from in any manner (in whole or in part), or distributed with a Work (collectively, "Related Software"), any of the following: (a) the making available of source code or any information regarding the Work or any Related Software; (b) the granting of permission for creating modifications to or derivative works of the Work or any Related Software; (c) the granting of a royalty-free license, whether express, implied, by virtue of estoppel or otherwise, to any person under Intellectual Property rights (including Patents) regarding the Work alone, any Related Software alone or the Work or Related Software in combination with other hardware or software; (d) the imposition of any restrictions on future Patent licensing terms, or other abridgement or restriction of the exercise or enforcement of any Intellectual Property rights through any means; (e) the obligation to include or otherwise communicate to other persons any form of acknowledgment and/or copyright notice regarding the origin of the Work or Related Software; or (f) the obligation to include disclaimer language, including warranty disclaimers and disclaimers of consequential damages.

          "Registered Intellectual Property" means all Trademark registrations and applications for registration (including internet domain name registrations), Copyright registrations and applications for registration and issued Patents and Patent applications.

          "Release" means any actual or threatened release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within any building, structure, facility or fixture.

          "Representatives" means, when used with respect to Parent or Company, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of Parent or Company, as applicable, and their respective Subsidiaries.

          "Required Information" means (a) all information required by paragraph 7(b) of Annex C of the Debt Commitment Letter and all information regarding Company and its Subsidiaries reasonably necessary to prepare the information required by paragraph 7(c) of Annex C of the Debt Commitment Letter, (b) all historical financial and other pertinent historical information regarding Company and its Subsidiaries as may be reasonably requested in writing by Parent, including all historical financial statements and historical financial and other data, with respect to Company and its Subsidiaries and of the type reasonably determined by Parent to be required by Regulation S-X and Regulation S-K under the Securities Act for registered offerings of debt securities, to consummate the offerings of debt securities contemplated by the Financing at the time during Company's fiscal year such offerings will be made and (c) historical information relating to Company and its Subsidiaries (including such information which Parent has determined is necessary for the preparation of one or more information packages regarding the business, operations, financial projections and prospects of Company and its Subsidiaries customary for such financing or reasonably necessary for the syndication of and placement of securities to be included in the Financing) to the extent reasonably requested by Parent to assist Parent in preparation of materials for rating agency presentations, offering documents, offering circulars or private placement memoranda, bank information memoranda, prospectuses and similar documents required in connection with the Financing.

          "Requisite Regulatory Approvals" means those approvals set forth in Sections 3.4 and 4.4 of the Company Disclosure Schedule together with the expiration or termination of any waiting period under the HSR Act.

          "Sarbanes-Oxley Act" means the Sarbanes-Oxley Act of 2002.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "SRO" means (a) any "self-regulatory organization" as defined in Section 3(a)(26) of the Exchange Act and (b) any other United States or foreign securities exchange, futures exchange, commodities exchange or contract market.

          "Subsidiary" when used with respect to any person, any other person that such person directly or indirectly owns or has the power to vote or control more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other person. For the avoidance of doubt, Holdings shall be deemed to be a Subsidiary of Company.

          "Superior Proposal" means a bona fide written Acquisition Proposal, which did not result from or arise in connection with a breach (or the making thereof constitutes a breach) of Section 6.8, that the Company Board or a duly authorized committee (including the Special Committee) concludes in good faith by a majority vote, after consultation with outside legal counsel and the Special Committee Financial Advisor to be (a) more favorable to Company's stockholders (in their capacities as such) from a financial point of view than the transactions contemplated by this Agreement (including any material alterations to this Agreement agreed to in writing by Parent in response thereto), and (b) reasonably likely to be consummated on the terms proposed and either the purchaser has sufficient funds available to consummate the proposal or the financing of which is fully committed, in each case, taking into account, in its good faith judgment, (i) the financial terms of such Acquisition Proposal, (ii) the identity of the third party making such Acquisition Proposal, (iii) the anticipated timing, conditions (including any financing condition or the reliability of any debt or equity funding commitments) and prospects for completion of such Acquisition Proposal, and (iv) the other terms and conditions of such Acquisition Proposal and the implications thereof on Company, including relevant legal, regulatory and other aspects of such Acquisition Proposal deemed relevant by the Company Board or the Special Committee; provided, that for purposes of the definition of "Superior Proposal," the references to "20%" in the definition of Acquisition Proposal shall be deemed to be references to "50%".

          "Tax" or "Taxes" means all federal, state, local, and foreign income, excise, gross receipts, ad valorem, profits, gains, property, capital, sales, transfer, use, license, payroll, employment, social security, severance, unemployment, withholding, duties, windfall profits, intangibles, franchise, backup withholding, value added, alternative or add-on minimum, estimated and other taxes, charges, fees, levies or like assessments together with all penalties and additions to tax and interest thereon.

          "Tax Return" means any return, declaration, report, claim for refund, estimate, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, supplied or required to be supplied to a Governmental Entity.

          "Termination Fee" means a cash amount equal to $18,430,000, except that in the event that this Agreement is terminated by Company pursuant to Section 8.1(e) prior to the No-Shop Period Start Date (or, solely with respect to a Holdover Proposal, the Delayed No-Shop Period Start Date), the "Termination Fee" shall mean a cash amount equal to $13,165,000.

          "Trade Secrets" means all trade secrets (including those trade secrets defined in the Uniform Trade Secrets Act and under corresponding foreign statutory Law and common law), proprietary and non-public information, know how, business and technical information, and rights to limit the use of disclosure thereof.

          "Trademarks" means trademarks, service marks, brand names, internet domain names, logos and other indications of origin (whether or not registered), the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application.

          "Transaction Document" means (a) the Support Agreement, (b) the Exchange Agreements, and (c) the Certificate of Merger.

          "Willful and Material Breach" means, with respect to any party, (a) fraud with respect to the representations, warranties, covenants or other agreements of such party set forth in this Agreement or any Transaction Document or (b) an act or a failure to act by such party with the actual or constructive knowledge that the taking of such act or failure to take such act could cause or result in a material breach of this Agreement or any Transaction Document and does actually cause or result in a material breach of this Agreement or such Transaction Document. For the avoidance of doubt, a failure of a party to consummate the Merger as required pursuant to Section 1.3 in accordance with the terms of this Agreement (and, in the case of Parent or Merger Sub, regardless of whether the Financing has been obtained) shall be deemed to be a Willful and Material Breach.

ARTICLE X

GENERAL PROVISIONS

        10.1    Nonsurvival of Representations, Warranties and Agreements.     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than the Confidentiality Agreement, which shall survive in accordance with its terms) shall survive the Effective Time, except for Section 6.5, Section 6.6 and for those other covenants and agreements contained herein and therein which by their terms apply or are to be performed in whole or in part after the Effective Time which shall survive until performed.

        10.2    Amendment.     Subject to compliance with applicable Law, this Agreement may be amended, modified or supplemented solely by the parties hereto, by action taken or authorized by, the board of directors of Parent (or duly authorized committees thereof), with respect to Parent, and the Company Board (or duly authorized committees thereof), with respect to Company; provided, however, that after Requisite Company Vote, there may not be any amendment, modification or supplement of this Agreement that requires further approval under applicable Law without such approval having first been obtained. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties in interest at the time of the amendment. Notwithstanding anything to the contrary contained herein, Section 10.9, Section 10.11, Section 10.15 and this Section 10.2 may not be modified or amended in a manner that is adverse in any material respect to the Lenders or the Lender Related Parties without the prior written consent of the Lenders.

        10.3    Extension; Waiver.     At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and Company, on the other hand, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any of the agreements or satisfaction of any conditions contained herein that are for the benefit of such party; provided, however, that after obtaining the Requisite Company Vote, there may not be, without further approval of such stockholders, any extension or waiver of this Agreement or any portion thereof that requires further approval under applicable Law without such approval having first been obtained. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        10.4    Expenses.     Except as otherwise provided in Section 6.3 and Section 8.2, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated.

        10.5    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given (i) when personally delivered, (ii) on the date sent by email of a "portable document format" (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (a)    if to Company, to:

             Neff Corporation
             3750 NW 87th Avenue
             Suite 400
             Miami, Florida 33178-2433
             Attention: Mark Irion
             Email: MIrion@Neffcorp.com

             With a copy (which shall not constitute notice) to:

             Akin Gump Strauss Hauer & Feld LLP
             One Bryant Park
             Bank of America Tower
             New York, New York 10036-6745
             Attention: Daniel I. Fisher
                                Zachary N. Wittenberg
             Email: dfisher@akingump.com
                         zwittenberg@akingump.com

and

    (b)    if to Parent or Merger Sub, to:

             H&E Equipment Services
             7500 Pecue Ln
             Baton Rouge, LA 70809
             Attention: John Engquist
             Email: jengquist@he-equipment.com

             With a copy (which shall not constitute notice) to:

             Dechert LLP
             1095 Avenue of the Americas
             New York, New York 10036-6797
             Attention: Derek M. Winokur
             Email: Derek.Winokur@dechert.com

        10.6    Interpretation.     The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. When a reference is made in this Agreement to Recitals, Articles, Sections, Subsections Exhibits, Schedules, or Disclosure Schedules such reference shall be to an Recitals, Article, Section, Subsection of or Exhibit, Schedule or Disclosure Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." References to "the date hereof" shall mean the date of this Agreement. References herein to any gender shall include each other gender. References herein to a person in a particular capacity or capacities shall exclude such person in any other capacity. With respect to the determination of any period of time, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding". The word "or" shall be disjunctive but not exclusive. References herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder. References herein to any Contract mean such Contract as amended, supplemented or modified (including any waiver thereto) in accordance with the terms thereof. As used in this Agreement, the "knowledge" of Company means the actual knowledge of any of the officers of Company listed on Section 10.6 of the Company Disclosure Schedule, and the "knowledge" of Parent means the actual knowledge of any of the officers of Parent listed on Section 10.6 of the Parent Disclosure Schedule. As used herein, (a) "business day" means any day other than a Saturday, a Sunday or a day on which banks in New York, New York are authorized by Law or executive order to be closed, (b) the term "person" means any natural person, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature, (c) an "affiliate" means, with respect to any person, any other person that directly or indirectly controls, is controlled by or is under common control with, such first person; provided, that no portfolio company of any person that owns equity securities of Company shall be deemed to be an affiliate of Company solely by virtue of such person's ownership of equity securities of Company and for the purposes of this clause (c), "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any person, means the power to direct or cause the direction of the management or policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, (d) the term "made available" means any document or other information that was (i) actually provided by one party or its Representatives to the other party and its Representatives, or (ii) included in the virtual data room of a party or filed by a party with the SEC and publicly available on EDGAR, in each case one (1) business day prior to the date hereof and (e) the term "parties "means Parent, Merger Sub and Company. The Company Disclosure Schedule and the Parent Disclosure Schedule, as well as all other schedules and all exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa. All references to "dollars" or "$" in this Agreement are to United States dollars. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable Law.

        10.7    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        10.8    Entire Agreement.     This Agreement, together with the Confidentiality Agreement and the Transaction Documents, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, including that certain Exclusivity Agreement, dated as of May 19, 2017, by and between Parent, Wayzata Opportunities Fund II, L.P., Wayzata Opportunities Fund Offshore II, L.P. and Company, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

        10.9    Governing Law; Jurisdiction.

          (a)   This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware,

  without regard to any applicable conflicts of law principles thereof; provided that any Action, dispute or other controversy against any Lender or any Lender Related Party arising out of or relating hereto or to the Financing, the Debt Commitment Letter or the performance thereof shall be governed by, and construed in accordance with, the Laws of the State of New York.

          (b)   Each party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) (the "Chosen Courts"), and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding will be effective if notice is given in accordance with Section 10.5 in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

          (c)   Notwithstanding the foregoing, each of the parties hereto agrees that it will not bring or support, or permit any of its Affiliates to bring or support, any claim, action, suit or proceeding, whether in law or in equity, whether in contract or in tort or otherwise, against any Lender or any Lender Related Party in any way relating to this Agreement or the transactions contemplated hereby, including, but not limited to, any dispute arising out of or relating in any way to the Financing, the Debt Commitment Letter or the performance thereof, in any forum other than the United States District Court for the Southern District of New York (and the appellate courts thereof), or, if jurisdiction is not available in the federal courts, the Supreme Court of the State of New York, County of New York, Borough of Manhattan, and that the provisions of Section 10.10 relating to the waiver of jury trial shall apply to any such action.

        10.10    Waiver of Jury Trial.     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.10.

        10.11    Assignment; Third Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party (such consent not to be unreasonably withheld, delayed or conditioned); provided that (a) prior to the Effective Time, Merger Sub may, without the prior written consent of Company, assign all or any portion of its rights under this Agreement to one or more of Parent's direct or indirect wholly-owned Subsidiaries or affiliates, and

(b) Parent and Merger Sub may collaterally assign their rights hereunder to any financing sources. No assignment shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, except (i) as otherwise specifically provided in Section 6.5, which is intended to benefit each Company Indemnified Party and his or her heirs and representatives and (ii) the Lenders and the Lender Related Parties are intended third party beneficiaries of Section 10.2, Section 10.9, Section 10.15 and this Section 10.11 and (iii) after the Effective Time, for the provisions of Article II, which shall be enforceable by the stockholders of Company and holders of Company Equity Awards to the extent necessary to receive the consideration to which such holder is entitled pursuant to Article II. The representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, persons other than the parties may not rely upon the representations and warranties in this Agreement or characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date. Except as provided in Section 6.5 or Section 10.2, notwithstanding any other provision hereof to the contrary, no consent, approval or agreement of any third party beneficiary will be required to amend, modify or waive any provision of this Agreement.

        10.12    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the parties may not have an adequate remedy at law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties' obligation to consummate the Merger), in addition to any other remedy to which they are entitled at law or in equity, including monetary damages. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate, (b) an award of performance is not an appropriate remedy for any reason at law or equity, and (c) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

        10.13    Severability.     The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

        10.14    Delivery by Facsimile or Electronic Transmission.     This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments or waivers hereto or thereto, to the extent signed and delivered by means of a facsimile machine or by e-mail delivery of a ".pdf" format data file, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or e-mail delivery of a ".pdf" format data file to deliver a signature to this Agreement or any amendment hereto or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a ".pdf" format data file as a defense to the formation of a contract and each party hereto forever waives any such defense.

        10.15    Lenders.     Notwithstanding anything to the contrary in this Agreement, neither any Lender nor any Lender Related Party shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any claim (whether in contract, tort or otherwise) based on, in respect of, or by reason of (or in any way relating to), the transactions contemplated hereby, including any dispute arising out of or relating in any way to the Debt Commitment Letter, the transactions contemplated thereby or the performance thereof and the parties hereto agree not to assert any such claim or bring any action, suit or proceeding in connection with any such claim against any Lender or any Lender Related Party.

[Signature Page Follows]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.
By:	/s/ JOHN ENGQUIST
	Name:	John Engquist
	Title:	Chief Executive Officer
YELLOW IRON MERGER CO.
By:	/s/ JOHN ENGQUIST
	Name:	John Engquist
	Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

NEFF CORPORATION
By:	/s/ MARK IRION
	Name:	Mark Irion
	Title:	Chief Financial Officer

[Signature Page to Agreement and Plan of Merger]

Annex A

        1)    An amount calculated at a rate per annum of .25% times $1.25 billion for each day of the period beginning on January 15, 2018 (the "Adjustment Date") through the Closing Date, not to exceed $800,000 in the aggregate.

        2)    With respect to any Notes (as defined in the Debt Commitment Letter) issued into escrow by Parent prior to the Closing Date, all accrued interest payable by Parent with respect to the Notes for the period beginning on the Adjustment Date through the Closing Date (but not, for the avoidance of doubt, for any period prior to the Adjustment Date), and not to exceed $9.0 million in the aggregate.

        3)    In the event that the Bridge Facility (including debt securities issued pursuant to a securities demand in respect of the Bridge Facility) is drawn under circumstances where some or all of the Incremental Special Flex (as defined below) is used, an amount equal to one year of interest on up to $250 million of the amount actually drawn under the Bridge Facility (including debt securities issued pursuant to a securities demand in respect of the Bridge Facility) , at a rate equal to the amount of Incremental Special Flex (if any) actually incurred by Parent, not to exceed $1,250,000 in the aggregate. "Incremental Special Flex" is the additional flex of up to 0.5% per annum that is available to be charged under the Bridge Facility (including debt securities issued pursuant to a securities demand in respect of the Bridge Facility) solely by reason of the Bridge Facility (including debt securities issued pursuant to a securities demand in respect of the Bridge Facility) being drawn on or after the Adjustment Date.

 Annex B

SUPPORT AGREEMENT

        This Support Agreement (this "Agreement") is entered into as of July 14, 2017, by and among (a) H&E Equipment Services, Inc., a Delaware corporation ("Parent"), and (b)(i) Wayzata Opportunities Fund II, L.P. ("Opportunities Fund") and (ii) Wayzata Opportunities Fund Offshore II, L.P. ("Opportunities Fund Offshore" and, together with Opportunities Fund, the "Stockholders" and each individually, a "Stockholder"). Defined terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among Parent, Neff Corporation (the "Company"), and Yellow Iron Merger Co., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), as the Merger Agreement is in effect on the date hereof.

WITNESSETH:

        WHEREAS, as of the date hereof, each Stockholder "beneficially owns" (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) (including power to dispose of (or to direct the disposition of) and has the power to vote (or to direct the voting of)) the number of shares of Class B common stock, par value $0.01 per share (the "Class B Shares"), of the Company and the number of Common Units (the "LLC Units") of Neff Holdings LLC ("Holdings"), in each case set forth opposite the name of such Stockholder on Schedule I hereto;

        WHEREAS, concurrently herewith, Parent, Merger Sub and the Company are entering into the Merger Agreement, pursuant to which the parties have agreed to consummate the Merger, subject to the terms and conditions set forth therein;

        WHEREAS, the Special Committee has recommended to the Company Board that the Company Board should approve the Merger Agreement and the transactions contemplated thereby;

        WHEREAS, the Company Board, subsequent to and consistent with the recommendation of the Special Committee, has unanimously (a) determined that it is in the best interests of Company and its stockholders, and declared it advisable, to enter into the Merger Agreement and the Transaction Documents, (b) approved the execution, delivery and performance of the Merger Agreement (which constitutes an "agreement of merger" as such term is used in Section 251 of the DGCL) and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby, including the Merger, in accordance with the DGCL and (c) resolved, subject to the terms and conditions set forth in the Merger Agreement, to recommend adoption of the Merger Agreement by the stockholders of the Company and directed that the adoption of the Merger Agreement be submitted to the stockholders of the Company;

        WHEREAS, assuming the representations and warranties of Parent and Merger Sub contained in Section 4.1(b) of the Merger Agreement are true and correct, the Company Board has approved the execution, delivery and performance of this Agreement by the parties hereto and has taken all other action necessary to render inapplicable to this Agreement (and the transactions contemplated hereby), any Takeover Statutes; and

        WHEREAS, concurrently herewith each of the Stockholders has executed and delivered to Parent a written consent (a "Stockholder Consent") approving the Merger Agreement, the Merger and the other transactions contemplated thereby in accordance with the DGCL, effective immediately following the execution and delivery of the Merger Agreement, which Stockholder Consent is irrevocable, except as provided in Section 5.1 below.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

        Section 1.1    Other Definitions.     For purposes of this Agreement:

          (a)   "Affiliate" means, with respect to any specified Person, any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this Agreement, neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate or Subsidiary of any Stockholder.

          (b)   "Class A Shares" means any shares of Class A common stock, par value $0.01 per share, of the Company.

          (c)   "Company Shares" means any equity of the Company, including Class A Shares and Class B Shares.

          (d)   "Constructive Disposition" means, with respect to any Stockholder Owned Shares, a short sale with respect to such security, entering into or acquiring a derivative contract with respect to such security, entering into or acquiring a futures or forward contract to deliver such security or entering into any other hedging or other derivative, swap, "put-call," margin, securities lending or other transaction that has or reasonably would be expected to have the effect of changing, limiting, arbitraging or reallocating the economic benefits and risks of ownership of such security.

          (e)   "Permitted Transfer" means a Transfer of Stockholder Owned Shares or Stockholder Owned Units by a Stockholder to an Affiliate or Related Fund of such Stockholder, provided that, (x) such Affiliate or Related Fund shall remain an Affiliate or Related Fund of such Stockholder at all times following such Transfer until immediately following the earlier of the Effective Time and termination of this Agreement in accordance with its terms, and (y) prior to the effectiveness of such Transfer, such Affiliate or Related Fund executes and delivers to Parent a written agreement, in form and substance reasonably acceptable to Parent, to (A) assume all of such Stockholder's obligations hereunder in respect of the Stockholder Owned Shares or Stockholder Owned Units subject to such Transfer, (B) assume all of such Stockholder's obligations under the Key Holders Exchange Agreement in respect of the Stockholder Owned Units subject to such Transfer and (C) be bound by the terms of this Agreement and the Key Holders Exchange Agreement with respect to the Stockholder Owned Shares or Stockholder Owned Units subject to such Transfer, to the same extent as such Stockholder is bound hereunder and to make, as of the date of such Transfer, each of the representations and warranties such Stockholder shall have made hereunder and under the Key Holders Exchange Agreement (the written agreement contemplated by this clause (y), the "Transferee Joinder"). Upon the effectiveness of any Permitted Transfer, Parent or the Company shall amend Schedule I hereto to reflect such Transfer.

          (f)    "Person" means any natural person, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity or other entity of any kind or nature.

          (g)   "Related Fund" means, with respect to any Stockholder, any fund, account or investment vehicle that is under common control or management with such Stockholder.

          (h)   "Representative" means, with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person.

          (i)    "Stockholder Owned Units" means, with respect to any Stockholder, the LLC Units set forth next to the name of such Stockholder on Schedule I hereto, together with any other equity securities of Holdings that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof.

          (j)    "Stockholder Owned Shares" means, with respect to any Stockholder, the Class B Shares set forth next to the name of such Stockholder on Schedule I hereto, together with any other Company Shares that are directly or indirectly acquired by such Stockholder prior to the termination of this Agreement in accordance with the terms hereof. For the avoidance of doubt, "Stockholder Owned Shares" with respect to any Stockholder shall include any Class A Shares received by such Stockholder in the Specified Exchange.

ARTICLE II

VOTING AGREEMENT AND GRANT OF IRREVOCABLE PROXY

        Section 2.1    Agreement to Vote the Stockholder Owned Shares.

          (a)   From and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called, and, except for clause (i) below, in connection with any action proposed to be taken by written consent of the stockholders of the Company, each Stockholder agrees to take the following actions (or to cause the applicable holder of record of its Stockholder Owned Shares to take the following actions):

              (i)  to appear and be present (in accordance with the Company Bylaws) at such meeting of the Company's stockholders;

             (ii)  to affirmatively vote and cause to be voted all of its Stockholder Owned Shares in favor of ("for"), or, if action is to be taken by written consent in lieu of a meeting of the Company's stockholders, deliver to the Company a duly executed affirmative written consent in favor of ("for"), the adoption of the Merger Agreement and the approval of all of the transactions contemplated by the Merger Agreement, including the Merger, to the extent that such matters are submitted for a vote at any such meeting or are the subject of any such written consent; and

            (iii)  to vote and cause to be voted all of its Stockholder Owned Shares against, and not provide any written consent with respect to or for, the adoption or approval of (1) any Acquisition Proposal (and the transactions contemplated thereby), (2) any action, transaction or agreement to be taken, consummated or entered into by the Company that, if so taken, consummated or entered into by the Company would, or would reasonably be expected to, result in (x) a breach by the Company of any covenant, representation, warranty or other obligations of the Company set forth in the Merger Agreement or (y) the failure of any of the conditions to the obligations of Parent or Merger Sub to consummate the Merger and the other transactions contemplated by the Merger Agreement set forth in Sections 7.1 and 7.2 of the Merger Agreement, and (3) any agreement (including, without limitation, any amendment, waiver, release from, or non-enforcement of any agreement), any amendment or restatement of the Company Certificate or the Company Bylaws, or any other action (or failure to act), to the extent such agreement, amendment or restatement or other action or failure to act is intended or would reasonably be expected to prevent, interfere with, impair or delay the consummation of the Merger or any of the other transactions contemplated by the Merger Agreement.

          (b)   Each Stockholder agrees not to enter into any agreement or commitment with any Person the effect of which would violate, or prevent, impair or delay such Stockholder from performing such Stockholder's obligations under, the provisions and agreements set forth in this Article II.

        Section 2.2    Irrevocable Proxy.

          (a)   As security for and in furtherance of the Stockholders' agreements in Section 2.1 of this Agreement, each Stockholder hereby appoints Parent and Parent's designees, and each of them individually, as such Stockholder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Stockholder, to vote, prior to the termination of this Agreement, all Stockholder Owned Shares owned by such Stockholder (at any meeting of the Company's stockholders (or any adjournment or postponement thereof), however called), or to execute one or more written consents in respect of such Stockholder Owned Shares, in either case solely with respect to the matters described in Section 2.1(a) of this Agreement and in the manner expressly provided in Section 2.1(a). The foregoing proxy granted by each Stockholder shall become immediately and automatically exercisable by Parent (and Parent's designees) if, and only if, (x) such Stockholder fails for any reason to comply with any of its voting and other obligations set forth in Section 2.1(a) above and (y) such Stockholder shall have failed to so comply within one (1) business day after receipt by such Stockholder of written notice of demand for compliance from Parent, whereupon Parent shall then immediately and automatically have the right to cause to be present or vote such Stockholder's Stockholder Owned Shares, or to execute one or more written consents in respect of such Stockholder's Stockholder Owned Shares, solely with respect to the meeting or matter for which such Stockholder failed to be present, vote or consent (as applicable) in accordance with the provisions of Section 2.1(a).

          (b)   The proxy granted by each Stockholder pursuant to Section 2.2(a) shall (i) be valid and irrevocable until the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 5.1 hereof and (ii) automatically terminate and be deemed revoked upon the valid termination of this Agreement in accordance with (or as otherwise provided in) Section 5.1 hereof. Each Stockholder represents that any and all other proxies and powers of attorney heretofore given in respect of the Stockholder Owned Shares owned by such Stockholder that are currently in effect are revocable, and that such other proxies have been revoked. Each Stockholder affirms that the proxy granted by such Stockholder pursuant to Section 2.2(a) is: (x) given (A) in connection with the execution of the Merger Agreement and (B) to secure the performance of such Stockholder's obligations under Section 2.1(a), (y) coupled with an interest and may not be revoked or terminated except as otherwise provided in this Agreement and (z) intended to be irrevocable prior to valid termination of this Agreement. All authority conferred by each Stockholder to Parent and Parent's designees pursuant to Section 2.2(a) shall be binding upon the successors and assigns of such Stockholder. Subject to the other terms and provisions of this Agreement, each Stockholder shall retain the right to vote or cause to be voted all of such Stockholder's Stockholder Owned Shares in its sole discretion on all matters not described in Section 2.1(a). Each Stockholder agrees that it will not take any action that would render invalid the valid exercise of the proxy granted by each Stockholder pursuant to Section 2.2(a) in accordance with its terms by Parent and Parent's designees.

ARTICLE III

STANDSTILL AND NON-SOLICITATION

        Section 3.1    Standstill in Respect of Stockholder Owned Shares and Stockholder Owned Units

        Each Stockholder hereby agrees that, from and after the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, such Stockholder shall not, directly or indirectly, except as (i) specifically requested or approved by Parent in writing or (ii) expressly contemplated by this Agreement:

          (a)   other than a Permitted Transfer, sell, transfer (including by operation of Law), exchange, gift, tender, pledge, encumber, assign or otherwise dispose of (including, without limitation, any Constructive Disposition) (collectively, a "Transfer"), or enter into any contract, option or other agreement with respect to a Transfer of, any or all of such Stockholder's Stockholder Owned Shares or Stockholder Owned Units (or any right, title or interest thereto or therein);

          (b)   deposit any of such Stockholder's Stockholder Owned Shares or Stockholder Owned Units into a voting trust or grant any proxies or enter into a voting agreement, power of attorney or voting trust with respect to any of such Stockholder's Stockholder Owned Shares or Stockholder Owned Units;

          (c)   acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any material assets of the Company or any of its Subsidiaries;

          (d)   make, or in any way participate in, directly or indirectly, any "solicitation" of "proxies" (as such terms are used in the rules of the Securities and Exchange Commission) to vote any voting securities of the Company to (i) not adopt the Merger Agreement or (ii) approve any other matter that if approved would reasonably be expected to interfere, impair or delay the consummation of the Merger;

          (e)   make any public announcement with respect to, or submit a proposal for, or offer for (with or without conditions), any extraordinary transaction involving the Company or its securities or material assets, except as required by Law;

          (f)    form, join or in any way participate in a "group" (as defined in Section 13(d)(3) under the Exchange Act) in connection with any of the actions expressly described in any of clauses (a)-(e) of this Section 3.1; or

          (g)   agree (whether or not in writing) to take any of the actions referred to in this Section 3.1.

        Any action taken in violation of the foregoing shall be null and void ab initio. For the avoidance of doubt, a Stockholder may deposit its Stockholder Owned Shares and/or Stockholder Owned Units with any custodian, broker, nominee or other Person who holds such Stockholder's Stockholder Owned Shares or Stockholder Owned Units on behalf of such Stockholder solely for purposes of facilitating the Specified Exchange (as defined in the Key Holders Exchange Agreement) provided that such Stockholder maintains the sole power to direct the vote and disposition of such Stockholder Owned Shares and Stockholder Owned Units.

        Section 3.2    Additional Stockholder Owned Shares and Stockholder Owned Units.    Until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder shall promptly notify Parent of the number of Company Shares or LLC Units, if any, as to which such Stockholder acquires record or beneficial ownership after the date hereof, except for any Company Shares acquired by such Stockholder in the Specified Exchange. Any Company Shares or LLC Units as to which such Stockholder acquires record or beneficial ownership after the date hereof and prior to termination of this Agreement (including Company Shares acquired by such Stockholder in the Specified Exchange) shall be Stockholder Owned Shares or Stockholder Owned Units, as applicable, for purposes of this Agreement. In the event of a stock or unit split, stock or unit dividend or distribution, or any change in the Company Shares or the LLC Units by reason of any stock or unit split, reverse stock or unit split, recapitalization, combination, reclassification, reincorporation, exchange of shares or interests or similar occurrence, the term "Stockholder Owned Shares" or "Stockholder Owned Units," as applicable, shall be deemed to refer to and include any shares or units which are received by a Stockholder in any such transaction.

        Section 3.3    Acquisition Proposals.

          (a)   From the date hereof until the termination of this Agreement in accordance with Section 5.1 hereof, each Stockholder (i) shall terminate all soliciting activities, discussions and negotiations by or on behalf of such Stockholder with any Person (other than the Company, Parent, Merger Sub or their respective Representatives) regarding any proposal, expression of interest, request for information, or other communication that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal; (ii) shall not, and shall cause its Representatives not to, directly or indirectly, (A) propose, make, submit or announce an Acquisition Proposal, (B) solicit, initiate, or knowingly encourage or knowingly facilitate (including by means of furnishing any information or responding to any communication), any inquiries or the making, announcement or submission of any proposal or offer that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, (C) enter into any agreement (whether binding, non-binding, conditional or otherwise) with respect to an Acquisition Proposal, (D) knowingly cooperate with, assist, or participate in any effort by, any Person (or any Representative of a Person) that has made, is seeking to make, has informed the Company or such Stockholder of any intention to make, or has publicly announced an intention to make, any proposal that constitutes, or would reasonably be expected to lead to, any Acquisition Proposal, or (E) otherwise knowingly facilitate an Acquisition Proposal; (iii) shall promptly (and in any case within one (1) business day) notify Parent or its Representatives in writing of such Stockholder's receipt of any Acquisition Proposal or any request for discussions or negotiations with respect to any Acquisition Proposal, and provide Parent with copies of all documents and other written communications received by such Stockholder setting forth the terms and conditions of such Acquisition Proposal, and (iv) shall keep Parent informed on a reasonably prompt and current basis of the status of any such Acquisition Proposal received by such Stockholder (including the content and status of all material discussions and communications in respect thereof and any change or proposed change to the terms thereof).

          (b)   Notwithstanding anything to the contrary in this Section 3.3 and provided such Stockholder has not breached this Section 3.3, solely to the extent the Company is permitted under the terms of Section 6.8 of the Merger Agreement to, and the Company Board or the Special Committee has determined to, initiate, solicit, facilitate, encourage or enter into discussions or negotiations regarding (i) an Acquisition Proposal or (ii) inquiries, proposals, offers, efforts or attempts that may lead to an Acquisition Proposal, such Stockholder and its Representatives may, at the request of the Company, cooperate, assist or participate in any such action, provided that such action by such Stockholder and its Representatives would be permitted to be taken by the Company pursuant to the terms of the Merger Agreement.

          (c)   For purposes of this Section 3.3, any officer, director, employee, agent or advisor of the Company (in each case, solely in their capacities as such) will be deemed not to be a Representative of any such Stockholder. For the avoidance of doubt, (i) nothing in this Section 3.3 shall affect in any way the obligations of any Person (including the Company and its Representatives) under the Merger Agreement, and (ii) the Company is not a Representative of any Stockholder.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

        Each Stockholder hereby represents and warrants to Parent as follows:

        Section 4.1    Authority; Binding Nature.     Such Stockholder has full limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder's obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary limited partnership action on the part of such Stockholder. No other proceedings on the part of such Stockholder are necessary to approve this Agreement by such Stockholder or to consummate the transactions contemplated hereby to be consummated by such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by Parent) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

        Section 4.2    Ownership of Shares and LLC Units.     As of the date hereof, such Stockholder beneficially owns the number of (a) Company Shares and (b) LLC Units, in each case set forth opposite the name of such Stockholder on Schedule I hereto free and clear of any proxy, voting restriction, adverse claim or other Lien (except for proxies, restrictions, claims and Liens in favor of Parent pursuant to this Agreement, transfer restrictions imposed by Holdings' operating agreement, and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Stockholder has the sole power to vote (or cause to be voted) the Stockholder Owned Shares and the Stockholder Owned Units, the sole power to dispose of the Stockholder Owned Shares and the Stockholder Owned Units and good and valid title to the Stockholder Owned Shares and the Stockholder Owned Units. As of the date hereof, such Stockholder does not own, beneficially or of record, any Equity Interests of the Company or Holdings other than the Company Shares and the LLC Units set forth opposite the name of such Stockholder on Schedule I hereto and other than Class A Shares the Stockholder may be deemed to own beneficially solely due to such Stockholder's ownership of such LLC Units listed on Schedule I hereto and as disclosed in the filings made by, or on behalf of, such Stockholder with the SEC pursuant to Section 13(g) of the Exchange Act or Section 16(a) of the Exchange Act.

        Section 4.3    No Conflicts.     Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations under this Agreement, will (a) conflict with or violate any provision of the organizational documents of such Stockholder or (b) (i) violate any Law applicable to such Stockholder or any of its properties or assets, or (ii) result in the creation by such Stockholder of any Lien upon its Stockholder Owned Shares or Stockholder Owned Units (other than Liens in favor of Parent hereunder) or violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which such Stockholder or any of its properties or assets may be bound or affected, except for, in the case of clause (b)(ii), any such violations, conflicts, losses, defaults, terminations, cancellations or accelerations that would not reasonably be expected to prevent the performance by such Stockholder of its obligations under this Agreement.

        Section 4.4    Absence of Litigation.     As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Stockholder's knowledge, threatened against or involving or affecting, such Stockholder, its Company Shares or its LLC Units that would reasonably be expected to impair the ability of such Stockholder to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Stockholder.

        Section 4.5    Brokers.     No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by the Company, Parent or any of their respective subsidiaries in connection with the transactions contemplated by the Merger Agreement based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by the Company).

        Section 4.6    Reliance by Parent.     Such Stockholder has had the opportunity to review this Agreement and the Merger Agreement with counsel of its own choosing. Such Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon such Stockholder's execution, delivery and performance of this Agreement. Such Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE V

TERMINATION

        Section 5.1    Termination.

          (a)   Subject to Section 5.1(b), this Agreement shall terminate, without further action by any of the parties hereto, immediately upon the earliest to occur of: (i) the termination of this Agreement by mutual written consent of Parent and each of the Stockholders, (ii) the termination of the Merger Agreement in accordance with its terms and (iii) the consummation of the Merger. In addition, subject to Section 5.1(b), this Agreement shall terminate upon the election of the Stockholders if there shall be any material amendment, supplement or modification to, or material waiver of any provision of, the Merger Agreement that reduces the amount of or changes the form of consideration payable to stockholders of the Company pursuant to the Merger Agreement as in effect on the date of this Agreement. Subject to Section 5.1(b) , upon termination of this Agreement in accordance with this Section 5.1(a), (x) this Agreement shall be deemed null and void and shall have no further force or effect, (y) other than a termination in accordance with clause (iii) of this Section 5.1(a), the Stockholder Consent and any other consent executed pursuant hereto shall be deemed null and void and shall have no further force or effect and (z) there shall be no liability or obligation hereunder on the part of Parent or any of the Stockholders or any of their respective Affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns.

          (b)   Notwithstanding Section 5.1(a), termination of this Agreement shall not prevent any party hereunder from seeking any remedies (at Law or in equity) against any other party hereto for such party's willful and material breach of any of the terms of this Agreement prior to such termination. For purposes of this Agreement, the "willful and material breach" by any party hereto of the terms of this Agreement shall mean an act or a failure to act by such party with the actual knowledge that the taking of such act or failure to take such act is reasonably likely to cause or result in a material breach of this Agreement and does actually cause or result in a material breach of this Agreement. The provisions of this Article V and Article VI hereof shall survive the termination of this Agreement. Unless this Agreement has been terminated in accordance with Section 5.1(a), the obligations of the Stockholders hereunder shall apply whether or not the Merger Agreement, the Merger or any action described herein is recommended by the Company Board (or any committee thereof).

 ARTICLE VI

MISCELLANEOUS

        Section 6.1    Appraisal Rights; Claims.

          (a)   To the extent permitted by applicable Law, each Stockholder hereby waives and agrees not to exercise any rights of appraisal or rights to dissent from the Merger and the other transactions contemplated by the Merger Agreement that such Stockholder may have under Section 262 of the DGCL or other similar Law.

          (b)   Each Stockholder agrees (on its own behalf and on behalf of its successors-in-interest, transferees or assignees) to forego participation as a plaintiff or member of a plaintiff class in any action (including any class action) with respect to any claim, direct, derivative or otherwise, based on its status as a stockholder of the Company relating to the negotiation, execution or delivery of the Merger Agreement or the consummation of the Merger.

        Section 6.2    Documentation and Information.     Each Stockholder (i) consents to and authorizes the publication and disclosure by Parent of its identity and holdings of the Stockholder Owned Shares and the Stockholder Owned Units and the nature of such Stockholder's commitments, arrangements and understandings under this Agreement, in any press release or any other disclosure document required in connection with the Merger or any transactions contemplated by the Merger Agreement; provided, that (A) any such publication or disclosure (except for filings required under the Exchange Act or any such publication or disclosure as may be required by applicable Law) shall be subject to the prior written approval of the Stockholders (such approval not to be unreasonably withheld, conditioned or delayed) and (B) to the extent practicable, each Stockholder shall be afforded a reasonable opportunity to review and comment on any such publication or disclosure required under the Exchange Act or as may be required by applicable Law, and (ii) will use its commercially reasonable efforts to give to Parent, as promptly as practicable after such Stockholder receives a written request therefor from Parent, any information reasonably related to the foregoing as it may reasonably require for the preparation of any such disclosure documents. Each Stockholder will use its commercially reasonable efforts to notify Parent, as promptly as practicable, of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information has become false or misleading in any material respect. Each Stockholder agrees not to issue any press release or make any other public statement with respect to this Agreement, the Merger Agreement or the transactions contemplated thereby without the prior written consent of Parent, except for filings required under the Exchange Act or such publication or disclosure as may be required by applicable Law, provided, that, to the extent practicable, Parent shall be afforded a reasonable opportunity to review and comment on any such proposed filing, publication or disclosure.

        Section 6.3    Further Actions.     From time to time, at the reasonable request of Parent and without further consideration, prior to the termination of this Agreement, each Stockholder shall execute and deliver such additional documents and instruments and take all such further action as may be reasonably required to consummate and make effective, as soon as reasonably practicable, the transactions contemplated by this Agreement.

        Section 6.4    Amendments and Waivers.     Except for amendments to Schedule I hereto in accordance with the terms of this Agreement, this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the parties hereto. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

        Section 6.5    Counterparts.     This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

        Section 6.6    Applicable Law; Jurisdiction; Waiver of Jury Trial.     This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof. Each party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (a) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (b) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (c) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (d) agrees that service of process upon such party in any such action or proceeding that is given in accordance with Section 6.7 of this Agreement or in such other manner as may be permitted by applicable Law shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.6.

        Section 6.7    Notices.     All notices and other communications hereunder shall be in writing and shall be deemed duly given or received (i) when personally delivered, (ii) on the date sent by email of a "portable document format" (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

    (a)    if to either Stockholder, to:

             c/o Wayzata Investment Partners LLC
             701 East Lake Street, Suite 300
             Wayzata, MN 55391
             Attention: Ray Wallander, Esq.
             Email: rwallander@wayzpartners.com

             With a copy (which shall not constitute notice) to:

             Stroock & Stroock & Lavan LLP
             180 Maiden Lane
             New York, NY 10038-4982
             Attention: Matthew A. Schwartz, Esq.
             Email: mschwartz@stroock.com

    (b)    if to Parent or Merger Sub, to:

             H&E Equipment Services
             7500 Pecue Ln
             Baton Rouge, LA 70809
             Attention: John Engquist
             Email: jengquist@he-equipment.com

             With a copy (which shall not constitute notice) to:

             Dechert LLP
             1095 Avenue of the Americas
             New York, New York 10036-6797
             Attention: Derek M. Winokur
             Email: Derek.Winokur@dechert.com

        Section 6.8    Entire Agreement.     This Agreement (including the documents and the instruments referred to herein), together with the Key Holders Exchange Agreement, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings.

        Section 6.9    Assignment; Third Party Beneficiaries.     Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided that Parent may assign this Agreement to any of its Affiliates. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the parties hereto and, solely with respect to Section 6.15 hereof, the No Recourse Parties (as defined below)) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

        Section 6.10    Severability.     The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

        Section 6.11    Specific Performance.     The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the parties may not have an adequate remedy at Law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages. Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at Law would be adequate, (b) an award of performance is not an appropriate remedy for any reason at Law or equity, and (c) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

        Section 6.12    Fees and Expenses.     Except as otherwise provided herein, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.

        Section 6.13    Ownership Interest.     Nothing contained in this Agreement shall be deemed to vest in Parent any direct or indirect ownership or incidence of ownership of or with respect to any Stockholder Owned Shares or Stockholder Owned Units. All rights, ownership and economic benefits of and relating to the Stockholder Owned Shares and the Stockholder Owned Units shall remain vested in and belong to the Stockholders, and Parent shall have no authority to direct the Stockholders in the voting or disposition of any of the Stockholder Owned Shares or the Stockholder Owned Units, except as otherwise provided in this Agreement.

        Section 6.14    Capacity.     Parent acknowledges that nothing herein shall limit or affect any Affiliate of any Stockholder who serves as an officer, manager or director of the Company or any of its subsidiaries solely to the extent acting in its capacity as an officer, manager or director of the Company or any such subsidiaries, and no actions or omissions of any such Affiliate acting in such capacity shall be deemed a breach of this Agreement by any Stockholder. For purposes of this Section 6.14, the term Affiliate shall be deemed to include, with respect to either Stockholder, the directors, managers, officers, members, partners, stockholders and employees of such Stockholder or any Affiliate or Related Fund of such Stockholder.

        Section 6.15    Non-Recourse.     Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Stockholders may be partnerships, the parties hereto covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, Affiliates, limited partners, general partners, members, managers, employees, stockholders or equity holders of any Stockholder, or any former, current or future directors, officers, agents, Affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a "No Recourse Party"), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

        Section 6.16    Obligations Several.     The obligations of the Stockholders under this Agreement shall be several and not joint and several.

[Signature Page Follows]

        IN WITNESS WHEREOF, Parent and the Stockholders have caused this Agreement to be duly executed as of the day and year first above written.

H&E EQUIPMENT SERVICES, INC.
By:	/s/ JOHN ENGQUIST
	Name:	John Engquist
	Title:	Chief Executive Officer

[Signature Page to Support Agreement]

STOCKHOLDERS:
WAYZATA OPPORTUNITIES FUND II, L.P. By: WOF II GP, L.P., its General Partner By: WOF II GP, LLC, its General Partner
By:	/s/ PATRICK J. HALLORAN
	Name:	Patrick J. Halloran
	Title:	Authorized Signatory

        [Signature Page to Support Agreement]

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.
By:	Wayzata Offshore GP, II, LLC, its General Partner
By:	/s/ PATRICK J. HALLORAN
	Name:	Patrick J. Halloran
	Title:	Authorized Signatory

[Signature Page to Support Agreement]

Schedule I

Stockholder Owned Shares

Stockholder	Number of Stockholder Owned Shares
Wayzata Opportunities Fund II, L.P.	14,585,304
Wayzata Opportunities Fund Offshore II, L.P.	366,321

Stockholder Owned Units

Stockholder	Number of Stockholder Owned Units
Wayzata Opportunities Fund II, L.P.	14,585,304
Wayzata Opportunities Fund Offshore II, L.P.	366,321

 Annex C

EXCHANGE AND TERMINATION AGREEMENT

        This Exchange and Termination Agreement (this "Agreement"), is entered into as of July 14, 2017, by and among H&E Equipment Services, Inc., a Delaware corporation ("Parent"), Wayzata Opportunities Fund II, L.P. ("Opportunities Fund"), Wayzata Opportunities Fund Offshore II, L.P. ("Opportunities Fund Offshore" and, together with Opportunities Fund, the "Stockholders" and each individually, a "Stockholder"), Neff Corporation ("Company"), and Neff Holdings LLC ("Holdings"). The parties to this Agreement are referred to herein as the "Parties" or, each individually, a "Party." Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among Parent, Company, and Yellow Iron Merger Co., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), as the Merger Agreement is in effect on the date hereof.

RECITALS

        WHEREAS, Company and the Stockholders are parties to that certain Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of November 26, 2014 (as amended, the "Holdings LLC Agreement"), pursuant to which, among other things, the parties thereto provided for Holdings to redeem, upon notice therefor by a Stockholder, Common Units of Holdings ("LLC Units") owned by such Stockholder in exchange for shares of Company Class A Common Stock or for cash (a "Redemption");

        WHEREAS, in the event that a holder of LLC Units exercises its right to require Holdings to effect a Redemption, Company has the right to elect to require that such holder exchange its LLC Units subject to such Redemption directly with Company for an equal number of shares of Company Class A Common Stock or for cash (any such exchange, an "Exchange");

        WHEREAS, the Company Certificate provides that, simultaneous with an Exchange or a Redemption, Company shall cancel a number of shares of Company Class B Common Stock owned by the applicable Stockholder equal to the number of LLC Units so exchanged or redeemed;

        WHEREAS, Company, the Stockholders, the holders of LLC Options (the "LLC Optionholders"), Mark Irion, as "Management Representative" thereunder (the "Management Representative"), and other members of Holdings from time to time are parties to (a) that certain Tax Receivable Agreement, dated as of November 26, 2014 (as amended, the "Tax Receivable Agreement"), pursuant to which Company is obligated to make payments to certain parties thereto based on the reduction of Company's liability for U.S. federal, state and local income and franchise taxes arising from adjustments to Holdings' basis in its assets and imputed interest and (b) that certain Registration Rights Agreement, dated as of November 26, 2014 (as amended, the "Registration Rights Agreement"), pursuant to which such parties are entitled to certain rights with respect to the registration of shares of Company Class A Common Stock issuable in an Exchange or a Redemption;

        WHEREAS, simultaneous with the execution and delivery of this Agreement, Company, Parent and Merger Sub are entering into the Merger Agreement, pursuant to which Merger Sub will be merged with and into Company, with Company surviving that merger (the "Merger"); and

        WHEREAS, immediately prior to the effective time of the Merger, the Parties intend for (a) the Tax Receivable Agreement to be terminated by the parties thereto, (b) the Registration Rights Agreement to be terminated by the parties thereto, and (c)(i) the Stockholders to effect an Exchange of all of the LLC Units owned by them directly with Company for an equal number of shares of Company Class A Common Stock and (ii) simultaneous with such Exchange, Company to cancel all of the shares of Company Class B Common Stock owned by the Stockholders pursuant to the Company Certificate.

        NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

        1.    Exchange.

          (a)   Immediately prior to the Effective Time and pursuant to Sections 11.01 through 11.03 of the Holdings LLC Agreement, all of the LLC Units owned by each of the Stockholders (as set forth next to such Stockholder's name on Exhibit A) shall be exchanged directly with Company for the number of shares of Company Class A Common Stock set forth next to such Stockholder's name on Exhibit A. Simultaneous with the consummation of each Exchange described in the immediately preceding sentence (each such Exchange shall be collectively referred to herein as the "Specified Exchange"), without the requirement for any further action by any of the Parties, all of the Stockholders' shares of Company Class B Common Stock will be cancelled by Company pursuant to the Company Certificate for no consideration. The Stockholders acknowledge and agree that the shares of Company Class A Common Stock received by the Stockholders in the Specified Exchange shall be "Stockholder Owned Shares" under the Support Agreement. Upon the effectiveness of any Permitted Transfer (as defined in the Support Agreement), Parent shall amend Exhibit A to reflect such Permitted Transfer.

          (b)   Immediately prior to the Effective Time and simultaneous with the consummation of the Specified Exchange, Company shall (i) issue to each of the Stockholders the number of shares of Company Class A Common Stock set forth next to such Stockholder's name on Exhibit A, and (ii) duly deliver to each Stockholder a certificate issued in the name of such Stockholder representing the number of shares of Company Class A Common Stock set forth next to such Stockholder's name on Exhibit A, duly executed by the appropriate officers of Company and duly recorded on the books of Company or its transfer agent in the name of such Stockholder. Company covenants that all shares of Company Class A Common Stock issuable to the Stockholders in the Specified Exchange will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all taxes and Liens of any kind (except for proxies and restrictions in favor of Parent and its designees expressly arising pursuant to the Support Agreement, transfer restrictions imposed by the Support Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws).

          (c)   The Stockholders, Holdings and Company hereby (i) agree that this Agreement shall constitute the Redemption Notice, the Contribution Notice and the Exchange Election Notice for a Share Settlement pursuant to the Holdings LLC Agreement and (ii) irrevocably waive any notice periods required or permitted by the Holdings LLC Agreement in connection with the Specified Exchange and any obligation to deliver any other notices or elections thereunder. Subject to Section 7(a) hereof, the Stockholders, Holdings and Company hereby irrevocably waive the right to, as applicable, deliver a Retraction Notice or otherwise revoke the Redemption Notice, Contribution Notice or Exchange Election Notice. Company irrevocably agrees that the Specified Exchange will be a Direct Exchange made by means of a Share Settlement. Any capitalized terms used but not defined in this Section 1(c) shall have the meanings set forth in the Holdings LLC Agreement. For the avoidance of doubt, if this Agreement is terminated, any elections hereunder shall be null and void ab initio, and neither the Stockholders nor Company will be required to consummate any Exchange or Redemption.

        2.    Terminations.

          (a)   Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Tax Receivable Agreement shall be irrevocably terminated at no cost to the Stockholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the

  Stockholders, the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived. Notwithstanding anything to the contrary in the Tax Receivable Agreement (including Sections 4.1(b) and 4.3 thereof), none of the Stockholders, the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Holdings, Parent or any of their respective Subsidiaries shall have any payment or other obligations under the Tax Receivable Agreement resulting from the consummation of the transactions contemplated by this Agreement, the Merger Agreement or otherwise. Each of the Stockholders hereby acknowledges and agrees that it is foregoing substantial economic, financial and pecuniary benefits from terminating the Tax Receivable Agreement pursuant hereto and it is doing so voluntarily and with a full understanding that it is foregoing such benefits without receipt of any payments or other consideration therefor. Each of Company and Parent hereby acknowledges and agrees that the substantial economic, financial and pecuniary benefits that the Stockholders are foregoing as a result of the termination of the Tax Receivable Agreement pursuant hereto is conferring substantial economic, financial and pecuniary benefits to Company and its stockholders.

          (b)   Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Registration Rights Agreement shall be irrevocably terminated at no cost to the Stockholders, the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Stockholders, the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived.

          (c)   Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, all agreements (other than (i) the Holdings LLC Agreement, (ii) the Support Agreement, (iii) this Agreement, (iv) the Indemnity Agreements set forth in Section 6.5 of the Company Disclosure Schedule, (v) the Company Certificate and the Company Bylaws, and (vi) arrangements providing for the payment or reimbursement of costs and expenses incurred by any director of Company in his or her capacity as such, which director is also an affiliate of a Stockholder (the agreements and arrangements referred to in this parenthetical being referred to herein as the "Excepted Agreements")) between the Stockholders or their affiliates, on the one hand, and Company and any of its Subsidiaries, on the other hand (such agreements, the "Related Party Agreements"), shall be irrevocably terminated at no cost to the Stockholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Stockholders, Company and the Surviving Corporation and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived. Schedule 1 to this Agreement sets forth a true and complete list of all Related Party Agreements.

          (d)   In consideration of the mutual agreements herein contained, effective as of the Effective Time, each of the Stockholders, on behalf of itself, its affiliates (excluding for this purpose Company and its Subsidiaries), its Subsidiaries and their respective Releasing Representatives, fully, finally and forever releases, discharges and waives any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations and actions for legal fees, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, which have arisen or may arise in the future under the Tax Receivable Agreement, the Registration Rights Agreement or the Holdings LLC Agreement against Company, the Surviving Corporation, Holdings, Parent and their respective Subsidiaries and Releasing Representatives; provided, however, that nothing contained herein shall operate to release any claims, liabilities or obligations related to, or amend, modify or terminate, (A) any term or provision of the Holdings LLC

  Agreement (as in effect as of immediately prior to the date hereof) that provides any officer or manager of Holdings, or any officer or manager of Holdings that was serving at the request of Holdings as a manager, officer, director, principal, member, employee or agent of any direct or indirect Subsidiary of Holdings, with rights of indemnification or reimbursement or advancement of expenses, including, without limitation, any term or provision set forth in Section 7.04 of the Holdings LLC Agreement (as in effect on the date hereof) to the extent applicable to any such officer or manager of Holdings, (B) any term or provision of the Holdings LLC Agreement (as in effect as of immediately prior to the Effective Time) that provides the Company, any Stockholder, the Management Representative, any LLC Optionholder or any of their respective affiliates, Subsidiaries or Releasing Representatives with rights of exculpation and/or limitation of liability (but expressly excluding any rights to indemnification, reimbursement or advancement of expenses other than as set forth in clause (A) ), including, without limitation, any term or provision set forth in any of Sections 3.01(c), 3.07, 6.09(a), 7.01(a) and 7.01(c) of the Holdings LLC Agreement (as in effect on the date hereof), (C) the Surviving Reporting Obligation (as defined below), and (D) any term or provision of the Holdings LLC Agreement (as in effect on the date hereof) that provides for the maintenance of capital accounts or the allocation of items of income, gain, loss, deduction or credit, including, without limitation, any term or provision set forth in Article V of the Holdings LLC Agreement (as in effect on the date hereof) (in the case of this clause (D), solely with respect to any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date). The terms, provisions and obligations described in clauses (A), (B), (C)  and (D) of the proviso of the immediately preceding sentence shall be collectively referred to herein as the "Continuing Provisions". The term "Releasing Representatives" means the affiliates, agents, assigns, attorneys, directors, employees, officers, owners, parents, partners, representatives, members, shareholders, heirs, auditors, consultants, predecessors, divisions, managers, trustees and advisors (including past, present and future of any and all of the foregoing) of any Party or person.

        3.    Representations and Warranties of the Stockholders.     Each Stockholder hereby represents and warrants to each other Party as follows:

          (a)    Authority; Binding Nature.    Such Stockholder has full limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Stockholder. The execution and delivery of this Agreement by such Stockholder, the performance of such Stockholder's obligations hereunder and the consummation by such Stockholder of the transactions contemplated hereby to be consummated by such Stockholder have been duly and validly authorized by all necessary limited partnership action on the part of such Stockholder. No other proceedings on the part of such Stockholder are necessary to approve this Agreement by such Stockholder or to consummate the transactions contemplated hereby to be consummated by such Stockholder. This Agreement has been duly and validly executed and delivered by such Stockholder and (assuming due authorization, execution and delivery by other Parties) constitutes a valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)    Ownership of Shares.    As of the date hereof, such Stockholder beneficially owns the number of shares of Company Class B Common Stock and LLC Units set forth opposite the name of such Stockholder on Exhibit A hereto free and clear of any proxy, voting or transfer restriction, adverse claim or other Lien (except for proxies and restrictions in favor of Parent and its designees expressly arising pursuant to the Support Agreement, transfer restrictions imposed by Holdings LLC Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). Such Stockholder has the sole power to vote

  (or cause to be voted) such shares of Company Class B Common Stock and LLC Units, the sole power to dispose of such shares of Company Class B Common Stock and LLC Units and good and valid title to such shares of Company Class B Common Stock and LLC Units. As of the date hereof, such Stockholder does not own, beneficially or of record, any securities of Holdings other than such LLC Units.

          (c)    No Conflicts.    Neither the execution and delivery of this Agreement by such Stockholder, nor the performance by such Stockholder of its obligations under this Agreement, will (i) conflict with or violate any provision of the organizational documents of such Stockholder or (ii) (A) violate any Law applicable to such Stockholder or any of its properties or assets, (B) result in the creation by such Stockholder of any Lien upon its shares of Company Class B Common Stock or LLC Units or (C) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Stockholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Stockholder is a party, or by which such Stockholder or any of its properties or assets may be bound or affected, except for, in the case of clause (ii)(C), any such violations, conflicts, losses, defaults, terminations, cancellations or accelerations that would not reasonably be expected to prevent the performance by such Stockholder of its obligations under this Agreement.

          (d)    Absence of Litigation.    As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Stockholder's knowledge, threatened against or involving or affecting, such Stockholder, its shares of Company Class B Common Stock or its LLC Units that would reasonably be expected to impair the ability of such Stockholder to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Stockholder.

          (e)    Brokers.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by Company, the Surviving Corporation, Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by Company).

        4.    [Intentionally Deleted.]

        5.    Representations and Warranties of Parent, Company and Holdings.     Parent, Company and Holdings hereby represent and warrant, severally and not jointly, to each other Party as follows (provided, that (x) the representation and warranty made in Section 5(d) shall only be made by Parent, and (y) the representations and warranties made in Section 5(e) shall only be made by Company and Holdings):

          (a)    Authority; Binding Nature.    Such Party has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Party. The execution and delivery of this Agreement by such Party, the performance of such Party's obligations hereunder and the consummation by such Party of the transactions contemplated hereby to be consummated by such Party have been duly and validly authorized by all necessary action on the part of such Party. No other proceedings on the part of such Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)    No Conflicts.    Neither the execution and delivery of this Agreement by such Party, nor the performance by such Party of its obligations under this Agreement, will (i) violate any Law applicable to such Party or any of its properties or assets, or (ii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Party is a party, or by which such Party or its respective properties or assets may be bound or affected.

          (c)    Absence of Litigation.    As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Party's knowledge, threatened against or involving or affecting, such Party that would reasonably be expected to impair the ability of such Party to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Party.

          (d)    Ownership of Equity Interests.    Parent does not own, beneficially or of record, any securities of Company or Holdings.

          (e)    LLC Units and LLC Options.    As of the date hereof, the LLC Units owned by the Stockholders (as set forth on Exhibit A) constitute all of the issued and outstanding LLC Units. As of the date hereof, there are no other Equity Interests of Holdings outstanding other than such LLC Units and LLC Options held by the LLC Optionholders.

        6.    Tax Matters.

          (a)   The Parties agree to treat the Specified Exchange as (i) a taxable transaction for U.S. federal income Tax purposes (and state, local, and foreign income Tax purposes, where applicable) that is treated in the manner set forth in Revenue Ruling 99-6, 1999-1 C.B. 432 (Situation 1); and (ii) permitting an adjustment to the basis in Holdings' assets under Section 1012 of the Code (or any corresponding or similar provision of state, local or foreign Tax Law).

          (b)   The Parties agree that, within thirty (30) days of the date hereof and no later than ten (10) days prior to the Closing Date, with prior written notification to Parent and the Stockholders, Company (or its agent) will determine the allocation of (i) the fair market value of the shares of Company Class A Common Stock to be received in the Specified Exchange (based upon the dollar amount of the Merger Consideration), and (ii) any other amounts treated as consideration for U.S. federal income Tax purposes, among the assets of Holdings in accordance with Section 1060 of the Code (the "Allocation"). The Allocation shall be part of this Agreement. Following the Closing Date, neither Parent, Company nor Holdings shall amend or otherwise modify the Allocation without the prior written consent of the Stockholders.

          (c)   Following the Effective Time, Parent shall prepare or cause to be prepared and, subject to the remaining provisions of this Section 6(c), file or cause to be filed prior to the due date therefor, all Tax Returns for Holdings and its Subsidiaries for any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date, in either such case that are filed after the Closing Date, and the appropriate officer of Holdings or such Subsidiary shall sign and timely file same. All Tax Returns to be prepared by Parent pursuant to this Section 6(c) shall be prepared in a manner consistent with the pre-Closing practices of Holdings and its Subsidiaries. With respect to all Tax Returns to be prepared by Parent pursuant to this Section 6(c), (i) Parent shall provide the Stockholders with drafts of such Tax Returns at least forty-five (45) days prior to the due date for filing such Tax Returns, (ii) at least fifteen (15) days prior to the due date for the filing of such Tax Returns, the Stockholders shall notify Parent of the existence of any objection the Stockholders may have to any items, calculations or other matters set forth on such draft Tax Returns, and (iii) if, after consulting in good faith, Parent and the Stockholders are unable to resolve such objection(s) in a mutually agreeable manner, such objection(s) shall be referred to an independent accounting firm mutually acceptable to Parent and the Stockholders for resolution on a basis consistent with the pre-Closing practices of Holdings and its Subsidiaries with respect to such items, calculations or other matters.

          (d)   The Parties acknowledge and agree that any deductions or other Tax benefits attributable to Holdings and/or any of its Subsidiaries and related to the transactions contemplated by the Merger Agreement (including any deductions or other Tax benefits attributable to the payment of any amounts to employees or other service providers, lenders or otherwise, whether or not any such amounts are actually paid on the Closing Date) will be reported on Holdings' final partnership Tax Return for its taxable period ending on the Closing Date.

          (e)   Parent and Company shall not initiate any claim for refund or amend any Tax Return in a manner which could adversely affect any of the Stockholders without the prior written consent of the Stockholders.

          (f)    If (i) there shall be any inquiry, claim, assessment, audit, administrative or judicial proceeding, or similar event with respect to the Allocation or Taxes or any Tax matter relating, or with respect to, any taxable period of Holdings or any of its Subsidiaries ending on or before the Closing Date, or any taxable period of Holdings or any of its Subsidiaries beginning before the Closing Date and ending after the Closing Date (any of the foregoing, a "Tax Matter"), and (ii) any such Tax Matter (or the resolution thereof) could adversely affect any of the Stockholders, then Parent shall (x) keep the Stockholders reasonably and timely informed with respect to such Tax Matter, (y) in good faith, allow the Stockholders to make comments to Parent regarding the conduct of or positions taken in any such Tax Matter and (z) not enter into any settlement or compromise with respect to such Tax Matter without the prior written consent of the Stockholders.

          (g)   Company shall and, following the Merger, Parent will cause Company and the Surviving Corporation to, comply with the obligations of Company under (i) Section 8.03 of the Holdings LLC Agreement as in effect as of the date hereof and (ii) the second and third sentences of Section 9.01 of the Holdings LLC Agreement as in effect as of the date hereof (such obligations, collectively, the "Surviving Reporting Obligation"). Effective immediately following the Effective Time, Company, the Surviving Corporation and Holdings shall have no further obligations or liabilities (other than obligations and/or liabilities under or with respect to the Continuing Provisions) to the Stockholders pursuant to or in respect of the Holdings LLC Agreement and the Surviving Company may amend, restate or terminate the Holdings LLC Agreement in its sole discretion; provided, however, that the Continuing Provisions shall continue in full force and effect, and the Stockholders and their respective Releasing Representatives, shall continue to have the benefits thereof, notwithstanding any such amendment, restatement or termination.

          (h)   The Parties agree to file all Tax Returns (including IRS Form 8594 or any other applicable form) consistently with this Section 6.

          (i)    The Parties acknowledge and agree that the fair market value of the shares of Company Class A Common Stock to be received in the Specified Exchange shall be determined based upon the dollar amount of the Merger Consideration and that the "Common Unit Redemption Price" (as defined in the Holdings LLC Agreement) is inapplicable to a Share Settlement (as defined in the Holdings LLC Agreement).

        7.    Miscellaneous.

          (a)    Term.    This Agreement shall remain in full force and effect unless and until the Support Agreement is terminated in accordance with its terms (except for a termination of the Support

  Agreement on account of the consummation of the Merger). In the event that the Merger Agreement is terminated in accordance with its terms, (i) this Agreement shall automatically and immediately terminate and be of no further force and effect, all without the need for any further action of the part of (or notice to) any person and (ii) there shall be no liability or obligation hereunder on the part of any Party or any of their respective affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns. Without limiting the immediately preceding sentence, if this Agreement is terminated then the Stockholders shall not be required to consummate the Specified Exchange. None of the representations or warranties made by any Party in Section 3 or Section 5 hereof, as applicable, shall survive the termination of this Agreement or the Effective Time.

          (b)    Further Actions.    Following the date hereof, the Parties shall take all actions reasonably necessary and execute and deliver all documents and instruments to each other and third parties (including Company's stock transfer agent) reasonably requested by a Party to give effect to the transactions contemplated hereby immediately prior to the Effective Time. The Parties agree that the Effective Time shall not occur until such time as all of the transactions contemplated by Sections 1 and 2 have become effective.

          (c)    Amendments and Waivers.    Except for amendments to Exhibit A as contemplated by Section 1 (a), this Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          (d)    Counterparts.    This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

          (e)    Applicable Law; Jurisdiction; Waiver of Jury Trial.    This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof. Each Party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding that is given in accordance with Section 7(f) or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND

  AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7(e).

          (f)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given or received (i) when personally delivered, (ii) on the date sent by email of a "portable document format" (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

          (i)    if to either Stockholder, to:

            c/o Wayzata Investment Partners LLC
            701 East Lake Street, Suite 300
            Wayzata, MN 55391
            Attention: Ray Wallander, Esq.
            Email: rwallander@wayzpartners.com

            With a copy (which shall not constitute notice) to:

            Stroock & Stroock & Lavan LLP
            180 Maiden Lane
            New York, NY 10038-4982
            Attention: Matthew A. Schwartz, Esq.
            Email: mschwartz@stroock.com

    (ii)    if to Company or Holdings, to:

             Neff Corporation
             3750 NW 87th Avenue
             Suite 400
             Miami, Florida 33178-2433
             Attention: Mark Irion
             Email: MIrion@Neffcorp.com

             With a copy (which shall not constitute notice) to:

             Akin Gump Strauss Hauer & Feld LLP
             One Bryant Park
             Bank of America Tower
             New York, New York 10036-6745
             Attention: Daniel I. Fisher
                                Zachary N. Wittenberg
             Email: dfisher@akingump.com
                          zwittenberg@akingump.com

    (iii)    if to Parent, to:

              H&E Equipment Services
              7500 Pecue Ln
              Baton Rouge, LA 70809
              Attention: John Engquist
              Email: jengquist@he-equipment.com

              With a copy (which shall not constitute notice) to:

              Dechert LLP
              1095 Avenue of the Americas
              New York, New York 10036-6797
              Attention: Derek M. Winokur
              Email: Derek.Winokur@dechert.com

          (g)    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings.

          (h)    Assignment; Third Party Beneficiaries; Transferees.    Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent may assign this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns and any transferee of LLC Units owned by either of the Stockholders. Any transferee in a Permitted Transfer (as defined in the Support Agreement) of LLC Units owned by either of the Stockholders shall execute and deliver to Parent a written agreement, in form and substance reasonably acceptable to Parent, obligating such transferee to be bound by the terms of this Agreement with respect to such LLC Units. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the Parties and, solely with respect to Section 7(k) hereof, the No Recourse Parties (as defined below)) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

          (i)    Severability.    The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

          (j)    Enforcement.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the Parties may not have an adequate remedy at Law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, (ii) an award of performance is not an appropriate remedy for any reason at Law or equity, and (iii) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

          (k)    Non-Recourse.    Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Stockholders may be partnerships, the Parties covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, affiliates, limited partners, general partners, members, managers, employees, stockholders or equity holders of any Stockholder, or any former, current or future directors, officers, agents, affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a "No Recourse Party"), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          (l)    Obligations Several.    The obligations of the Stockholders under this Agreement shall be several and not joint and several.

          (m)    Certain Acknowledgments.    Parent, Holdings and Company hereby irrevocably acknowledge and agree that:

              (i)  the consummation of the Specified Exchange by each of the Stockholders shall be exempt from the operation of Section 16(b) of the Exchange Act; and

             (ii)  the fair market value of each of the LLC Units owned by each of the Stockholders that are exchanged for shares of Company Class A Common Stock pursuant to the Specified Exchange is equal to the Merger Consideration and, as such, there is no profit or gain realized by any of the Stockholders upon the sale or other disposition of any such shares of Company Class A Common Stock pursuant to the Merger.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.
By:	/s/ JOHN ENGQUIST
	Name:	John Engquist
	Title:	Chief Executive Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

NEFF CORPORATION
By:	/s/ MARK IRION
	Name:	Mark Irion
	Title:	Chief Financial Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

NEFF HOLDINGS, LLC
By:	Neff Corporation, its managing member
By:	/s/ MARK IRION
	Name:	Mark Irion
	Title:	Chief Financial Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

STOCKHOLDERS:
WAYZATA OPPORTUNITIES FUND II, L.P.
By:	WOF II GP, L.P., its General Partner
By:	WOF II GP, LLC, its General Partner
By:	/s/ PATRICK J. HALLORAN
	Name:	Patrick J. Halloran
	Title:	Authorized Signatory

[Signature Page for Exchange and Tax Receivable Termination Agreement]

WAYZATA OPPORTUNITIES FUND OFFSHORE II, L.P.
By:	Wayzata Offshore GP, II, LLC, its General Partner
By:	/s/ PATRICK J. HALLORAN
	Name:	Patrick J. Halloran
	Title:	Authorized Signatory

[Signature Page for Exchange and Tax Receivable Termination Agreement]

 Exhibit A

Stockholder	Number of LLC Units	Number of shares of Class B Common Stock	Number of shares of Class A Common Stock
Wayzata Opportunities Fund II, L.P.	14,585,304	14,585,304	14,585,304
Wayzata Opportunities Fund Offshore II, L.P.	366,321	366,321	366,321

 Schedule 1

Related Party Agreements

Excepted Agreements

 Annex D

EXCHANGE AND TERMINATION AGREEMENT

        This Exchange and Termination Agreement (this "Agreement"), is entered into as of July 14, 2017, by and among H&E Equipment Services, Inc., a Delaware corporation ("Parent"), Neff Corporation ("Company"), Neff Holdings LLC ("Holdings"), the holders of LLC Options (the "LLC Optionholders") and Mark Irion (the "Management Representative"). The parties to this Agreement are referred to herein as the "Parties" or, each individually, a "Party." Any capitalized terms used but not defined herein shall have the meanings set forth in the Agreement and Plan of Merger (the "Merger Agreement"), dated as of the date hereof, by and among Parent, Company, and Yellow Iron Merger Co., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), as the Merger Agreement is in effect on the date hereof.

RECITALS

        WHEREAS, Company and Wayzata Opportunities Fund II, L.P. ("Opportunities Fund"), Wayzata Opportunities Fund Offshore II, L.P. ("Opportunities Fund Offshore" and, together with Opportunities Fund, the "Stockholders" and each individually, a "Stockholder"), are parties to that certain Second Amended and Restated Limited Liability Company Agreement of Holdings, dated as of November 26, 2014 (as amended, the "Holdings LLC Agreement"), pursuant to which, among other things, the parties thereto provided for Holdings to redeem, upon notice therefor by a Stockholder, Common Units of Holdings ("LLC Units") owned by such Stockholder in exchange for shares of Company Class A Common Stock or for cash (a "Redemption");

        WHEREAS, in the event that a holder of LLC Units exercises its right to require Holdings to effect a Redemption, Company has the right to elect to require that such holder exchange its LLC Units subject to such Redemption directly with Company for an equal number of shares of Company Class A Common Stock or for cash (any such exchange, an "Exchange");

        WHEREAS, Company, the Stockholders, the LLC Optionholders, the Management Representative and other members of Holdings from time to time are parties to (a) that certain Tax Receivable Agreement, dated as of November 26, 2014 (as amended, the "Tax Receivable Agreement"), pursuant to which Company is obligated to make payments to certain parties thereto based on the reduction of Company's liability for U.S. federal, state and local income and franchise taxes arising from adjustments to Holdings' basis in its assets and imputed interest and (b) that certain Registration Rights Agreement, dated as of November 26, 2014 (as amended, the "Registration Rights Agreement"), pursuant to which such parties are entitled to certain rights with respect to the registration of shares of Company Class A Common Stock issuable in an Exchange or a Redemption;

        WHEREAS, simultaneous with the execution and delivery of this Agreement, Company, Parent and Merger Sub are entering into the Merger Agreement, pursuant to which Merger Sub will be merged with and into Company, with Company surviving that merger (the "Merger"); and

        WHEREAS, immediately prior to the effective time of the Merger, the Parties intend for (a) the Tax Receivable Agreement to be terminated by the parties thereto, (b) the Registration Rights Agreement to be terminated by the parties thereto, and (c)(i) the LLC Options to be exercised on a cashless basis immediately prior to the Effective Time for LLC Units and (ii) the LLC Optionholders to effect an Exchange of all such LLC Units resulting from the exercise of their respective LLC Options directly with Company for an equal number of shares of Company Class A Common Stock.

        NOW, THEREFORE, in consideration of the foregoing and of the representations, warranties, covenants and agreements contained in this Agreement, the Parties, intending to be legally bound, agree as follows:

        1.    Exchange and Exercise.

          (a)   Immediately prior to the Effective Time (but immediately after the Specified LLC Option Exercise (as defined below)) and pursuant to Sections 11.01 through 11.03 of the Holdings LLC Agreement, all of the LLC Units owned by each of the LLC Optionholders (after giving effect to the Specified LLC Option Exercise) shall be exchanged directly with Company on a one-for-one basis for shares of Company Class A Common Stock (the "Resulting Shares") (each such Exchange shall be collectively referred to herein as the "Specified Exchange").

          (b)   Immediately prior to the Effective Time and simultaneous with the consummation of the Specified Exchange, Company shall (i) issue to each of the LLC Optionholders such LLC Optionholder's Resulting Shares and (ii) duly deliver to each LLC Optionholder a certificate issued in the name of such LLC Optionholder representing such LLC Optionholder's Resulting Shares, duly executed by the appropriate officers of Company and duly recorded on the books of Company or its transfer agent in the name of such LLC Optionholder. Company covenants that all shares of Company Class A Common Stock issuable to the LLC Optionholders in the Specified Exchange will, upon issuance, be validly issued, fully paid and non-assessable, free and clear of all taxes and Liens of any kind (except for transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws).

          (c)   The LLC Optionholders, Holdings and Company hereby (i) agree that this Agreement shall constitute the Redemption Notice, the Contribution Notice and the Exchange Election Notice for a Share Settlement pursuant to the Holdings LLC Agreement and (ii) irrevocably waive any notice periods required or permitted by the Holdings LLC Agreement in connection with the Specified Exchange and any obligation to deliver any other notices or elections thereunder. Subject to Section 6(a) hereof, the LLC Optionholders, Holdings and Company hereby irrevocably waive the right to, as applicable, deliver a Retraction Notice or otherwise revoke the Redemption Notice, Contribution Notice or Exchange Election Notice. Company irrevocably agrees that the Specified Exchange will be a Direct Exchange made by means of a Share Settlement. Any capitalized terms used but not defined in this Section 1(c) shall have the meanings set forth in the Holdings LLC Agreement. For the avoidance of doubt, if this Agreement is terminated, any elections hereunder shall be null and void ab initio, and neither the LLC Optionholders nor Company will be required to consummate any Exchange or Redemption.

          (d)   Immediately prior to the consummation of the Specified Exchange, each LLC Option held by an LLC Optionholder that is outstanding and unexercised as of immediately prior to the Specified Exchange shall be exercised on a cashless basis (each such exercise shall be collectively referred to herein as the "Specified LLC Option Exercise") and the number of LLC Units issued to each LLC Optionholder upon such exercise shall be reduced by the number of LLC Units having a value (equal to the Merger Consideration) equal to the sum of the aggregate exercise price of the LLC Options being exercised by such LLC Optionholder plus the minimum Tax withholding required in connection with the exercise of the LLC Options held by such LLC Optionholder (with such LLC Units so withheld to pay such exercise price and Tax withholding to be treated as if they were provided to the applicable LLC Optionholder). For the avoidance of doubt, if this Agreement is terminated, neither the LLC Optionholders nor Holdings will be required to consummate the Specified LLC Option Exercise.

        2.    Terminations.

          (a)   Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Tax Receivable Agreement shall be irrevocably terminated at no cost to the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived. Notwithstanding anything to the contrary in the Tax Receivable Agreement (including Sections 4.1(b) and 4.3 thereof), none of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Holdings, Parent or any of their respective Subsidiaries shall have any payment or other obligations under the Tax Receivable Agreement resulting from the consummation of the transactions contemplated by this Agreement, the Merger Agreement or otherwise. Each of Company and Parent hereby acknowledges and agrees that the substantial economic, financial and pecuniary benefits that the Stockholders are foregoing as a result of the termination of the Tax Receivable Agreement pursuant hereto is conferring substantial economic, financial and pecuniary benefits to Company and its stockholders.

          (b)   Effective immediately prior to the Effective Time, without the requirement for any further action by any of the Parties, the Registration Rights Agreement shall be irrevocably terminated at no cost to the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent or any of their respective Subsidiaries and shall be of no further force or effect, and all liabilities of the Management Representative, the LLC Optionholders, Company, the Surviving Corporation, Parent and their respective Subsidiaries relating thereto shall be irrevocably cancelled, extinguished and waived.

          (c)   In consideration of the mutual agreements herein contained, effective as of the Effective Time, the Management Representative and the LLC Optionholders, each on behalf of itself and its respective affiliates (excluding for this purpose Company and its Subsidiaries) and Releasing Representatives, fully, finally and forever releases, discharges and waives any and all civil actions, causes of action, claims, costs of suit, counterclaims, debts, demands, judgments, liabilities, obligations and actions for legal fees, in law or in equity, known or unknown, asserted or not, existing or not, of whatever kind or nature, in any jurisdiction, including in arbitration proceedings or any other forum, which have arisen or may arise in the future under the Tax Receivable Agreement, the Registration Rights Agreement or the Holdings LLC Agreement against Company, the Surviving Corporation, Holdings, Parent and their respective Subsidiaries and Releasing Representatives; provided, however, that nothing contained herein shall operate to release any claims, liabilities or obligations related to, or amend, modify or terminate, (A) any term or provision of the Holdings LLC Agreement (as in effect as of immediately prior to the date hereof) that provides any officer or manager of Holdings, or any officer or manager of Holdings that was serving at the request of Holdings as a manager, officer, director, principal, member, employee or agent of any direct or indirect Subsidiary of Holdings, with rights of indemnification or reimbursement or advancement of expenses, including, without limitation, any term or provision set forth in Section 7.04 of the Holdings LLC Agreement (as in effect on the date hereof) to the extent applicable to any such officer or manager of Holdings, (B) any term or provision of the Holdings LLC Agreement (as in effect as of immediately prior to the Effective Time) that provides the Company, the Management Representative, any LLC Optionholder or any of their respective affiliates, Subsidiaries or Releasing Representatives with rights of exculpation and/or limitation of liability (but expressly excluding any rights to indemnification, reimbursement or advancement of expenses other than as set forth in clause (A)), including, without limitation, any term or provision set forth in any of Sections 3.01(c), 3.07, 6.09(a), 7.01(a) and 7.01(c) of the Holdings LLC Agreement (as in effect on the date hereof), (C) the Surviving Reporting Obligation (as defined below), and (D) any term or provision of the Holdings LLC Agreement (as in effect on the date hereof) that provides for the maintenance of capital accounts or the allocation of items of income, gain, loss, deduction or credit, including, without limitation, any term or provision set forth in Article V of the Holdings LLC Agreement (as in effect on the date hereof) (in the case of this clause (D), solely with respect to any taxable period ending on or before the Closing Date, or any taxable period beginning before the Closing Date and ending after the Closing Date). The terms, provisions and obligations described in clauses (A), (B), (C) and (D) of the proviso of the immediately preceding sentence shall be collectively referred to herein as the "Continuing Provisions". The term "Releasing Representatives" means the affiliates, agents, assigns, attorneys, directors, employees, officers, owners, parents, partners, representatives, members, shareholders, heirs, auditors, consultants, predecessors, divisions, managers, trustees and advisors (including past, present and future of any and all of the foregoing) of any Party or person.

        3.    Representations and Warranties of the LLC Optionholders.     Each of the LLC Optionholders hereby represents and warrants to each other Party as follows:

          (a)    Authority; Binding Nature.    Such LLC Optionholder has full power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such LLC Optionholder. The execution and delivery of this Agreement by such LLC Optionholder, the performance of such LLC Optionholder's obligations hereunder and the consummation by such LLC Optionholder of the transactions contemplated hereby to be consummated by such LLC Optionholder have been duly and validly authorized by all necessary action on the part of such LLC Optionholder. No other proceedings on the part of such LLC Optionholder are necessary to approve this Agreement by such LLC Optionholder or to consummate the transactions contemplated hereby to be consummated by such LLC Optionholder. This Agreement has been duly and validly executed and delivered by such LLC Optionholder and (assuming due authorization, execution and delivery by the other Parties) constitutes a valid and binding obligation of such LLC Optionholder, enforceable against such LLC Optionholder in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)    Ownership of LLC Options.    As of the date hereof, such LLC Optionholder beneficially owns LLC Options set forth opposite the name of such LLC Optionholder on Exhibit A hereto free and clear of any proxy, voting or transfer restriction, adverse claim or other Lien (except for transfer restrictions imposed by Holdings LLC Agreement and transfer restrictions of general applicability as may be provided under the Securities Act and state securities laws). As of the date hereof, the LLC Options set forth opposite the name of such LLC Optionholder on Exhibit A hereto entitle such LLC Optionholder, upon exercise (and prior to giving effect to withholding for exercise price and taxes as contemplated by Section 1(d)), to the number of LLC Units set forth opposite the name of such LLC Optionholder on Exhibit A hereto. Such LLC Optionholder has the sole power to dispose of its LLC Options and good and valid title to such LLC Options. As of the date hereof, such LLC Optionholder does not own any securities of Holdings other than such LLC Options (for the avoidance of doubt, excluding securities of Holdings indirectly held by virtue of owning shares of Class A Common Stock).

          (c)    No Conflicts.    Neither the execution and delivery of this Agreement by such LLC Optionholder, nor the performance by such LLC Optionholder of its obligations under this Agreement, will (i) violate any Law applicable to such LLC Optionholder or any of its properties or assets, (ii) result in the creation by such LLC Optionholder of any Lien upon its LLC Options or (iii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such LLC Optionholder under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such LLC Optionholder is a party, or by which such LLC Optionholder or any of its properties or assets may be bound or affected, except for, in the case of clause (iii), any such violations, conflicts, losses, defaults, terminations, cancellations or accelerations that would not reasonably be expected to prevent the performance by such LLC Optionholder of its obligations under this Agreement.

          (d)    Absence of Litigation.    As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such LLC Optionholder's knowledge, threatened against or involving or affecting, such LLC Optionholder or its LLC Options that would reasonably be expected to impair the ability of such LLC Optionholder to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such LLC Optionholder.

          (e)    Brokers.    No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission that is payable by Company, the Surviving Corporation, Parent or any of their respective Subsidiaries in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such LLC Optionholder (excluding, for the avoidance of doubt, any such broker, investment banker, financial advisor or other Person retained or engaged by Company).

        4.    Representations and Warranties of Parent, Company, Holdings and the Management Representative.     Parent, Company, Holdings and the Management Representative hereby represent and warrant, severally and not jointly, to each other Party as follows (provided, that (x) the representation and warranty made in Section 4(d) shall only be made by Parent, and (y) the representations and warranties made in Section 4(e) shall only be made by Company and Holdings):

          (a)    Authority; Binding Nature.    Such Party has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby to be consummated by such Party. The execution and delivery of this Agreement by such Party, the performance of such Party's obligations hereunder and the consummation by such Party of the transactions contemplated hereby to be consummated by such Party have been duly and validly authorized by all necessary action on the part of such Party. No other proceedings on the part of such Party are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms (except in all cases as such enforceability may be limited by the Enforceability Exceptions).

          (b)    No Conflicts.    Neither the execution and delivery of this Agreement by such Party, nor the performance by such Party of its obligations under this Agreement, will (i) violate any Law applicable to such Party or any of its properties or assets, or (ii) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, or accelerate the performance required by such Party under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, permit, lease, agreement or other instrument or obligation to which such Party is a party, or by which such Party or its respective properties or assets may be bound or affected.

          (c)    Absence of Litigation.    As of the date hereof, there is no suit, action, investigation, claim or proceeding pending or, to such Party's knowledge, threatened against or involving or affecting, such Party that would reasonably be expected to impair the ability of such Party to perform fully its obligations hereunder or to consummate on a timely basis the transactions contemplated hereby to be consummated by such Party.

          (d)    Ownership of Equity Interests.    Parent does not own, beneficially or of record, any securities of Company or Holdings.

          (e)    LLC Units and LLC Options.    As of the date hereof, the LLC Options owned by each of the LLC Optionholders (as set forth on Exhibit A) constitute all of the issued and outstanding LLC Options. As of the date hereof, there are no other Equity Interests of Holdings outstanding other than such LLC Options and LLC Units owned by the Stockholders.

        5.    Tax Matters.

        Company shall and, following the Merger, Parent will cause Company and the Surviving Corporation to, comply with the obligations of Company under (i) Section 8.03 of the Holdings LLC Agreement as in effect as of the date hereof and (ii) the second and third sentences of Section 9.01 of the Holdings LLC Agreement as in effect as of the date hereof (such obligations, collectively, the "Surviving Reporting Obligation"). Effective immediately following the Effective Time, Company, the Surviving Corporation and Holdings shall have no further obligations or liabilities (other than obligations and/or liabilities under or with respect to the Continuing Provisions) to the LLC Optionholders or the Management Representative pursuant to or in respect of the Holdings LLC Agreement and the Surviving Company may amend, restate or terminate the Holdings LLC Agreement in its sole discretion; provided, however, that the Continuing Provisions shall continue in full force and effect.

        6.    Miscellaneous.

          (a)    Term.    This Agreement shall remain in full force and effect unless and until the Support Agreement is terminated in accordance with its terms (except for a termination of the Support Agreement on account of the consummation of the Merger). In the event that the Merger Agreement is terminated in accordance with its terms, (i) this Agreement shall automatically and immediately terminate and be of no further force and effect, all without the need for any further action of the part of (or notice to) any person and (ii) there shall be no liability or obligation hereunder on the part of any Party or any of their respective affiliates, or any of their respective managers, directors, stockholders, members, partners, officers, employees, agents, consultants, accountants, attorneys, investment bankers, financial advisors, representatives, successors or assigns. Without limiting the immediately preceding sentence, if this Agreement is terminated then the Stockholders shall not be required to consummate the Specified Exchange. None of the representations or warranties made by any Party in Section 3 or Section 4 hereof, as applicable, shall survive the termination of this Agreement or the Effective Time.

          (b)    Further Actions.    Following the date hereof, the Parties shall take all actions reasonably necessary and execute and deliver all documents and instruments to each other and third parties (including Company's stock transfer agent) reasonably requested by a Party to give effect to the transactions contemplated hereby immediately prior to the Effective Time. The Parties agree that the Effective Time shall not occur until such time as all of the transactions contemplated by Sections 1 and 2 have become effective.

          (c)    Amendments and Waivers.    This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each of the Parties. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. Any agreement on the part of a Party to any such waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          (d)    Counterparts.    This Agreement may be executed in two or more counterparts (including by facsimile or other electronic means, including signatures received as a .pdf attachment to electronic mail), all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Parties, it being understood that all Parties need not sign the same counterpart.

          (e)    Applicable Law; Jurisdiction; Waiver of Jury Trial.    This Agreement, and any Action, dispute or other controversy arising out of or relating hereto shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without regard to any applicable conflicts of law principles thereof. Each Party agrees that any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby shall be brought, heard, tried and determined exclusively in the Chosen Courts, and, solely in connection with claims arising under this Agreement or the transactions that are the subject of this Agreement, (i) irrevocably and unconditionally submits to the exclusive jurisdiction of the Chosen Courts, (ii) irrevocably and unconditionally waives any objection to laying venue in any such action or proceeding in the Chosen Courts, (iii) irrevocably and unconditionally waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any Party and (iv) agrees that service of process upon such Party in any such action or proceeding that is given in accordance with Section 6(f) or in such other manner as may be permitted by applicable Law, shall be valid, effective and sufficient service thereof. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY SUIT, ACTION OR OTHER PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT: (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY SUCH ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(e).

          (f)    Notices.    All notices and other communications hereunder shall be in writing and shall be deemed duly given or received (i) when personally delivered, (ii) on the date sent by email of a "portable document format" (.pdf) document (so long as written notice of such transmission is sent within two (2) business days thereafter by another delivery method hereunder) or (iii) one (1) business day following the date sent if such notice is sent by FedEx or another nationally recognized overnight delivery service. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the Party to receive such notice:

    (i)    if to Company or Holdings, to:

            Neff Corporation
            3750 NW 87th Avenue
            Suite 400
            Miami, Florida 33178-2433
            Attention: Mark Irion
            Email: MIrion@Neffcorp.com

            With a copy (which shall not constitute notice) to:

            Akin Gump Strauss Hauer & Feld LLP
            One Bryant Park
            Bank of America Tower
            New York, New York 10036-6745
            Attention: Daniel I. Fisher
                               Zachary N. Wittenberg
            Email: dfisher@akingump.com
                        zwittenberg@akingump.com

    (ii)    if to Parent, to:

             H&E Equipment Services
             7500 Pecue Ln
             Baton Rouge, LA 70809
             Attention: John Engquist
             Email: jengquist@he-equipment.com

             With a copy (which shall not constitute notice) to:

             Dechert LLP
             1095 Avenue of the Americas
             New York, New York 10036-6797
             Attention: Derek M. Winokur
             Email: Derek.Winokur@dechert.com

    (iii)    if to the Management Representative or an LLC Optionholder, to:

              Neff Corporation
              3750 N.W. 87111 Avenue, Suite 400
              Miami, Florida 33178
              Attn: Chief Financial Officer
              Facsimile: (305) 513-4156
              E-mail: mirion@neffcorp.com

          (g)    Entire Agreement.    This Agreement (including the documents and the instruments referred to herein) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings.

          (h)    Assignment; Third Party Beneficiaries; Transferees.    Neither this Agreement nor any of the rights, interests or obligations shall be assigned by any of the Parties (whether by operation of Law or otherwise) without the prior written consent of the other Parties; provided that Parent may assign this Agreement to one or more of its direct or indirect wholly-owned subsidiaries. No assignment shall relieve the assigning party of any of its obligations hereunder. Any purported assignment in contravention hereof shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and permitted assigns. This Agreement (including the documents and instruments referred to herein) is not intended to and does not confer upon any Person (other than the Parties and, solely with respect to Section 6(k) hereof, the No Recourse Parties (as defined below)) any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

          (i)    Severability.    The provisions of this Agreement shall be deemed severable. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction or the application of that provision, in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction such that a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision.

          (j)    Enforcement.    The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached and that the Parties may not have an adequate remedy at Law in the event that any of the obligations of this Agreement were not performed in accordance with its specific terms or otherwise breached. Accordingly, the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at Law or in equity, including monetary damages. Each of the Parties hereby further waives (i) any defense in any action for specific performance that a remedy at Law would be adequate, (ii) an award of performance is not an appropriate remedy for any reason at Law or equity, and (iii) any requirement under any Law to post security or a bond or similar undertaking as a prerequisite to obtaining equitable relief.

          (k)    Non-Recourse.    Notwithstanding anything that may be expressed or implied in this Agreement, and notwithstanding the fact that the Stockholders may be partnerships, the Parties covenant, agree and acknowledge that no recourse under this Agreement shall be had against any former, current or future directors, officers, agents, affiliates, limited partners, general partners, members, managers, employees, stockholders or equity holders of any Stockholder, or any former, current or future directors, officers, agents, affiliates, employees, general or limited partners, members, managers, employees, stockholders or equity holders of any of the foregoing, as such (any such Person, a "No Recourse Party"), whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any No Recourse Party for any obligation of any Stockholder under this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

          (l)    Obligations Several.    The obligations of the LLC Optionholders under this Agreement shall be several and not joint and several.

          (m)    Certain Acknowledgments.    Parent, Holdings and Company hereby irrevocably acknowledge and agree that:

              (i)  the consummation of the Specified Exchange by each of the LLC Optionholders shall be exempt from the operation of Section 16(b) of the Exchange Act; and

             (ii)  the fair market value of each of the LLC Units owned each of the LLC Optionholders that are exchanged for shares of Company Class A Common Stock pursuant to the Specified Exchange is equal to the Merger Consideration and, as such, there is no profit or gain realized by any of the LLC Optionholders upon the sale or other disposition of any such shares of Company Class A Common Stock pursuant to the Merger.

[SIGNATURE PAGE FOLLOWS]

        IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

H&E EQUIPMENT SERVICES, INC.
By:	/s/ JOHN ENGQUIST
	Name:	John Engquist
	Title:	Chief Executive Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

NEFF CORPORATION
By:	/s/ MARK IRION
	Name:	Mark Irion
	Title:	Chief Financial Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

NEFF HOLDINGS, LLC
By: Neff Corporation, its managing member
By:	/s/ MARK IRION
	Name:	Mark Irion
	Title:	Chief Financial Officer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ GRAHAM HOOD Graham Hood

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ JAMES CONTINENZA James Continenza

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ MARK IRION Mark Irion

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ ROBERT SINGER Robert Singer

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ STEVE MICHAELS Steve Michaels

[Signature Page for Exchange and Tax Receivable Termination Agreement]

/s/ WESTLEY PARKS Westley Parks

[Signature Page for Exchange and Tax Receivable Termination Agreement]

MANAGEMENT REPRESENTATIVE: Mark Irion
/s/ MARK IRION

[Signature Page for Exchange and Tax Receivable Termination Agreement]

 Exhibit A

Optionholder	Number of LLC Options	Number of LLC Units(1)
Graham Hood	354,288	354,288
James Continenza	20,433	20,433
Mark Irion	211,272	211,272
Robert Singer	14,303	14,303
Steve Michaels	60,131	60,131
Westley Parks	97,510	97,510

(1)
Does not give effect to the exercise price and tax withholding contemplated by Section 1(d).

 Annex E

July 13, 2017

Special Committee of the Board of Directors
Neff Corporation
3750 N.W. 87th Avenue, Suite 400
Miami, FL 33178

Gentlemen:

        Deutsche Bank Securities Inc. ("Deutsche Bank") has acted as financial advisor to the Special Committee of the Board of Directors of Neff Corporation (the "Company") in connection with the Agreement and Plan of Merger, dated as of July 14, 2017 (the "Merger Agreement"), among the Company, H&E Equipment Services, Inc. ("Parent"), and Yellow Iron Merger Co., a subsidiary of Parent ("Merger Sub") which provides, among other things, for the merger (the "Merger") of Merger Sub with and into the Company, as a result of which the Company will become a wholly-owned subsidiary of Parent (the "Transaction"). In connection with the Transaction, (i) each of the common units (the "LLC Units") of Neff Holdings LLC not owned by the Company will be exchanged immediately prior to the Merger on a one-for-one basis for shares of Class A common stock, par value $0.01 per share (the "Company Common Stock"), of the Company, (ii) each of the options to purchase LLC Units (the "LLC Options") not owned by the Company will be exercised into LLC Units (net of withholding taxes) and such LLC Units will be exchanged immediately prior to the Merger on a one-for-one basis for shares of Company Common Stock, (iii) each share of Class B common stock, par value $0.01 per share (the "Class B Common Stock"), of the Company will be cancelled simultaneous with the exchange of LLC Units for shares of Company Common Stock described above, (iv) the Tax Receivable Agreement (as defined below) will be terminated immediately prior to the Merger without payment, and (v) as a result of the Merger, each share of Company Common Stock (including shares issued in the exchanges referred to in clauses (i) and (ii)) other than (A) shares held in the treasury of the Company or any of its subsidiaries, (B) shares owned, directly or indirectly, by Parent or Merger Sub and their respective subsidiaries and (C) dissenting shares, will be converted into the right to receive the Merger Consideration (as defined below). For purposes of this opinion, "Merger Consideration" means $21.07 subject to downward adjustment in certain circumstances, but in no case will the Merger Consideration be less than $20.63. The Merger Consideration will be the sole consideration given to and received by the holders of LLC Units, LLC Options, Class B Common Stock, Company Common Stock and the counterparties under the Tax Receivable Agreement in connection with the Transaction.

        You have requested our opinion, as investment bankers, as to the fairness of the Merger Consideration, from a financial point of view, to the holders of the outstanding shares of Company Common Stock, excluding Parent, Wayzata Investment Partners LLC and their affiliates and executive officers of the Company.

        In connection with our role as financial advisor to the Special Committee of the Board of Directors of the Company, and in arriving at our opinion, we reviewed certain publicly available financial and other information concerning the Company, and certain internal analyses, financial forecasts and other information relating to the Company prepared by management of the Company. We have also held discussions with certain senior officers and other representatives of the Company regarding the businesses and prospects of the Company. In addition, we have (i) reviewed the reported prices and trading activity for the Company Common Stock, (ii) compared certain financial and stock market information for the Company with, to the extent publicly available, similar information for certain other companies we considered relevant whose securities are publicly traded, (iii) reviewed, to the extent publicly available, the financial terms of certain business combinations which we deemed relevant, (iv) reviewed a draft dated July 13, 2017 of the Merger Agreement and certain related documents, including the Tax Receivable Agreement, dated as of November 26, 2014 (as amended, the "Tax Receivable Agreement"), by and among the Company, Wayzata Opportunities Fund II, L.P. ("Opportunities Fund"), Wayzata Opportunities Fund Offshore II, L.P. ("Opportunities Fund Offshore"), the Management Representative (as defined therein) and the LLC Optionholders (as defined therein), a draft dated July 12, 2017 of the Exchange and Termination Agreement by and among the Company, Parent, Opportunities Fund, and Opportunities Fund Offshore, a draft dated July 11, 2017 of the Exchange and Termination Agreement by and among the Company, Parent, the Management Representative (as defined therein) and the LLC Optionholders (as defined therein), and a draft dated July 12, 2017 of the Support Agreement by and among Parent, Opportunities Fund and Opportunities Fund Offshore (collectively, the "Ancillary Agreements"), and (v) performed such other studies and analyses and considered such other factors as we deemed appropriate.

        We have not assumed responsibility for independent verification of, and have not independently verified, any information, whether publicly available or furnished to us, concerning the Company, including, without limitation, any financial information considered in connection with the rendering of our opinion. Accordingly, for purposes of our opinion, we have, with your knowledge and permission, assumed and relied upon the accuracy and completeness of all such information. We have not conducted a physical inspection of any of the properties or assets, and have not prepared, obtained or reviewed any independent evaluation or appraisal of any of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities), of the Company or Parent or any of their respective subsidiaries, nor have we evaluated the solvency or fair value of the Company, Parent or any of their respective subsidiaries under any law relating to bankruptcy, insolvency or similar matters. With respect to the financial forecasts made available to us and used in our analyses, we have assumed with your knowledge and permission that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the management of the Company as to the matters covered thereby. In rendering our opinion, we express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. Our opinion is necessarily based upon economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof.

        For purposes of rendering our opinion, we have assumed with your knowledge and permission that, in all respects material to our analysis, the Transaction will be consummated in accordance with the terms of the Merger Agreement and the Ancillary Agreements, without any waiver, modification or amendment of any term, condition or agreement that would be material to our analysis. We also have assumed with your knowledge and permission that all material governmental, regulatory or other approvals and consents required in connection with the consummation of the Transaction will be obtained and that in connection with obtaining any necessary governmental, regulatory or other approvals and consents, no restrictions, terms or conditions will be imposed that would be material to our analysis. We are not legal, regulatory, tax or accounting experts and have relied on the assessments made by the Company and its other advisors with respect to such issues. Representatives of the Company have informed us, and we have further assumed with your knowledge and permission, that the final terms of the Merger Agreement and the Ancillary Agreements will not differ materially from the terms set forth in the drafts we have reviewed.

        This opinion has been approved and authorized for issuance by a Deutsche Bank fairness opinion review committee and is addressed to, and is for the use and benefit of, the Special Committee of the Board of Directors of the Company in connection with and for the purpose of its evaluation of the Transaction, as well as, in connection with the approval of the Merger Agreement and after receiving the recommendation of such approval from the Special Committee of the Board of Directors of the Company, the full Board of Directors of the Company. This opinion is limited to the fairness of the Merger Consideration, from a financial point of view, to the holders of Company Common Stock (other than Parent, Wayzata Investment Partners LLC and their affiliates and executive officers of the Company) as of the date hereof. This opinion does not address any other terms of the Transaction, the Merger Agreement or any other agreement entered into or to be entered into in connection with the Transaction. You have not asked us to, and this opinion does not, address the fairness of the Transaction, or any consideration received in connection therewith, to the other holders of any securities, creditors or other constituencies of the Company, nor does it address the fairness of the contemplated benefits of the Transaction. We express no opinion as to the merits of the underlying decision by the Company to engage in the Transaction or the relative merits of the Transaction as compared to any alternative transactions or business strategies. Nor do we express an opinion, and this opinion does not constitute a recommendation, as to how any holder of shares of Company Common Stock should vote with respect to the Transaction. In addition, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation payable to or to be received by any of the Company's officers, directors, or employees, or any class of such persons, in connection with the Transaction relative to the Merger Consideration to be received by the holders of Company Common Stock.

        We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the relative merits of the Transaction as compared to any alternative transactions or business strategies.

        Deutsche Bank will be paid a fee for its services as financial advisor to the Special Committee of the Board of Directors of the Company in connection with the Transaction, a portion of which becomes payable upon delivery of this opinion (or would have become payable if Deutsche Bank had advised the Board of Directors that it was unable to render this opinion) and a substantial portion of which is contingent upon consummation of the Transaction. The Company has also agreed to reimburse Deutsche Bank for its expenses, and to indemnify Deutsche Bank against certain liabilities, in connection with its engagement. We are an affiliate of Deutsche Bank AG (together with its affiliates, the "DB Group"). One or more members of the DB Group have, from time to time, provided, and are currently providing, investment banking, commercial banking (including extension of credit) and other financial services to Parent or its affiliates for which they have received, and in the future may receive, compensation. The DB Group may also provide investment and commercial banking services to Parent, the Company or their respective affiliates in the future, for which we would expect the DB Group to receive compensation. In the ordinary course of business, members of the DB Group may actively trade in the securities and other instruments and obligations of Parent, the Company and their respective affiliates for their own accounts and for the accounts of their customers. Accordingly, the DB Group may at any time hold a long or short position in such securities, instruments and obligations.

        Based upon and subject to the foregoing assumptions, limitations, qualifications and conditions, it is Deutsche Bank's opinion as investment bankers that, as of the date hereof, the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock, excluding Parent, Wayzata Investment Partners LLC and their affiliates and executive officers of the Company.

Very truly yours,
/s/ Deutsche Bank Securities Inc.
DEUTSCHE BANK SECURITIES INC.

 ANNEX F

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262 Appraisal rights

        (a)   Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

        (b)   Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title and, subject to paragraph (b) (3) of this section, § 251(h) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

          (1)   Provided, however, that, except as expressly provided in § 363(b) of this title, no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

          (2)   Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

            a.     Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

            b.     Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

            c.     Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

            d.     Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

          (3)   In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 251(h), § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

          (4)   In the event of an amendment to a corporation's certificate of incorporation contemplated by § 363(a) of this title, appraisal rights shall be available as contemplated by § 363(b) of this title, and the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as practicable, with the word "amendment" substituted for the words "merger or consolidation," and the word "corporation" substituted for the words "constituent corporation" and/or "surviving or resulting corporation."

        (c)   Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

        (d)   Appraisal rights shall be perfected as follows:

          (1)   If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

          (2)   If the merger or consolidation was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

        (e)   Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person's own name, file a petition or request from the corporation the statement described in this subsection.

        (f)    Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

        (g)   At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder. If immediately before the merger or consolidation the shares of the class or series of stock of the constituent corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger or consolidation for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

        (h)   After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

        (i)    The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

        (j)    The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

        (k)   From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

        (l)    The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

        8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17; 79 Del. Laws, c. 72, §§ 10, 11; 79 Del. Laws, c. 122, §§ 6, 7; 80 Del. Laws, c.265, §§ 8-11.